PROSPECTUS SUPPLEMENT DATED APRIL 30, 2007
(TO PROSPECTUS DATED FEBRUARY 28, 2007)

                           $657,045,520 (Approximate)
                         LUMINENT MORTGAGE TRUST 2007-2
                                 Issuing Entity
                Mortgage Pass-Through Certificates, Series 2007-2

 Lares Asset Securitization, Inc.,           Luminent Mortgage Capital, Inc.
          Depositor                                   Sponsor

                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator
                                ----------------

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-14 of this prospectus supplement and page 10 in the accompanying prospectus.

The certificates will represent obligations of the issuing entity only and will not represent interests in or obligations of Luminent Mortgage Capital, Inc., Lares Asset Securitization, Inc., any of their affiliates or any other entity.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any other person.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------



                 Approximate Initial        Credit Ratings:
                 -------------------        ---------------
    Class        Principal Balance ($)      S&P/Moody's
    -----        ---------------------      -----------
-----------------------------------------------------------
    I-A-1               228,552,000             AAA/Aaa
-----------------------------------------------------------
    I-A-2               139,000,000             AAA/Aaa
-----------------------------------------------------------
    I-A-3                50,000,000             AAA/Aaa
-----------------------------------------------------------
    I-A-4                47,571,000             AAA/Aaa
-----------------------------------------------------------
    I-A-5                51,680,000             AAA/Aaa
-----------------------------------------------------------
    I-B-1                11,182,000             AA/Aa2
-----------------------------------------------------------
    I-B-2                 4,636,000              A /A1
-----------------------------------------------------------
    I-B-3                 2,727,000             BBB /A3
-----------------------------------------------------------
    I-B-4                 5,728,000            BBB-/Baa3
-----------------------------------------------------------

-----------------------------------------------------------
    II-A-1               65,447,000             AAA/Aaa
-----------------------------------------------------------
    II-A-2               32,724,000             AAA/Aaa
-----------------------------------------------------------
    II-A-3               10,908,000             AAA/Aaa
-----------------------------------------------------------
    II-B-1                2,509,000             AA+/Aaa
-----------------------------------------------------------
    II-B-2                1,518,000             AA/Aa1
-----------------------------------------------------------
    II-B-3                  583,000             AA-/Aa2
-----------------------------------------------------------
    II-B-4                  642,000             A+/Aa3
-----------------------------------------------------------
    II-B-5                  584,000              A-/A2
-----------------------------------------------------------
    II-B-6                  467,000            BBB+/Baa1
-----------------------------------------------------------
    II-B-7                  587,520            BBB/Baa2
-----------------------------------------------------------

The classes of certificates offered by this prospectus supplement are listed, together with the interest rates and certain other terms and material characteristics of these certificates, in the table on page (iv) of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the offered certificates listed in the table and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

The assets of the issuing entity primarily will consist of two pools of residential, conventional, first lien adjustable rate mortgage loans. Group I consists of hybrid adjustable rate mortgage loans and group II consists of pay option adjustable rate mortgage loans. The loan groups are not cross-collateralized, and the class I certificates evidence an interest only in the group I mortgage loans, and the class II certificates evidence an interest only in the group II mortgage loans.

Distributions on the offered certificates will be made monthly as described in this prospectus supplement, commencing May 25, 2007. Credit enhancement for the offered certificates includes subordination, excess interest, overcollateralization, allocation of losses, and lender-paid mortgage insurance.

The underwriters intend to distribute the offered certificates by selling them at varying prices to be determined at the time of sale. Total proceeds to the depositor for the offered certificates are anticipated to be approximately 99.657% of their aggregate initial certificate principal balance, plus accrued interest, before deducting expenses payable by the depositor and estimated to be approximately $1,883,347.41.

Delivery of the offered certificates will be made only in book-entry facilities of the Depository Trust Company and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or about May 1, 2007.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


[CITI LOGO]                                         [RBS GREENWICH CAPITAL LOGO]

Important notice about information presented in this prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this prospectus supplement, which describes the specific terms of your certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We have filed preliminary information regarding the issuing entity's assets and your certificates with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all such preliminary information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the front of this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Lares Asset Securitization, Inc.

                              --------------------

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted Average Life Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the sponsor, the servicers, the master servicer, the securities administrator or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

     Defined terms used but not defined in this prospectus supplement will have the meanings set forth in the prospectus. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents to prospectus supplement and prospectus provide the pages on which these captions are located.

                             European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant Member State it has not made and will not make an offer of securities to the public in that relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another relevant Member State and notified to the competent authority in that relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of securities to the public in that relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant Member State.

                                 United Kingdom

     Each Underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

     (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                     Belgium

     The information contained in this prospectus supplement may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of (euro)50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2(degree) of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

     This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financiere et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

                                Hong Kong Warning

     The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to "professional investors" as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong; or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the such ordinance. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement to any person.

                                The Certificates

     The certificates consist of the classes of certificates listed in the tables below. Only the offered certificates are offered by this prospectus supplement.



Offered Certificates(1)
-----------------------
                                                                             Final       Expected
             Class      Interest Rate Formula    Interest Rate Formula     Scheduled        Final      Initial Certificate Ratings
           Principal   (on or prior to Optional   (after Optional         Distribution   Distribution  ----------------------------
Class (7)  Balance(2)  Termination Date)(3)(8)   Termination Date)(4)(8)    Date(5)         Date(6)    CUSIP Number   S&P    Moody's
---------  ----------  ------------------------  -----------------------    -------      ------------  ------------  -----   ------
 I-A-1    228,552,000    LIBOR +0.11%             LIBOR + 0.22%           May 2037         July 2009     55028E AA9     AAA      Aaa
 I-A-2    139,000,000    LIBOR +0.28%             LIBOR + 0.56%           May 2037        April 2015     55028E AB7     AAA      Aaa
 I-A-3     50,000,000    LIBOR +0.22%             LIBOR + 0.44%           May 2037       December 2011   55028E AC5     AAA      Aaa
 I-A-4     47,571,000    LIBOR +0.31%             LIBOR + 0.62%           May 2037        April 2015     55028E AD3     AAA      Aaa
 I-A-5     51,680,000    LIBOR +0.28%             LIBOR +0.56%            May 2037        April 2015     55028E AE1     AAA      Aaa
 I-B-1     11,182,000    LIBOR +0.49%             LIBOR + 0.735%          May 2037        April 2015     55028E AF8      AA      Aa2
 I-B-2      4,636,000    LIBOR +1.25%             LIBOR + 1.875%          May 2037        April 2015     55028E AG6      A       A1
 I-B-3      2,727,000    LIBOR +2.50%             LIBOR + 3.75%           May 2037       February 2015   55028E AH4     BBB      A3
 I-B-4      5,728,000    LIBOR +2.50%             LIBOR + 3.75%           May 2037        April 2014     55028E AJ0     BBB-    Baa3
------------------------------------------------------------------------------------------------------------------------------------
 Subtotal 541,076,000
 II-A-1    65,447,000    LIBOR +0.23%             LIBOR + 0.46%           May 2037         July 2015     55027W AA0     AAA      Aaa
 II-A-2    32,724,000    LIBOR +0.27%             LIBOR + 0.54%           May 2037         July 2015     55027W AB8     AAA      Aaa
 II-A-3    10,908,000    LIBOR +0.38%             LIBOR + 0.76%           May 2037         July 2015     55027W AC6     AAA      Aaa
 II-B-1     2,509,000    LIBOR +0.45%             LIBOR + 0.675%           May 2037         July 2015     55027W AD4    AA+a     Aaa
 II-B-2     1,518,000    LIBOR +0.52%             LIBOR + 0.78%           May 2037         July 2015     55027W AE2     AA       Aa1
 II-B-3       583,000    LIBOR +0.70%             LIBOR + 1.05%           May 2037         July 2015     55027W AF9     AA-      Aa2
 II-B-4       642,000    LIBOR +1.25%             LIBOR + 1.875%          May 2037         July 2015     55027W AG7     A+       Aa3
 II-B-5       584,000    LIBOR +1.75%             LIBOR + 2.625%          May 2037       November 2014   55027W AH5     A-       A2
 II-B-6       467,000    LIBOR +1.75%             LIBOR + 2.625%          May 2037       December 2013   55027W AJ1     BBB+    Baa1
 II-B-7       587,520    LIBOR +1.75%             LIBOR + 2.625%          May 2037         May 2013      55027W AK8     BBB     Baa2
------------------------------------------------------------------------------------------------------------------------------------
Subtotal  115,969,520
   Total  657,045,520

 Non-Offered Certificates
 ------------------------
 I-C-1            N/A
 I-C-2            100
 II-C             N/A
 I-P              100
 II-P             100
 R                100
 RX               100

(1) The offered certificates are offered in minimum denominations of $100,000 and increments of $1 in excess thereof. The record date for the offered certificates is the close of business on the business date immediately preceding each distribution date.
(2)  These balances are approximate and subject to a variance of up to 5%.
(3) Reflects the interest rate formula up to and including the earliest possible distribution date on which the Class I-C-1 or Class II-C certificateholder has the option to purchase the mortgage loans as described in this prospectus supplement under "The Pooling Agreement--Optional Termination."
(4) Reflects the interest rate formula for each distribution date if the option to purchase the mortgage loans is not exercised by the Class I-C-1 or Class II-C certificateholder at the earliest possible distribution date as described in this prospectus supplement under "The Pooling Agreement--Optional Termination."
(5) The final scheduled distribution date for the Class I certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing group I mortgage loan. The final scheduled distribution date for the Class II certificates is based upon an assumed mortgage loan maturity of 30 years, and a final maturity reserve account.
(6) The expected final distribution date, based upon (a) 25% CPR and the structuring assumptions used in this prospectus supplement, each as described herein under "Yield, Prepayment and Weighted Average Life Considerations--Structuring Assumptions" and (b) the assumption that the option to purchase the mortgage loans is exercised by the Class I-C-1 or Class II-C certificateholders on the earliest possible distribution date as described in this prospectus supplement under "The Pooling Agreement--Optional Termination." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.
(7) The Class I certificates will have the benefit of a swap agreement and a cap agreement described herein.
(8) Subject to (a) a maximum interest rate equal to the related net rate cap and (b) with respect to the Class I certificates, a maximum interest of 10.50%.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                           Page
                                                                           ----
SUMMARY OF TERMS.............................................................S-1
RISK FACTORS................................................................S-14
       Risks Related to the Offered Certificates............................S-14
       Risks Related to Prepayment and Yield................................S-16
       Risks Related to the Mortgage Loans..................................S-18
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-21
       General..............................................................S-21
       Attributes of the Mortgage Loans.....................................S-26
ADDITIONAL INFORMATION......................................................S-29
THE SPONSOR.................................................................S-30
THE SELLER..................................................................S-31
THE DEPOSITOR...............................................................S-31
STATIC POOL INFORMATION.....................................................S-31
AFFILIATIONS AND RELATIONSHIPS..............................................S-32
MORTGAGE LOAN ORIGINATION...................................................S-33
       National City Mortgage...............................................S-33
       HomeBanc Mortgage Corporation........................................S-38
       IndyMac Bank, F.S.B..................................................S-42
THE MASTER SERVICER.........................................................S-46
THE SERVICERS...............................................................S-47
       National City Mortgage Co............................................S-47
       Wells Fargo Bank, N.A................................................S-51
       IndyMac Bank, F.S.B..................................................S-54
SERVICING OF THE MORTGAGE LOANS.............................................S-55
       Servicing of the Mortgage Loans......................................S-55
       Custodial Accounts...................................................S-55
       Servicing Compensation and Payment of Expenses.......................S-56
       Waiver or Modification of Mortgage Loan Terms........................S-56
       Prepayment Interest Shortfalls.......................................S-56
       Advances.............................................................S-57
       Hazard Insurance.....................................................S-57
       Realization Upon Defaulted Mortgage Loans............................S-58
       Special Foreclosure Rights...........................................S-58
       Collection of Taxes, Assessments and Similar Items...................S-59
       Insurance Coverage...................................................S-59
       Servicer Events of Default...........................................S-59
       Rights Upon Servicer Event of Default................................S-60
       Resignation of Servicers.............................................S-60
       Amendment of the Servicing Agreements................................S-61
SERVICING AND ADMINISTRATION OF THE TRUST FUND..............................S-61
       Servicing and Administrative Responsibilities........................S-61
        Party:    Responsibilities:.........................................S-62
       Party:    Responsibilities:..........................................S-62
       Trust Accounts.......................................................S-63
       Evidence as to Compliance............................................S-65

FEES AND EXPENSES...........................................................S-66
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................S-68
       General..............................................................S-68
       Book-Entry Registration..............................................S-69
       Distributions to Certificateholders..................................S-69
       Measurement of Delinquencies.........................................S-73
       Determination of LIBOR...............................................S-73
       Distribution Date Reports............................................S-74
       Credit Enhancement...................................................S-75
       Final Scheduled Distribution Date....................................S-82
       Optional Termination.................................................S-82
THE SWAP AND CAP AGREEMENTS.................................................S-83
       General..............................................................S-83
       Swap or Cap Termination..............................................S-85
       Accounts.............................................................S-87
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS..................S-90
       Yield and Prepayments................................................S-90
       Weighted Average Life................................................S-94
       Structuring Assumptions..............................................S-94
THE POOLING AGREEMENT.......................................................S-96
       General..............................................................S-96
       The Issuing Entity...................................................S-96
       Assignment of Mortgage Loans.........................................S-96
       Representations......................................................S-97
       The Trustee..........................................................S-99
       The Securities Administrator........................................S-100
       Custody of the Mortgage Files; Custodian............................S-100
       Voting Interests....................................................S-101
       Amendment...........................................................S-101
       Master Servicer Events of Default...................................S-102
       Rights Upon Master Servicer Events of Default.......................S-102
       Resignation of Master Servicer......................................S-103
       Certain Matters Regarding the Depositor, the Master Servicer, the
          Securities Administrator and the Trustee.........................S-103
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-103
       General.............................................................S-104
       Taxation of the Offered Certificates................................S-104
       Status of the Offered Certificates..................................S-106
       The Notional Principal Contract Component...........................S-106
       Payments from the Final Maturity Reserve Account....................S-108
       Other Matters.......................................................S-108
       REMIC Taxes and Reporting...........................................S-108
LEGAL INVESTMENT CONSIDERATIONS............................................S-109
ERISA CONSIDERATIONS.......................................................S-109
USE OF PROCEEDS............................................................S-113
UNDERWRITING...............................................................S-113
LEGAL MATTERS..............................................................S-115
RATINGS....................................................................S-115
GLOSSARY...................................................................S-116

ANNEX A-1       Certain Characteristics of the Group I Mortgage Loans

ANNEX A-2       Certain Characteristics of the Group II Mortgage Loans

ANNEX B-1       Assumed Group I Mortgage Loan Characteristics

ANNEX B-2       Assumed Group II Mortgage Loan Characteristics

ANNEX C-1       Class I Principal Balance Decrement Tables

ANNEX C-2       Class II Principal Balance Decrement Tables

ANNEX D         Hybrid and Option ARM Assumptions

ANNEX E         Static Pool Information for National City Mortgage Co.

                                TABLE OF CONTENTS
                                   PROSPECTUS



                                                 Page                                           Page
                                                 ----                                           ----
SUMMARY OF PROSPECTUS..............................1       CERTAIN TERMS OF THE POOLING
RISK FACTORS......................................10          AND SERVICING AGREEMENT,
THE SPONSOR.......................................29          THE TRANSFER AND SERVICING
THE DEPOSITOR.....................................30          AGREEMENT AND THE
STATIC POOL INFORMATION...........................32          INDENTURE............................93
USE OF PROCEEDS...................................33       CERTAIN LEGAL ASPECTS OF THE
DESCRIPTION OF THE SECURITIES.....................34          ASSETS..............................105
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS.....51       FEDERAL INCOME TAX
THE ISSUING ENTITIES..............................54         CONSEQUENCES.........................119
CREDIT ENHANCEMENT................................68       STATE TAX CONSIDERATIONS...............172
ORIGINATION AND SALE OF                                    ERISA CONSIDERATIONS...................172
   ASSETS.........................................76       LEGAL INVESTMENT
SERVICING OF THE ASSETS...........................83          CONSIDERATIONS......................182
                                                           PLAN OF DISTRIBUTION...................184
                                                           RATINGS................................184
                                                           REPORTS TO SECURITYHOLDERS.............185
                                                           ADDITIONAL INFORMATION.................186
                                                           LEGAL MATTERS..........................186
                                                          INDEX OF TERMS.........................187

                                SUMMARY OF TERMS

     o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

     o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

     o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction. Accordingly, what actually occurs may be very different from the projections included in this prospectus supplement.

     o Whenever we refer to a percentage of some or all of the mortgage loans of the issuing entity, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement under "Description of the Mortgage Loans--General" how the scheduled principal balance of a mortgage loan is determined.

Issuing Entity

     Luminent Mortgage Trust 2007-2, a common law trust. See "The Pooling Agreement--The Issuing Entity" in this prospectus supplement.

Sponsor

     Luminent Mortgage Capital, Inc., a Maryland corporation. The sponsor is the ultimate parent of the depositor and the seller. See "The Sponsor" in this prospectus supplement.

Depositor

     Lares Asset Securitization, Inc., a Delaware corporation, will transfer the mortgage loans to the issuing entity. See "The Depositor" in this prospectus supplement.

Seller

     Maia Mortgage Finance Statutory Trust, a Maryland business trust, will sell the mortgage loans to the depositor.

Originators

     Substantially all of the group I mortgage loans were originated (or acquired from correspondent lenders or in the secondary market) by National City Mortgage Co., Washington Mutual Mortgage Securities Corp., and HomeBanc Mortgage Corporation. Of these, National City Mortgage Co. originated approximately 48.31%, HomeBanc Mortgage Corporation originated approximately 45.64% and Washington Mutual Securities Corp. originated approximately 3.64%. Substantially all of the group II mortgage loans were originated (or acquired from correspondent lenders in the secondary market) by IndyMac Bank F.S.B. The originators or their affiliates have made representations in respect of the mortgage loans, which will be assigned to the trust. See "Description of the Mortgage Loans" in this prospectus supplement.

Master Servicer

     Wells Fargo Bank, N.A. will monitor the servicing of the mortgage loans by the servicers. See "The Master Servicer" in this prospectus supplement.

Servicers

     All of the group I mortgage loans will be serviced by National City Mortgage Co., Washington Mutual Bank and Wells Fargo Bank, N.A. Substantially all of the group II mortgage loans will be serviced by IndyMac Bank, F.S.B. See "The Servicers" in this prospectus supplement.

Trustee

     HSBC Bank USA, National Association. See "The Pooling Agreement - The Trustee" in this prospectus supplement.

Securities Administrator

     Wells Fargo Bank, N.A. See "The Pooling Agreement - The Securities Administrator" in this prospectus supplement.

Custodian

     Wells Fargo Bank, N.A. See "The Pooling Agreement - Custody of the Mortgage Files; Custodian" in this prospectus supplement.

Swap and Cap Provider

     ABN AMRO Bank, N.V. will provide a swap agreement and a cap agreement for the benefit of the Class I certificates. See "The Swap and Cap Agreements" in this prospectus supplement.

Supplemental Interest Trustee

     Wells Fargo Bank, N.A., in its capacity as securities administrator.

Closing Date

     On or about May 1, 2007.

Cut-off Date

     April 1, 2007.

Distribution Date

     Distributions on the certificates will be made on the 25th day of each month beginning in May 2007. If the 25th day is not a business day, then the distribution date will be the next business day.

The Offered Certificates

     On the closing date, the seller will sell the mortgage loans described below to the depositor, and the depositor will sell the mortgage loans to the issuing entity. The issuing entity will be formed pursuant to a pooling agreement dated as of the cut-off date, among the depositor, the seller, the master servicer, the securities administrator and the trustee.

     The transfer of the mortgage loans from the seller to the depositor to the issuing entity in exchange for the certificates are illustrated below:

     ----------------  Variable Rate
     | Swap Provider | ----| Payaments                     -------------
     ----------------      |                      Cap      |    Cap    |
     Fixed Rate  ^         V                   Payments    |  Provider |
     Payment     |    --------------------  <------------- -------------
  ------------   |    |  Supplemental    |
  |  Seller  |   -----|  Interest Trust  |    Class I
  ------------        |   (for Class I   |  Certificates
         |  ^         |   Certificates)  |---------------> ---------------
Mortgage |  |         --------------------    |----------->| Underwriter |
 Loans   |  | Cash        ^ Class I           | |--------- ---------------
         V  |             | Certificates      | |  Cash      |     ^
  --------------- --------|                   | |            |     |
  |  Depositor  |-----------------------------| |            |     |
  ---------------  Class II Certificates        |            |     |
          |  ^  |                               |            |     |
 Mortgage |  |  |<------------------------------| Offered    |     |  Cash
  Loans   |  |                                  Certificates |     |
          V  | All Certificates                              |     |
  -------------                                              V     |
  |  Issuing  |                                           ---------------
  |  Entity   |                                           |  Investors   |
  -------------                                           ---------------




     The class I certificates will represent an ownership interest in the group I mortgage loans, which, as of the cut-off date, will consist of hybrid adjustable rate mortgage loans. The class II certificates will represent an ownership interest in the group II mortgage loans, which, as of the cut-off date, will consist of pay option adjustable rate mortgage loans.

     The class I-A-1, class I-A-2, class I-A-3, class I-A-4 and class I-A-5 certificates are herein referred to as the class I-A certificates. The class I-B-1, class I-B-2, class I-B-3 and class I-B-4 certificates are herein referred to as the class I-B certificates. The class I-A and class I-B certificates are herein referred to as the class I certificates.

     The class II-A-1, class II-A-2 and class II-A-3 certificates are herein referred to as the class II-A certificates. The class II-B-1, class II-B-2, class II-B-3, class II-B-4, class II-B-5, class II-B-6 and class II-B-7 certificates are herein referred to as the class II-B certificates. The class II-A and class II-B certificates are herein referred to as the class II certificates.

     The class I-A and class II-A certificates are herein referred to as the class A or senior certificates. The class I-B and class II-B certificates are herein referred to as the class B or subordinated certificates.

     The class I and class II certificates are herein referred to as the offered certificates.

     The offered certificates will be issued in book-entry form and will have the initial certificate principal balances and other features set forth in the table on page (iv). The offered certificates will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof. See "Description of the Offered Certificates--General" in this prospectus supplement.

Other Certificates

     In addition to the offered certificates, the issuing entity will issue class I-C-1, class I-C-2, class II-C, class I-P, class II-P, class R and class RX certificates. These certificates are not being offered by this prospectus supplement and the accompanying prospectus. Any information contained in this prospectus supplement and the accompanying prospectus with respect to such certificates is provided only to permit a better understanding of the offered certificates. See "Description of the Offered Certificates" in this prospectus supplement.

Final Scheduled Distribution Date

     The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page (iv). The actual final distribution date for each class of offered certificates may be earlier and could be substantially earlier, than the applicable final scheduled distribution date.

Final Maturity Reserve Account

     On the distribution date occurring in May 2017, and or on any distribution date thereafter, up to and including the final distribution date for the class II certificates in May 2037, in the event that the aggregate stated principal balance of the group II mortgage loans with original terms to maturity of more than 30 years is greater than the amount shown for such distribution date in the final maturity reserve schedule set forth herein, the securities administrator, as trustee of the final maturity reserve trust, will be required to deposit, from interest funds relating to the group II mortgage loans, into the final maturity reserve account on each such distribution date, the related final maturity reserve amount for such distribution date. Amounts on deposit in the final maturity reserve account will not be an asset of any REMIC but will be owned by the final maturity reserve trust. Amounts on deposit in the final maturity reserve account will be used to pay the outstanding certificate principal balance of the class II certificates then outstanding on the distribution date in May 2037 (or such earlier date upon which the final distribution of payments on the mortgage loans and other assets of the trust is expected to be made) and certain other amounts. See "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

Interest Distributions

     Interest will accrue on each class of offered certificates at the pass-through rate for that class as described in this prospectus supplement. On each distribution date, holders of the offered certificates will be entitled to receive interest accrued on the offered certificates during the related interest accrual period and any interest accrued in prior interest accrual periods that was not received on prior distribution dates, together with interest thereon at the applicable stated pass-through rate.

     The pass-through rate on each of the class I certificates will equal the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and
(iii) the related net rate cap. The pass-through rate on each of the class II certificates will equal the lower of (i) one-month LIBOR plus the related margin and (ii) the related net rate cap. The class I certificates will have the benefit of a swap agreement and cap agreement, designed to provide some interest rate protection to the class I certificateholders while those agreements are in effect. See "The Swap and Cap Agreements" in this prospectus supplement.

     For any distribution date, interest distributions on the class II offered certificates will be further limited to the group II adjusted rate cap, which is equal to the group II weighted average net mortgage loan rate minus the per annum equivalent of any negative amortization on the mortgage loans in excess of the principal prepayments received. Any shortfalls arising from the application of the group II net rate cap will be payable from group II excess cash flow to holders of the class II offered certificates. Any shortfalls due to the group II adjusted rate cap will be added to the principal balance of the related class II certificates as described herein.

     On each distribution date, the interest collections on the mortgage loans remaining after the payment of certain administrative fees and expenses of the issuing entity will be applied to pay interest on the certificates and the excess, if any, will be applied as excess cash flow in the manner described in this prospectus supplement.

Priority of Interest Distributions

     In general, on each distribution date, the interest collections on the related group of mortgage loans remaining after the payments of certain issuing entity fees and expenses will be distributed in the following order of priority:

     o    first, pro rata, to the related Class A certificates,
     o    second, sequentially, to the related Class B certificates, and
     o    third, to related excess cashflow.

See    "Description    of    the    Offered    Certificates--Distributions    to
Certificateholders" in this prospectus supplement.

Principal Distributions

     Principal distributions on the offered certificates will generally reflect principal collections on the related mortgage loans held by the issuing entity, and with respect to the Class II certificates, net of any negative amortization on the mortgage loans. Principal distributions on the offered certificates may include a portion of interest collections on the mortgage loans, after they have been applied to pay certain administrative fees and expenses of the issuing entity and interest due on the offered certificates, to the extent necessary to restore or maintain overcollateralization at the required level as described under "Description of the Offered Certificates--Credit Enhancement" in this prospectus supplement.

Priority of Principal Distributions

     In general, on each distribution date, the principal collections from the related group (with respect to group II, reduced by negative amortization of the group II mortgage loans up to the aggregate amount of the principal prepayments collected) will be distributed initially in the following order of priority:

     o first, pro rata, to the related Class A certificates (subject to certain classes of the Class I-A certificates receiving distribution sequentially in respect of other classes of Class I-A certificates, as described herein), and
     o    second, sequentially, to the related Class B certificates.

     After the applicable group I or group II stepdown date, the class A certificates will receive their related class I-A or class II-A principal distribution amount, as applicable, and each class of class I-B or class II-B certificates will receive its respective principal distribution amount, unless a "trigger event" for that group is in effect. The group I stepdown date is the later to occur of the May 2010 distribution date and the first distribution date on which the credit enhancement percentage is at least 10.50% (if such distribution date is prior to the first distribution date after the class I-A certificates have been paid in full). The group II stepdown date is the later to occur of the May 2010 distribution date and the first distribution date on which the credit enhancement percentage is at least 16.375% (if such distribution date is prior to May 2013) and 13.100% (on or after the distribution date in May
2013) (in either case, if such distribution date is prior to the first distribution date after which the class II-A certificates are paid in full).

See    "Description    of    the    Offered    Certificates--Distributions    to
Certificateholders" in this prospectus supplement.

Trigger Events

     A trigger event will exist if after the stepdown date (1) the principal amount of group I or group II mortgage loans that are 60 days or more delinquent (including foreclosed properties, REO and bankruptcy) on a three-month rolling average exceeds approximately 40% (with respect to each group of mortgage loans) of the sum of the aggregate certificate principal balance of the related class B certificates and the related overcollateralization amount, or (2) the cumulative realized losses with respect to the related mortgage loans, as applicable, exceeds certain specified percentages as of specified distribution dates.

See    "Description    of    the    Offered    Certificates--Distributions    to
Certificateholders" in this prospectus supplement.

Special Foreclosure Rights

     The 100% holder of the most junior class of subordinate certificates will have the right to object to foreclosure of any mortgage loan that is more than 60 or 90 days delinquent. If the holder of the most junior subordinated certificates objects to the servicer's course of action, it will be required to purchase the delinquent mortgage loan from the trust fund at fair market value as provided in the servicing agreements. See "Servicing of the Mortgage Loans--Special Foreclosure Rights" in this prospectus supplement for additional information.

Fees and Expenses

     Before distributions are made on the certificates, each servicer will be paid a monthly fee from the collections on the mortgage loans. The servicing fees accrue at the servicing fee rate or rates set forth under "Fees and Expenses" in the prospectus supplement. In addition to the servicing fees, the servicers will be entitled to retain as additional servicing compensation (i) all service-related fees, including assumption fees, modification fees, extension fees, bad check fees and late payment charges (and, in certain cases, prepayment premiums), (ii) any interest or other income earned on funds held in the custodial account and any escrow accounts, and (iii) in certain cases, REO disposition fees.

     The master servicer will be paid a monthly fee equal to 1/12 of 0.0185% of the stated principal balance of the mortgage loans. The fees of the trustee, securities administrator and custodian will be paid by the master servicer.

Limited Recourse

     The only source of cash available to make interest and principal distributions on the class I certificates will be the group I mortgage loans and, to a limited extent, payments received pursuant to the swap agreement and cap agreement. The only source of cash available to make interest and principal distributions on the class II certificates will be the group II mortgage loans.

Credit Enhancement

     Credit enhancement is intended to reduce the loss caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for each of the class I and class II offered certificates includes subordination, excess interest, overcollateralization and realized loss allocation with respect to the related group of mortgage loans. In addition, substantially all of the mortgage loans with loan-to-value ratios equal to or greater than 75% are covered by one or more primary mortgage insurance policies that, subject to compliance with the terms of the policy, would cover a portion of any losses on a covered loan. See "Risk Factors--Risks Related to the Certificates" and "Description of the Offered Certificates--Credit Enhancement" in this prospectus supplement.


Subordination

     The rights of the holders of the more junior class I and class II certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of related certificates to receive distributions. The rights of priority on distributions are intended to increase the likelihood that the holders of class A certificates of each class will receive regular distributions of interest and principal. See "Description of the Offered Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Excess Interest

     Each of the group I and group II mortgage loans bears an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related certificates and certain fees and expenses of the issuing entity. This "excess interest" received from the mortgage loans each month will be available to absorb losses realized on the mortgage loans, abate any impairment and maintain overcollateralization at the required levels. See "Risk Factors--Risks Related to the Certificates" and "Description of the Offered Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

     The overcollateralization amount is the excess, if any, of the aggregate stated principal balance of the group I or group II mortgage loans over the aggregate certificate principal balance of the class I or class II certificates, as applicable. On the closing date, the aggregate scheduled principal balance of the group I mortgage loans is expected to exceed the aggregate certificate principal balance of the class I certificates by approximately $4,363,381 which represents approximately 0.80% of the aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date. On the closing date, the aggregate scheduled principal balance of the group II mortgage loans is expected to exceed the aggregate certificate principal balance of the class II certificates by approximately $754,595, which represents approximately 0.65% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. This excess in each case is referred to in this prospectus supplement as "overcollateralization." After the closing date, to the extent described in this prospectus supplement, a portion of the excess cash flow of a group may be distributed as principal on the related certificates, which may (a) reduce the aggregate certificate principal balance of the related certificates at a faster rate than that at which the aggregate scheduled principal balance of the mortgage loans is being reduced and (b) maintain or restore the required level of overcollateralization for the related class of certificates. We cannot assure you, however, that sufficient excess cash flow will be generated by the mortgage loans to maintain or restore the required level of overcollateralization. See "Risk Factors--Risks Related to the Certificates" and
"Description         of         the         Offered         Certificates--Credit
Enhancement--Overcollateralization" in this prospectus supplement.

Allocation of Realized Losses

     As described in this prospectus supplement, realized losses on each group of mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to first reduce the certificate principal balances of the related classes of class B certificates sequentially, in reverse numerical order, until the certificate principal balance of each such class of certificates has been reduced to zero. Thereafter, (i) realized losses on the group I mortgage loans will be applied to reduce the certificate principal balance of the class I-A-5 certificates until their certificate principal balance is reduced to zero and then, pro rata, to the class I-A-1 certificates, class I-A-2 certificates, class I-A-3 certificates and class I-A-4 certificates until the certificate principal balances thereof have been reduced to zero and (ii) realized losses on the group II mortgage loans will be applied to reduce the certificate principal balances of the class II-A-3 certificates, the class II-A-2 certificates and the class II-A-1 certificates, sequentially in the order listed above, in each case until the certificate principal balances thereof have been reduced to zero. If a realized loss has been allocated to reduce the certificate principal balance of a class, such certificate principal balance will not be reinstated (except in the case of subsequent recoveries) and it is unlikely that holders of such class of certificates will receive any payment in respect of that reduction. See "Description of the Offered Certificates--Credit Enhancement--Realized Losses" in this prospectus supplement.

Primary Mortgage Insurance

     Substantially all of the mortgage loans with loan-to-value ratios equal to or greater than 75% are covered by primary mortgage insurance policies that, subject to compliance with the terms of the policy, would cover a portion of any losses on a covered loan. See "Description of the Mortgage Loans--Attributes of the Mortgage Loans" and "--The LPMI Insurer" and "--The LPMI Policy."

Swap Agreement

     The class I certificates will have the benefit of a swap agreement with the swap provider. Pursuant to the swap agreement, before distributions are made on the class I certificates, the supplemental interest trust will make payments monthly to the swap provider based on the applicable fixed rate and applicable notional balance, as set forth herein, and the supplemental interest trust will receive payments monthly based upon one-month LIBOR and the applicable notional balance. Payments under the swap agreement commence with the first distribution date and terminate on the distribution date occurring in May 2014. See "The Swap and Cap Agreements" in this prospectus supplement.

Cap Agreement

     The class I certificates also will have the benefit of a cap agreement that will be entered into with the cap provider. For each distribution date that the cap contract is in effect, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the product of (a) the excess, if any, of (i) one-month LIBOR (up to 10.50%) over (ii) the cap rate, as set forth herein, (b) the notional amount for such distribution date, as set forth herein, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as set forth in the cap agreement), and the denominator of which is 360. Payments from the cap provider under the cap agreement will commence with the November 2007 distribution date and terminate on the distribution date in January 2014. See "The Swap and Cap Agreements" in this prospectus supplement.

The Mortgage Loans


General

     On the closing date, the assets of the issuing entity will consist primarily of two pools of mortgage loans. The group I mortgage loans consist of hybrid adjustable rate mortgage loans with an aggregate stated principal balance of approximately $545,439,581. The group II mortgage loans consist of pay option adjustable rate mortgage loans with an aggregate stated principal balance of approximately $116,724,316. The mortgage loans will be secured by first lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     All of the group I mortgage loans have an initial fixed-rate period of two, three, five, seven or ten years. After the fixed rate period, if any, the interest rate on each group I mortgage loan will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, to equal the related index plus a fixed percentage set forth or computed in accordance with the related note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate.

     As of the cut-off date, approximately 96.54% of group I mortgage loans have an initial interest only period of three, five, seven or ten years. During this period, the payments made by the related mortgagor will be less than they would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     All of the group II mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on such mortgage loan on its interest payment date is less than the amount of accrued interest due on that mortgage loan on that payment date.

     While the interest rate on each group II mortgage loan will adjust monthly, the minimum monthly payment due on the Mortgage Loans generally will only adjust annually. For substantially all of the group II loans, after a fixed payment period of one year, on each annual payment adjustment date, the minimum monthly payment due on such mortgage loan will be reset to fully amortize such mortgage loan over its remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, except for one mortgage loan without a monthly payment cap (ii) as of the fifth anniversary of the first due date with respect to such mortgage loan, and on every fifth anniversary thereafter, and if stated in the related mortgage note, on the last payment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on the related mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on such mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on that payment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

     All of the group II mortgage loans accrue interest at a mortgage rate which adjusts monthly based upon 1 Year MTA. The interest rate for each mortgage loan will adjust monthly to equal the sum of the related index and the gross margin. None of the group II mortgage loans is subject to a periodic rate adjustment cap.

     See the Summary of Mortgage Loans. Also, see "Description of the Mortgage Loans" in this prospectus supplement.

COLLATERAL SUMMARY: GROUP I MORTGAGE LOANS
------------------------------------------

                                                                                            Minimum              Maximum
                                                                                            -------              -------
Scheduled Principal Balance                    $545,439,581                                 $35,493           $1,600,000
Average Scheduled Principal Balance                $304,375
Number of Mortgage Loans                              1,792

Weighted Average Gross Coupon                        6.638%                                  5.125%               8.990%
Weighted Average FICO Score                             729                                     620                  819
Weighted Average Original LTV                        79.01%                                  15.87%              100.00%
Weighted Average Fully Combined LTV                  85.57%                                  15.87%              100.00%
Weighted Average Effective LTV(1)                    66.18%                                  15.87%               80.00%

Weighted Average Original Term                   360 months                              360 months           360 months
Weighted Average Stated Remaining Term           357 months                              339 months           360 months
Weighted Average Seasoning                         3 months                                0 months            21 months

Weighted Average Gross Margin                        2.450%                                  2.250%               4.875%
Weighted Average Minimum Interest Rate               2.457%                                  2.250%               6.875%
Weighted Average Maximum Interest Rate              12.087%                                 10.375%              14.990%
Weighted Average Initial Rate Cap                    4.937%                                  2.000%               6.250%
Weighted Average Subsequent Rate Cap                 1.837%                                  1.000%               6.250%
Weighted Average Months to Roll                   67 months                              16  months           117 months

Maturity Date                                    12/27/2036      First Lien                                      100.00%
Maximum Zip Code Concentration            0.82% (ZIP 33569)

ARM                                                 100.00%      Full Documentation                               32.06%
                                                                 Alternative Documentation                         1.16%
HYBRID 2 YRS FIXED LIBOR6M                            0.08%      Reduced Documentation                             2.29%
HYBRID 3 YRS FIXED LIBOR1Y                            0.05%      SIVA                                             50.00%
HYBRID 3 YRS FIXED IO LIBOR1Y                         1.55%      SISA                                              2.68%
HYBRID 3 YRS FIXED LIBOR6M                            0.12%      No Ratio                                          6.20%
HYBRID 3 YRS FIXED IO LIBOR6M                         2.87%      No Documentation                                  5.60%
HYBRID 5 YRS FIXED LIBOR1Y                            0.49%
HYBRID 5 YRS FIXED IO LIBOR1Y                        26.41%      Cash Out Refinance                               20.96%
HYBRID 5 YRS FIXED LIBOR6M                            2.32%      Purchase                                         59.55%
HYBRID 5 YRS FIXED IO LIBOR6M                        30.22%      Rate/Term Refinance                              18.82%
HYBRID 7 YRS FIXED IO LIBOR1Y                        19.62%      Construction                                      0.67%
HYBRID 7 YRS FIXED LIBOR6M                            0.31%
HYBRID 7 YRS FIXED IO LIBOR6M                         9.67%      Single Family                                    44.49%
HYBRID 10 YRS FIXED LIBOR1Y                           0.08%      PUD                                              37.74%
HYBRID 10 YRS FIXED IO LIBOR1Y                        6.19%      Condominium                                      15.47%
                                                                 2 to 4 Units                                      1.86%
Interest Only                                        96.54%      Townhouse                                         0.35%
Not Interest Only                                     3.46%      Coop                                              0.09%

Prepay Penalty:  N/A                                 98.01%      Investor                                         14.01%
Prepay Penalty:  6 months                             0.03%      Primary                                          75.30%
Prepay Penalty:  7 months                             0.03%      Second Home                                      10.70%
Prepay Penalty: 12 months                             0.45%
Prepay Penalty: 24 months                             0.41%      Top 5 States:
Prepay Penalty: 36 months                             0.90%      Florida                                          30.74%
Prepay Penalty: 60 months                             0.16%      California                                       20.38%
                                                                 Georgia                                          13.11%
                                                                 Washington                                        4.69%
                                                                 North Carolina                                    4.54%


(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable)) / property value* (1-MI coverage) %

COLLATERAL SUMMARY: GROUP II MORTGAGE LOANS
-------------------------------------------

                                                                                      Minimum          Maximum
                                                                                      -------          -------
Scheduled Principal Balance                   $116,724,316                           $102,675       $1,439,237
Average Scheduled Principal Balance               $398,377
Number of Mortgage Loans                               293

Weighted Average Gross Coupon                       8.358%                             7.250%           9.000%
Weighted Average FICO Score                            715                                637              801
Weighted Average Original LTV                       77.22%                             40.55%           95.00%
Weighted Average Fully Combined LTV                 80.44%                             40.55%           95.00%
Weighted Average Effective LTV(1)                   65.51%                             40.55%           80.00%

Weighted Average Original Term                  387 months                         360 months       480 months
Weighted Average Stated Remaining Term          381 months                         344 months       476 months
Weighted Average Seasoning                       5  months                           3 months       16  months

Weighted Average Gross Margin                       3.384%                             2.275%           4.040%
Weighted Average Minimum Interest Rate              3.384%                             2.275%           4.040%
Weighted Average Maximum Interest Rate             10.062%                             9.950%          12.450%
Weighted Average Months to Roll                    1 month                            1 month          1 month

Weighted Average Maturity Date                   1/13/2039
Maximum Zip Code Concentration                       1.23%      Zip: 80209

ARM                                                100.00%      Cash Out Refinance                      58.24%
                                                                Purchase                                16.92%
Negam MTA                                          100.00%      Rate/Term Refinance                     24.84%

Not Interest Only                                  100.00%      2 Units                                  4.05%
                                                                3 Units                                  0.59%
Prepay Penalty:  N/A                                 6.70%      4 Units                                  1.53%
Prepay Penalty: 12 months                           44.53%      Condominium                              8.89%
Prepay Penalty: 24 months                            5.82%      PUD                                     23.96%
Prepay Penalty: 36 months                           42.96%      Single Family                           60.98%

First Lien                                         100.00%      Investor                                14.67%
                                                                Primary                                 83.82%
Full Documentation                                   3.07%      Second Home                              1.51%
Reduced Documentation                                0.18%
SIVA                                                96.75%      Top 5 States:
                                                                California                              63.86%
                                                                Florida                                  7.00%
                                                                Arizona                                  5.14%
                                                                Nevada                                   3.74%
                                                                Washington                               3.34%

(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable)) / property value* (1-MI coverage) %

Removal and Substitution of Assets

     Upon the discovery of the breach of any representation or warranty made by an originator or the seller in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the originator or the seller, as the case may be, will be obligated to repurchase or, in certain cases, substitute, if within two years of the closing date, a new mortgage loan for the affected mortgage loan. These removals and/or substitutions may result in changes in the mortgage loan characteristics from that disclosed herein. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

Optional Termination

     The majority holder of the class I-C-1 or II-C certificates may, at its option, purchase the group I or group II mortgage loans, respectively, and related REO properties on any distribution date on which the aggregate stated principal balance of the group I or group II mortgage loans, as applicable, and related REO properties equals 10% or less of the aggregate stated principal balance of such mortgage loans as of the cut-off date, which purchase would effect an early retirement of the related certificates; however, such optional termination will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended. See "The Pooling Agreement--Optional Termination" in this prospectus supplement.

Advances

     Pursuant to the terms of its servicing agreement, each servicer will be obligated to make monthly advances of the "minimum payment" as set forth in the related mortgage note, in the event that the borrower does not make such payment and the servicer deems such advances to be recoverable from expected proceeds of the mortgage loan. If a servicer does not make such advances, the master servicer, in its capacity as successor servicer, will make such advances subject to limitations described in this prospectus supplement unless the master servicer deems such advances to be nonrecoverable from expected proceeds of the mortgage loan. The servicers also will make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

     Elections will be made to treat certain designated portions of the issuing entity as one or more "real estate mortgage investment conduits" or REMICs for federal income tax purposes.

     Each of the class I offered certificates will represent an interest in two assets for federal income tax purposes: (i) a "regular interest" in a REMIC, which will be treated as newly originated debt instruments for most federal income tax purposes and (ii) the right to receive payments in respect of basis risk shortfall carryover amounts and the obligation to make payments to the supplemental interest trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes.

     Each of the class II offered certificates will represent an interest in two assets for federal income tax purposes: (i) a "regular interest" in a REMIC, which will be treated as newly originated debt instruments for most federal income tax purposes and (ii) the right to receive payments in respect of basis risk shortfall carryover amounts, which is expected to represent an interest in a notional principal contract for federal income tax purposes.

     The class R certificates and class RX certificates will be designated as the sole class of "residual interest" in one or more related REMICs. See
"Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

     The class I certificates and the class II certificates are expected to be eligible for purchase by certain benefit plans subject to certain conditions.

Prior to the termination of the supplemental interest trust, a purchase of a class I certificate by such a plan must meet the requirements of an investor-based class exemption or a statutory exemption. Prior to the termination of the final maturity reserve trust a purchase of a class II certificate by such a plan must meet the requirements of an investor-based class exemption or a statutory exemption. Prospective investors should review with their legal advisors whether the purchase and holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or similar laws. See "ERISA Considerations" in this prospectus supplement and the accompanying prospectus.

Legal Investment Considerations

     The class I-A, class I-B-1, class II-A, class II-B-1, class II-B-2 and class II-B-3 certificates offered by this prospectus supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the certificates.

     See "Legal Investment Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

     It is a condition of the issuance of the certificates that they initially be assigned ratings by Moody's Investors Service, Inc., and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. These ratings are set forth in the table on page (iv) of this prospectus supplement.

          o These ratings are not recommendations to buy, sell or hold the certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

          o These ratings do not address the possibility that, as a result of principal prepayments, the yields on the certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement.

Listing

     The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                                  RISK FACTORS

     An investment in the offered certificates described in this prospectus supplement involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

     Risks Related to the Offered Certificates

The credit enhancement may be inadequate to avoid a loss on the offered certificates.

     The excess interest, overcollateralization, subordination, realized loss allocation and other credit enhancement features described in this prospectus supplement are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     Excess Interest and Overcollateralization
     -----------------------------------------

     We expect that the mortgage loans of each group will generate more interest than is needed to pay interest accrued on the related certificates and the fees, expenses and indemnification obligations of the issuing entity, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans of each group is expected to be higher than the interest rates on the related certificates and the rate of expected expenses. Any remaining interest generated by the mortgage loans will be available as part of the excess cashflow applied (a) to reimburse the related offered certificates on account of losses on the mortgage loans and (b) to pay down the class principal amount of the related offered certificates in order to restore and maintain overcollateralization at the required levels and to pay certain interest shortfalls. Any remaining excess interest together with any other remaining excess cash flow will be paid to the holder of the certificates not offered hereby.

     The aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the class I certificates. The aggregate scheduled principal balance of the group II mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the class II certificates. The excess in each case is referred to in this prospectus supplement as "overcollateralization." Overcollateralization will be available to absorb realized losses on the mortgage loans. Excess interest will be applied as part of excess cash flow to pay down principal on the certificates to restore and maintain the overcollateralization amount at the required levels. We cannot assure you, however, that the mortgage loans will generate enough excess cash flow in all periods to restore and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess cash flow that the mortgage loans will generate:

     o Prepayments. Every time a mortgage loan is prepaid, aggregate interest flow after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on the offered certificates will be influenced by the amount of prepaid mortgage loans and their characteristics. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess cash flow.

     o Defaults, Delinquencies and Liquidations. Delinquencies, defaults or losses on the mortgage loans reduce excess cash flow by the amount necessary to compensate for any shortfalls in cash available to distribute to certificateholders. Every time a mortgage loan is liquidated or written off, excess cash flow is reduced because such mortgage loan will no longer be outstanding and generating interest. Liquidations of high interest rate mortgage loans will have a greater negative effect on future excess interest than liquidations of lower interest rate mortgage loans.

     o Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to make distributions of interest to the certificateholders, and less cash will be available as excess cash flow to cover realized losses and to restore and maintain required levels of overcollateralization.

     o Extraordinary Expenses. The master servicer, securities administrator, custodian, servicers and the trustee will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to certificateholders. Payment of those expenses would have a negative effect on excess cash flow and may result in the inability to make distributions in full on the offered certificates.

     See "Description of the Offered Certificates--Credit Enhancement--Excess Interest" and "--Overcollateralization" in this prospectus supplement.

     Subordination and Realized Losses
     ---------------------------------

     In general, distributions on the class I-B or class II-B certificates on any distribution date will be subordinated to distributions on the related class A certificates on such distribution date. After the stepdown date for a mortgage loan group, principal distributions will be made on the related class B certificates as long as no trigger event is in effect. There can be no assurance that the trigger events will operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

     Realized losses on the mortgage loans of a group in excess of the amount of excess interest and overcollateralization for such group will be applied to the related class B certificates in reverse numerical order. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

     See      "Description      of     the     Offered      Certificates--Credit
Enhancement--Subordination"   and   "--Realized   Losses"  in  this   prospectus
supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities

     Investors should note that the residential mortgage market has recently encountered difficulties that may adversely affect the performance or market value of your securities. In addition, certain federal and state governmental entities have announced investigations of the mortgage industry. In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans.

Certain classes of offered certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell.

     The class I-A, class I-B-1, class II-A, class II-B-1, class II-B-2 and class II-B-3 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The other classes of offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates. See "Legal Investment Considerations" in this prospectus supplement and the accompanying prospectus.

     Risks Related to Prepayment and Yield

Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates.

     The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on the offered certificates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on the offered certificates. We cannot predict the rate at which borrowers will prepay their mortgage loans.

     Borrowers may prepay their mortgage loans in whole or in part at any time. Certain of the group I and group II mortgage loans, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to five years after origination for group I mortgage loans and from one to three years after origination for group II mortgage loans. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

     The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, the originators or seller of the mortgage loans may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties in respect of the mortgage loans made by each are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

     Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by an originator or the servicer, the master servicer, any of their affiliates or a third party.

     A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans.

     See "Yield, Prepayment and Weighted Average Life Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The yields and weighted average lives of the class II certificates will be subject to any negative amortization on the mortgage loans.

     If a monthly payment on a group II mortgage loan is less than the interest accrued on that mortgage loan with respect to any month, the shortfall will be added to the principal amount of the mortgage loan. For any distribution date, principal prepayments on the group II mortgage loans received during the related prepayment period will be applied to reduce such negative amortization until reduced to zero. Any additional negative amortization in excess of such prepayments will constitute "group II allocated net deferred interest" that will increase the balance of the related class II certificate. The treatment of negative amortization with respect to the mortgage loans could reduce principal payments on the certificates from that which otherwise would occur. Similarly, if interest rates on the mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster.

     For a discussion of the risks resulting from negative amortization mortgage loans, see "Risk Factors--Risks Related to the Mortgage Loans--Pay Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans" in this prospectus supplement and "Risk Factors--Risks related to Mortgage Loans--Negatively Amortizing Loans" in the prospectus.

The overcollateralization provisions of the certificates will affect the yields to maturity of the certificates.

     The  overcollateralization  provisions of the certificates  will affect the weighted average life of the certificates and consequently the yields to maturity of the certificates. If the overcollateralization level is reduced below the required level due to losses on the mortgage loans, such payments would have the effect of reducing the weighted average lives of the certificates. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the certificates in order to maintain the required amount of overcollateralization.

Decrement tables are based upon assumptions and models.

     The decrement tables set forth in Annex C have been prepared on the basis of the structuring assumptions described under "Yield, Prepayment and Weighted Average Life Considerations--Structuring Assumptions." There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of original certificate principal balance outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the decrement tables, the certificate principal balance of the class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

     Risks Related to the Mortgage Loans

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies.

     The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties securing the mortgage loans. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered certificates.

Pay Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans.

     After an initial fixed rate period of one month or three months after origination, the interest rates on the group II mortgage loans adjust monthly but their monthly payments and amortization schedules will generally adjust annually (after a period of one year for substantially all of group II mortgage loans) and are subject to maximum interest rates and payment caps, if applicable. After the end of the initial fixed rate period, the interest rates on some of the mortgage loans may be lower than the sum of the index applicable at origination and the related margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of a mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the group II mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If interest rates on the group II mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster. If the unpaid principal balance of a mortgage loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. These features may affect the rate at which principal on the group II mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

     For a discussion of the risks resulting from negative amortization mortgage loans, see "Risk Factors--Risks related to Mortgage Loans-Negatively Amortizing Loans" in the prospectus.

The interest rates of the group I mortgage loans will adjust periodically after a fixed period.

     All of the group I mortgage loans have fixed rates of interest for a period of two to ten years following their origination. After the applicable fixed rate period, approximately 54.40% of the group I mortgage loans adjust annually, and 45.60% of group I mortgage loans adjust semi-annually. Adjustments are subject to periodic caps, but could result in higher mortgage payments, which could lead to increased delinquencies on the mortgage loans.

Some of the group I mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

     As of the cut-off date, approximately 96.54% of the group I mortgage loans have an initial interest only period of three, five, seven or ten years. During this period, the payments made by the related mortgagor will be less than they would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The rate of default on mortgage loans that are secured by investor properties or are secondary residences may be higher than on other mortgage loans.

     Approximately 14.01% of the group I mortgage loans and approximately 14.67% of the group II mortgage loans are secured by investor properties. Approximately 10.70% of the group I mortgage loans and approximately 1.51% of the group II mortgage loans are secured by secondary residences. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the borrower's primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the mortgage loan.

Mortgage loans with large principal balances may increase risk of loss on the certificates.

     Mortgage Loans with large principal balances relative to the class balances of the class B certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the certificate principal balance of one or more of such classes. In addition, any realized loss that reduces the certificate principal balance of a class of Class B certificates decreases the subordination provided to the related class A certificates.

     The current principal balances of the Mortgage Loans and the percentages they represent in each group of mortgage loans are specified in Annex A.

The existence of second mortgage liens may adversely affect default rates and losses on the mortgage loans.

     Based upon the information available to the depositor, approximately 42.59% of the group I mortgage loans and approximately 32.04% of the group II mortgage loans were secured by a second mortgage lien that is not included in the pool at the time of closing on the first mortgage lien that is included in the issuing entity. In addition, mortgagors may generally obtain additional mortgages secured by their properties at any time. The existence of additional mortgage liens may adversely affect default rates because a mortgagor must make two or more mortgage payments, and a default under a subordinate mortgage could cause the related mortgaged property to be foreclosed at a time when the first mortgage is still in good standing. This will affect prepayment speeds on the mortgage loans and could result in increased losses on the mortgage loans, which could adversely affect the related certificates.

The mortgage insurers may not be able to honor claims made under the mortgage insurance policies or may not be able to pay claims.

     Substantially all of the mortgage loans (except four group II mortgage loans securing property in New York, and 1.40% of group I mortgage loans and 3.04% of group II mortgage loans, which were 30 days or more delinquent as of the cut-off date) with a loan-to-value ratio of greater than or equal to 75% (approximately 75.01% of such group I mortgage loans and approximately 77.97% of such group II mortgage loans) are covered by a mortgage insurance policy insuring the holder against some portion of losses incurred with respect to that mortgage loan. Coverage under the policies requires compliance with certain conditions, and failure to comply with all the conditions could excuse the mortgage insurer from having to pay a claim. In addition, the payment of losses with respect to each mortgage loan is limited to a specified percentage and certain policies are limited by an aggregate loss amount. Finally, the insurer may be unable to pay claims. Investors should not expect mortgage insurance to cover all losses, even with respect to covered loans.

Credit scores may not accurately predict the likelihood of default.

     An originator generally uses credit scores as part of its underwriting process. The tables in Annex A show credit scores for the borrowers obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans like mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the depositor, the sponsor or any originator makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loans or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic concentration of mortgage loans may adversely affect the offered certificates.

     Approximately 20.38% of the group I mortgage loans and approximately 63.86% of the group II mortgage loans are secured by mortgaged properties located in California. Approximately 30.74% of group I mortgage loans and approximately 7.00% of group II mortgage loans are secured by mortgaged properties located in Florida. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

     o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

     o declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or

     o a region's economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

     A number of states, particularly California and Florida, have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in the southeast portion of the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

     For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under "Description of the Mortgage Loans" and Annex A to this prospectus supplement.

                        DESCRIPTION OF THE MORTGAGE LOANS

     General

     Except where otherwise specifically indicated, the discussion that follows and the information presented in Annexes A-1 and A-2 are derived solely from the characteristics of the mortgage loans as of April 1, 2007 or the origination date of the mortgage loans originated after such date (the "cut-off date"). Whenever reference is made in this prospectus supplement to the characteristics of the mortgage loans or to a percentage of the mortgage loans, unless otherwise specified, that reference is based on the stated principal balances of the mortgage loans or mortgage loans of the applicable group as of the applicable cut-off date. The "stated principal balance" of any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, reduced by (i) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination, and increased, with respect to any group II mortgage loan, by the amount of deferred interest. A "scheduled monthly payment" is the monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions. The "minimum monthly payment" is the amount, calculated as specified in the mortgage note, that the borrower is obligated to pay monthly, which may be more or less than the amount of interest that is accruing on the mortgage loan.

     The mortgage loans are divided into two groups. Group I will consist of approximately 1,792 mortgage loans with a stated principal balance as of the cut-off of approximately $545,439,581. All of the group I mortgage loans are hybrid adjustable rate mortgage loans ("hybrid ARMs"), the interest rate of which adjust semi-annually or annually after an initial fixed period. Group II will consist of approximately 293 mortgage loans with a stated principal balance as of the cut-off date of approximately $116,724,316. All of the group II mortgage loans are pay option adjustable rate mortgage loans ("pay option ARMs").

     The mortgage loans were acquired by the seller in the secondary market in the ordinary course of its business. The mortgage loans were selected, based on their acceptability to the Sponsor and with advice from the underwriters as to the characteristics of the mortgage loans that will optimize marketability of the certificates, from the mortgage loans purchased from the originators and were chosen to meet the requirements imposed by the rating agencies.

     Substantially all of the group I mortgage loans were originated (or acquired from correspondent lenders or on the secondary market) by National City Mortgage Co., Washington Mutual Mortgage Securities Corp., or HomeBanc Mortgage Corporation. Substantially all of the group II mortgage loans were originated (or acquired from correspondent lenders) by IndyMac Bank, F.S.B. Each of these institutions, in such capacity, are referred to as an "originator." The mortgage loans generally were originated in accordance with the underwriting guidelines described under "Mortgage Loan Origination."

     The seller acquired the mortgage loans originated by National City Mortgage Co. pursuant to an Assignment, Assumption and Recognition Agreement by and among J.P. Morgan Mortgage Acquisition Corp., the seller and National City Mortgage Co., dated as of April 17, 2007, which incorporated a Flow Master Seller's
Warranties and Servicing Agreement by and between J.P. Morgan Mortgage Acquisition Corp. and National City Mortgage Co., dated February 24, 2004, as amended by a Regulation AB Amendment dated as of March 1, 2006 (collectively, referred to herein as an "underlying purchase agreement"). These mortgage loans will be serviced by National City Mortgage Co., under a Reconstituted Servicing Agreement among National City Mortgage Co., the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a "reconstitution agreement").

     The seller acquired the mortgage loans originated by Washington Mutual Mortgage Securities Corp. pursuant to a Mortgage Loan Purchase and Sale Agreement by and among the seller, Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust and Washington Mutual Mortgage Securities Corp., dated as of November 1, 2006 (referred to as an "underlying purchase agreement"). The same parties entered into a Servicing Agreement, also dated November 1, 2006. These mortgage loans will be serviced by Washington Mutual Mortgage Securities Corp. pursuant to a Reconstituted Servicing Agreement among Washington Mutual Mortgage Securities Corp., the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a "reconstitution agreement").

     The seller acquired the mortgage loans originated by HomeBanc Mortgage Corporation pursuant to an Assignment and Recognition Agreement and an Assignment and Assumption Agreement, each by and among Citigroup Global Markets Realty Corp., the seller and HomeBanc Mortgage Corporation, each dated as of

March 30, 2007, and each of which incorporated a Master Mortgage Loan Purchase and Interim Servicing Agreement by and between HomeBanc Mortgage Corporation and Citigroup Global Markets Realty Corp., dated December 1, 2006 (collectively referred to herein as an "underlying purchase agreement"). Citigroup Global Markets Realty Corp. sold the servicing rights to the mortgage loans to Wells Fargo Bank, N.A. through a Servicing Agreement, dated September 15, 2005. The seller, along with Luminent Mortgage Capital, Inc. and Mercury Mortgage Finance Statutory Trust, entered a Servicing Agreement with Wells Fargo Bank, N.A., dated as of April 25, 2006. These mortgage loans will be serviced by Wells Fargo Bank, N.A., under a Reconstituted Servicing Agreement among Wells Fargo Bank, N.A., the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a "reconstitution agreement").

     The seller acquired the mortgage loans originated by IndyMac Bank F.S.B. pursuant to a Flow Sale and Servicing Agreement by and among the seller, Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust and IndyMac Bank F.S.B., dated as of April 21, 2006, which was confirmed by a Purchase Price and Terms Letter, dated October 27, 2006 (referred to as an "underlying purchase agreement"). These mortgage loans will be serviced by IndyMac Bank F.S.B. pursuant to a Reconstituted Servicing Agreement among
IndyMac Bank F.S.B., the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a "reconstitution agreement").

     The seller acquired the mortgage loans originated by Countrywide Home Loans, Inc. pursuant to a Master Mortgage Loan Purchase and Servicing Agreement by and among Countrywide Home Loans, Inc., the seller, Luminent Mortgage Capital, Inc. and Mercury Mortgage Finance Statutory Trust, dated as of January 12, 2006 (referred to as an "underlying purchase agreement"). These mortgage loans will be serviced by Countrywide Home Loans, Inc. pursuant to a reconstituted servicing agreement among Countrywide Home Loans, Inc., the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a "reconstitution agreement").

     Under the pooling agreement, the seller will transfer and assign the mortgage loans and all of its rights (other than rights to certain premium amounts in excess of the stated principal balance of repurchased or prepaid mortgage loans) with respect to each underlying purchase agreement, including rights with respect to representations and warranties made by each of the originators or transferors, to the depositor, which will in turn assign the mortgage loans and underlying purchase agreements to the trustee. Subject to certain limitations set forth in the underlying purchase agreements, the originator or transferors, as applicable, will be obligated to repurchase any related mortgage loan as to which there exists deficient documentation or an uncured breach of any representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. The seller will make certain limited representations and warranties to the depositor generally with respect to the period during which the seller held the mortgage loans. Subject to certain limitations set forth in the pooling agreement, the seller (or if it fails to do so, the sponsor) will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders' interests in such mortgage loan. The depositor will make no representations or warranties with respect to the mortgage loans and neither the seller nor the depositor will have any obligation to cure, repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. No originator or transferor will have any obligation with respect to the certificates in its capacity as an originator or transferor other than the repurchase, indemnity or substitution obligations described in this prospectus supplement.

     The underlying purchase agreements provide that if certain monthly payments due after purchase are not made by the mortgagor within 30 days of their respective due dates, the originator is obligated to repurchase such mortgage loan upon request of the seller. This affects approximately 59.72% of the group

I mortgage loans and none of the group II mortgage loans with respect to payments due on April 1, 2007, approximately 36.82% of the group I mortgage loans and none of the group II mortgage loans with respect to payments due on May 1, 2007, and approximately 0.95% of the group I mortgage loans and none of the group II mortgage loans with respect to payments due on June 1, 2007. Any repurchases will have the effect of a prepayment on the mortgage loans. See "Risks Related to Prepayment and Yield--loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates" in this prospectus supplement.

     The Indices. The index applicable to the determination of the loan rates of approximately 54.40% of the group I mortgage loans will be a per annum rate equal to the average of interbank offered rates for one year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "one-year LIBOR index"). The index applicable to the determination of the loan rates of approximately 45.60% of the group I mortgage loans will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "six-month LIBOR index").

     The index applicable to the determination of the loan rates of the group II mortgage loans will be a per annum rate equal to the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "MTA" index).

     The indices will be calculated as of the date specified in the related mortgage note. In the event that an index described above becomes unavailable or is otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

     Loan Rate Adjustments. The loan rates for the group I mortgage loans are generally fixed for two to ten years following their origination and then adjust semi-annually or annually. The loan rates for the group II mortgage loans are generally fixed for one month or three months following their origination and then adjust monthly. The loan rate for each mortgage loan will be adjusted to equal the sum, generally rounded to or rounded up to, as applicable, the index and a fixed percentage amount known as the "gross margin" for that loan.

     No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See "--The Index" in this prospectus supplement.

     Monthly Payment Adjustments. Monthly scheduled payments on the group II mortgage loans adjust annually on a date specified in the related mortgage note (each, a "payment adjustment date"), subject to the conditions (the "payment caps") that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, except for one mortgage loan without a monthly payment cap; (ii) as of the fifth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (110% or 115% depending on the mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity. Substantially all of the group II mortgage loans have payment dates that adjust annually one year following the first payment date on the mortgage loan.

     Because the loan rates on substantially all of the group II mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the stated principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable loan rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, "deferred interest")); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event a mortgage loan negatively amortizes, deferred interest, if any, is added to the stated principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

     Prepayment Premium Payments. As of the cut-off date, approximately 1.99% of the group I mortgage loans and approximately 93.30% of the group II mortgage loans require the payment of a prepayment premium in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for six months to five years from the date of origination of such group I mortgage loan and one to three years from the date of origination of such group II mortgage loan. Certain mortgage loans that require the payment of a prepayment premium, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment premium. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note. A servicer may generally waive (or permit a subservicer to waive) a prepayment premium without the consent of the trustee, the master servicer, the depositor or the sponsor (and without reimbursing the trust fund from its own funds for any foregoing prepayment premium) only if (i) the prepayment is not the result of a refinancing by such servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such servicers, such waiver would maximize recovery of total proceeds from the mortgage loan, taking into account the value of the prepayment premium and the related mortgage loan, (ii) such waiver relates to a prepayment premium the collection of which would, in the reasonable judgment of the related servicer, be in violation of law, (iii) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (iv) the mortgage debt has been accelerated as a result of the mortgagor's default in making its monthly payments. The issuing entity owns the prepayment premiums with respect to all of the mortgage loans that have prepayment penalties. The servicer will be obligated to deposit with the master servicer all prepayment premiums collected by the servicer or, from its own funds, the amount of any prepayment premium to the extent not collected from a borrower (except with respect to a waiver of any such prepayment premium as described above). Prepayment premiums belonging to the issuing entity will be paid directly to the related Class P certificates and will not be available to make payments on the offered certificates.

     Attributes of the Mortgage Loans

     The group I mortgage loans are expected to have the stated characteristics as of the cut-off date as set forth in Annex A-1 to this prospectus supplement, which is incorporated herein by reference. The group II mortgage loans are expected to have the stated characteristics of the cut-off date as set forth in Annex A-2 to this prospectus supplement, which is incorporated herein by reference. The sum of the columns in Annex A may not equal the totals due to rounding.

     All of the mortgage loans are or will be secured by mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

     Each mortgage loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the mortgage loan or the replacement value of the improvements on the mortgaged property. See "Credit Enhancement--Hazard Insurance Policies" in the prospectus.

     As of the cut-off date, 1.10% of the group I mortgage loans were 30 to 60 days delinquent and 0.29% of the group I mortgage loans were 60 to 90 days delinquent (using the MBA method). In the past twelve months, 17 of the group I mortgage loans have been 30 or more days delinquent in payment more than once and 3 of the group I mortgage loans have been 60 or more days delinquent in payment at any time. With respect to the mortgage loans in group I that are 60 days or more delinquent as of the cut-off date, the issuer will deposit cash in the trust account in lieu of transferring those mortgage loans to the trust.

     As of the cut-off date, 3.04% of the group II mortgage loans were 30 to 60 days delinquent and none of the group II mortgage loans were 60 to 90 days delinquent (using the MBA method). In the past twelve months, 9 of the group II mortgage loans have been 30 or more days delinquent in payment more than once and none of the group II mortgage loans have been 60 or more days delinquent in payment at any time. With respect to the mortgage loans in group II that are 60 days or more delinquent as of the cut-off date, the issuer will deposit cash in the trust account in lieu of transferring those mortgage loans to the trust.

     As of the closing date, none of the mortgage loans transferred to the trust will be in foreclosure, nor will foreclosure be imminent with respect to any such mortgage loan.

     The "loan-to-value ratio" of a mortgage loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (b) the amount paid by the borrower for the mortgaged property.

     The weighted average original loan-to-value ratio of the group I and group II mortgage loans is approximately 79.01% and 77.22%, respectively. Approximately 19.64% of the group I mortgage loans, and approximately 3.06% of the group II mortgage loans, have original loan-to-value ratios in excess of 80%. All of these loans are covered by existing lender-paid or borrower-paid primary mortgage insurance policies.

     In addition, approximately 56.81% of the group I and approximately 78.87% of group II mortgage loans have loan-to-value ratios greater than or equal to 75%, but less than or equal to 80%. Substantially all of those mortgage loans (except four group II mortgage loans, the related mortgaged property of which is located in New York, and 1.40% of group I mortgage loans and 3.04% of group II mortgage loans, which were delinquent as of the cut-off date) will be covered by a lender-paid or borrower-paid primary mortgage insurance policy. The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy), which is also referred to below as the "insured percentage of the claim," will be either 14.00% or 19.00% based upon the original LTV of the mortgage loan and subject to compliance with coverage conditions and to aggregate loss limits. The Trust will obtain two master policies, one with respect to the group I mortgage loans with LTVs (greater than 75% and (less than) 80%, and one with respect to the group II mortgage loans with LTVs 75% and (less than) 80%. The aggregate loss limit for each of the policies is equal to 3.00% of the cut-off date principal balance of the mortgage loans covered by each such policy.

     The premiums for such insurance will be paid from the cash flows of the mortgage loans before such amounts are available to make distributions on the certificates. The annual premiums will be equal to approximately 0.350% to 0.863% with respect to the covered group I mortgage loans, and approximately 0.580% times the stated principal balance of the covered group II loans. The premiums do not include taxes imposed by the Commonwealth of Kentucky and the State of West Virginia.

The LPMI Insurer

     Triad Guaranty Insurance Corporation ("TGIC"), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in 50 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and
Freddie Mac. TGIC is rated "AA" by Standard & Poor's Ratings Services, "AA" by Fitch Ratings and "Aa3" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of December 31, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $803 million, policyholders' surplus of approximately $168 million and a statutory contingency reserve of approximately $521 million. Direct insurance in force totaled $53.828 billion at December 31, 2006. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.'s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

The LPMI Policy

     The TGIC mortgage insurance policy (the "TGIC policy") is required to remain in force with respect to each covered loan ("TGIC insured loan") until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five years. Coverage on all loans insured under the TGIC Policy may be cancelled by the insured when the aggregate outstanding principal balance of all insured loans is less than 10% of the cut-off date balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within 45 days of default, if it occurs when the first payment is due under the Loan, or within 10 days of the earlier of (i) four months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the borrower or insured therein. Appropriate proceedings must be commenced within six months of default.

     The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

     o for the insured to present a claim, the insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

     o a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the insured, and certain expenses;

     o when a claim is presented, TGIC will have the option of either (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

     Generally, claims must be filed within 60 days after the insured has acquired the borrower's title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within 60 days after the claim is filed by the insured.

     Pursuant to the servicing agreements, the servicers will take all actions under the TGIC Policy on behalf of the Trust. The servicers must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the Servicer will initiate foreclosure proceedings. The servicers are required to file a claim with TGIC no later than 60 days after the earlier of acquiring borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by a servicer is incomplete, within 20 days of receipt of the claim TGIC is required to notify such servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the 20-day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within 60 days.

     No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured. The insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the insured's approval, TGIC's liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

     Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

     o any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

     o certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

     o any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

     o any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;

     o certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

     o    any claim for a balloon payment on a Balloon Loan.

     The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

     The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

     If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage loans and the mortgaged properties is based upon the mortgage loans as constituted at the close of business on the cut-off date, as adjusted for minimum monthly payments due on or before the related cut-off date. A Current Report on Form 8-K will be filed, together with the pooling agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the issuing entity, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the Trust Fund--Evidence as to Compliance" in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator with the Commission will be posted on the securities administrator's internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: https:/www.ctslink.com.

                                   THE SPONSOR

     Luminent Mortgage Capital, Inc. is the sponsor of the transaction. The sponsor is a Maryland corporation that was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol "LUM". See "The Sponsor" in the prospectus.

     The sponsor has been engaged in the securitization of mortgage loans since November 2005 and has securitized mortgage loans of the type included in the current transaction only as described in the table below. Consequently, the sponsor has limited experience in securitizing mortgage loans.

       Prior Securitized Pools of the Sponsor for the Current Asset Types

Issuing Entity          Depositor                   Title of Securities               Issue Date
--------------          ---------                   -------------------               ----------
Luminent Mortgage     Structured Asset Mortgage   Mortgage-Backed Notes,            November 2, 2005
Trust 2005-1          Investments II Inc.         Series 2005-1

Luminent Mortgage     CWMBS, Inc.                 Mortgage Pass-Through             January 26, 2006
Trust 2006-1                                      Certificates, Series 2006-1

Luminent Mortgage     Greenwich Capital           Mortgage Pass-Through             February 23, 2006
Trust 2006-2          Acceptance Inc.             Certificates, Series 2006-2

Luminent Mortgage     Structured Asset Mortgage   Mortgage Pass-Through             April 28, 2006
Trust 2006-3          Investments II, Inc.        Certificates, Series 2006-3

Luminent Mortgage     Greenwich Capital           Mortgage Pass-Through             May 25, 2006
Trust 2006-4          Acceptance Inc.             Certificates, Series 2006-4

Luminent Mortgage     Greenwich Capital           Mortgage Pass-Through             June 29, 2006
Trust 2006-5          Acceptance Inc.             Certificates, Series 2006-5

Luminent Mortgage     Lares Asset                 Mortgage Pass-Through             September 28, 2006
Trust 2006-6          Securitization, Inc.        Certificates, Series 2006-6

Luminent Mortgage     Lares Asset                 Mortgage Pass-Through             December 27, 2006
Trust 2006-7          Securitization, Inc.        Certificates, Series 2006-7

Luminent Mortgage     Lares Asset                 Mortgage Pass-Through             January 25, 2007
Trust 2007-1          Securitization, Inc.        Certificates, Series 2007-1

     The Sponsor does not service the mortgage loan assets in its mortgage-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to "special foreclosure" rights and "clean-up call" rights which are similar to those described herein. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

     The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

                                   THE SELLER

     Maia Mortgage Finance Statutory Trust, a Maryland business trust, will acquire the mortgage loans from the various originators, and sell them to the depositor pursuant to a pooling agreement dated as of April 1, 2007 by and among the seller, the depositor, the master servicer, the securities administrator and the trustee. The seller is a wholly owned subsidiary of the sponsor.

                                  THE DEPOSITOR

     The depositor is Lares Asset Securitization, Inc., which was incorporated in June 2006 as a wholly owned, limited-purpose securitization subsidiary of the sponsor.

     See "The Depositor" in the prospectus for more information about the depositor and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

     Static pool information with respect to previous securitizations of the sponsor is available on the world wide web at www.luminentcapital.com/phoenix.zhtml?c=142466&p=debtABS. Access to this website is unrestricted and free of charge. Information available on this website is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.

     Certain static pool information for National City Mortgage Co. is attached to this prospectus supplement as Annex E.

     Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac Bank and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date hereof. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the Mortgage Loans to be included in the issuing entity described herein. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond IndyMac Bank's control, such as housing prices and market interest rates. The performance of these prior securitizations is likely not indicative of the future performance of the Mortgage Loans.

     IndyMac Bank reports delinquency data for securitizations of pools of mortgage loans under the "INDA" category consistent with the methodology used by the Mortgage Bankers Association of America (the "MBA Method"). As defined in Standard & Poor's LEVELS(R) Glossary, under the MBA Method, a mortgage loan is considered delinquent if a monthly payment has not been received by the end of the day immediately preceding the mortgage loan's next due date. For example, a mortgage loan will be considered 30 days delinquent if the borrower fails to make a scheduled monthly payment originally due on March 1 by the close of business on March 31 and it will be reported as "31-60 days delinquent" on the April statement to certificateholders. A similar methodology is used for determining whether a Mortgage Loan is 60 days delinquent, and the Mortgage Loan will be considered "61-90 days delinquent" if the borrower fails to make that scheduled monthly payment by April 30 and will be reported on the May statement to certificateholders. IndyMac Bank reports delinquency data for securitizations of mortgage loans under other categories consistent with the "OTS Method." Under the OTS Method, as defined in Standard & Poor's LEVELS(R) Glossary, a mortgage loan is considered delinquent if a monthly payment has not been received by the close of business on the due date for that mortgage loan in the following month. For securitized pools of mortgage loans listed under the categories of "INDA," "INDB," "INDX" and "RAST", as well as 2001-A and 2001-B pools listed under the heading "SUBPRIME" and the 2006-1 pool under the heading "INDS" IndyMac Bank calculates delinquencies according to the MBA Method. For securitized pools of mortgage loans listed under the category "HELOC," "SUBPRIME" (other than the 2001-A and 2001-B pools) and "INDS" (other than the 2006-1 pool), IndyMac Bank calculates delinquencies according to the OTS Method.

This static pool data is not deemed a part hereof, the prospectus or the registration statement, of which the prospectus is a part, to the extent that the static pool data relates to:

     o Prior securitized pools of IndyMac Bank that do not include the mortgage loans and that were established before January 1, 2006; or

     o In the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

     Each securitization is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the group II mortgage loans. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond Luminent's or an originator's control, such as housing prices and market interest rates. The performance of these prior securitizations is likely not indicative of the future performance of the group I or group II mortgage loans.

     Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

                         AFFILIATIONS AND RELATIONSHIPS

     The sponsor, seller and depositor are all affiliates of each other and have the following ownership structure:

     o The depositor, Lares Asset Securitization, Inc., is a wholly owned, direct subsidiary of the Sponsor, Luminent Mortgage Capital, Inc.

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     o    The seller,  Maia Mortgage Finance  Statutory Trust, is a wholly-owned indirect subsidiary of the Sponsor, Luminent Mortgage Capital, Inc.

     The seller acquired certain mortgage loans from Citigroup Global Markets Realty Corp., an affiliate of Citigroup Global Markets Inc.

                            MORTGAGE LOAN ORIGINATION

     The group I mortgage loans were substantially all originated by National City Mortgage Co., Washington Mutual Mortgage Securities Corp., or HomeBanc Mortgage Corporation. Of those, National City Mortgage Co. originated 48.31%, HomeBanc Mortgage Corporation originated 45.64% and Washington Mutual Mortgage Securities Corp. originated 3.64%. The group II mortgage loans were substantially all originated by IndyMac Bank, F.S.B. The underwriting guidelines generally applied by the originators in originating the mortgage loans are described under their names below.

     National City Mortgage

Organization

     National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation ("NCC"). National City Mortgage Co. ("NCMC") is a subsidiary of National City Bank ("NCB"). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio.


                           Total Originations by Year
                           --------------------------

         Year          Origination Dollars        Origination Counts
         ----          -------------------        ------------------

         2001            $56,865,963,869               386,748

         2002            $79,478,299,994               492,451

         2003           $105,561,114,324               655,287

         2004            $65,664,278,140               404,614

         2005            $59,031,348,835               325,916

         2006            $43,116,576,107               239,023


     National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast. National City Mortgage has the financial strength and stability that makes it one of the top mortgage originators in the nation.

     The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending

                                      S-33

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operations  of all NCC  banking  affiliates,  National  City  bank and  mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

     Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana, the renaming of the old National City Mortgage Co. to National City Mortgage, Inc. (which contains our Affiliated Banking Arrangements), and the transfer of the servicing and secondary marketing functions to a newly created company called NCM Newco, Inc. which was renamed National City Mortgage Co.

     Effective July 22, 2006 National City Corporation consolidated its six separate bank charters into one national charter under the name of National City Bank headquartered in Cleveland, Ohio. As a result of this consolidation, National City Mortgage and National City Mortgage Co. became a division of and a subsidiary of National City Bank respectively. There were no changes in day-to-day mortgage operations.

     On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of National City Bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. The Company is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

     National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

     Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

     National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

     Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

Underwriting Standards

     The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in

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

accordance  with  the  applicable   federal  and  state  laws  and  regulations.
Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

     Expanded Criteria Underwriting Guidelines
     -----------------------------------------
     The following underwriting guidelines apply to substantially all of the mortgage loans. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by primary residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed. In certain circumstances, 100% loan-to-value ratios are allowed for principal balances not to exceed $500,000 adhering to stricter underwriting standards.

     Mortgage loans with principal balances up to $1,000,000 are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio generally may not exceed 80%. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") up to $2,000,000 are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 75%. Loan amounts exceeding 1 million require a second signature by an Underwriting Manager for approval.

     For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Generally, for loan-to-values 55% or below there are no restrictions on cash out amounts. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

Full/Alternative Documentation

     Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets.

     Typically the following documentation required but not limited to:

     o    Verbal verification of employment

     o    Pay stubs covering the most recent 30 day period showing YTD income

     o    Most recent 2 year's 1040s for self-employed borrowers

     o    1 or 2 months bank statements

     o    W-2 forms for 24 months

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

No Ratio Documentation

     (NIVA- No Ratio Verified Assets)

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower.

     Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income.

No Income/No Employment/No Asset Documentation (NO DOC)

     Under the no income/no employment/no asset documentation program, income, employment and assets are not stated. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

No Income/No Asset/Employment Verified (NINA)

     Under the no income/no asset/employment verified documentation program, the borrower's income and assets are not disclosed. A verbal verification of employment is required. Employment stability is a critical component in evaluating the borrowers continuing ability to meet obligations. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

     Jumbo-A Underwriting Guidelines
     -------------------------------
     The following underwriting guidelines apply to substantially all of the mortgage loans. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed.

     For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Generally, for loan-to-values 50% or below there are no restrictions on cash out amounts. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

     Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%.

     Full/Alternative Documentation

     Under   full/alternative   documentation,    the   prospective   borrower's
employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan
Prospector or Desktop Underwriter which afford the following documentation variations:

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

     o    Verbal verification of employment

     o    Less that 12 months employment verified

     o    12-23 months employment verified

     o    24 months or more employment verified

     o    1 or 2 months bank statements


Stated Documentation (SIVA- Stated Income Verified Assets; SISA- Stated Income Stated Assets)

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Employment stability is a critical component in evaluating the borrowers continuing ability to meet obligations. Debt to income ratios must be calculated and used for qualification. Borrower's assets may or may not be verified.

     For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a private mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan is generally required. No such private mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued private mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

     Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

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

     Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

     HomeBanc Mortgage Corporation

     General

     HomeBanc Corp. is currently a publicly held Georgia corporation that owns 100% of the outstanding stock of HomeBanc Mortgage Corporation, or "HBMC," a residential mortgage banking company and a Delaware corporation. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc Corp. has elected to be taxed as a real estate investment trust, or "REIT," and is self-managed and self-advised. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans. In November 2006, HomeBanc Corp. announced its intention to change its corporate model so that the publicly held parent company will no longer elect to be treated as a REIT beginning in 2007. HomeBanc Corp. is considering and evaluating the most appropriate means of implementing this change to its corporate model, including potential changes to its corporate structure.

     HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta based management team and GTCR Golder Rauner, L.L.C. and its affiliated funds, or "GTCR." HBMC was First Tennessee Bank National Association's Atlanta, Georgia mortgage banking operation that operated under the name of "HomeBanc Mortgage." Since 2001, HBMC's first full year of operating as an independent company, its annual originations have been $4.1 billion in 2001, $5.0 billion in 2002, $5.9 billion in 2003, $5.6 billion in 2004, $6.4 billion in 2005 and $5.1 billion in 2006.

     HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

     HomeBanc and HBMC's principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000.

     HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or "SEC," which will be available on the internet at the SEC's website, http://www.sec.gov. You may read and copy any document that HomeBanc files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Origination of Mortgage Loans

     The discussion below under "HBMC Underwriting Guidelines" is a general summary description of underwriting guidelines generally applied by HBMC.

     HBMC Underwriting Guidelines

     HBMC's underwriting guidelines are intended to facilitate the funding and ultimate sale of mortgage loans in the secondary mortgage market and funding through securitizations. The HBMC underwriting guidelines allow HBMC to evaluate an applicant's credit standing, financial condition and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan that HBMC reviews. HBMC seeks to match the amount of disclosure required by applicants to appropriate loan products. As part of the loan application process, the applicant is generally required to provide information concerning his or her assets, liabilities, income and expenses, subject to certain of the provisions below, along with an authorization permitting HBMC to obtain any necessary third-party verifications, including a credit report summarizing the applicant's credit history. However, in some cases loans are underwritten without the independent verification of the applicant's stated income or employment in the related loan application.

     In evaluating an applicant's ability and willingness to repay the proposed loan, HBMC also reviews the applicant's credit history and outstanding debts, as reported on the credit report that HBMC obtains. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, HBMC may request a written or oral verification of the balance and payment history of that debt from the servicer of the debt. HBMC verifies the applicant's liquid assets for a general indication of creditworthiness and to determine whether the applicant has adequate liquid assets to cover any required down payment, closing costs and prepaid interest, while maintaining a minimum cash reserve equal to the sum of three to six monthly PITI payments plus, in certain cases, the sum of three to six monthly payments of all other debt obligations included in determination of the "debt -to-income" ratio. In addition, HBMC uses information regarding the applicant's liquid assets, together with information regarding the applicant's debt obligations to gauge the reasonableness of the applicant's stated income.

     HBMC also evaluates the applicant's income to determine stability, probability of continuation and adequacy to service the proposed HBMC debt payment. HBMC's guidelines for verifying income and employment of a potential borrower are generally as follows:

     o For salaried applicants, HBMC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent federal tax returns, or a current pay stub and verbal verification of employment from the employer;
     o For non-salaried applicants, including self-employed applicants, HBMC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules; and
     o For self-employed applicants, HBMC also generally requires the submission of a signed profit and loss statement.

     In determining the adequacy of the property as collateral for the loan, HBMC may obtain full or partial appraisals or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Each full and partial appraisal is performed by an independent appraiser that HBMC approves. The appraiser is required to inspect the property and verify that it is in good condition, and that

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

construction or renovation, if applicable, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements and the condition of the property.

     In addition to the foregoing, the approval process generally requires that the potential borrower have a total debt-service-to-income ratio, or "DTI" ratio, that typically does not exceed 45%. HBMC may raise this limit to 50% or greater, if the potential borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, including, if applicable, the interest-only payments on the proposed loan, and, in the case of most non-hybrid adjustable rate, interest-only loans, at an interest rate that is two percentage points higher than the original rate, divided by the borrower's total monthly income. The required DTI ratio generally varies depending upon the LTV, the occupancy type and the level of documentation provided.

     Exceptions

     The underwriting standards described above are guidelines of general applicability. On a case-by-case basis, it may be determined that an applicant warrants an exception to these guidelines. An exception may be allowed by underwriting personnel with appropriate credit authority and only if the application reflects compensating factors, such as: a low loan-to-value ratio; stable ownership; low debt-to-income ratios; or excess cash reserves or similar mitigating circumstances.

     "Streamline Refi" Program

     The following "streamline refi" program guidelines are applicable to mortgage loans originated prior to September 2006. A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC's "streamline refi" program to change the interest rate or the term of the mortgage loan. Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent within the previous 24 months with respect to any mortgage loan, HBMC may permit a refinancing of one or more of the borrower's mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process so long as the borrower has a credit score of 660 or greater for mortgage loans having a loan-to-value Ratio or combined loan-to-value ratio of less than or equal to 95% or a credit score of 680 or greater for mortgage loans having a loan-to-value ratio or combined loan-to-value ratio of greater than 95%. In addition, no judgments or other adverse public record may appear on the credit report obtained by HBMC in connection with the loan application. With respect to mortgage loans that were originated without requiring certain documentation, the mortgage loan must also be seasoned for at least 12 months prior to becoming eligible for the "streamline refi" program. The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the "streamline refi" program. A borrower may participate in this "streamline refi" program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that is serviced by HBMC, by executing a modification agreement at a current market interest rate. The "streamline refi" program is for borrowers who wish to change only the interest rate and/or the term of their mortgage loan and is not available to borrowers who wish to cash out a portion of the equity in their property.

     The following "streamline refi" program guidelines are applicable to mortgage loans originated on or after September 1, 2006. A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC's "streamline refi" program to either change the interest rate or the term of the mortgage loan in accordance with HBMC's rate/term refinance guidelines or to increase the balance of the mortgage loan for the purpose of receiving cash proceeds relating to any equity that the borrower may have in the related property in accordance with HBMC's cash out refinance guidelines.

     Rate/Term Refinance Guidelines Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent with respect to any mortgage loan since its origination, HBMC may permit a refinancing of one or more of the borrower's mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process. Minimum credit score requirements range from 620 to 720, depending on the amount borrowed, type of property, type of original loan, the loan-to-value ratio and, if applicable, the loan-to-value ratio calculated in respect of a subordinated fixed rate second mortgage or a subordinated revolving credit line mortgage (referred to herein as a "combined loan-to-value ratio"). The maximum loan-to-value ratios range from 60% to 95% and the maximum combined loan-to-value ratios range from 60% to 100%, depending on the amount borrowed, type of property, type of original loan and the credit score of the related borrower. The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the "streamline refi" program. Under the rate/term refinance guidelines, a borrower may participate in this "streamline refi" program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that is serviced by HBMC, by executing a modification agreement at a current market interest rate.

     Cash Out Refinance Guidelines Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent with respect to any mortgage loan since its origination, HBMC may permit a refinancing of one or more of the borrower's mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process to allow cash proceeds relating to any equity that the borrower may have in the related property to be distributed to the borrower. Minimum credit score requirements range from 640 to 720, depending on the amount borrowed, type of property, type of original loan, the debt service impact ratio, the loan-to-value ratio and, if applicable, the combined loan-to-value ratio. The maximum loan-to-value ratios range from 60% to 80% and the maximum combined loan-to-value ratios range from 60% to 100%, depending on the amount borrowed, type of property, type of original loan and the credit score of the related borrower. In connection with a cash out refinance, HBMC also looks at a borrower's Bankruptcy Navigator Index score (or BNI score), which measures a variety of items, including recent increases in the debt obligations of a borrower and a borrower's payment history and payment habits, to determine the likelihood that a borrower will file bankruptcy in the next two years. A low score represents a greater chance of bankruptcy for the related borrower. In general, BNI scores range from 1 to 600. HBMC's minimum BNI score requirements range from 300 to 435, depending on the credit score of the related borrower. The borrower may not be required to provide any verifications of current employment, income level or extent of assets, however, a broker price opinion on the value of the related property and a HistoryPro(TM) "F" Score of less than 1 will be required in connection with a cash out refinance. A modification agreement may not be used in connection with a cash out refinance.


                                                                                    Year Ended December 31,
                                                              ---------------------------------------------------------------------
                                                                       2006                     2005                    2004
                                                              --------------------      -------------------      ------------------
                                                              Dollars        % of       Dollars        % of      Dollars      % of
Loan Type                                                      (000s)        Loans       (000s)       Loans       (000s)      Loans
-----------------------------------------------------------------------------------------------------------------------------------
Conforming mortgage loans                                    $1,666,885      32.4%    $ 1,453,611      22.6%      $943,144    16.8%
Nonconforming mortgage loans:
     1-month interest-only adjustable-rate                        1,320       0.0          51,973       0.8        615,976    11.0
     6-month interest-only adjustable-rate                        8,517       0.2          99,446       1.5      1,766,093    31.4
     3-year fixed/6-month interest-only adjustable-rate          51,916       1.0         523,198       8.1        359,340     6.4
     3-year fixed/1-year interest-only adjustable-rate          118,315       2.3           2,955       0.0             --      --
     5-year fixed/6-month interest-only adjustable-rate         175,652       3.4       2,492,320      38.7        920,036     6.4
     5-year fixed/1-year interest-only adjustable-rate          694,711      13.5           7,060       0.1             --      --
     7-year fixed/6-month interest-only adjustable-rate         202,975       3.9         911,614      14.2         96,704     1.7
     7-year fixed/1-year interest-only adjustable-rate        1,168,376      22.7          10,960       0.2             --      --
     10-year fixed/6-month interest-only adjustable-rate          5,153       0.1         103,106       1.6         21,144     0.4
     10-year fixed/1-year interest-only adjustable-rate         309,299       6.0           5,653       0.1             --      --
     All other nonconforming mortgage loans                     216,043       4.2         173,961       2.7        200,941     3.6
                                                              ---------                 ---------                ---------
Total nonconforming mortgage loans(1)                         2,952,277      57.4       4,382,246      68.0      3,980,234    70.8
FHA-and VA-qualified mortgage loans                             176,344       3.4           0.21%       3.0        180,718     3.2
                                                                                            0.115
                                                                                          191,286
Second-lien mortgage loans                                      255,663       5.0         292,645       4.5        396,581     7.1
Construction-to-permanent loans                                  25,124       0.5          52.596       0.8         64,092     1.1
Subprime loans                                                   63,877       1.2          67,381       1.0         56,911     1.0
Other(2)                                                             --       0.0           2,330       0.0          1,554     0.0
                                                             ----------     -----     -----------     -----    -----------   ------
     Total(1)                                                $5,140,170     100.0%    $ 6,442,095     100.0%   $ 5,623,234   100.0%
                                                             ----------     -----     -----------     -----    -----------   ------
Total adjustable-rate loans                                  $3,127,589      60.8%    $ 4,681,616      72.7%   $ 4,465,628    79.4%
Total fixed-rate loans                                        2,012,581      39.2       1,760,479      27.3      1,157,606    20.6
                                                             ----------     -----     -----------     -----    -----------   ------
     Total(1)                                                $5,140,170     100.0%    $ 6,442,095     100.0%    $5,623,234   100.0%
                                                             ----------     -----     -----------     -----    -----------   ------
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Slight variations in totals are due to rounding.

(2) The "Other" loans are comprised primarily of state and local housing finance authority loans.

     IndyMac Bank, F.S.B.

     The principal executive offices of IndyMac Bank, F.S.B. ("IndyMac Bank") are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000. During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank's conventional mortgage loan production was approximately $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

     Origination Process

     IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

     Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

     Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

     Correspondent: Mortgage brokers, mortgage bankers, financial, institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

     Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

     IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

     Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

     IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

     In determining a borrower's FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac

Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO credit score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

     IndyMac Bank originates and purchases loans that have been originated under
one  of  seven  documentation  programs:   Full/Alternate,   FastForward,   Bank
Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

     The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

     Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

     Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

     IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

     Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

     To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

     Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a "third party loan originator" is a mortgage loan eligible for purchase pursuant to this program.

     2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

     Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

     Mortgage loans originated through the conduit channel are generally initially underwritten by a "third party seller" to the third party seller's underwriting guidelines. IndyMac Bank reviews each third party seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

     Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                               THE MASTER SERVICER

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as master servicer under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000 employees, as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

     Wells Fargo Bank acts as Master Servicer pursuant to the Pooling Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

                                  THE SERVICERS

     All of the group I mortgage loans will be serviced by National City Mortgage Co., Washington Mutual Bank and Wells Fargo Bank, N.A. (each a "servicer"). Substantially all of the group II mortgage loans will be serviced by IndyMac Bank F.S.B. (also a "servicer"). The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the reconstitution agreement or underlying purchase agreement, as the case may be (such servicing provisions referred to herein as the servicing agreements).

     The trustee on behalf of the trust fund and the master servicer will be parties to or third-party beneficiaries under the servicing agreements. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

     National City Mortgage Co.

Organization

     National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation (NCC). National City
Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank (NCB). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2006, NCMC serviced nearly 1.1 million mortgage loans totaling more than $170.6 billion. NCMC's portfolio is composed of $149.7 billion in conventional loans and $20.8 billion in FHA/VA loans.

     The following table summarizes the loan servicing portfolio experience, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood of future growth or declination of the servicing portfolio for the mortgage Loans, and no assurances can be given that the past loan servicing portfolio experience presented in the following table will be indicative of the actual experience on the Mortgage Loans going forward.


                    -----------------------------------------------------------------------------
TOTAL SERVICING         Dec 2001    Dec 2001    Dec 2002      Dec 2002     Dec 2003    Dec 2003
                        --------    --------    --------      --------     --------    ----------
                         Count       $(000)      Count         $(000)       Count       $(000)
                         -----       ------      -----        -------       -----       ------
Count / Balance         800,450   $88,386,490   964,741     $122,259,694  1,111,388  $155,274,844

Percentage Change        20.2%       40.3%       20.5%          38.3%       15.2%        27.0%
From Prior Year

Percent Government        27%         24%         25%            21%         23%          19%
                    -----------------------------------------------------------------------------

                    -----------------------------------------------------------------------------
                        Dec 2004    Dec 2004    Dec 2005      Dec 2005     Dec 2006    Dec 2006
                        --------    --------    --------      --------     --------    --------
TOTAL SERVICING          Count      $(000)       Count        $(000)       Count       $(000)
                         -----      ------       -----        ------       -----       -------

Count / Balance        1,135,033   164,020,079  1,111,277   $168,946,723  1,086,548  $170,621,554

Percentage Change         2.1%        5.6%        -2.1%        3.0%         -2.2%         1.0%
From Prior Year

Percent Government        22%          17%         18%         14%            17%          12%
                    -----------------------------------------------------------------------------

     National City Mortgage Co. is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage Co. is an approved FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, a wholly owned subsidiary of National City Corporation, a Delaware corporation, headquartered in Cleveland, Ohio.

     The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

     Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

     Effective July 22, 2006 NCB-Indiana, NCB-Kentucky, NCB-Southern Indiana, NCB-Pennsylvania, and NCB-Midwest merged into a single bank charter (Ohio):
National City Bank. For NCMC, this did not significantly impact current day-to-day functions.

     On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of National City Bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. The Company is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

Servicing Standards

     NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

     There have been no material changes to the policies or procedures in the servicing function in the past three years.

     The  Investor   Reporting  unit  has  implemented   several   technological
applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

     NCM maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

     The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

     Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

     NCMC's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

     NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

     NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

     NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

     The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

     The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

     NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

     For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

     NCMC's Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

     A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

     The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

     Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

     Servicing Experience

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

     Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its "prime" underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):


                As of                                 As of                               As of
          December 31, 2004(1)                 December 31, 2005(1)               December 31, 2006(2)
        ----------------------                 --------------------               --------------------
                       Aggregate                           Aggregate                            Aggregate
                   Unpaid Principal                     Unpaid Principal                     Unpaid Principal
 No. of Loans      Balance of Loans     No. of Loans    Balance of Loans    No. of Loans     Balance of Loans

   498,174        $166,028,382,042        634,103       $229,014,862,911      646,723        $258,646,782,192

--------------------------------
(1)  Includes   mortgage  loans  originated   pursuant  to  Wells  Fargo  Bank's
     underwriting guidelines for "Alt-A minus" mortgage loans.

(2)  Excludes   mortgage  loans  originated   pursuant  to  Wells  Fargo  Bank's
     underwriting guidelines for "Alt-A minus" mortgage loans.

     Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "subprime first lien loans") and second lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "subprime second lien loans"). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of subprime first lien loans, subprime second lien loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):



                                           As of                            As of                               As of
                                     December 31, 2004                December 31, 2005                   December 31, 2006
                                   ---------------------            ---------------------               -------------------

                                            Aggregate                            Aggregate                         Aggregate
                                            Original                             Original                          Original
                                            Principal                            Principal                         Principal
                                No. of      Balance of              No. of       Balance of            No. of      Balance of
Asset Type                      Loans         Loans                  Loans         Loans               Loans         Loans
----------                      -----         -----                  -----         -----               -----         -----
Subprime First Lien Loans      134,893   $19,592,490,280           173,411     $26,214,367,714        190,395    $29,252,542,517

Subprime Second Lien Loans        *            *                     9,116         353,218,934         18,483        711,917,795

Alt-A Minus Loans**               --          --                      --               --              62,351     11,088,435,185

     ---------------------
     * Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.
     ** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

     Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

     When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

     Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

     (1) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

     (2) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

     IndyMac Bank, F.S.B.

     IndyMac Bank will act as servicer under the pooling and servicing agreement. The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2-" as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and "SQ2-" as a special servicer and (z) by S&P, "strong" as a residential mortgage servicer and residential mortgage subprime servicer and "average" for residential mortgage special servicing, residential mortgage master servicing and subordinate residential mortgage servicing.

     The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others.

     The servicer will not have any custodial responsibilities for the mortgage loans.

     As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others. As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

     IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

     The servicer intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of the servicer's employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

     If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

                         SERVICING OF THE MORTGAGE LOANS

     Servicing of the Mortgage Loans

     The servicers will have primary responsibility for servicing the mortgage loans. The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described herein. The master servicer will be a party to or a third party beneficiary under each servicing agreement and can enforce the obligations of the servicer thereunder. The master servicer will have no obligation to monitor any subservicer and will have no responsibility for the subservicing of the mortgage loans.

     Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreement.

     If a servicer fails to fulfill its obligations under a servicing agreement, the master servicer has the right to terminate such servicer as described below under "--Servicer Events of Default."

     The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and (3) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

     Custodial Accounts

     Each servicing agreement entered into by a servicer will provide that it will establish a custodial account for the deposit of principal and interest payments on the mortgage loans. On the 18th day of each month, or the business day immediately before or after the 18th if such day is not a business day, each servicer will remit the amounts on deposit in the related custodial account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. Each servicer is entitled to reimburse itself from the related custodial account for any advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses") and "--Advances" in this prospectus supplement.

     Servicing Compensation and Payment of Expenses

     The master servicer will be paid a monthly fee (the "master servicing fee") with respect to each mortgage loan serviced by it calculated at the master servicing fee rate (the "master servicing fee rate"). The master servicing fee and the master servicing fee rate are each as set forth under "Fees and Expenses." The master servicer will pay any ongoing fees of the securities administrator, the custodian and the trustee using a portion of its master servicing fee. See "Fees and Expenses" in this prospectus supplement.

     Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate, as set forth under "Fees and Expenses." Each servicer will be entitled to retain investment income with respect to its custodial account and miscellaneous ancillary servicing fees (such as late fees, modification fees and assumption fees). In addition, certain servicers will be entitled to a fee upon disposition of any REO Property and certain others to any prepayment penalties on the mortgage loans.

     The master servicing fees and the servicing fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

     Waiver or Modification of Mortgage Loan Terms

     The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless a servicer has received the prior written consent of the master servicer on behalf of the issuing entity, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling agreement to fail to qualify as a REMIC or result in the imposition of any tax on any such REMIC.

     Prepayment Interest Shortfalls

     When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a "prepayment interest shortfall." Any prepayment interest shortfall in any month with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is required to be paid by the related servicer, generally limited to the extent that such amounts in the aggregate do not exceed the total of its servicing fees for such month.

     Any prepayment interest shortfall required to be funded but not funded by the applicable servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amounts in the aggregate do not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

     Advances

     Each servicer will generally be obligated to make advances with respect to delinquent payments on the related mortgage loans to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of such mortgage loan. The servicers of the group II mortgage loans will generally be obligated to advance only the minimum payment, as set forth in the related mortgage note, which may be less than the amount of interest accrued on such mortgage loan. As a consequence, negative amortization may continue to occur during the time that a servicer is making advances with respect to a delinquent mortgage loan. The master servicer, in its capacity as successor servicer, will be obligated to make any such advances if a servicer is required to and fails to do so, to the extent provided in the pooling agreement. Any servicer or the master servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

     The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount or the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

     Hazard Insurance

     To the extent not maintained by the related borrower, the related servicer will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of
(i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

     The servicers, on behalf of the issuing entity and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

     Realization Upon Defaulted Mortgage Loans

     The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made subject to the special foreclosure rights described below. To the extent set forth in the related servicing agreement, the servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines; provided, however, that generally, pursuant to their respective servicing agreements, the servicers will not service such property in a manner that results in a tax on any Trust REMIC, unless the applicable servicer has agreed to indemnify and hold harmless the trust fund with respect to such taxes.

     Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

     In addition, each servicer, on behalf of the trust fund, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the related servicer reasonably believes that such sale would maximize proceeds to the trust fund (on a present value basis) with respect to those mortgage loans.

     Special Foreclosure Rights

     A servicer will not commence foreclosure or take other action with respect to a mortgage loan that is more than 60 or 90 days delinquent unless (i) no later than five business days prior to such commencement, it notifies the master servicer and the 100% holder of the most junior class of subordinate certificates of its intention to do so, and (ii) such holder does not, within such period, affirmatively object to such action. If the 100% holder of the most junior class of subordinate certificates timely and affirmatively objects to such action, then it will instruct the master servicer to hire three appraisal firms to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "fair value price"), in each case no later than 30 days from the date of such holder's objection. Subject to certain provisions in the pooling agreement and in the related servicing agreement, the 100% holder of the most junior class of subordinate certificates will, no later than 5 business days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the lesser of (i) the unpaid principal balance of the related mortgage loan and (ii) the average of such three fair value prices determined by such appraisal firms; provided, that if three such appraisals cannot be obtained, then such holder must purchase such mortgage loan at a purchase price established in accordance with the provisions of the related servicing agreement and the pooling agreement.

     Notwithstanding anything in this prospectus supplement to the contrary, the 100% holder of the most junior class of subordinate certificates will not be entitled to any of its rights described in this prospectus supplement with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the average of the three fair value prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the preceding paragraph following its objection to the servicer's action.

     Collection of Taxes, Assessments and Similar Items

     Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

     Insurance Coverage

     The servicers will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

     Servicer Events of Default

     An event of default with respect to the servicer will consist, among other things, of:

     o any failure by the servicer to remit to the master servicer any payment required to be made under the terms of the servicing agreement, subject to a grace period of up to three days;

     o the failure to timely provide the Master Servicer with various reports and certifications required under Regulation AB;

     o failure by the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the servicing agreement, including, but not limited to, breach by the servicer of any one or more of the representations, warranties and covenants of the servicer, which continues unremedied for a specified period set forth in the servicing agreement, generally a period of 30 or 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the master servicer or the trustee;

     o failure by the servicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required;

     o    bankruptcy, insolvency, or cessation of normal business operation;

     o the servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

     o the servicer attempts to assign its right to servicing compensation or to assign the servicing agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the applicable provisions thereof.

     Rights Upon Servicer Event of Default

     So long as an event of default under the servicing agreement remains unremedied, the master servicer may (and, pursuant to the pooling agreement, if so directed by holders of certificates evidencing at least 66-2/3% of the voting rights, shall) terminate all of the rights and obligations of the servicer in its capacity as servicer of the mortgage loans. If this occurs, the master servicer will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer under the servicing agreement, including the obligation to make advances.

     Any removal of a servicer will not be effective until acceptance of appointment of a successor servicer. A removed servicer is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the master servicer is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

     No assurance can be given that termination of the rights and obligations of the servicer under the servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

     No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling agreement to institute any proceeding with respect to termination of the servicer, unless the holder previously has given to the depositor, the master servicer and the trustee written notice of the servicer's default and certificateholders having not less than 66 2/3% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the master servicer or the trustee, as applicable.

     Resignation of Servicers

     A servicer may not resign from the obligations and duties imposed on it under its respective servicing agreement except upon the determination that the servicer's duties under such servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer. Any such determination permitting the resignation of a servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee and master servicer which opinion of counsel shall be in form and substance acceptable to the trustee and master servicer. No such resignation shall become effective until a successor meeting the requirements set forth in the pooling agreement shall have assumed the servicer's responsibilities and obligations under the servicing agreement.

     Amendment of the Servicing Agreements

     Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the sponsor, the trustee and the master servicer. Such amendment may not materially adversely affect the interest of the certificateholders in the mortgage loans.

                 SERVICING AND ADMINISTRATION OF THE TRUST FUND

     Servicing and Administrative Responsibilities

     The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust fund:

     Party:                                     Responsibilities:
     ------                                     -----------------

     Servicers                      Performing the servicing functions with
                                    respect to the mortgage loans and the
                                    mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

                                    o   collecting monthly remittances of
                                        principal and interest on the mortgage
                                        loans from the borrowers, depositing
                                        such amounts into the related custodial
                                        account and delivering all amounts on
                                        deposit in the related custodial account for deposit into the distribution account on the related remittance date;

                                    o   where applicable, collecting amounts in
                                        respect of taxes and insurance from the
                                        borrowers, depositing such amounts in
                                        the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                    o   making advances of the minimum payment
                                        or scheduled monthly payment on the
                                        mortgage loans to the extent not paid by the borrower (any such delinquent payment reduced by the servicing fee), except to the extent the servicer determines such advance is nonrecoverable;

                                    o paying, as servicing advances, customary costs and expenses incurred in the performance by the servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged property, (ii) any enforcement of judicial proceedings, including foreclosures, (iii) compliance with the obligations under the servicing agreement or (iv) fire and hazard insurance coverage; and

                                    o   providing monthly loan-level reports to
                                        the master servicer.

                                    See "Servicing of the Mortgage
                                    Loans--Servicing of the Mortgage Loans,"
                                    "--Advances," "--Hazard Insurance" and
                                    "--Collection of Taxes, Assessments and
                                    Similar Items" in this prospectus
                                    supplement.

     Party:                                     Responsibilities:
     ------                                     -----------------

     Master Servicer                Performing the servicing functions with
                                    respect to the mortgage loans and the
                                    mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

                                    o   monitoring each servicer's performance
                                        and enforcing each servicer's
                                        obligations under the related servicing
                                        agreement;

                                    o gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

                                    o   upon the termination of a servicer,
                                        appointing a successor servicer, and
                                        until a successor servicer is appointed, acting as successor servicer; and

                                    o   upon the failure of a servicer to make
                                        advances with respect to a mortgage
                                        loan, making those advances to the
                                        extent provided in the pooling
                                        agreement.

                                    See "The Master Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

     Party:                                     Responsibilities:
     ------                                     -----------------

     Securities                     Performing the securities administration and
     Administrator                  supplemental  interest  trustee functions in
                                    accordance  with  the   provisions  of   the
                                    pooling agreement, including but not limited to:

                                    o   distributing all amounts on deposit in
                                        the distribution account to the
                                        certificateholders in accordance with
                                        the priorities described under
                                        "Descriptions of the Offered
                                        Certificates--Distributions to
                                        Certificateholders" on each distribution date;

                                    o   preparing and distributing investor
                                        reports, including the monthly
                                        distribution date statement to
                                        certificateholders based on information
                                        received from the master servicer;

                                    o   receiving monthly remittances from each
                                        servicer on the related servicer
                                        remittance date for deposit in the
                                        distribution account;

                                    o   upon the failure of the master servicer
                                        to make any advance required under the
                                        pooling agreement, provide notice of
                                        such master servicer event of default to the trustee, the seller and the rating agencies;

                                    o   preparing and filing annual federal and
                                        (if required) state tax returns on
                                        behalf of the trust fund; and

                                    o   preparing and filing periodic reports
                                        with the Securities and Exchange
                                        Commission on behalf of the trust fund
                                        with respect to the certificates.

     Trustee Performing the trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:

                                    o enforcing the obligations of each of the master servicer and the securities administrator under the pooling agreement;

                                    o   examining certificates, statements and
                                        opinions required to be furnished to it
                                        to ensure they are in the form required
                                        under the pooling agreement;

                                    o   upon the termination of the custodian,
                                        appointing a successor custodian;

                                    o upon the occurrence of a master servicer event of default under the pooling agreement, provide notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

                                    o upon the occurrence of a master servicer event of default under the pooling agreement, at its discretion (or if so directed by the certificateholders having a majority of the voting rights applicable to the certificates), terminating the master servicer; and

                                    o   upon such termination of the master
                                        servicer, appointing a successor master
                                        servicer or succeeding as master
                                        servicer in accordance with the terms of the pooling agreement.

                                    See "The Pooling Agreement--The Trustee,"
                                    "Description of the
                                    Certificates--Distribution Date Reports" in this prospectus supplement.

     Custodian                      Performing the custodial functions in
                                    accordance with the provisions of the
                                    custodial agreement, including but not
                                    limited to:

                                    o   holding and maintaining the related
                                        mortgage files in a fire resistant
                                        facility intended for the safekeeping of mortgage loan files as agent for the trustee.

                                    See "The Pooling Agreement--Custody of the
                                    Mortgage Files; Custodian" in this
                                    prospectus supplement.

     Trust Accounts

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts specified below. Funds on deposit in such trust accounts may be invested in permitted investments by the party responsible for such trust account. Such trust accounts will be established by the applicable parties listed below, and any investment income earned on each such trust account will be retained or distributed as follows:


      Trust Account:        Responsible Party:             Application of any Investment Earnings:
      --------------        ------------------             ---------------------------------------
    Custodial Accounts         Servicers            Any investment earnings will be paid to the related
                                                    servicer and will not be available for distribution to
                                                    the holders of any certificates.

    Distribution Account    Master Servicer         Any investment earnings will be paid to the Master
                                                    Servicer and will not be available or distribution to the
                                                    holders of any certificates.  The Master Servicer has
                                                    separately agreed to pay these investment earnings to
                                                    the Sponsor.

     If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party or the Sponsor, in the case of the distribution account, out of its own funds, without any right of reimbursement therefor.

     Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor, will be considered a permitted investment:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America, any state thereof or the District of Columbia and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

          (iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) incorporated under the laws of the United States of America, any state thereof or the District of Columbia and rated "A" or higher by the rating agencies rating the certificates;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, any State thereof or the District of Columbia and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is issued by any corporation incorporated under the laws of the United States of America, any state thereof or the District of Columbia that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of United States money market funds (which may be 12b-l funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer, the securities administrator or an affiliate thereof having the highest applicable rating from each rating agency rating the certificates and such fund; and

          (vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

     In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     Evidence as to Compliance

     The servicing agreements and the custodial agreement will each provide that on or before March 15 of each year, beginning in March 2008, the servicers and the custodian, respectively, will provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. The pooling agreement will provide that on or before March 15 of each year, beginning in March 2008, the master servicer and the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. In addition, any subservicer, or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria.

     Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and mortgage loan administration. Each report is required to indicate that the AB Servicing Criteria applicable to such party were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

     The servicing agreements will also provide for delivery to the master servicer and the depositor on or before March 15 of each year, beginning in March of 2008, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be posted on the securities administrator's website as described in "Additional Information" in this prospectus supplement or, if not posted on such website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "Additional Information." These items will also be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                                Fees and Expenses-

     In consideration of their duties on behalf of the issuing entity, the trustee, the servicers, and the master servicer will receive from the mortgage loans of the trust fund certain fees as set forth in the following table:


                    Frequency of
                    ------------
Fee Payable to:     Payment:                 Amount of Fee:                                        How and When Fee Is Payable:
---------------     --------                 --------------                                        ----------------------------
Servicers           monthly    For  each  mortgage  loan   serviced  by  a   servicer,  the       Withdrawn  from  the  custodial
                               "servicing  fee"  will be a monthly  fee out of  collections       account  in   respect  of  each
                               received from such  mortgage loan  calculated as the product       mortgage     loan,       before
                               of (a) the stated  principal  balance of such  mortgage loan       distribution of any  amounts to
                               and (b) 1/12th of the  servicing  fee rate.  With respect to       certificateholders.
                               the group I mortgage  loans,  the servicing fee rate will be
                               0.250%  (with  respect to the  mortgage  loans  serviced  by
                               National City  Mortgage Co. and Wells Fargo Bank,  N.A.) and
                               either 0.250% or 0.375%  (with  respect to the mortgage loans
                               serviced by Washington Mutual  Bank).   With  respect  to the
                               group II mortgage loans, the servicing fee rate will be 0.375%
                               (with respect to the  mortgage loans serviced by IndyMac Bank,
                               F.S.B.  and Countrywide  Home Loans,  Inc.) and 0.425% (with respect to mortgage loans serviced by another  party).  Each servicer also will retain all investment earnings on amounts held in its custodial  accounts and, to the extent permitted by applicable  law, its escrow  accounts,  and any ancillary servicer fees such as loan assumption or  modification  fees and late fees.

Master              monthly    The  master  servicer  will  receive as compensation for its       Withdrawn from the distribution
Servicer                       services,  for each mortgage loan, a monthly fee paid out of       account  before distribution of
                               collections  received from such mortgage loan  calculated as       any amounts to certificateholders.
                               the  product  of (a) the  stated  principal  balance of such mortgage  loan and (b)  1/12th  of a "master  servicing  fee rate" equal to 0.0185% per annum.  The Master  Servicer also
                               will  receive   investment   earnings  on  the  distribution
                               account,  which  it  has  separately  agreed  to  pay  to an affiliate of the sponsor.

Trustee             annually   The trustee will receive a fixed  annual fee as agreed  with       Payable by  the master servicer
                               the master  servicer and  payable by it from  its own funds.       from its own funds.


Custodian           monthly    The custodian will receive on-going safekeeping and  release       Payable by  the master servicer
                               fees as agreed with the master  servicer  and payable by the       from its own funds.
                               master  servicer  from  its own  funds  as  provided  in the custodial agreement.

Securities          monthly    The securities  administrator will  receive a fee as  agreed       Payable by  the master servicer
Administrator                  with the master  servicer and payable by the master servicer       from its own funds.
                               from its own funds.

Primary             Monthly    Triad Guaranty Insurance Corporation will receive  a monthly       Withdrawn from the distribution
Mortgage                       premium  equal to  1/12th of 0.39% of the  stated  principal       account before  distribution of
Insurer                        balance of the insured group I mortgage loans, and 1/12th of       any amounts to certificateholders.
                               0.58% of the stated  principal  balance of the insured group
                               II mortgage loans. The premiums do not include taxes imposed by the  Commonwealth  of  Kentucky  and  the  State  of West
                               Virginia.

     The servicing fees are subject to reduction as described above under "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls." The master servicer will pay the fees of the securities administrator and the custodian on behalf of the trust fund out of the master servicer's own funds. The servicers, the master servicer, the securities administrator, the trustee and the custodian will each be entitled to reimbursement for certain expenses and indemnification by the trust fund prior to distribution of any amounts to certificateholders.

     None of the servicing fees set forth in the table above may be changed without amendment of the servicing agreements, and none of the other fees set forth in the table above may be changed without amendment of the pooling agreement or the custodial agreement, as applicable.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     General

     The Luminent Mortgage Trust 2007-2, Mortgage-Backed Pass-Through Certificates, Series 2007-2 will consist of the Class I-A-1, Class I-A-2 Class I-A-3, Class I-A-4 and class I-A-5 (together, the "Class I-A certificates"), Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 (together, the "Class I-B certificates" and with the Class I-A certificates, the "Class I certificates"), Class II-A-1, Class II-A-2 and Class II-A-3 (together, the "Class II-A certificates"), Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6 and Class II-B-7 (collectively, the "Class II-B certificates," and with the Class II-A certificates, the "Class II certificates"), Class I-C-1, Class I-C-2, Class II-C, Class I-P, Class II-P, Class R and Class RX Certificates. Only the Class I and Class II certificates (collectively, the "offered certificates") are offered hereby.

     The certificates will be issued in accordance with the pooling agreement, dated as of April 1, 2007 (the "pooling agreement"), by and among the depositor, the seller, the master servicer, the securities administrator and the trustee.

     The certificates represent beneficial ownership interests in the issuing entity, the assets of which (the "trust fund") consist primarily of:

     o    a pool of mortgage loans;

     o accounts that are maintained by the servicers, the master servicer and the securities administrator;

     o property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure;

     o    the  insurance   policies  covering  the  mortgage  loans  or  related
          mortgaged properties;

     o    certain reserve funds;

     o the rights of the trustee under the pooling agreement, as described under "The Pooling Agreement--Assignment of Assets"; and

     o    all proceeds of the foregoing.

     The issuing entity shall be entitled to (i) all scheduled principal due after the cut-off date, (ii) all other recoveries of principal collected after the cut-off date (less scheduled payments of principal due on or before the cut-off date and collected after the cut-off date), (iii) all payments of interest on the mortgage loans (minus that portion of any such payment which is allocable to any period prior to the cut-off date) and (iv) prepayment premiums with respect to certain of the mortgage loans.

     The certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the sponsor, the seller, the depositor, any originator, any servicer, the master servicer, the securities administrator, the cap provider, the trustee, or any of their affiliates.

     Book-Entry Registration

     The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants, and for such purpose the offered certificates are referred to in this prospectus supplement as "book-entry certificates." Beneficial owners will hold their certificates through DTC, Clearstream Banking, societe anonyme, or the Euroclear System.

     Each class of book-entry certificates will be represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related Class registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a book-entry certificate will be entitled to receive a physical certificate representing such person's interest, except as set forth in limited circumstances described under "Description of the
Securities--Book-Entry Procedures and Definitive Certificates" in the accompanying prospectus.

     See "Description of the Securities--Book-Entry Procedures and Definitive Certificates" in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

     Distributions to Certificateholders

     Distributions on the certificates will be made on the 25th day of each calendar month or, if the 25th day is not a business day, on the next succeeding business day, beginning in May 2007 (each, a "distribution date"), to certificateholders of record on the applicable record date. For so long as the offered certificates are book-entry certificates, the "record date" for each distribution date will be the close of business on the business day immediately preceding such distribution date. A "business day" is any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the States of New York, Maryland or Minnesota or any city in which the corporate trust office of the trustee or the principal office of the securities administrator is located, are authorized or obligated by law or executive order to be closed. For so long as any certificate is in book-entry form with DTC, the only "certificateholder" of such certificate will be Cede & Co. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

     The offered certificates will be issued in minimum denominations in principal balances of $100,000 and integral multiples of $1.00 in excess thereof. Accrued interest on any certificate will be calculated based upon a 360-day year and the actual number of days in each interest accrual period. The "percentage interest" represented by any certificate will be equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class. For certain other terms and material characteristics of the offered certificates, see the table on page (iv) of this prospectus supplement.

     Distributions on the offered certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any certificate will be made only upon presentation and surrender of such certificate at the corporate trust office of the securities administrator designated for such purpose. See "The Pooling Agreement - The Trustee" in this prospectus supplement.

Priority of Distributions--Group I

     (I) On each distribution date, (or the business day prior thereto in the case of payments to the Swap Provider), the Group I Interest
          Remittance Amount will be distributed in the following order of priority:

          (a) first, concurrently to the Class I-A certificates, pro rata, their respective interest distribution amounts and interest carryforward amounts for such distribution date;

          (b) second, sequentially, to each class of Class I-B certificates in numerical order, their respective Interest Distribution Amount and Interest Carry Forward Amounts for such distribution date; and

          (c) third, for distribution as Group I Excess Cashflow pursuant to clause (III) below.

     (II) On each distribution date (or the business day prior thereto in the case of payments to the Swap Provider), the Group I Principal Distribution Amount will be distributed in the following order of priority:

          (a) if such distribution date is prior to the Group I Stepdown Date or a Group I Trigger Event is in effect on such distribution date:

          (1) first, concurrently to (A) the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 certificates, and (B) the Class I-A-5 certificates, based upon their aggregate certificate principal balances until the aggregate principal balance of each class has been reduced to zero. Principal amounts payable to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 certificates shall be paid sequentially to the Class I-A-1 certificates and then concurrently to (i) the Class I-A-2 certificates and (ii) the Class I-A-3 and Class I-A-4 certificates, until their respective certificates principal balances have been reduced to zero. Principal payments pursuant to clause (ii) will be paid sequentially to the Class I-A-3 and Class I-A-4 certificates, in that order, until their respective certificate principal balances have been reduced to zero;

               (2)  second,   to  each   class   of  Class   I-B   certificates,
                    sequentially in numerical order in reduction of their certificate principal balances, until reduced to zero; and

               (3) third, for distribution as Group I Excess Cashflow pursuant to clause (III) below; or

          (b) if such distribution date is on or after the Group I Stepdown Date and no Group I Trigger Event is in effect on such distribution date:

               (1) first, an amount up to the Class I-A principal distribution amount, concurrently to (A) the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 certificates, and (B) the Class I-A-5 certificates, based upon their aggregate certificate principal balances until the aggregate principal balance of each class has been reduced to zero. Principal amounts payable to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 certificates shall be paid sequentially to the Class I-A-1 certificates and then concurrently to (i) the Class I-A-2 certificates and (ii) the Class I-A-3 and Class I-A-4 certificates, in that order, until their respective certificates principal balances have been reduced to zero. Principal payments pursuant to clause (ii) will be paid sequentially to the Class I-A-3 and Class I-A-4 certificates, in that order, until their respective certificate principal balances have been reduced to zero;

               (2)  second,   to  each   class   of  Class   I-B   certificates,
                    sequentially in numerical order, an amount up to their respective Class Principal Distribution Amounts, in reduction of their respective certificate principal balances, until reduced to zero; and

               (3) third, for distribution as Group I Excess Cashflow pursuant to clause (III) below.

     (III) On each distribution date (or the business day prior thereto in the case of payments to the Swap Provider), Group I Excess Cashflow, if any, will be distributed in the following order of priority:

          (a) first, to distribute the Group I Overcollateralization Deficiency Amount as principal, in accordance with clause (II) above;

          (b) second, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class (1) first, to pay any Interest Distribution Amounts and Interest Carry Forward Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances of the Class I-A certificates on such distribution date and prior distribution dates;

          (c) third, to each class of Class I-B certificates sequentially in numerical order (1) first, to pay any Interest Distribution Amounts and Interest Carry Forward Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances of the Class I-B certificates on such distribution date and prior distribution dates;

          (d) fourth, from amounts otherwise distributable to the Class I-C-1 certificates, first, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class I-B certificates, any unpaid Basis Risk Shortfall Carryover Amounts with respect to the Class I certificates;

          (e) fifth, from amounts otherwise distributable to the Class I-C-1 certificates, to the Supplemental Interest Trust, for payment to the Swap Provider, to the extent not previously paid, any swap termination payment owed to the Swap Provider pursuant to the Swap Agreement in the event that the Swap Provider is the defaulting party or sole affected party under the Swap Agreement (to the extent not received from a replacement Swap Provider in respect of a replacement Swap Agreement or similar agreement); and

          (f) sixth, to the non-offered certificates as provided in the pooling agreement.

Priority of Distributions--Group II

     (I) On each distribution date, the Group II Interest Remittance Amount will be distributed in the following amounts and in the following order of priority:

          (a)  first, to pay the Final Maturity Reserve Amount;

          (b) second, concurrently to each class of Class II-A certificates, pro rata, their respective Interest Distribution Amounts and Interest Carry Forward Amounts thereon for such distribution date;

          (c) third, sequentially, to each class of Class II-B certificates in numerical order, their respective Interest Distribution Amounts and Interest Carry Forward Amounts thereon for such distribution date; and

          (d) fourth, for distribution as Group II Excess Cashflow pursuant to clause (III) below.

     (II) On each distribution date, the Group II Principal Distribution Amount for the group II mortgage loans will be distributed in the following order of priority:

          (a) if such distribution date is prior to the Group II Stepdown Date or a Group II Trigger Event is in effect on such distribution date:

               (1) first, to each class of Class II-A certificates, pro rata, in reduction of their certificate principal balances, until reduced to zero;

               (2)  second,   to  each   class  of  Class   II-B   certificates,
                    sequentially in numerical order in reduction of their certificate principal balances, until reduced to zero; and

               (3) third, for distribution as Group II Excess Cashflow pursuant to clause (III) below; or

          (b) if such distribution date is on or after the Stepdown Date and no Trigger Event is in effect on such distribution date:

               (1) first, to each class of Class II-A certificates, an amount up to the Class II-A Principal Distribution Amount, pro rata, in reduction of their certificate principal balances until reduced to zero;

               (2) second, to each class of Class II-B certificates, sequentially in numerical order, an amount up to their respective Class Principal Distribution Amounts, in reduction of their respective certificate principal balances, until reduced to zero; and

               (3) third, for distribution as Group II Excess Cashflow pursuant to clause (III) below.

     (III) Group II Excess Cashflow, if any, will be distributed in the following order of priority:

          (a)  first,   to   distribute   the  Group  II   Overcollateralization
               Deficiency Amount as principal, in accordance with clause (II) above;

          (b) second, to each class of Class II-A certificates, pro rata, based upon the entitlement of each class (1) first, to pay any unpaid Interest Distribution Amounts and Interest Carry Forward Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances of the Class II-A certificates for such distribution date and prior distribution dates;

          (c) third, to each class of Class II-B certificates sequentially in numerical order (1) first, to pay any unpaid Interest Distribution Amounts and Interest Carry Forward Amounts and (2) second, to pay any realized losses applied to reduce the certificate principal balances of the class II-B certificates for such distribution date and prior distribution dates;

          (d) fourth, from amounts otherwise distributable to the Class II-C certificates, first, to each class of Class II-A certificates, pro rata, based upon the entitlement of each class, and then sequentially in numerical order to each class of Class II-B certificates, any unpaid Basis Risk Shortfall Carryover Amounts; and

          (e) fifth, to the non-offered certificates as specified in the pooling agreement.

Prepayment Premiums

     On each distribution date, any prepayment premiums received by the securities administrator for the related prepayment period with respect to the group I or group II mortgage loans will be paid directly to the related class of Class P certificates. Such amounts will not be available to make distributions on the offered certificates.

     Measurement of Delinquencies

     For each distribution date, the servicers will report on the delinquency of a mortgage loan based on the number of days past due on a contractual basis. The monthly distribution report will provide the information specified below with respect to delinquent mortgage loans.

     Determination of LIBOR

     With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 (Reuter LIBOR01) as of 11:00 A.M., London time, on the second London business day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator after consultation with the depositor), the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator after consultation with the depositor, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator after consultation with the depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

     "London business day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR by the securities administrator and the securities administrator's subsequent calculation of the certificate interest rates applicable to the offered certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     Distribution Date Reports

     On each distribution date, the securities administrator shall make available to the trustee and each certificateholder, a report containing information with respect to such distribution date, including, without limitation, the following items:

     o the Interest Distribution Amount and Interest Carry Forward Amount for each class of certificates;

     o the Pass-Through Rate with respect to each class of certificates, if applicable, and the Group I and Group II Net Rate Cap and Group II Adjusted Rate Cap;

     o the Group I and Group II Interest Remittance Amount, Group I and Group II Principal Remittance Amount, Group I and Group II Principal Distribution Amount, Group II Allocated Net Deferred Interest and Group II Net Deferred Interest;

     o the certificate principal balance of each class of certificates, after giving effect to payments of principal;

     o    the amount of negative amortization on the group II mortgage loans;

     o    the amount of any realized losses incurred with respect to the group I
          and  group  II  mortgage  loans,   respectively,   in  the  applicable
          prepayment period and in the aggregate since the cut-off date;

     o the amount of realized losses allocated to each class of certificates on such distribution date, and the total realized losses allocated to each class since the closing date;

     o the amount of the master servicing fees and servicing fees paid for the due period to which such distribution date relates;

     o the total number of mortgage loans, the aggregate stated principal balance of the mortgage loans as of the close of business on the last day of the related due period, after giving effect to payments allocated to principal;

     o the number and aggregate principal balance of mortgage loans, as reported by the servicers (and calculated using the MBA method): (i) delinquent 30 to 59 days on a contractual basis, (ii) delinquent 60 to 89 days on a contractual basis, (iii) delinquent 90 or more days on a contractual basis, (iv) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the related prepayment period, (v) in bankruptcy, and (vi) that are REO properties;

     o the aggregate principal balance of any mortgage loans with respect to which the related mortgaged property became an REO property as of the close of business on the last business day of the related prepayment period;

     o with respect to substitution of mortgage loans in the preceding calendar month, the stated principal balance of each Deleted Asset and of each Qualified Substitute Asset;

     o the aggregate amount of monthly principal and interest advances made by or on behalf of the servicers (or the master servicer);

     o the amount of the Group I and Group II Overcollateralization Amount, Group I and Group II Target Overcollateralization Amount, and Group I and Group II Overcollateralization Deficiency Amount after giving effect to the payments made on such distribution date; and

     o    One-month LIBOR with respect to such distribution date.

     The securities administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the certificates and the status of the mortgage loans, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under "Reports to Securityholders" in the prospectus. In addition, the master servicer and the servicers will furnish to the depositor or the master servicer, as applicable, the compliance statements and attestation reports in accordance with
Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under "Servicing of the Assets--Evidence as to Servicing Compliance" in the prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the issuing entity for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     Credit Enhancement

     Credit enhancement for the offered certificates consists of subordination of certain classes of certificates, the priority of application of realized losses, excess cash flow and overcollateralization, in each case as described in this prospectus supplement.

     Subordination

     In general, distributions on the Class B certificates on any distribution date will be subordinated to distributions on the related Class A certificates on such distribution date. Under certain circumstances on or after May 2010, principal distributions will be made on the Class I-B or Class II-B certificates as long as no group I or group II Trigger Event, as applicable, is in effect. There can be no assurance that the Trigger Events will operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

     Realized Losses

     Realized losses on the group I mortgage loans in excess of the amount of related excess interest and overcollateralization will be applied first to the Class I-B certificates in reverse numerical order until the certificate principal balance of each class has been reduced to zero. Thereafter, realized losses on the group I mortgage loans will be applied to reduce the certificate principal balances of the Class I-A certificates, first to the Class I-A-5 certificates, then pro rata to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 certificates until their certificate principal balances are reduced to zero. Realized losses on the group II mortgage loans in excess of the amount of related excess interest and overcollateralization will be applied first to the Class II-B certificates in reverse numerical order until the certificate principal balance has been reduced to zero. Thereafter, realized losses on the group II mortgage loans will be applied to reduce the certificate principal balances of the Class II-A certificates in reverse numerical order until their certificate principal balances have been reduced to zero. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

     During any prepayment period, a realized loss may occur in respect of a mortgage loan in connection with the liquidation of such mortgage loan, a "debt service reduction" or a "deficient valuation." A "realized loss" means:

          (i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

          (ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

          (iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

     A "debt service reduction" with respect to any mortgage loan, is a reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding. A "deficient valuation" with respect to any mortgage loan, is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     To the extent that realized losses are incurred, those realized losses will reduce the aggregate stated principal balance of the mortgage loans, and thus may reduce the Overcollateralization Amount. As described in this prospectus supplement, the Overcollateralization Amount is increased and maintained by application of excess cash flow to make distributions of principal on the offered certificates.

     "Subsequent Recoveries" means any amount (net of reimbursable expenses) received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If Subsequent Recoveries are received, they will be included as part of the Principal Proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the unpaid Applied Loss Amount for the Class of certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balances of such class or classes will be increased by the same amount.

Excess Interest

     The mortgage loans accrue interest each month in an aggregate amount that is expected to exceed the amount needed to distribute monthly principal and interest on the related certificates and to pay the fees, expenses and indemnity of the servicer, the master servicer and the trustee; however, no assurance is given in this regard. Such excess interest from a group of mortgage loans each month will be available to cover certain shortfalls in interest, absorb realized losses on such mortgage loans, restore and maintain related overcollateralization at the required levels and cover any Basis Risk Shortfall Carryover Amounts.

Overcollateralization

     Credit enhancement with respect to the offered certificates will be provided by overcollateralization resulting from the aggregate stated principal balance of each group of mortgage loans exceeding the aggregate certificate principal balances of the related offered certificates. The initial Group I Overcollateralization Amount is expected to be approximately 0.80% of the aggregate stated principal balance of the group I mortgage loans as of the cut-off date and the initial Group II Overcollateralization Amount is expected to be approximately 0.65% of the aggregate stated principal balance of the Group II mortgage loans as of the cut-off date. Thereafter, it is intended that the Group I or Group II Overcollateralization Amount be maintained at the Group I or Group II Target Overcollateralization Amount, as applicable, by the application of available Group I or Group II Excess Cashflow, as applicable, to accelerate the payment of the certificate principal balances of the related certificates until the applicable Overcollateralization Amount reaches the applicable Group I or Group II Target Overcollateralization Amount. However, realized losses with respect to mortgage loans will reduce the related Overcollateralization Amount, and could result in an Overcollateralization Deficiency Amount.

     The application of available Group I or Group II Excess Cashflow to reduce the aggregate certificate principal balances of the related certificates on any distribution date will have the effect of accelerating the amortization of the certificates relative to the amortization of the applicable group of mortgage loans.

Reserve Accounts

     Pursuant to the pooling agreement, the securities administrator will establish two separate trust accounts (each, a "reserve account") for the deposit of any Basis Risk Shortfall Carryover Amounts with respect to the Class I and Class II certificates, respectively. Amounts in each Reserve Account will be available to pay any Basis Risk Shortfall Carryover Amounts, first to the related Class A certificates, pro rata, and thereafter to the related Class B certificates sequentially in numerical order. Any funds remaining in the Reserve Account for the Class I certificates on a distribution date after such payments will be withdrawn by the securities administrator and distributed to the holders of the Class I-C-2 certificates. Any funds remaining in the Reserve Account for the Class II certificates on a distribution date after such payments will be withdrawn by the Securities Administrator and distributed to the Class II-C certificateholders. The holders of the Class I-C-2 certificates will be the owners of the Reserve Account related to the Class I certificates for federal income tax purposes. The holders of the Class II-C Certificates will be the owners of the Reserve Account related to the Class II Certificates for federal income tax purposes. The Reserve Accounts will not be assets of any REMIC.

Final Maturity Reserve Account

     On or before the distribution date in May 2017, the securities administrator will establish the Final Maturity Reserve Account as part of the Final Maturity Reserve Trust. On the distribution date occurring in May 2017, and on any distribution date thereafter, up to and including the distribution date in May 2037, in the event that the aggregate stated principal balance of the group II mortgage loans with original terms to maturity of more than 30 years is greater than the amount shown for such distribution date in the Final Maturity Reserve Schedule set forth below, the securities administrator, as trustee of the Final Maturity Reserve Trust, will be required to deposit the Final Maturity Reserve Amount from interest payments on the group II mortgage loans into the Final Maturity Reserve Account for such distribution date.

     The "final maturity reserve amount" shall be an amount equal to the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated principal balance of the group II mortgage loans as of the first day of the related due period, and (iii) one-twelfth. The Final Maturity Reserve Amount will be zero on any applicable distribution date on which the aggregate stated principal balance of the group II mortgage loans is less than or equal to the amount shown for such distribution date in the Final Maturity Reserve Schedule below.

     The "final maturity reserve rate" shall equal the product of 1.00% multiplied by the quotient of (i) the aggregate stated principal balance of the group II mortgage loans with original terms to maturity in excess of 30 years as of the first day of the related due period divided by (ii) the aggregate stated principal balance of the group II mortgage loans as of the first day of the related due period.

     The Final Maturity Reserve Account and any rights with respect to payments therefrom will be held in the Final Maturity Reserve Trust. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC but the account will be owned by the Final Maturity Reserve Trust.

                         Final Maturity Reserve Schedule
                         -------------------------------

            Aggregate                  Aggregate                  Aggregate
            Principal                  Principal                  Principal
Period      Balance ($)     Period     Balance ($)     Period     Balance ($)
------      -----------     ------     -----------     ------     -----------
121         5,490,094.27     162       3,057,542.28     203        1,683,000.58
122         5,412,862.54     163       3,013,813.16     204        1,658,361.67
123         5,336,691.30     164       2,970,688.88     205        1,634,066.94
124         5,261,566.13     165       2,928,161.17     206        1,610,111.71
125         5,187,472.83     166       2,886,221.92     207        1,586,491.31
126         5,114,397.38     167       2,844,863.10     208        1,563,201.16
127         5,042,325.96     168       2,804,076.81     209        1,540,236.74
128         4,971,244.92     169       2,763,855.23     210        1,517,593.59
129         4,901,140.81     170       2,724,190.67     211        1,495,267.32
130         4,832,000.36     171       2,685,075.53     212        1,473,253.56
131         4,763,810.47     172       2,646,502.32     213        1,451,548.06
132         4,696,558.22     173       2,608,463.65     214        1,430,146.57
133         4,630,230.86     174       2,570,952.23     215        1,409,044.95
134         4,564,815.84     175       2,533,960.87     216        1,388,239.06
135         4,500,300.75     176       2,497,482.47     217        1,367,724.87
136         4,436,673.35     177       2,461,510.04     218        1,347,498.37
137         4,373,921.57     178       2,426,036.67     219        1,327,555.62
138         4,312,033.52     179       2,391,055.55     220        1,307,892.72
139         4,250,997.45     180       2,356,559.96     221        1,288,505.84
140         4,190,801.77     181       2,322,543.28     222        1,269,391.20
141         4,131,435.05     182       2,288,998.97     223        1,250,545.04
142         4,072,886.03     183       2,255,920.58     224        1,231,963.70
143         4,015,143.57     184       2,223,301.75     225        1,213,643.54
144         3,958,196.72     185       2,191,136.20     226        1,195,580.96
145         3,902,034.63     186       2,159,417.75     227        1,177,772.45
146         3,846,646.65     187       2,128,140.28     228        1,160,214.50
147         3,792,022.24     188       2,097,297.78     229        1,142,903.68
148         3,738,151.00     189       2,066,884.30     230        1,125,836.59
149         3,685,022.70     190       2,036,893.99     231        1,109,009.88
150         3,632,627.21     191       2,007,321.05     232        1,092,420.26
151         3,580,954.57     192       1,978,159.79     233        1,076,064.46
152         3,529,994.93     193       1,949,404.57     234        1,059,939.27
153         3,479,738.59     194       1,921,049.86     235        1,044,041.53
154         3,430,175.98     195       1,893,090.17     236        1,028,368.09
155         3,381,297.65     196       1,865,520.10     237        1,012,915.89
156         3,333,094.29     197       1,838,334.34     238        997,681.88
157         3,285,556.70     198       1,811,527.61     239        982,663.05
158         3,238,675.82     199       1,785,094.74     240        967,856.45
159         3,192,442.70     200       1,759,030.61     241        953,259.16
160         3,146,848.52     201       1,733,330.18     242        938,868.29
161         3,101,884.57     202       1,707,988.48     243        924,681.01

            Aggregate                  Aggregate                  Aggregate
            Principal                  Principal                  Principal
Period      Balance ($)     Period     Balance ($)     Period     Balance ($)
------      -----------     ------     -----------     ------     -----------
244         910,694.51      285         480,196.47      326         242,926.25
245         896,906.03      286         472,553.92      327         238,748.42
246         883,312.84      287         465,021.73      328         234,632.59
247         869,912.26      288         457,598.35      329         230,577.90
248         856,701.62      289         450,282.29      330         226,583.47
249         843,678.32      290         443,072.04      331         222,648.48
250         830,839.77      291         435,966.13      332         218,772.08
251         818,183.42      292         428,963.13      333         214,953.44
252         805,706.76      293         422,061.58      334         211,191.75
253         793,407.32      294         415,260.10      335         207,486.22
254         781,282.66      295         408,557.27      336         203,836.04
255         769,330.35      296         401,951.73      337         200,240.45
256         757,548.03      297         395,442.13      338         196,698.67
257         745,933.34      298         389,027.13      339         193,209.94
258         734,483.98      299         382,705.41      340         189,773.52
259         723,197.67      300         376,475.67      341         186,388.67
260         712,072.14      301         370,336.63      342         183,054.65
261         701,105.19      302         364,287.03      343         179,770.75
262         690,294.62      303         358,325.62      344         176,536.27
263         679,638.27      304         352,451.17      345         173,350.51
264         669,134.01      305         346,662.46      346         170,212.77
265         658,779.74      306         340,958.31      347         167,122.38
266         648,573.39      307         335,337.53      348         164,078.66
267         638,512.91      308         329,798.95      349         161,080.97
268         628,596.28      309         324,341.44      350         158,128.64
269         618,821.52      310         318,963.85      351         155,221.03
270         609,186.66      311         313,665.07      352         152,357.52
271         599,689.77      312         308,444.00      353         149,537.47
272         590,328.93      313         303,299.55      354         146,760.27
273         581,102.27      314         298,230.65      355         144,025.31
274         572,007.93      315         293,236.24      356         141,331.99
275         563,044.07      316         288,315.29      357         138,679.73
276         554,208.89      317         283,466.76      358         136,067.93
277         545,500.60      318         278,689.64      359         133,496.03
278         536,917.45      319         273,982.93      360         130,963.45
279         528,457.70      320         269,345.64
280         520,119.65      321         264,776.81
281         511,901.59      322         260,275.46
282         503,801.88      323         255,840.66
283         495,818.86      324         251,471.47
284         487,950.93      325         247,166.97

     On each distribution date, after all distributions of Group II Excess Cashflow, any amount on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the certificate principal balance of the Class II certificates and (ii) the aggregate stated principal balance of the group II mortgage loans with original terms to maturity in excess of 30 years, will be distributed in the following order of priority:

     (1) to the classes of Class II certificates then entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the Offered Certificates - Distribution to Certificateholders - Priority of Distributions - Group II", any remaining Group II Overcollateralization Deficiency;

     (2) to each class of Class II-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amount;

     (3) to each class of Class II-A certificates, pro rata, to pay any realized losses on the group II mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class II-A certificates;

     (4) to each class of Class II-B Certificates sequentially in numerical order, to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amounts;

     (5) to each class of Class II-B Certificates sequentially in numerical order, to pay any realized losses on the group II mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class II-B certificates;

     (6) to each class of Class II-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class II-B certificates, any unpaid Basis Risk Shortfall Carryover Amounts with respect to the Class II certificates; and

     (7) to the Class II-C certificates, any remaining amounts.

     Amounts distributed in respect of clauses (1), (3) and (5) above together with amounts distributed in respect of clauses (1), (3) and (5) on prior distribution dates shall not exceed the aggregate of current or prior realized losses on the group II mortgage loans not previously reimbursed by subsequent recoveries.

     On the earlier of the distribution date occurring in May 2037 and the distribution date on which the final distribution of payments from the group II mortgage loans and the other assets in the trust is expected to be made, any remaining amounts on deposit in the Final Maturity Reserve Account held in the Final Maturity Reserve Trust will be distributed to the Class II certificates in the following order of priority:

     (1) to the Class II-A certificates, pro rata, in accordance with their respective outstanding certificate principal balances until the certificate principal balances thereof have been reduced to zero;

     (2) sequentially, to the Class II-B certificates in numerical order, until the certificate principal balances thereof have been reduced to zero;

     (3) to each class of Class II certificates, any Interest Distribution Amount and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates;"

     (4) to each class of Class II certificates, any Basis Risk Shortfall Carryover Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates;" and

     (5) to the Class II-C certificates, any remaining amount.

     If the mortgage loans are purchased in connection with an optional termination of the Class II certificates, the funds on deposit in the Final Maturity Reserve Account will be used to make payments in accordance with priorities (4) and (5) above after application of the purchase price pursuant to the exercise of the optional termination.

     Final Scheduled Distribution Date

     The "final scheduled distribution date" for each of the Class I certificates has been determined to be the distribution date following the month of the scheduled maturity date of the mortgage loan having the latest scheduled maturity date as of the cut-off date. The "final scheduled distribution date" for each of the Class II certificates has been determined based upon thirty year mortgage loans and the Final Maturity Reserve Account. As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class's final scheduled distribution date.

     Optional Termination

     The majority holders of the Class I-C-1 certificates may, at their option, purchase all group I mortgage loans and REO properties remaining in the trust fund on any distribution date (any such event, an "optional termination") on which the aggregate stated principal balance of such mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the group I mortgage loans as of the cut-off date. The majority holders of the Class II-C certificates may, at their option, purchase all group II mortgage loans and REO properties remaining in the trust fund on any distribution date (any such event, an "optional termination") occurring on or after the distribution date on which the aggregate stated principal balance of such mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date. Any such optional terminations will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(a) of the Internal Revenue Code of 1986, as amended. See "Description of the Securities--Optional Redemption or Termination" in the accompanying prospectus.

     In the event that the option is exercised, the repurchase will be made at a price generally equal (a) to the stated principal balance of each mortgage loan and, with respect to REO property, the lesser of the fair market value of each REO property, as determined by the servicer, and the principal balance of the related mortgage loan plus (b) accrued and unpaid interest at the related mortgage loan rate up to and including the first day of the month in which the termination price is paid, plus (c) the amount of any unreimbursed servicing-related advances made by a servicer in respect of such mortgage loan and any and all amounts owing to the trustee, the master servicer, the securities administrator, the custodian and the servicers, plus (d) with respect to the group I mortgage loans, any Swap Termination Payments owed by the Supplemental Interest Trust (including any Swap Termination payment owed in connection with such Optional Termination). Proceeds from the repurchase will be included in available funds and will be distributed to the certificateholders in accordance with the pooling agreement.

     Any repurchase of the group I or group II mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any related outstanding certificates. To the extent that there are losses on the mortgage loans (because the fair market value of the REO property is less than the principal amount of the related mortgage loan plus interest thereon), certificateholders might not receive an amount equal to the remaining certificate principal balances plus interest.

     Upon presentation and surrender of the certificates, the securities administrator shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the pooling agreement. The amount remaining on deposit in the distribution account, other than amounts retained to meet claims, after all required distributions have been made on the offered certificates, will be paid to the non-offered certificates in accordance with the provisions of the pooling agreement.

                          THE SWAP AND CAP AGREEMENTS

     General

     On the closing date, the supplemental interest trust trustee will enter into a swap agreement (the "swap agreement") with the Swap Provider and a cap agreement (the "cap agreement") with the Cap Provider, in each case for the benefit of the Class I certificates. On the Business Day prior to each distribution date, the supplemental interest trust will be obligated to make a payment to the swap provider based on a fixed rate equal to 5.10% and the applicable notional balance, and the Swap Provider will be obligated to make a payment to the supplemental interest trust based on one-month LIBOR, determined pursuant to the Swap Agreement, and the applicable notional balance. The applicable notional balances for the Swap Agreement are set forth in a table below. Payments under the Swap Agreement will be made on a net basis. Payments under the Swap Agreement commence on the first distribution date and terminate on the distribution date in May 2014. Funds provided under the Swap Agreement (each, a "swap payment") will be used to make certain payments on the Class I certificates.

                    Swap Agreement Notional Balance Schedule
                    ----------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Period   Notional Balance ($)  Rate (%)   Period   Notional Balance ($)   Rate (%)   Period    Notional Balance ($)   Rate (%)
-------------------------------------------------------------------------------------------------------------------------------
1          545,439,581.13        5.10       30       127,176,074.88         5.10       59        28,847,950.71           5.10
2          518,724,067.10        5.10       31       120,955,856.94         5.10       60        27,443,949.83           5.10
3          493,318,371.45        5.10       32       115,040,105.63         5.10       61        26,108,320.29           5.10
4          469,158,202.64        5.10       33       109,413,904.62         5.10       62        9,363,525.77            5.10
5          446,182,428.75        5.10       34       104,063,069.07         5.10       63        8,908,338.83            5.10
6          424,332,922.32        5.10       35       98,973,940.46          5.10       64        8,475,279.16            5.10
7          403,554,412.32        5.10       36       94,133,735.80          5.10       65        8,063,271.13            5.10
8          383,794,343.51        5.10       37       89,530,408.29          5.10       66        7,671,291.45            5.10
9          365,002,742.96        5.10       38       82,202,173.78          5.10       67        7,298,366.50            5.10
10         347,132,092.90        5.10       39       78,204,373.52          5.10       68        6,943,570.04            5.10
11         330,137,209.99        5.10       40       74,400,986.05          5.10       69        6,606,020.83            5.10
12         313,975,130.25        5.10       41       70,782,557.73          5.10       70        6,284,880.50            5.10
13         298,605,000.17        5.10       42       67,340,094.64          5.10       71        5,979,351.36            5.10
14         283,987,972.84        5.10       43       64,065,040.11          5.10       72        5,688,674.58            5.10
15         270,087,109.05        5.10       44       60,949,253.60          5.10       73        5,412,128.17            5.10
16         256,867,283.71        5.10       45       57,984,990.34          5.10       74        5,149,025.25            5.10
17         244,295,096.53        5.10       46       55,164,882.13          5.10       75        4,898,712.29            5.10
18         232,338,803.03        5.10       47       52,481,919.12          5.10       76        4,660,567.61            5.10
19         220,968,184.77        5.10       48       49,929,432.23          5.10       77        4,433,999.65            5.10
20         210,154,523.65        5.10       49       47,501,076.68          5.10       78        4,218,445.69            5.10
21         199,870,511.40        5.10       50       45,190,816.22          5.10       79        4,013,355.90            5.10
22         190,090,180.25        5.10       51       42,992,885.96          5.10       80        3,818,139.46            5.10
23         180,788,837.04        5.10       52       40,901,846.57          5.10       81        3,632,391.01            5.10
24         171,943,000.87        5.10       53       38,912,473.73          5.10       82        3,455,647.47            5.10
25         163,530,342.60        5.10       54       37,019,794.57          5.10       83        3,287,502.59            5.10
26         155,427,442.91        5.10       55       35,219,068.08          5.10       84        3,127,538.09            5.10
27         147,824,279.04        5.10       56       33,505,473.84          5.10       85        2,975,360.67            5.10
28         140,593,340.46        5.10       57       31,874,911.28          5.10
29         133,716,387.40        5.10       58       30,323,690.67          5.10
-------------------------------------------------------------------------------------------------------------------------------

     On the Business Day prior to each distribution date, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the product of (a) the excess, if any, of (i) one-month LIBOR up to 10.50% over (ii) the cap rate, as set forth in a table below, (b) the notional amount for such distribution date, as set forth in a table below, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as set forth in the Cap Agreement), and the denominator of which is 360. Funds provided under the Cap Agreement (each, a "cap payment") will be used to make certain payments on the Class I certificates. The Cap Agreement commences on the distribution date in November 2007 and terminates on the distribution date in January 2014.

                     Cap Agreement Notional Balance Schedule
                     ---------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                  Cap                                          Cap
         Notional     Cap Strike  Ceiling           Notional        Cap        Ceiling            Notional      Cap       Cap
Period   Balance($)   (%)         (%)       Period  Balance ($)     Strike(%)  (%)       Period   Balance($)    Strike(%) Ceiling(%)
-----------------------------------------------------------------------------------------------------------------------------------
1      N/A             N/A        N/A         28    188,994,308.45  5.677276   10.500000   55   154,910,954.08  5.165132  10.500000
2      N/A             N/A        N/A         29    189,787,853.52  5.620789   10.500000   56   153,110,669.99  6.049617  10.500000
3      N/A             N/A        N/A         30    190,356,981.55  5.839123   10.500000   57   151,290,320.41  6.274689  10.500000
4      N/A             N/A        N/A         31    190,716,001.37  5.523707   10.500000   58   149,454,382.31  6.404846  10.500000
5      N/A             N/A        N/A         32    190,878,682.39  5.771295   10.500000   59   147,605,533.66  7.690789  10.500000
6      N/A             N/A        N/A         33    190,857,946.98  5.506995   10.500000   60   145,745,924.22  9.381210  10.500000
7      84,211,347.19   10.234573  10.500000   34    190,666,022.82  5.474969   10.500000   61   143,878,566.30  9.841385  10.500000
8      94,970,026.35   9.794903   10.500000   35    190,314,006.01  6.352852   10.500000   62   53,534,426.30   5.785901  10.500000
9      104,926,268.89  8.831452   10.500000   36    189,812,893.17  5.524588   10.500000   63   52,829,927.66   7.067201  10.500000
10     114,124,531.14  8.359946   10.500000   37    189,173,440.61  5.758019   10.500000   64   52,124,678.97   5.719559  10.500000
11     122,606,991.45  8.641644   10.500000   38    178,788,989.37  5.071945   10.500000   65   51,419,361.84   5.686868  10.500000
12     130,413,664.27  7.667671   10.500000   39    177,969,095.87  5.329262   10.500000   66   50,714,612.85   6.972084  10.500000
13     137,582,507.85  7.709376   10.500000   40    177,043,668.95  5.017097   10.500000   67   50,011,026.00   5.676930  10.500000
14     144,149,527.35  7.180870   10.500000   41    176,020,523.21  4.994027   10.500000   68   49,309,154.92   7.173383  10.500000
15     150,148,872.49  7.280823   10.500000   42    174,907,043.78  5.289929   10.500000   69   48,609,515.09   6.054291  10.500000
16     155,612,930.37  6.817079   10.500000   43    173,710,208.14  4.959070   10.500000   70   47,912,585.85   6.089601  10.500000
17     160,572,413.72  6.673156   10.500000   44    172,436,606.82  5.228895   10.500000   71   47,218,812.56   10.382402 10.500000
18     165,056,459.77  6.822528   10.500000   45    171,092,463.13  4.914809   10.500000   72   46,528,608.10   6.028453  10.500000
19     169,092,665.83  6.417693   10.500000   46    169,683,651.84  4.888188   10.500000   73   45,842,354.96   7.348009  10.500000
20     172,707,208.34  6.587116   10.500000   47    168,215,716.92  5.845691   10.500000   74   45,160,406.75   5.979689  10.500000
21     175,924,900.88  6.207709   10.500000   48    166,693,888.60  4.878019   10.500000   75   44,483,089.86   7.305346  10.500000
22     178,769,262.39  6.115649   10.500000   49    165,123,099.34  5.149703   10.500000   76   43,810,704.90   5.920273  10.500000
23     181,262,582.45  6.914685   10.500000   50    163,507,999.11  4.817837   10.500000   77   43,143,528.24   5.908247  10.500000
24     183,425,983.33  5.953334   10.500000   51    161,852,886.23  5.095960   10.500000   78   42,481,813.22   7.316378  10.500000
25     185,279,477.69  6.152040   10.500000   52    160,161,973.47  4.784414   10.500000   79   41,825,641.26   6.938138  10.500000
26     186,672,165.26  5.803283   10.500000   53    158,439,040.57  4.881463   10.500000   80   41,174,329.84   10.089759 10.500000
27     187,961,109.66  6.009718   10.500000   54    156,687,615.70  5.242904   10.500000   81   40,528,847.21   10.453983 10.500000
------------------------------------------------------------------------------------------------------------------------------------

     Swap or Cap Termination

     Upon the occurrence of any Event of Default or Termination Event, each as defined in the Swap Agreement or Cap Agreement, as applicable, the non-defaulting party, burdened party or affected party as applicable will have the right to designate an Early Termination Date (as defined therein). The Early Termination Date will occur only after notice has been given, all as set forth in the related agreement. The occurrence of an Early Termination Date under an Agreement will constitute an "early termination."

     Upon any Early Termination, one party may be liable to make a termination payment (the "termination payment" or a "swap termination payment," as applicable) to the other party (regardless, if applicable, of which of the parties has caused the termination). The Termination Payment will be based on the value of the Agreement computed in accordance with the procedures set forth therein.

     Upon an Early Termination, the depositor on behalf of the supplemental interest trust will seek a replacement Swap Provider or Cap Provider, as applicable, to enter into a replacement agreement or similar agreement. To the extent the supplemental interest trust receives a Termination Payment from the Swap Provider or Cap Provider, the supplemental interest trust will apply all or such portion of such Termination Payment as may be required to the payment of amounts due to a replacement provider under a replacement Swap Agreement or Cap Agreement or similar agreement. To the extent the supplemental interest trust owes a Termination Payment to the Swap Provider, the supplemental interest trust will apply all or such portion of any amount as may be received by it from a replacement provider in respect of a replacement agreement or similar agreement as may be required to the payment of such Termination Payment.

     The Swap Provider or Cap Provider's obligations may be guaranteed by a guarantor (a "guarantor"). An Additional Termination Event may occur if the Swap Provider or Cap Provider fails to comply with the Downgrade Provisions (as defined below). If the Swap Provider's or Cap Provider's or Guarantor's credit ratings fall below the levels specified in the related Agreement, the Swap Provider or Cap Provider, or the Guarantor on its behalf, may be required to (1) post collateral securing its obligations under the related agreement, (2) transfer the related agreement to a replacement provider acceptable to the
Rating Agencies, or (3) obtain a guaranty of the Swap Provider's or Cap Provider's obligations under the related agreement, all as provided in the related agreement (such provisions, the "collateralization requirement"). If the Swap Provider or Cap Provider or Guarantor's credit ratings fall below levels specified in the related agreement that generally are lower than those levels for the Collateralization Requirement, the Swap Provider or Cap Provider, while posting collateral securing its obligations under the related agreement, may also be required, within a certain number of days, to transfer the related agreement to a replacement provider acceptable to the Rating Agencies (such provisions, the "substitution requirement," and together with the Collateralization Requirement, the "downgrade provisions").

     The significance percentage related to the Swap and Cap Agreements, which is their estimated aggregate maximum probable exposure divided by the stated principal balance of the group I mortgage loans as of the cut-off date, is less than 10%.

     The Swap Provider and Cap Provider

Description of the Swap Provider

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands ("ABN AMRO"), is an international banking group offering a wide range of banking products and financial services on a global basis through a network of over 4,500 offices and branches in 53 countries as of the year-end 2006. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of (euro) 987.1 billion at December 31, 2006. As of the date of this prospectus supplement, ABN AMRO's senior unsecured debt obligations are rated "AA-" by Standard & Poor's and "Aa2" by Moody's.

     On April 23, 2007, the Managing Board and Supervisory Board of ABN AMRO Holding N.V. ("ABN AMRO Holding"), the parent company of ABN AMRO, and the Board of Directors of Barclays PLC ("Barclays") jointly announced that agreement has been reached on the combination of ABN AMRO Holding and Barclays. Each of the

Boards has unanimously resolved to recommend the transaction to its respective shareholders. The holding company of the combined group will be called Barclays PLC and the proposed merger is expected to complete during the fourth quarter of 2007.

     Separate from the announcement of the proposed merger of ABN AMRO Holding with Barclays, on April 23, 2007, the Managing Board and the Supervisory Board of ABN AMRO Holding also announced the sale of ABN AMRO North America Holding Company, which principally consists of the retail and commercial banking activities of LaSalle Bank Corporation ("LaSalle"), to Bank of America for USD 21 billion in cash. The sale of LaSalle is expected to complete late 2007 and is subject to regulatory approvals and other customary closing conditions. The sale and purchase agreement permits ABN AMRO Holding to execute a similar agreement for a higher offer for LaSalle for the same business for a period of 14 calendar days from the date of the agreement, permits Bank of America to match any higher offer and provides for a termination fee of USD 200 million payable to Bank of America if the agreement is terminated under certain limited circumstances.


     Additional information, including the most recent form 20-F of ABN AMRO Holding and additional quarterly and current reports filed with the United States Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon request to:

         ABN AMRO Bank N.V.
         Investor Relations (HQ 9141)
         P.O. Box 283
         1000 EA Amsterdam
         The Netherlands
         Tel. +31 20 628 78 35
         Fax +31 20 628 78 37
         www.abnamro.com
         investorrelations@nl.abnamro.com

Except for the information provided in this paragraph and in the three immediately preceding paragraphs, ABN AMRO Holding N.V. has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

     Accounts

     Pursuant to the pooling agreement, the securities administrator, as supplemental interest trust trustee, will establish a trust account (the "swap account") for the deposit of any Swap Payments that the supplemental interest trust trustee may receive under the Swap Agreement and any net swap payments or swap termination payments payable by the supplemental interest trust trustee to the Swap Provider. The Swap Account will not be an asset of any REMIC but will be owned by the supplemental interest trust. Pursuant to the pooling agreement, the supplemental interest trust trustee will establish a trust account (the "cap account") for the deposit of any Cap Payments that the supplemental interest trust trustee may receive under the Cap Agreement. The Cap Account will not be an asset of any REMIC but will be owned by the Supplemental Interest Trust.

     With respect to each distribution date for which a Swap Payment is received by the securities administrator, as supplemental interest trust trustee under the Swap Agreement, the supplemental interest trust trustee, to the extent of the Swap Payment, will withdraw funds on deposit in the Swap Account for payment to the Class I certificates. With respect to each distribution date for which a Cap Payment is received by the securities administrator, as supplemental interest trust trustee under the Cap Agreement, the supplemental interest trust trustee, to the extent of the Cap Payment, will withdraw funds on deposit in the Cap Account for payment to the Class I certificates.

     On each distribution date, or the business day prior thereto in the case of payments to the Swap Provider (and, with respect to clauses third through eighth and clause tenth, after all distributions of Group I Excess Cashflow), funds in the Supplemental Interest Trust with respect to the Swap Agreement will be distributed in the following order of priority:

          (a) first, to the Swap Provider, all net swap payments, if any, owed to the Swap Provider for such Distribution Date;

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

          (b) second, to the Swap Provider, any swap termination payment, other than due to a Swap Provider Trigger Event, if any, owed to the Swap Provider (to the extent not received from a replacement Swap Provider in respect of a replacement swap Agreement or similar agreement);

          (c) third, to the classes of Class I certificates then entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the Offered Certificates - Distribution to Certificateholders - Priority of Distributions - Group I", any remaining Group I Overcollateralization Deficiency;

          (d) fourth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amount;

          (e) fifth, to each class of Class I-A certificates, pro rata, to pay any realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-A certificates;

          (f) sixth, to each class of Class I-B Certificates sequentially in numerical order, to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amounts;

          (g) seventh, to each class of Class I-B Certificates sequentially in numerical order, to pay any realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-B certificates;

          (h) eighth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class I-B certificates, any unpaid Basis Risk Shortfall Carryover Amounts with respect to the Class I certificates;

          (i) ninth, to the Swap Provider, to the extent not previously paid, any swap termination payment due to a Swap Provider Trigger Event (to the extent not received from a replacement Swap Provider in respect of a replacement Swap Agreement or similar agreement); and

          (j) tenth, to the Class I-C-2 certificates, any remaining amounts.

     Amounts distributed in respect of clauses (c), (e) and (g) above shall not exceed the aggregate of current or prior realized losses on the group I mortgage loans not previously reimbursed by subsequent recoveries or amounts previously distributed pursuant to clauses (c), (e) and (g) above together with amounts previously distributed from the Cap Account pursuant to clauses (a), (c) and (e) as described under "The Swap and Cap Agreements -- Accounts" below.

     On each distribution date, or the business day prior thereto in the case of payments to the Cap Provider (and after all distributions of Group I Excess Cashflow and funds in the Swap Account), funds in the Supplemental Interest Trust with respect to the Cap Agreement will be distributed in the following order of priority:

          (a) first, to the classes of Class I certificates then entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the Offered Certificates - Distribution to Certificateholders - Priority of Distributions - Group I", any remaining Group I Overcollateralization Deficiency;

          (b) second, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amounts;

          (c) third, to each class of Class I-A certificates, pro rata, any remaining realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-A certificates;

          (d) fourth, to each class of Class I-B certificates sequentially in numerical order, to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amounts;

          (e) fifth, to each class of Class I-B certificates sequentially in numerical order, any remaining realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-B certificates;

          (f) sixth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class I-B certificates, any unpaid Group I Basis Risk Shortfall Carryover Amounts; and

          (g) seventh, to the Class I-C-2 Certificates, any remaining amounts.

     Amounts distributed in respect of clauses (a), (c) and (e) above shall not exceed the aggregate of current and prior realized losses on the group I mortgage loans not previously reimbursed by subsequent recoveries or amounts previously distributed pursuant to clauses (a), (c) and (e) above together with amounts previously distributed from the Swap Account pursuant to clauses (c),
(e) and (g) as described under "The Swap and Cap Agreements -- Accounts" above.

           YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     Yield and Prepayments

     General

     The effective yields to maturity to the holders of the offered certificates will be affected by the rate of principal payments on the related mortgage loans and the application of excess cash flow to retire the certificate principal balances of the offered certificates. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the mortgage loans and resulting prepayment interest shortfalls (to the extent not covered by the servicer as described in this prospectus supplement) may affect the yields to maturity of the related offered certificates. Other factors that may affect yields to maturity include the extent to which mortgage loans bearing higher mortgage loan rates prepay at a more rapid rate than mortgage loans with lower mortgage loan rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the offered certificates.

     If the purchaser of an offered certificate offered at a discount from its initial certificate principal balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an offered certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.

     The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Prepayments, liquidations and repurchases of mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the offered certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the mortgage loan rates on the mortgage loans begin to adjust.

     The Interest Distribution Amount of the offered certificates is subject to a Net Rate Cap

     The Interest Distribution Amount for each class of offered certificates and on any distribution date is subject to a monthly cap based upon the related net rate cap, which is based, at least in part, on the weighted average of the net mortgage rates of the related group of mortgage loans. Therefore, the prepayment of the mortgage loans with higher mortgage loan rates may result in a lower Net Rate Cap for those related classes of certificates.

     To the extent interest to be distributed on a distribution date to any class of certificates is determined by reference to the Net Rate Cap, the difference between that Net Rate Cap and the rate otherwise applicable will create a shortfall that will carry forward with interest thereon. Such a shortfall with respect to the Class I certificates may be covered by the Swap Agreement or the Cap Agreement, if it is in effect. Otherwise, the shortfalls described above will only be payable from any related Excess Cashflow available for that purpose. These shortfalls may remain unpaid on the date on which the Optional Termination of the certificates is exercised or, if it is not exercised, on the final scheduled distribution date.

     For any distribution date, interest distributions on the Class II offered certificates will be further limited by the Group II Adjusted Rate Cap. Any shortfalls arising from the application of the Group II Adjusted Rate Cap will be added to the principal balance of the related Class II Certificates.

     Prepayments

     The rate of prepayments on the mortgage loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the generally values of mortgaged properties, mortgage market interest rates and servicing decisions.

     Borrowers may prepay their mortgage loans in whole or in part at any time. As of the cut-off date, certain of the group I and group II mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of six months to five years after origination for group I mortgage loans and one to three years for group II mortgage loans. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Generally, a prepayment penalty remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. In addition, prepayment penalties may be waived by a servicer or may be unenforceable.

     The negative amortization of the group II mortgage loans may affect the yield on the Class II certificates. As a result of the negative amortization of these mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of interest that is deferred as described in this prospectus supplement under "The Mortgage Loans--General." During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, any negative amortization ultimately will result in higher monthly payments on the mortgage loan, which may increase the possibility of default.

     In addition, because the loan rates on the group II mortgage loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the group II mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule).

     Principal prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan, any purchase of mortgage loans with early payment defaults, and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal payments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loans" in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     The rate of prepayment may affect the certificate interest rates on the offered certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current Net Rate Cap of the group I or group II mortgage loans may reduce the certificate interest rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the certificate interest rate on the related certificates.

     As described under "Description of the Certificates--Distribution to Certificateholders" in this prospectus supplement, principal payments initially will be made only on the Class A certificates, increasing their amortization compared to the mortgage loans, and decreasing the amortization of the Class B certificates, as compared to the related mortgage loans.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

     Overcollateralization

     The yields of the offered certificates will be affected by the application of group I or group II Excess Cashflow as described in this prospectus supplement and by the amount of Overcollateralization. The amount of Group I or Group II Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related mortgage loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described in this prospectus supplement.

     The level of Group I or Group II Excess Cashflow available on any distribution date will be influenced by, among other things:

     o the overcollateralization level of the related group mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the aggregate certificate principal balance of the related certificates;

     o the loss experience of the related group of mortgage loans. For example, excess interest will be reduced as a result of realized losses on the related mortgage loans; and

     o the extent to which the weighted average mortgage rates of the related mortgage loans (after deducting the servicing fee rate and master servicer fee rate) exceed the related certificate interest rates of the certificates.

     No assurances can be given as to the amount or timing of excess cash flow distributable on the certificates.

     Subordination

     As described in this prospectus supplement, a class of certificates having a more senior class designation will have a preferential right to receive payments of interest and principal. As a result, the yields of subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of more senior classes of certificates.

     Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the applicable certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate of the net reductions of certificate principal balance described in (a) above. The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of related Group I or Group II Monthly Excess Cashflow and, with respect to the Class I certificates, supplemental interest trust cashflow applied in reduction of the certificate principal balances of the offered certificates.

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the mortgage loans is a constant prepayment rate ("CPR"), which represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 25% CPR assumes a constant prepayment rate of 25% per annum of the then outstanding principal balance of the related mortgage loans. In addition, the model used in this prospectus supplement with respect to the Group I mortgage loans is a Hybrid ARM Prepayment Assumption ("HAA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% HAA assumes that the outstanding principal balance of a pool of mortgage loans prepays at an assumed rate of prepayment each month as disclosed in Annex D, herein incorporated by reference. In addition, the model used in this prospectus supplement with respect to the Group II mortgage loans is a Option ARM Prepayment Assumption ("OAA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% OAA assumes that the outstanding principal balance of a pool of mortgage loans prepays at an assumed rate of prepayment each month as disclosed in Annex D.

     The constant prepayment rate, Hybrid ARM Prepayment Assumption or Option ARM Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.

     Structuring Assumptions

     The tables that appear in Annex C to this prospectus supplement were prepared based on the following assumptions (collectively, the "structuring assumptions"):

     o the initial certificate principal balances of each class of certificates are as set forth in the table on page (iv) of this prospectus supplement (except that each of the Class I-P, Class II-P, Class R and Class RX Certificates have an initial certificate principal balance equal to zero) and the Pass-Through Rates are calculated as described in this prospectus supplement;

     o the mortgage loans prepay at the specified CPR, OAA or HAA percentages as applicable;

     o each scheduled monthly payment of principal and interest is timely received on the first day of each month commencing in May 2007 for the mortgage loans;

     o principal prepayments are received in full on the last day of each month commencing in April 2007 for the mortgage loans and include 30 days interest;

     o    there are no defaults or delinquencies on the mortgage loans;

     o distribution dates occur on the 25th day of each month, commencing in May 2007;

     o    there are no purchases or substitutions of mortgage loans;

     o there is no Optional Termination (except in the case of Weighted Average Life to Optional Termination);

     o    the certificates are issued on May 1, 2007;

     o the mortgage loans have the characteristics described in "Assumed Asset Characteristics" in Annexes B-1 and B-2 to this prospectus supplement, which are incorporated herein by reference;

     o the value of MTA index, six-month LIBOR and one-year LIBOR constant at 5.027%, 5.350%, and 5.270%, respectively; and one-month LIBOR at 5.350% and 5.320% for group I and group II mortgage loans, respectively;

     o the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps, as applicable;

     o scheduled monthly payments of principal and interest on the group I mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

     o scheduled monthly payments of principal and interest on each group II mortgage loan will be adjusted on each payment adjustment date, provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its payment adjustment date, except for one mortgage loan without a monthly payment cap (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjust date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as applicable, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity).

     The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables that appear in Annexes C-1 and C-2 to this prospectus supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity and the mortgage loan rate of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various CPR, OAA and HAA percentages specified, even if the weighted average remaining term to maturity and the weighted average mortgage loan rates of the mortgage loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the percentages of initial certificate principal balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated CPR, OAA and HAA percentage.

     Subject to the foregoing discussion and assumptions, the tables that appear in Annex C to this prospectus supplement indicate the weighted average lives for each class of the offered certificates and set forth the percentages of the initial certificate principal balances for each class of the offered certificates that would be outstanding after each of the distribution dates shown at various CPR, OAA and HAA percentages.

                              THE POOLING AGREEMENT

     General

     The certificates will be issued pursuant to a pooling agreement dated as of April 1, 2007, among the seller, the depositor, the master servicer, the securities administrator and the trustee.

     The Issuing Entity

     Luminent Mortgage Trust 2007-2, the issuing entity, is a common law trust (the "issuing entity"), formed under the laws of the State of New York pursuant to a pooling agreement among the depositor, the master servicer and the trustee. The issuing entity will have no officers or directors and no activities or continuing duties other than to hold the mortgage loans underlying the certificates and to issue the certificates. The fiscal year end of the issuing entity will be December 31 of each year.

     The issuing entity will be administered pursuant to the terms of the pooling agreement and as described below in this prospectus supplement under "The Pooling Agreement." The trustee, on behalf of the issuing entity, is only permitted to take the actions specifically provided in the pooling agreement. The trustee, on behalf of the issuing entity, will not have the power to issue additional securities representing interests in or obligations of the issuing entity, borrow money on behalf of the issuing entity or make loans from the mortgage loans of the issuing entity to any person or entity.

     Assignment of Mortgage Loans

     On or prior to the date the certificates are issued, pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor.

     Pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor. The depositor in turn, will convey to the issuing entity all of the depositor's right, title and interest with respect to the mortgage loans. Concurrently with such transfer, the securities administrator will authenticate and deliver the certificates at the direction of the depositor in exchange for the mortgage loans.

     Each mortgage loan transferred to the issuing entity will be identified in a scheduled delivered pursuant to the pooling agreement, which will specify with respect to each mortgage loan, among other things, the original principal balance and the stated principal balance as of the close of business on the cut-off date, the mortgage rate, the scheduled monthly payment, the maturity date, the originator and the servicer.

     As to each mortgage loan, the following documents are generally required to be delivered to the trustee (or its custodian) in accordance with the pooling agreement:

     o the related original mortgage note endorsed without recourse to the trustee or in blank, or, to the extent that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note affidavit;

     o the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage loan has not yet been returned by the recording office, an officer's certificate of the originator stating that such mortgage has been dispatched to the appropriate public recording office and that the original recorded mortgage or copy thereof certified to be a true and complete copy of such mortgage sent for recording will be promptly delivered to the custodian);

     o an original assignment of the mortgage to the trustee or in blank in recordable form with respect to all mortgage loans other than mortgage loans registered on the system Mortgage Electronic Registration Systems, Inc. ("MERS");

     o the policies of title insurance issued with respect to each mortgage loan; and

     o the originals of any assumption, modification, extension or guaranty agreements.

     Certain of the mortgages or assignments of mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the sponsor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Representations

     Pursuant to the terms of the mortgage loan purchase agreement pursuant to which the seller acquired the mortgage loans, the originator has made certain representations and warranties concerning the mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Origination and Sale of Assets--Representations and Warranties; Repurchases." The representations and warranties of the originators in respect of the mortgage loans generally will have been made as of the date the mortgage loans were sold by the originator to the seller. The seller will "bring-down" certain of those representations to the cut-off date and will make certain representations in respect of the mortgage loans.

     Under the terms of the pooling agreement, and subject to the seller's option to effect a substitution as described in the next paragraph, the originator or the seller, as the case may be, will be obligated to repurchase any mortgage loan for its repurchase price within 90 days after the discovery, or receipt of written notice, from the party discovering such breach, of a breach of any representation or warranty made by the originator or seller in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or any interest therein of the certificateholders, if the breach has not been cured by the 90th day following of such notice.

     The "repurchase price" for any mortgage loan will be the stated principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory or anti-abusive lending law. Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

     In lieu of repurchasing a mortgage loan as specified in the preceding paragraph, the seller may, at its option, cause such mortgage loan to be removed from the trust fund (in which case it shall become a "deleted asset") and substitute one or more Qualified Substitute Assets for any mortgage loan to be repurchased. Any such mortgage loan shall only be substituted if such substitution occurs within two years of the closing date. A "qualified substitute asset" is any mortgage loan that, on the date of substitution, among other things:

     o has an outstanding principal balance, after deduction of all scheduled monthly payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Asset, an aggregate principal balance), not in excess of the stated principal balance of the Deleted Asset;

     o has a net mortgage loan rate not less than, and not more than two percentage points in excess of, the net mortgage loan rate of the Deleted Asset;

     o has a remaining term to maturity not greater than and not more than one year less than that of the Deleted Asset;

     o complies with the mortgage loan representations and warranties set forth in the pooling agreement;

     o    is of the same type as the Deleted Asset;

     o    has a gross margin not less than that of the Deleted Asset;

     o has the same index as the Deleted Asset, if the original mortgage loan is an adjustable rate mortgage loan;

     o is a first lien priority mortgage (or a first or a second lien priority mortgage if the replaced mortgage loan is a second lien mortgage);

     o    will have a credit score not less than that of the Deleted Asset;

     o    have an  loan-to-value  ratio not  greater  than  that of the  Deleted
          Asset; and

     o has a prepayment premium with a term and an amount at least equal to the prepayment premium of the Deleted Asset.

     If more than one mortgage loan is substituted for a replaced mortgage loan, the stated principal balances may be determined on an aggregate basis and the net mortgage rate and term may be determined on a weighted average basis. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced mortgage loan:

     o    the mortgage loan shall not be 30 or more days delinquent; and

     o the mortgage loan file for such mortgage loan shall not contain any material deficiencies in documentation, and shall include an executed note or lost note affidavit, as applicable, and, a recorded mortgage.

     The seller will make a payment to the securities administrator for deposit into the distribution account in the amount, if any, by which the aggregate stated principal balances of any Deleted Assets exceed the aggregate stated principal balances of the Qualified Substitute Assets replacing such Deleted Assets, together with one month's interest on such excess amount at the applicable adjustable mortgage loan rate.

     To the extent that any mortgage loan as to which a representation or warranty has been breached is not repurchased by the originator or sponsor, as applicable, and a realized loss occurs with respect to that mortgage loan, holders of certificates may incur a loss to the extent not covered by available credit enhancement.

     The Trustee

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling agreement. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling agreement. The trustee's offices for notices under the pooling agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations in accordance with the terms of the pooling agreement until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the pooling agreement, a successor trustee will be appointed within 30 days by the depositor. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

     The compensation of the trustee is described under "Fee and Expenses" in this prospectus supplement.

     The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust fund against any loss, liability or expense set forth in the pooling agreement. In addition, the trustee will be indemnified by the trust fund for any losses, liabilities or expenses resulting from the servicer's breach of its obligations as provided in the pooling agreement. The trustee's duties are limited solely to its express obligations under the pooling agreement. See "The Pooling Agreement" in this prospectus supplement.

     HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

     The Securities Administrator

     Under the terms of the pooling agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

     The trustee and the securities administrator may resign at any time, in which event the sponsor will be obligated to appoint a successor trustee or securities administrator, as applicable. The sponsor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator and the seller will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than a majority of the certificates having voting rights. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the securities administrator will also be reimbursed any outstanding and unpaid costs and expenses.

     Custody of the Mortgage Files; Custodian

     The servicers will generally not have responsibility for custody of the mortgage loan documents described under "--Assignment of Mortgage Loans" above. These documents are generally required to be delivered to the custodian. The custodian will hold the mortgage loan documents on behalf of the trustee pursuant to a custodial agreement between the custodian and the trustee.

     Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or the sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The custodian will be entitled to its compensation as set forth under "Fees and Expenses" in this prospectus supplement. The custodian and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust fund against any loss, liability or expense set forth in the pooling agreement.

     Voting Interests

     The voting interests will be allocated 98% among the Class I certificates and Class II certificates in proportion to the certificate principal balances of their respective certificates on any determination date. Voting interests with respect to matters that affect only the Class I or Class II certificates will be allocated 98% to the certificates of the affected Class, to be allocated among the Classes in proportion to their respective certificate principal balances. The remaining 2% of the voting interests will be allocated 0.50% to each of the Class I-C-1, Class I-C-2 and Class II-C certificates, and 0.25% to each of the Class R certificates and RX certificates.

     Amendment

     The pooling agreement may be amended by the depositor, the seller, the securities administrator, master servicer and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under "Certain Terms of the Pooling Agreement and the Indenture--Amendment" in the accompanying prospectus. In addition, the pooling agreement may be amended by the depositor, the seller, the securities administrator, the master servicer and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the pooling agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event may any amendment without the consent of all of the certificateholders:

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates;

     o affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66 2/3%; or

     o    reduce  the  aforesaid   percentages  of  the  aggregate   outstanding
          certificate principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

     Notwithstanding anything to the contrary contained in this prospectus supplement, no amendment shall be granted if it would jeopardize the status of any REMIC created under the pooling agreement or cause any tax to be imposed on any REMIC created under the pooling agreement.

     Master Servicer Events of Default

     An event of default with respect to the master servicer (a "master servicer event of default") will consist of:

     o any failure by the master servicer to remit to the securities administrator for distribution to the certificateholders any funds required to be remitted by the master servicer under the terms of the pooling agreement;

     o after receipt of notice from the securities administrator or trustee, any failure of the master servicer to make any advances required to be made under the pooling agreement;

     o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the pooling agreement, or the breach by the master servicer of any representation and warranty contained in the pooling agreement, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee, or to the master servicer, the depositor and the trustee by the certificateholders representing a majority of the total voting rights and (ii) actual knowledge of such failure by a servicing officer of the master servicer;

     o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

     o insolvency, readjustment of debt, marshalling of mortgage loans and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Rights Upon Master Servicer Events of Default

     So long as a master servicer event of default under the pooling agreement remains unremedied, the trustee, by notice in writing to the master servicer, may, and shall, if so directed by certificateholders evidencing a majority of the voting rights), terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling agreement, including the obligation to make advances. If the Master Servicer is removed as a result of an event of default, it is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the trustee is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

     No assurance can be given that termination of the rights and obligations of the master servicer under the pooling agreement would not adversely affect the master servicing of the mortgage loans.

     Certificateholders representing a majority of the voting rights may waive any master servicer event of default, except that a default in the making of any required deposit to the distribution account that would result in a failure of the securities administrator to make any required payment of principal of or interest on the certificates may only be waived with the consent of 100% of the affected certificateholders.

     Resignation of Master Servicer

     No resignation of the master servicer shall become effective until the trustee shall have assumed, or a successor master servicer appointed by the trustee shall have assumed, the master servicer's obligations under the pooling agreement. Notice of resignation shall be given promptly by the master servicer and the depositor to the trustee.

     Certain  Matters  Regarding  the  Depositor,   the  Master  Servicer,   the
Securities Administrator and the Trustee

     The pooling agreement provides that none of the depositor, the master servicer, the securities administrator and the trustee, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling agreement, or for errors in judgment, provided that none of the depositor, the master servicer, the securities administrator or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the securities administrator's, the master servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling agreement.

     The depositor, the master servicer, the securities administrator, the trustee and any director, officer, employee, affiliate or agent of the foregoing will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling agreement, the mortgage loans or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of such person's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling agreement.

     None of the depositor, the master servicer, the securities administrator or the trustee is obligated under the pooling agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling agreement, the depositor, the servicer, the master servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer, the master servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section "Federal Income Tax Considerations" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended. For a general discussion of the tax consequences applicable to holders of the offered certificates see "Federal Income Tax Considerations--REMIC Certificates" in the prospectus.

     General

     One or more elections will be made to treat certain designated portions of the issuing entity (exclusive of the Reserve Accounts, the Supplemental Interest Trust, the Swap Agreement, the Swap Account, the Cap Agreement, the Cap Account, the Final Maturity Reserve Account, the Final Maturity Reserve Trust and certain other assets specified in the pooling and servicing agreement) as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. Upon the issuance of the offered certificates, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Section 860A through 860G of the Code.

     Taxation of the Offered Certificates

     For federal income tax purposes, a beneficial owner of a Class I offered certificate will be treated as owning (i) an interest in a REMIC regular interest corresponding to that Certificate (a "regular interest") and (ii) the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes (a "notional principal contract"). The Regular Interest corresponding to a Class I offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class I offered certificate to which it corresponds, except that (x) payments in respect of Basis Risk Shortfall Carryover Amounts will not be paid to the Regular Interest, (y) the maximum interest rate of the corresponding Regular Interest for the purposes of all calculations relating to such Regular Interest will equal the Group I Net Rate Cap, computed for this purpose without regard to clause (ii)(B) of the definition of Group I Net WAC and by limiting the notional balance of the Swap Agreement to the aggregate principal balance of the group I mortgage loans, and (z) any Swap Termination Payment will be treated as being first payable solely from the Group I Excess Cashflow otherwise distributable to the Class I-C-1 Certificate and then from distributions made to the corresponding Regular Interests, which are then paid to the Swap Provider.

     For federal income tax purposes, a beneficial owner of a Class II offered certificate will be treated as owning (i) a Regular Interest corresponding to that Certificate and (ii) the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, which is expected to represent an interest in a Notional Principal Contract. The Regular Interest corresponding to a Class II offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class II offered certificate to which it corresponds, except that (x) payments in respect of Basis Risk Shortfall Carryover Amounts will not be paid to the Regular Interest and (y) payments of principal from the Final Maturity Reserve Account will not be paid to the Regular Interest.

     As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an offered certificate may differ from the actual amount of distributions on the offered certificate. Any payment on an offered certificate in respect of Basis Risk Shortfall Carryover Amounts will be deemed to have been paid pursuant to the Notional Principal Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the Regular Interest component as discussed under "Federal Income Tax Considerations--REMIC Certificates" in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income accruing with respect to the Notional Principal Contract component and, if applicable, will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--The Notional Principal Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

     A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components - the Regular Interest component and the Notional Principal Contract component. To the extent the Notional Principal Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the offered certificate must allocate the amount realized between the components of such certificate based on the relative fair market values of those components at the time of sale. Assuming that the offered certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Considerations--REMIC Certificates--Gain or Loss on Disposition."

     Interest on the Regular Interest component of an offered certificate must be included in income by the beneficial owner of such certificate under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, the Regular Interest components of the Class I offered certificates may be, and the Regular Interest components of the Class II offered certificates are expected to be, issued with OID. The amount of OID on a Certificate will be the amount by which the stated redemption price of the Certificates at maturity exceeds their issue price. The issue price of the
Certificates  will be the  first  cash  price at which a  substantial  amount of
Certificates are sold (excluding sales to bond houses, brokers and underwriters). Under the regulations related to OID, the stated redemption price of a Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate or variable rate. Because a portion of the interest accruing on the Class II Certificates may remain undistributed and instead be capitalized to the principal balance of the related Class II Certificates, it is possible that some or all of such interest may not be treated as payable at least annually. Since at the time of issuance the likelihood of such capitalization is not known, for tax information reporting purposes, the Issuer will take the position that the stated interest on the Class II Certificates is not qualified stated interest. Accordingly, the Issuer intends to take the position that the Class II Certificates will be issued with original issue discount. See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in the prospectus.

     The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, for the Class I Certificates and the Class II Certificates will be 100% HAA with respect to the class I certificates and 100% OAA with respect to the class II certificates. 100% HAA and 100% OAA assume prepayment rates equal to the respective CPR percentages set forth in Annex D with respect to the related mortgage loans and the distribution dates related to the months indicated therein. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

     Status of the Offered Certificates

     This paragraph applies to the offered certificates exclusive of the portion of the certificates that represents the Notional Principal Contract. The Regular Interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the Regular Interest component of an offered certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional Principal Contract components of the offered certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code, and any income attributable to such assets will not qualify as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. As a result, the offered certificates generally are not suitable investments for inclusion in another REMIC and may not be a suitable investment for a REIT or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

     The Notional Principal Contract Component

     General. Each holder of an offered certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights and any obligations with respect to the Notional Principal Contract component of its certificate on the date it purchases its certificates. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "swap regulations"). Under these regulations and the REMIC regulations, in general, the holders of the offered certificates must allocate the price they pay for the offered certificates between their Regular Interest component and the Notional Principal Contract component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "cap premium") paid by the holders of the offered certificates. A holder of an offered certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Notional Principal Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the offered certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

     Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Notional Principal Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the offered certificates.

     Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding Regular Interest (other than payments of principal from the Final Maturity Reserve Account) will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Basis Risk Shortfall Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest corresponding to a Class I offered certificate in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the related Notional Principal Contract component for such taxable year. Although not clear, net income or a net deduction with respect to the Notional Principal Contract components should be treated as ordinary income or as an ordinary deduction. Holders of the offered certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract component.

     An offered certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect the Notional Principal Contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

     It is possible that the right of the Class I offered certificates to receive payments in respect of the Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the Class I offered certificates and the holders of the Class I-C-2 Certificates. It is possible that the right of the Class II offered certificates to receive payments in respect of Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the Class II offered certificates and the holders of the Class II-C Certificates. In such case, holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

     Any amount of proceeds from the sale, redemption or retirement of an offered certificate that is considered to be allocated to rights under the Notional Principal Contract component would be considered a "termination payment" under the Swap Regulations. It is anticipated that the securities administrator in accordance with the pooling agreement, will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

     Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the Notional Principal Contract in connection with the sale or exchange of an offered certificate would be considered a "termination payment" under the Swap Regulations allocable to that offered certificate. A holder of an offered certificate will have gain or loss from such a termination of the Notional Principal Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Notional Principal Contract.

     Gain or loss realized upon the termination of the Notional Principal Contract component of the offered certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     Payments from the Final Maturity Reserve Account

     Any Class II certificateholder receiving a principal payment from the Final Maturity Reserve Account will be treated as selling a portion of its certificate to the Class II-C Certificateholder and will be treated as receiving the amount of the principal payment from the Class II-C Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the certificate principal balance of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Account will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

     Other Matters

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the offered certificates, see "Federal Income Tax Considerations--REMIC Certificates--Backup Withholding" and "--Taxation of Certain Foreign Holders of REMIC Certificates" in the prospectus.

     REMIC Taxes and Reporting

     It is not anticipated that the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the issuing entity, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling agreement, (ii) by the applicable servicer, if such servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iv) by the securities administrator, if the securities administrator has breached its obligations with respect to REMIC compliance under the pooling agreement and (v) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See "Federal Income Tax Considerations--REMIC Certificates--REMIC Level Taxes" in the prospectus.

     For further  information  regarding the federal income tax  consequences of
investing   in   the   Offered    Certificates,    see   "Federal   Income   Tax
Considerations--REMIC Certificates" in the prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Class I-A, Class I-B-1, Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. All offered certificates will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the offered certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans (as defined in section 3(3) of ERISA) that are subject to Title I of ERISA; plans (as defined in section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code and entities that hold assets of such a an employee benefit plan or plan (or are deemed to hold the assets of such an employee benefit plan or plan pursuant to 29 CFR section 2510.3-101 as modified by section 3(42) of ERISA) by reason of such employee benefit plan's or plan's investment in the entity (collectively, a "benefit plan") and on fiduciaries for those Benefit Plans or other persons acting on behalf of those Benefit Plans.

     Some employee benefit plans, such as governmental plans or church plans (as defined in ERISA Section 3(32)) are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the foregoing provisions of ERISA and the Code ("similar law") (such a governmental plan or church plan, together with a Benefit Plan, referred to collectively or individually as a "plan").

     ERISA generally imposes on Benefit Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan. In addition, Section 406 of ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving assets of a Benefit Plan and persons, referred to as "parties in interest" or "disqualified persons" who have certain specified relationships to the Benefit Plan unless a statutory, regulatory or administrative exemption is available.

     See "ERISA Considerations" in the accompanying prospectus for a discussion of the considerations in the purchasing, holding or selling of offered certificates by a Benefit Plan, a governmental or church plan or any person acting on behalf of, or investing assets of, such a Benefit Plan or a plan.

     A fiduciary of any Benefit Plan should carefully review the discussion of ERISA considerations set forth in this supplement and the accompanying Prospectus and consult with its legal advisors as to whether the purchase or holding of any of the offered certificates could give rise to a transaction that raises fiduciary issues with respect to ERISA (including, in particular, the application of the "plan asset regulation" as defined below and as discussed in the Prospectus) or is prohibited under ERISA or the Code. In addition, persons investing assets by, or on behalf of, a governmental or church plan described above should consider whether the transaction involving the offered certificates may trigger the application of Similar Law.

     A Benefit Plan's investment in the offered certificates may cause the mortgage loans and other assets related to the issuing entity to be deemed to be "plan assets" for purposes of ERISA or the Code. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL"), as amended by
Section 3(42) of ERISA (the "plan asset regulation") provides that when a Benefit Plan acquires an equity interest in an entity, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions, not applicable here, apply.

     The DOL issued to one of the Underwriters an individual administrative exemption from the prohibited transaction rules of ERISA and related excise tax provisions of Section 4975 of the Code with respect to certain types of transactions relating to the investment by a Benefit Plan or a person investing assets of a Benefit Plan in certain types of securities. The individual administrative exemption is Prohibited Transaction Exemption 90-59, 55 FR 36724 (September 6, 1990), as amended by Prohibited Transaction Exemptions 97-34, 62 FR 39021 (July 21, 1997), 2000-58, 65 FR 67765 (November 13, 2000), 2002-41, 67
FR 54487 (August 22, 2002) and 2007-05,  72 FR 13130 (March 20, 2007), issued to
Greenwich Capital Markets, Inc., (hereinafter referred to collectively and individually as the "exemption"). The Exemption generally exempts from the application of the prohibited transaction rules certain transactions relating to the servicing, management and operation of mortgage pools and the purchase, sale and holding of securities underwritten by the Underwriter that (i) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of a trust fund or (ii) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. The conditions that must be satisfied in order for a particular transaction to qualify for relief are set forth in the Exemption and include that the Benefit Plan is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933 and that the securities, at the time of acquisition by the Benefit Plan, meet certain ratings requirements (determined in part on the basis of the composition assets of the issuing entity) as determined by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Services, Inc., ("Moody's"), Fitch Ratings ("Fitch") or Dominion Bond Rating Service, Inc. ("DBRS" and, together with S&P, Moody's and Fitch, the "Rating Agencies").

     The Exemption offers several types of relief from the prohibited transaction rules of section 406 of ERISA and section 4975 of the Code to the extent that the applicable conditions of the Exemption are satisfied. For example, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Benefit Plan's ownership of certificates. Further, the Exemption offers relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Benefit Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor.

     See "ERISA Considerations" in the accompanying Prospectus for a general description of the requirements for relief under the Exemption.

     Class I Certificates. At closing, the Class I Offered Certificates have the benefit of certain payments from the Cap Agreement and the Swap Agreement. The Cap Agreement and the Swap Agreement and rights to payments in respect of each of the Cap Agreement and the Swap Agreement are held in the Supplemental Interest Trust. For so long as the Supplemental Interest Trust is in existence, a holder of a Class I Offered Certificate or any interest therein represents an interest in two assets: (i) the right to receive payments from the issuing entity with respect to the class of certificates and without taking into account the payments under or pursuant to either the Cap Agreement and the Swap Agreement and (ii) the right to receive payments under or pursuant to each of the Cap Agreement and the Swap Agreement from the Supplemental Interest Trust and (in the case of the Swap Agreement) the obligation to make payments to the Supplemental Interest Trust. The Exemption may cover the acquisition, holding and transfer of the Class I Offered Certificates exclusive of the right of such Class I Certificateholders to receive payments under or pursuant to the Cap Agreement and the Swap Agreement held in the Supplemental Interest Trust if all of the conditions of the Exemption are met. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust.

     If the Exemption does not provide prohibited transaction exemptive relief to a Benefit Plan's purchase and holding of such an interest, other prohibited transaction exemptions may be available to such a Benefit Plan depending in part upon the type of Benefit Plan fiduciary making the decision to acquire the certificates (or any interest therein) and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption ("PTCE") 90-1 (regarding investments by insurance pooled separate accounts), PTCE 91-38 (regarding investments by bank collective funds), PTCE 84-14 (regarding investment decision made by a qualified plan asset managers), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding investment decisions by in-house asset managers) (collectively, the "investor-based class exemptions"). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Benefit Plan, including, without limitation, the statutory exemption set forth in section 408(b)(17) of ERISA (the "statutory exemption") regarding transactions with certain service providers. However, even if the conditions specified in one of the PTCEs or the Statutory Exemption are met, the scope of the relief provided under any such Investor-Based Class Exemption or the Statutory Exemption may or may not cover all acts which might be construed as prohibited transactions. Benefit Plan fiduciaries should consult their legal counsel concerning these issues.

     For so long as the Supplemental Interest Trust is in existence, no Plan or person acting on behalf of , or using the assets of, a Plan may acquire or hold a Class I Offered Certificate unless (1) in the case of a Benefit Plan, such plan is an accredited investor within the meaning of the Exemption and (2) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

     Accordingly, for so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class I Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class I Offered Certificate, or interest therein, that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) (A) in the case of a Benefit Plan, it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and will not result in a non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

     In addition, if at any time after closing, the credit rating of a Class I Offered certificate is not at least BBB- (or its equivalent) by S&P, Fitch, Moody's or DBRS, then a purchaser or transferee of any such Class I Offered Certificate will be deemed to have represented that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) the acquisition and holding of such certificate meets all of the conditions for exemptive relief under PTCE 95-60 (in the case of a Benefit Plan) and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

     Class II Certificates. At closing, the Class II Offered Certificates have the benefit of certain payments from the Final Maturity Reserve Account. The Final Maturity Reserve Account and the right to payments in respect of this account are held in the Final Maturity Reserve Trust. For so long as the Final Maturity Reserve Trust is in existence, a holder of a Class II Offered Certificate or any interest therein represents an interest in two assets (1) the right to receive payments from the issuing entity with respect to the class of certificates and without taking into account payments from the Final Maturity Reserve Trust and (2) the right to receive payments from the Final Maturity Reserve Trust. The Exemption may cover the acquisition, holding and transfer of the Class II Offered Certificates exclusive of the right of such Class II Certificates to receive payments from the Final Maturity Reserve Account held in the Final Maturity Reserve Trust if all of the conditions of the Exemption are met. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Final Maturity Reserve Trust.

     For so long as the Final Maturity Reserve Trust is in existence, no Plan or person acting on behalf of, or using the assets of, a Plan may acquire or hold a Class II Offered Certificate unless (i) in the case of a Benefit Plan, such plan is an accredited investor within the meaning of the Exemption and (ii) the acquisition and holding of such certificate and the separate right to receive payments from the Final Maturity Reserve Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption (in the case of a Benefit Plan) and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code or a violation of Similar Law.

     Accordingly, for so long as the Final Maturity Reserve Trust is in existence, each beneficial owner of a Class II Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class II Offered Certificate, or interest therein, that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) (A) in the case of a Benefit Plan, it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Final Maturity Reserve Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

     For purposes of the foregoing discussion related to the Class I and Class II Offered Certificates, the Group I Mortgage Loans and the Group II Mortgage Loans are deemed to be held in separate sub-trusts.

     See "ERISA Considerations" in the accompanying prospectus for a general description of the requirements for relief under the exemptions discussed above.

     If any offered certificate or interest therein is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate or interest therein was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the securities administrator, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. The Securities Administrator will not be able to monitor compliance with any transfer restrictions in the case of book entry certificates, and will not have any liability if a transfer of any such certificate or an interest therein is transferred in violation of the foregoing restrictions.

     The sale of any offered certificates to a Plan or a person acting on behalf of, or with assets of, a Plan is in no respect a representation by the depositor, the seller, the master servicer, any servicer, the trustee, the securities administrator or an Underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

     Government plans and church plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, there may be a Similar Law that establishes standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans or church plans. A person considering investing in the offered certificates on behalf of a Plan that is a government plan or a church plan should consult with legal advisors regarding the requirements of Similar Law.

     This discussion is a general discussion of some of the rules that apply to Plans. Prior to making an investment in the offered certificates, prospective plan investors should consult with their legal and other advisors concerning the availability of, and scope of relief provided by, the Exemption, the Investor-Based Class Exemptions or the Statutory Exemption, and the impact of ERISA, the Code and any Similar Law, the applicability of the Plan Asset Regulation and the Exemption or any other exemption, the potential consequences in their specific circumstances, and, in the case of government plans or church plans and related investment vehicles, any Similar Law considerations. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the offered certificates, together with net proceeds from the sale of the certificates not offered hereby, will represent the purchase price to be paid by the issuing entity to the depositor for the mortgage loans transferred to the issuing entity and will be applied by the depositor to acquire the mortgage loans from the sponsor and to make certain initial payments under the Cap Agreement.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") dated as of April 27, 2007, among the depositor, the seller, the sponsor, Citigroup Global Markets Inc. and Greenwich Capital Markets Inc. (collectively, the "Underwriters"), the depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the depositor, the percentages of the initial certificate principal balances of the respective classes of offered certificates set forth under their respective names below.

           -------------------------------------------------------------------
                   Class           Citigroup Global          Greenwich Capital
                   -----           ----------------          -----------------
                                     Markets Inc. (%)         Markets, Inc. (%)
                                     -------------           --------------
           -------------------------------------------------------------------
                   I-A-1                  80                     20
           -------------------------------------------------------------------
                   I-A-2                  80                     20
           -------------------------------------------------------------------
                   I-A-3                  80                     20
           -------------------------------------------------------------------
                   I-A-4                  80                     20
           -------------------------------------------------------------------
                   I-A-5                  80                     20
           -------------------------------------------------------------------
                   I-B-1                  80                     20
           -------------------------------------------------------------------
                   I-B-2                  80                     20
           -------------------------------------------------------------------
                   I-B-3                  80                     20
           -------------------------------------------------------------------
                   I-B-4                  80                     20
           -------------------------------------------------------------------
                   II-A-1                 80                     20
           -------------------------------------------------------------------
                   II-A-2                 80                     20
           -------------------------------------------------------------------
                   II-A-3                 80                     20
           -------------------------------------------------------------------
                   II-B-1                 80                     20
           -------------------------------------------------------------------
                   II-B-2                 80                     20
           -------------------------------------------------------------------
                   II-B-3                 80                     20
           -------------------------------------------------------------------
                   II-B-4                 80                     20
           -------------------------------------------------------------------
                   II-B-5                 80                     20
           -------------------------------------------------------------------
                   II-B-6                 80                     20
           -------------------------------------------------------------------
                   II-B-7                 80                     20
           -------------------------------------------------------------------

     Total proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 99.657% of their aggregate initial certificate principal balance, plus accrued interest, before deducting expenses payable by the depositor and estimated to be approximately $1,883,347.41. The depositor expects that its affiliates initially will purchase the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, and Class II-B-7
certificates from the underwriters, as well as all of the non-offered certificates from the depositor. Affiliates of the depositor may initially purchase other classes of offered certificates as well.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase their allocated portion of the offered certificates if they purchase any of such offered certificates. The depositor has been advised that the Underwriters intend to distribute the offered certificates by selling the offered certificates at varying prices to be determined at the time of sale. The Underwriters may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with such Underwriters in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the offered certificates.

     Neither the depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

     The depositor has been advised by each Underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The Underwriting Agreement provides that the depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments the related Underwriter may be required to make for these liabilities.

     The seller acquired certain mortgage loans from Citigroup Global Markets Realty Corp., an affiliate of Citigroup Global Markets Inc., one of the underwriters.

                                  LEGAL MATTERS

     Certain legal matters with respect to the certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by McKee Nelson LLP.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that they receive ratings as set forth on page (iv) of this prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of offered certificates of payments in the amount of scheduled monthly payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the offered certificates. The ratings on the offered certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of offered certificates might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of certificateholders receiving payments in respect of Basis Risk Shortfall Carryover Amount, if any.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies identified on page (iv) of this prospectus supplement. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                    GLOSSARY

Accrual Period - The period from and including the preceding distribution date (or from the closing date with respect to the first distribution date) to and including the day prior to the current distribution date. All distributions of interest on the offered certificates will be based on a 360-day year and the actual number of days in the applicable Accrual Period.

Adjustable Rate Mortgage Loans - Mortgage loans that contain a provision pursuant to which the mortgage rate is adjusted periodically.

Adjustment Date - As to each adjustable rate mortgage loan, the date on which the mortgage rate is adjusted in accordance with the terms of the related mortgage note and mortgage.

Available Funds - For any distribution date and group of mortgage loans, an amount that generally includes, in addition to current principal and interest payments on such mortgage loans, (i) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (ii) any monthly advances and compensating interest payments on such mortgage loans made by the master servicer or servicers for such distribution date, (iii) any prepayment penalties (to the extent owned by the issuing entity) on such mortgage loans collected by the servicers for such distribution date, and (iv) any amounts reimbursed in connection with losses on certain eligible investments, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicers, the securities administrator, the trustee and the custodian and (y) investment earnings on amounts on deposit in the distribution account.

Basis Risk Shortfall Carryover Amount - With respect to any distribution date and any class of offered certificates, the excess of (i) the amount of interest such class would have accrued on such distribution date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of certificates received on such distribution date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amount from prior distribution dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Book-Entry Certificates - Each class of certificates represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related class registered in the name of the nominee of DTC.

Business Day - Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the states of California, New York, Maryland and Minnesota are authorized or obligated by law or executive order to be closed.

Cap Account - An account into which Cap Payments are deposited. The Cap Account will not be an asset of any REMIC.

Cap Agreement -The agreement to be entered into by and between the supplemental interest trust and the Cap Provider, dated as of May 1, 2007, providing for certain payments to be made to the securities administrator on behalf of the issuing entity.

Cap Provider - ABN AMRO Bank, N.V.

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Certificate   Principal   Balance  -  With  respect  to  any  class  of  offered
certificates and any distribution date, the maximum dollar amount of principal to which the holder thereof is then entitled hereunder, such amount being equal to the initial principal balance of such class of certificates as of the closing date, plus any subsequent recoveries allocated to such class for previous distribution dates and, with respect to the Class II certificates, any related Group II Allocated Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization  on the  group  II  mortgage  loans,  minus  the  sum  of  (i)  all
distributions   of  principal   previously  made  with  respect  that  class  of
certificates and (ii) all applied loss amounts previously allocated to that class of certificates.

Class I-A Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the lesser of (A) the aggregate Group I Principal Distribution Amount for such distribution date and (B) the excess (if any) of (x) the aggregate certificate principal balance of the Class I-A certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by approximately 89.50% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group I mortgage loans.

Class II-A Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the lesser of (A) the aggregate Group II Principal Distribution Amount for such distribution date and (B) the excess (if any) of (x) the aggregate certificate principal balance of the Class II-A certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 83.625% and (ii) on or after the distribution date in May 2013 approximately 86.90% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization of the group II mortgage loans.

Class I-B-1 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-1 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 93.60% and (b) the amount, if any, by which (i)

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

the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-2 Principal Distribution Amount - For any applicable distribution date on or after the group I Stepdown Date as long as a group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates and Class I-B-1 certificates (after taking into account the distribution of the Class I-A and Class I-B-1 Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-2 certificates immediately prior to such distribution date over
(y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 95.30% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-3 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates, Class I-B-1 and Class I-B-2 certificates (after taking into account the distribution of the Class I-A, Class I-B-1 and Class I-B-2 Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-3 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 96.30% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-4 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates, Class I-B-1, Class I-B-2 and Class I-B-3 certificates (after taking into account the distribution of the Class I-A, Class I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-4 certificates immediately prior to such distribution date over (y) the lesser of
(a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 98.40% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class II-B-1 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A certificates (after taking into account the distribution of the Class II-A Principal Distribution amount on such distribution date) and (ii) the certificate principal balance of the Class II-B-1 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 89.00% and (ii) on or after the distribution date in May 2013 approximately 91.20% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-2 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A certificates and Class II-B-1 certificates (after taking into account the distribution of the Class II-A and Class II-B-1 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-2 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 92.25% and (ii) on or after the distribution date in May 2013 approximately 93.80% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-3 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1 and Class II-B-2 certificates (after taking into account the distribution of the Class II-A, Class II-B-1 and Class II-B-2 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-3 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the

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

related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 93.50% and (ii) on or after the distribution date in May 2013 approximately 94.80% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-4 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3 certificates (after taking into account the distribution of the Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-4 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 94.875% and (ii) on or after the distribution date in May 2013 approximately 95.90% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-5 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 certificates (after taking into account the distribution of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 Principal
Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-5 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 96.125% and (ii) on or after the distribution date in May 2013 approximately 96.90% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

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

Class II-B-6 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates (after taking into account the distribution of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-6 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 97.125% and (ii) on or after the distribution date in May 2013 approximately 97.70% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-7 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date on which a Group II Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates (after taking into account the distribution of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 principal distribution amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-7 Certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in May 2013 approximately 98.375% and (ii) on or after the distribution date in May 2013 approximately 98.700% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date stated principal balance of the group II mortgage loans plus the negative amortization on the group II mortgage loans.

Collateralization Requirement - If the Cap Provider's or Cap Guarantor's credit rating fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, may be required to (i) post collateral securing its obligations under the Cap Agreement, (ii) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (iii) obtain a guaranty of the Cap Provider's obligations under the Cap Agreement or (iv) establish any other arrangement sufficient to restore the credit rating of the certificates.

Combined Loan-to-Value Ratio - For any mortgage loan in a junior lien position, the fraction, expressed as a percentage, the numerator of which is the sum of
(i) the original loan amount of the related mortgage loan and (ii) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination or such related mortgage loan), and the

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denominator  of which is the lesser of (A) the value set forth in the  appraisal made in connection with the origination of the related mortgage loan and (B) the amount paid by the borrower for the mortgaged property.

CPR - Constant prepayment rate.

Credit Enhancement Percentage - With respect to any class of certificates on any distribution date, the aggregate certificate principal balance of the Class I or Class II certificate(s) subordinated to such class (including the Class I-C-1 or Class II-C certificates, as applicable) as a percentage of the aggregate stated principal balance of the related group of mortgage loans, calculated after taking into account distributions of principal on the related group of mortgage loans and distribution of principal to the holders of the certificates then entitled to distributions of principal on such distribution date.

Cumulative Realized Loss Percentage - With respect to any distribution date, a fraction, expressed as a percentage, obtained by dividing (i) the aggregate amount of cumulative realized losses incurred on the group I or group II mortgage loans from the cut-off date through the last day of the related due period by (ii) the aggregate cut-off balance of the group I or group II mortgage loans, as applicable.

Cut-off Date - April 1, 2007.

Debt Service Reduction - A reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation - A valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Deleted Asset - A mortgage loan that is removed from the trust fund.

Delinquency Rate - For any due period and loan group, the fraction, expressed as a percentage, the numerator of which is the aggregate stated principal balance of all the group I or group II mortgage loans that are 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such due period, and the denominator of which is the aggregate stated principal balance of the group I or group II mortgage loans, as applicable, as of the close of business on the last day of such due period.

Distribution Date - The 25th day of each month beginning in May 2007. If the 25th day is not a business day, then the distribution date will be the next business day.

DTC - The Depository Trust Company.

Due Date - The day of the month on which the scheduled monthly payment is due on a mortgage loan, exclusive of any days of grace, as specified in the related mortgage note.

Due Period - With respect to any distribution date and a mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs (or the day following the cut-off date in respect of the first due period) and ending at the close of business on the first day of the calendar month in which such distribution date occurs.

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Early  Termination - The occurrence of an Early  Termination Date under the Swap
Agreement or Cap Agreement.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

Final Maturity Reserve Account - A trust account established by the securities administrator and owned by the Final Maturity Reserve Trust for the deposit of the Final Maturity Reserve Amount to be used to pay the Class II certificates on their Final Stated Maturity Date.

Final Maturity Reserve Amount - For the group II mortgage loans and each distribution date beginning with the distribution date in May 2017, in the event that the aggregate stated principal balance of the group II mortgage loans with an original term to maturity of more than 30 years is greater than the amount shown for such distribution date in the Final Maturity Reserve Schedule, the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated principal balance of the group II mortgage loans as of the first day of the related due period, and (iii) one-twelfth.

Final Maturity  Reserve Rate - For the group II mortgage  loans,  the product of
(i) 1.00%, multiplied by (ii) the quotient of (A) the aggregate stated principal balance of the group II mortgage loans with original terms to maturity in excess of 30 years as of the first day of the related Due Period divided by (B) the aggregate stated principal balance of the group II mortgage loans as of the first day of the related Due Period.

Final Maturity Reserve Trust - The trust established by the securities administrator as the Final Maturity Reserve Trustee, which trust consists of the Final Maturity Reserve Account, and the Final Maturity Reserve Trustee's rights thereunder.

Final Scheduled Distribution Date - With respect to the group I mortgage loans, the distribution date following the month of the scheduled maturity date of the group I mortgage loan having the latest scheduled maturity date as of the cut-off date. With respect to the group II mortgage loans, the distribution date assuming mortgage loans with 30-year maturities.

Gross Margin - With respect to each adjustable rate mortgage loan, the fixed percentage amount set forth in the related mortgage note which is added to the index in order to determine the related mortgage rate.

Group II Adjusted Rate Cap - For any distribution date and any Class II certificate, the Group II Net Rate Cap for such distribution date, computed for this purpose by first reducing the Group II Net WAC by a per annum rate equal to the product of (i) the Group II Net Deferred Interest for such distribution date multiplied by (ii) the quotient of 12 divided by the aggregate stated principal balance or the group II mortgage loans as of the first day of the related due period.

Group II Allocated Net Deferred Interest - For any distribution date and any Class II certificate, the amount, if any, by which the interest accrued on such Class for the related Accrual Period at the related Pass-Through Rate exceeds the amount of interest accrued for such Accrual Period at the Group II Adjusted Rate Cap. Any interest so deferred shall be added to the certificate principal balance for such class.

Group I Excess Cashflow - With respect to any distribution date, the sum of (i) the remaining Group I Interest Remittance Amount after the distributions pursuant to clause I(b) under "Description of the Offered Certificates - Distributions to Certificateholders - Priority of Distributions - Group I", (ii) the Group I Overcollateralization Release Amount and (iii) without duplication, any portion of the Group I Principal Remittance Amount remaining after the distributions pursuant to clauses II(a)(2) or II(b)(2) under "Description of the Offered Certificates - Distributions to Certificateholders - Priority of Distributions - Group I" for such distribution date.

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Group II Excess Cashflow - With respect to any distribution date, the sum of (i)
the remaining Group II Interest Remittance Amount after the distributions pursuant to clause I(c) under "Description of the Offered Certificates - Distributions to Certificateholders - Priority of Distributions - Group II" herein, (ii) the Group II Overcollateralization Release Amount and (iii) without duplication, any portion of the Group II Principal Remittance Amount remaining after the distributions pursuant to clauses II(a)(2) or II(b)(2) under "Description of Certificates - Distribution to Certificateholders - Priority of Distributions - Group II" for such distribution date.

Group I Excess Overcollateralization Amount - With respect to any distribution date, the excess, if any, of the Group I Overcollateralization Amount over the Group I Overcollateralization Target Amount.

Group II Excess Overcollateralization Amount - With respect to any distribution date, the excess, if any, of the Group II Overcollateralization Amount over the Group II Overcollateralization Target Amount.

Group I Interest Remittance Amount - For any distribution date, the amount of all interest received in respect of the Group I Mortgage Loans with respect to the related due period less (i) the servicing fee, (ii) the master servicing fee, (iii) the lender-paid or borrower-paid mortgage insurance premiums and (iv) any net swap payment or swap termination payment (to the extent not received from a replacement swap provider) owed to the Swap Provider (to the extent not received from a replacement swap provider) (other than a swap termination payment in the event that the Swap Provider is the defaulting party or sole affected party under the Swap Agreement).

Group II Interest Remittance Amount - For any distribution date, the amount of all interest received in respect of the Group II Mortgage Loans with respect to the related due period less (i) the servicing fee, (ii) the master servicing fee and (iii) the lender-paid or borrower-paid mortgage insurance premiums. In addition, the Group II Interest Remittance Amount will be increased by the amount of any principal prepayments that otherwise would have been included in the Group II Principal Remittance Amount for such distribution date but that are applied to the Group II Interest Remittance Amount in accordance with the definition of Group II Net Deferred Interest.

Group I Mortgage Loans - The mortgage loans constituting the first pool, consisting of hybrid adjustable rates mortgage loans.

Group II Mortgage Loans - The mortgage loans constituting the second pool, consisting of pay option adjustable rates mortgage loans.

Group II Net Deferred Interest - With respect to the group II mortgage loans and any distribution date, the excess, if any, of (i) the deferred interest on the group II mortgage loans for the related due period over (ii) the aggregate amount of principal prepayments in whole or in part received with respect to the group II mortgage loans for the related prepayment period.

Group I Net Mortgage Rate - With respect to each Group I Mortgage Loan, the then applicable mortgage rate thereon minus the sum of the applicable (i) servicing fee rate, (ii) master servicing fee rate and (iii) applicable lender-paid or borrower-paid mortgage insurance premium rate.

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Group II Net Mortgage  Rate - With respect to each Group II Mortgage  Loan,  the then applicable mortgage rate thereon minus the sum of the applicable (i) servicing fee rate, (ii) master servicing fee rate, (iii) applicable lender-paid or borrower-paid mortgage insurance premium rate, and (iv) for each distribution date on or after the distribution date in May 2017, the Final Maturity Reserve Rate.

Group I Net Rate Cap - For any distribution date, the product of (i) the Group I Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Group II Net Rate Cap - For any distribution date, the product of (i) the Group II Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period

Group I Net WAC - With respect to the Class I certificate and any distribution date, the excess of (i) the weighted average of the Group I Net Mortgage Rates as of the first day of the related due period over (ii) the sum of (A) a per annum rate equal to the net swap payment with respect to the Swap Agreement payable to the Swap Provider on such distribution date, divided by the stated principal balance of the group I mortgage loans as of the first day of the related due period, multiplied by 12, and (B) a per annum rate equal to any swap termination payment with respect to the Swap Agreement not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the stated principal balance of the group I mortgage loans as of the first day of the related due period, multiplied by 12.

Group II Net WAC - With respect to the Class II certificates and any distribution date the weighted average of the Group II Net Mortgage Rates as of the first day of the related due period.

Group I Overcollateralization Amount - For any distribution date, the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), exceeds
(ii) the aggregate certificate principal balance of the Class I-A, Class I-B, Class I-P and one-half the aggregate certificate balance of the Class R and Class RX certificates as of such distribution date (after taking into account the principal distributed on that distribution date).

Group II Overcollateralization Amount - For any distribution date, the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), exceeds (ii) the aggregate certificate principal balance of the Class II-A, Class II-B, Class II-P and one-half the aggregate certificate balance of the class R and Class RX certificates as of such distribution date (after taking into account the principal distributed on that distribution date).

Group I Overcollateralization Deficiency Amount - With respect to any distribution date, the excess, if any, of (i) the Group I Target
Overcollateralization Amount for such distribution date over (ii) the Group I Overcollateralization Amount for such distribution date, after giving effect to distributions of the Group I Principal Distribution Amount, but prior to allocation of the realized losses to the Class I certificates on such distribution date.

Group II Overcollateralization Deficiency Amount - With respect to any distribution date, the excess, if any, of (i) the Group II Target Overcollateralization Amount for such distribution date over (ii) the Group II Overcollateralization Amount for such distribution date, after giving effect to distributions of the Group II Principal Distribution Amount, but prior to allocation of the realized losses to the Class II certificates, on such distribution date.

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Group I Overcollateralization  Release Amount - With respect to any distribution date for which the Group I Excess  Overcollateralization Amount is, or would be,
after  taking  into  account  all  other   distributions  to  be  made  on  that
distribution date, greater than zero, an amount equal to the lesser of (i) the Group I Excess Overcollateralization Amount for that distribution date and (ii) principal collected on the group I mortgage loans with respect to that distribution date.

Group II Overcollateralization Release Amount - With respect to any distribution date for which the Group II Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Group II Excess Overcollateralization Amount for that distribution date and (ii) principal collected on the group II mortgage loans with respect to that distribution date.

Group I Principal Distribution Amount - For any distribution date, the Group I Principal Remittance Amount minus any Group I Overcollateralization Release Amount for such distribution date.

Group II Principal Distribution Amount - For any distribution date, the Group II Principal Remittance Amount minus any Group II Overcollateralization Release Amount for such distribution date.

Group I Principal Remittance Amount - For any distribution date, the sum of (i) the principal portion of all scheduled monthly payments on the group I mortgage loans due on the related due date, to the extent received or advanced, (ii) the principal portion of all proceeds of the repurchase of a group I mortgage loan (or, in the case of substitution, certain amounts representing a principal adjustment during the preceding calendar month), and (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related group I mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such group I mortgage loans, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal, less any amounts payable to the Swap Provider (including any net swap payment and any swap termination payment (to the extent not received from a replacement provider) owed to the Swap Provider (other than a swap termination payment in the event that the Swap Provider is the defaulting party or sole affected party under the Swap Agreement) not covered by the Group I Interest Remittance Amount.

Group II Principal Remittance Amount - For any distribution date, the sum of (i) the principal portion of all scheduled monthly payments on the group II mortgage loans due on the related due date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a group II mortgage loan (or, in the case of substitution, certain amounts representing a principal adjustment) during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the group II mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such group II mortgage loans, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal. In addition, the Group II Principal Remittance Amount will be reduced by the amount of principal prepayments that otherwise would have been included in the Group II Principal Remittance Amount but which are included in the Group II Interest Remittance Amount in accordance with the definition of Group II Net Deferred Interest.

Group I Stepdown Date - The earlier to occur of (i) the distribution date on which the aggregate certificate principal balance of the Class I-A certificates is reduced to zero and (ii) the later to occur of: (A) the distribution date occurring in May 2010 and (B) the first distribution date on which the aggregate certificate principal balance of the Class I-B certificates plus the Group I Overcollateralization Amount divided by the aggregate stated principal balance of the group I mortgage loans is greater than or equal to 10.50%

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Group II Stepdown  Date - The earlier to occur of (i) the  distribution  date on which the aggregate certificate principal balance of the Class II-A certificates is reduced to zero and (ii) the later to occur of: (A) the distribution date occurring in May 2010 and (B) the first distribution date on which the aggregate certificate principal balance of the Class II-B certificates plus the Group II Overcollateralization Amount divided by the aggregate stated principal balance of the group II mortgage loans is greater than or equal to (i) prior to the distribution date in May 2013, 16.375% and (ii) on or after the distribution date in May 2013, 13.100%

Group I Target Overcollateralization Amount - With respect to any distribution date, (i) prior to the group I Stepdown Date, an amount equal to 0.80% of the aggregate principal balance of the group I mortgage loans as of the cut-off date, (ii) on or after the Group I Stepdown Date provided a Group I Trigger
Event is not in effect, the greater of (x) 1.60 % of the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (y) 0.50% of the aggregate stated principal balance of the group I mortgage loans as of the cut-off date (approximately $2,727,198 or (iii) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding distribution date.

Group II Target Overcollateralization Amount - With respect to any distribution date, (i) prior to the Group II Stepdown Date, an amount equal to 0.650% of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date balance of the group II mortgage loans, (ii) on or after the Group II Stepdown Date provided a Group II Trigger Event is not in effect, the greater of (x) (1) prior to the distribution date in May 2013, 1.625% of the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (2) on or after the distribution date in May 2013, 1.30% of the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (y) 0.50 % of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date (approximately $583,622), or (iii) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding distribution date.

Group I Trigger Event - With respect to any distribution date, a Group I Trigger Event shall have occurred if (i) the Rolling Three Month Delinquency Rate as of the last day of the related due period exceeds 40.00% of the sum of the aggregate certificate principal balance of the Class I-B certificates and the Group I Overcollateralization Amount, or if the Cumulative Realized Loss Percentage of the group I mortgage loans exceeds:

                  May 2009 - April 2010                 0.20%
                  May 2010 - April 2011                 0.45%
                  May 2011 - April 2012                 0.70%
                  May 2012 - April 2013                 0.80%
                  May 2013 and thereafter               0.90%

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Group II Trigger  Event - With  respect  to any  distribution  date,  a Group II
Trigger Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the related due period exceeds 40.00% of the sum of the aggregate certificate principal balance of the Class II-B certificates and the Group II Overcollateralization Amount, or if the Cumulative Realized Loss Percentage of the group II mortgage loans exceeds:

                  May 2009 - April 2010                 0.15%
                  May 2010 - April 2011                 0.35%
                  May 2011 - April 2012                 0.60%
                  May 2012 - April 2013                 0.85%
                  May 2013 - April 2014                 1.20%
                  May 2014 and thereafter               1.25%

Index - The index specified in the related mortgage note for calculation of the Mortgage Rate thereof.

IRS - The Internal Revenue Service.

Issuing Entity - Luminent Mortgage Trust 2007-2, a New York common law trust.

Interest Carry Forward Amount - As of any distribution date and any class of certificates, an amount equal to the sum of (i) the excess of (x) the Interest Distribution Amount for such class with respect to prior distribution dates over
(y) the amount actually distributed to such class of certificates with respect to interest on or after such prior distribution dates and (ii) interest thereon at the applicable Pass-Through Rate.

Interest Distribution Amount - As of any distribution date and any class of certificates, an amount equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to the Distribution date at the Pass-Through Rate for that class, in each case, reduced by any prepayment interest shortfalls to the extent not covered by compensating interest and any shortfalls resulting from the application of the Relief Act and with respect to the Class II offered certificates, the Group II Allocated Net Deferred Interest allocated to such class.

Loan-to-Value Ratio - With respect to a mortgage loan secured by a first lien mortgage at any time, is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (i) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (ii) the amount paid by the borrower for the mortgaged property.

London Business Day - Any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London, England are required or authorized by law to be closed.

Margin Stepup Date - The first distribution date on or after the date on which the Optional Termination may be exercised.

Master Servicing Fee - The monthly fee paid to the master servicer with respect to each mortgage loan serviced by it.

Master Servicing Fee Rate - 0.0185% per annum.

MERS - MERSCORP, Inc., its successor and assigns.

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Minimum  Monthly  Payment - The amount,  calculated as specified in the mortgage note, that the mortgagor is obligated to pay monthly.

OID - Original Issue Discount.

Optional Termination - The majority holders of the Class I-C-1 or Class II-C certificates may, at their option, purchase all group I or group II mortgage loans and related REO properties, respectively, remaining in the trust fund on any distribution date occurring on or after the distribution date on which the aggregate stated principal balance of the group I or group II mortgage loans and related REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the group I or group II mortgage loans, as applicable, as of the cut-off date.

Originators - National City Mortgage Co., Washington Mutual Mortgage Securities Corp., HomeBanc Mortgage Corporation, Countrywide Home Loans, Inc., and IndyMac Bank, F.S.B., which either originated the mortgage loans or acquired them in the secondary market.

Pass-Through Rates - The pass-through rate on each of the class I certificates will equal the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the related net rate cap. The pass-through rate on each of the class II certificates will equal the lower of (i) one-month LIBOR plus the related margin and (ii) the related net rate cap.

Payment Adjustment Date - Each date on which the payment is adjusted on a mortgage loan.

Payment Cap - Any limits contained in any mortgage note that restrict the adjustment of the payment on any payment adjustment date.

Percentage Interest - Interest on any offered certificate, equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class.

Plan - Employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Code.

Pooling Agreement - The agreement dated as of April 1, 2007, among the seller, the depositor, the master servicer, the securities administrator and the trustee pursuant to which the certificates will be issued.

Prepayment Assumption - A rate which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.

Prepayment Interest Shortfall - With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment in full or in part during the related prepayment period and that the related servicer applied to reduce the outstanding principal balance of such mortgage loan on a date preceding the due date in the succeeding calendar month, an amount equal to interest at the applicable mortgage loan remittance rate on the amount of such principal prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such distribution date.

Prepayment Period - With respect to any distribution date, the calendar month preceding the month in which the distribution date occurs.

Prepayment Premium - With respect to a mortgage loan, the prepayment charge or penalty interest required to be paid by the mortgagor in connection with a prepayment of the related mortgage loan, as provided in the related mortgage note or mortgage.

Realized Loss - means:

     (i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

     (ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

     (iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

Record Date - As to any distribution date and with respect to all the offered certificates, the last business day preceding such distribution date.

Regular Interest - A beneficial owner's ownership, for federal tax income purposes, of an interest in a REMIC regular interest corresponding to that certificate.

REIT - Real Estate Investment Trust.

Relief Act - The Servicemembers Civil Relief Act, as amended, or similar state laws.

REMIC - Real Estate Mortgage Investment Conduit.

Repurchase Price - For any mortgage loan, will be the stated principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory or anti-abusive lending law. Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

Reserve Account - Either of the separate trust accounts established by the securities administrator for the deposit of any Basis Risk Shortfall Carryover Amounts related to the Class I Certificates and Class II Certificates, respectively. The Reserve Accounts will not be assets of any REMIC.

Rolling Three Month Delinquency Rate - With respect to any distribution date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Monthly Payment - The monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions.

Securities Act - The Securities Act of 19F33, as amended.

Servicers - National City Mortgage Co., Washington Mutual Bank, Wells Fargo Bank, N.A., Countrywide Home Loans Servicing LP, IndyMac Bank, F.S.B. and one other servicer.

SMMEA - Secondary Mortgage Market EnhancemFent Act of 1984.

Stated Principal Balance - With respect to any mortgage loan as of any date of determination, will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, (i) increased by any deferred interest thereon at or before the due date in the due period immediately preceding such date of determination and (ii) reduced by (A) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (B) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination.

Subsequent Recoveries - Any amount (net of reimbursable expenses) received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If subsequent recoveries are received, they will be included as part of the principal proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the unpaid applied loss amount for the related Class B certificates then outstanding with the highest distribution priority will be decreased by the amount of such subsequent recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balance of such class or classes of related Class B certificates will be increased by the same amount.

Substitution Adjustment Amount - The excess that a seller shall deposit for any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans.

Substitution Requirement - The provision under each Cap Agreement that states that if the Cap Provider or Cap Guarantor's credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Requirement, the Cap Provider, while posting collateral securing its obligations under the Cap Agreement, may also be required, within a certain number of days, to transfer the Cap Agreement to a successor Cap Provider acceptable to the Rating Agencies.

Supplemental   Interest  Trust  -  The  trust   established  by  the  securities
administrator as Supplemental Interest Trust Trustee, which trust consists of the Swap Agreement and Cap Agreement, and the Supplemental Interest Trustee's rights thereunder, and the Swap and Cap Accounts.

Swap Agreement - The agreement to be entered into by and between the supplemental interest trust and the Swap Provider, dated as of May 1, 2007, providing for certain payments to be made to and from the Swap Provider.

Swap Provider - ABN AMRO Bank, N.V.

Swap Regulations - Final regulations, issued by the Internal Revenue Service, under Section 446 of the Code relating to notional principal contracts.

Termination Payment - A termination payment that one party may be liable to make to the other upon any Early Termination under the Swap Agreement or Cap Agreement (regardless, if applicable, of which of the parties has caused the termination).

Trust Fund - The assets of the issuing entity.

Underwriters - Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc.

Underwriting Agreement - The agreement dated as of April 27, 2007, among the depositor, the sponsor and the underwriters under which the depositor has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the depositor, the offered certificates.

                                    Annex A-1

                             Certain Characteristics of the Group I Mortgage Loans

                                                                                 Weighted      Weighted       Weighted
                                                                                  Average   Average Stated     Average     Weighted
                                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Current Principal Balance ($)    # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
35,493.39 - 50,000.00                 4          $171,504.07         0.03%         7.771%        356            63.68%        667
50,000.01 - 75,000.00                16         1,036,111.42          0.19          7.332        356             73.71        730
75,000.01 - 100,000.00               73         6,643,607.02          1.22          7.116        356             78.10        740
100,000.01 - 125,000.00             137        15,617,716.91          2.86          6.995        356             79.88        737
125,000.01 - 150,000.00             153        21,073,746.98          3.86          6.956        356             85.42        730
150,000.01 - 175,000.00             154        24,896,296.74          4.56          6.930        356             83.72        724
175,000.01 - 200,000.00             153        28,698,759.19          5.26          6.900        356             84.73        728
200,000.01 - 225,000.00             128        27,352,036.15          5.01          6.748        357             84.02        726
225,000.01 - 250,000.00             120        28,475,434.27          5.22          6.781        356             82.17        726
250,000.01 - 275,000.00             103        27,049,021.77          4.96          6.913        357             85.70        723
275,000.01 - 300,000.00              93        26,854,389.93          4.92          6.600        357             80.08        729
300,000.01 - 333,700.00              95        29,973,855.96          5.50          6.562        357             82.07        730
333,700.01 - 350,000.00              42        14,436,311.99          2.65          6.545        357             78.95        721
350,000.01 - 400,000.00              88        33,177,209.20          6.08          6.671        357             81.20        718
400,000.01 - 500,000.00             169        76,570,594.99         14.04          6.545        357             79.46        731
500,000.01 - 600,000.00             118        64,631,233.88         11.85          6.428        357             78.42        731
600,000.01 - 700,000.00              64        41,463,515.67          7.60          6.418        357             72.30        737
700,000.01 - 800,000.00              31        23,578,478.57          4.32          6.372        358             71.44        733
800,000.01 - 900,000.00              10         8,654,563.79          1.59          6.571        358             73.16        736
900,000.01 - 1,000,000.00            24        23,063,863.53          4.23          6.590        357             68.70        744
1,000,000.01 - 1,500,000.00          16        20,421,329.14          3.74          6.452        357             67.04        714
1,500,000.01 - 1,600,000.00           1         1,600,000.00          0.29          6.500        356             64.13        802
--------------------------------------- -------------------- ------------- -------------- ---------- ----------------- ----------
Total                             1,792      $545,439,581.17       100.00%         6.638%        357            79.01%        729


                                                                                 Weighted      Weighted       Weighted
                                                                                  Average   Average Stated     Average     Weighted
                                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Current Gross Rate (%)   # of Loans                 Balance ($)     Prin Bal (%)   Coupon (%)     (months)         LTV (%)   FICO
------------------------------ -------------------- ------------- -------------- ---------- ----------------- ----------------------
5.125 - 5.249                  2              $975,358.21         0.18%            5.125%        355             76.94%      731
5.250 - 5.499                  9             3,775,966.51          0.69             5.363        358             76.77       708
5.500 - 5.749                 25             9,499,610.04          1.74             5.552        355             77.28       738
5.750 - 5.999                114            42,861,348.14          7.86             5.833        358             75.11       740
6.000 - 6.249                141            54,726,256.75         10.03             6.053        357             72.75       743
6.250 - 6.499                253            97,274,312.40         17.83             6.325        357             76.15       731
6.500 - 6.749                306            99,693,489.31         18.28             6.550        357             78.28       732
6.750 - 6.999                320            93,133,100.14         17.07             6.823        357             81.25       726
7.000 - 7.249                216            56,766,285.56         10.41             7.054        356             82.68       725
7.250 - 7.499                186            40,437,214.37          7.41             7.301        356             86.26       723
7.500 - 7.749                 94            21,154,509.17          3.88             7.546        356             85.44       713
7.750 - 7.999                 55            10,842,786.85          1.99             7.808        356             83.06       718
8.000 - 8.249                 30             5,407,893.71          0.99             8.073        356             78.30       700
8.250 - 8.499                 33             7,511,051.24          1.38             8.301        355             78.15       708
8.500 - 8.749                  6               767,600.00          0.14             8.500        355             82.68       722
8.750 - 8.990                  2               612,798.77          0.11             8.907        352             87.17       738
--------------------------------- ------------------------ ------------- ----------------- ---------- ----------------- ---------
Total                      1,792          $545,439,581.17       100.00%            6.638%        357            79.01%       729

                                 Annex A-1 - 1

                                                               Weighted      Weighted       Weighted
                                                                Average   Average Stated     Average     Weighted
                             Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
FICO           # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
N/A                   3          $1,267,200.00      0.23%         6.545%        356          70.68%        N/A
620 - 620             1              53,999.97       0.01         7.375         353           89.85        620
621 - 640            18           5,939,103.58       1.09         6.942         356           75.47        631
641 - 660            67          19,518,734.98       3.58         6.820         356           77.80        652
661 - 680           139          41,136,002.41       7.54         6.683         357           78.99        672
681 - 700           305          95,309,051.65      17.47         6.735         357           80.89        690
701 - 750           657         193,580,146.06      35.49         6.653         357           80.23        725
751 - 800           530         164,816,265.03      30.22         6.565         357           77.60        773
801 - 819            72          23,819,077.49       4.37         6.344         357           73.71        806
------------------------ ---------------------- ---------- ------------- ----------- --------------- ----------
Total             1,792        $545,439,581.17    100.00%         6.638%        357          79.01%        729


                                                                     Weighted      Weighted       Weighted
                                                                      Average   Average Stated     Average     Weighted
                                   Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Original LTV (%)     # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
15.87 - 20.00             1              $100,000.00         0.02%      7.875%         359        15.87%         791
25.01 - 30.00             4             1,535,843.39          0.28       6.813         356         26.32         758
30.01 - 35.00             7             2,964,700.08          0.54       6.311         358         33.16         756
35.01 - 40.00            11             2,460,427.67          0.45       6.255         357         38.11         759
40.01 - 45.00             8             3,110,320.00          0.57       6.873         358         43.79         727
45.01 - 50.00            16             7,533,291.38          1.38       6.295         357         48.28         765
50.01 - 55.00            16             4,459,864.80          0.82       6.374         357         52.68         756
55.01 - 60.00            45            17,741,571.37          3.25       6.404         358         58.41         743
60.01 - 65.00            44            19,837,988.60          3.64       6.681         357         62.98         740
65.01 - 70.00            80            35,374,744.50          6.49       6.624         357         68.31         725
70.01 - 75.00           154            61,217,906.43         11.22       6.480         357         74.08         718
75.01 - 80.00           948           281,991,473.18         51.70       6.575         357         79.70         730
80.01 - 85.00            11             2,918,813.89          0.54       6.978         357         84.33         688
85.01 - 90.00            66            16,981,913.92          3.11       6.860         356         89.64         725
90.01 - 95.00            49            12,209,055.33          2.24       6.825         357         94.48         716
95.01 - 100.00          332            75,001,666.63         13.75       7.023         355         99.91         729
---------------------------- ------------------------ ------------- ----------- ----------- ------------- -----------
Total                 1,792          $545,439,581.17       100.00%      6.638%         357        79.01%         729





                                 Annex A-1 - 2

                                                                       Weighted      Weighted       Weighted
                                                                        Average   Average Stated     Average     Weighted
Combined Original LTV                Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
with Silent 2nds (%)   # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
----------------------------------- -------------- ---------- ----------------- -----------------------------------------
15.87 - 20.00                  1           $100,000.00       0.02%        7.875%        359            15.87%        791
20.01 - 30.00                  4          1,535,843.39        0.28         6.813        356             26.32        758
30.01 - 40.00                 16          4,738,260.10        0.87         6.307        357             35.20        758
40.01 - 50.00                 24          9,793,479.03        1.80         6.514        358             46.54        749
50.01 - 60.00                 57         19,962,936.17        3.66         6.437        358             56.64        747
60.01 - 70.00                 98         44,475,777.73        8.15         6.529        357             66.07        733
70.01 - 75.00                 98         38,263,500.75        7.02         6.476        357             72.75        719
75.01 - 80.00                319        102,531,425.70       18.80         6.558        357             78.48        735
80.01 - 85.00                 33         13,509,817.46        2.48         6.472        357             77.45        725
85.01 - 90.00                318         95,399,033.14       17.49         6.587        357             80.38        726
90.01 - 95.00                138         37,798,383.94        6.93         6.695        357             84.18        717
95.01 - 100.00               686        177,331,123.76       32.51         6.812        356             88.17        729
--------------------------------- --------------------- ----------- ------------- ---------- ----------------- ----------
Total                      1,792       $545,439,581.17     100.00%        6.638%        357            79.01%        729


                                                                         Weighted      Weighted       Weighted
                                                                          Average   Average Stated     Average     Weighted
Effective                              Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Original LTV(1)(%)       # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
-------------------------------- ----------------- ------------- -------------- ---------- ----------------- --------------
15.87 - 20.00                  1           $100,000.00       0.02%        7.875%         359            15.87%         791
20.01 - 30.00                  4          1,535,843.39        0.28         6.813         356             26.32         758
30.01 - 40.00                 18          5,425,127.75        0.99         6.285         358             35.41         757
40.01 - 50.00                 24         10,643,611.38        1.95         6.464         357             46.96         754
50.01 - 60.00                 62         22,295,831.74        4.09         6.398         358             57.44         746
60.01 - 70.00              1,211        379,957,612.01       69.66         6.570         357             78.09         730
70.01 - 75.00                436        110,963,790.99       20.34         6.876         356             92.35         726
75.01 - 80.00                 36         14,517,763.91        2.66         7.220         356             80.13         678
--------------------------------- --------------------- ----------- ------------- ----------- ----------------- -----------
Total                      1,792       $545,439,581.17     100.00%        6.638%         357            79.01%         729

(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %


                                                                           Weighted      Weighted       Weighted
                                                                            Average   Average Stated     Average     Weighted
                                         Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Original Term (months)     # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
-------------------------------------- ------------ ---------- ---------------- ---------------------------------------------
360                           1,792        $545,439,581.17      100.00%       6.638%        357            79.01%         729
------------------------------------ ---------------------- ------------ ------------ ---------- ----------------- ----------
Total                         1,792        $545,439,581.17      100.00%       6.638%        357            79.01%         729
------------------------------------ ---------------------- ------------ ------------ ---------- ----------------- ----------


                                                                          Weighted      Weighted       Weighted
                                                                           Average   Average Stated     Average     Weighted
Stated Remaining                        Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Term (months)             # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
339-360                     1,792          $545,439,581.17       100.00%    6.638%        357            79.01%       729
------------------------------------------------------ ----------- -------------- -------------------------- ---------------
Total                       1,792          $545,439,581.17       100.00%    6.638%        357            79.01%       729

                                  Annex A-1 - 3

                                                                     Weighted      Weighted       Weighted
                                                                      Average   Average Stated     Average     Weighted
                                   Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Debt Ratio (%)       # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
N/A                       244        $65,219,119.49      11.96%       6.908%       357            75.83%          730
0.01 - 10.00               31          6,704,847.89        1.23       6.867        356             67.09          772
10.01 - 20.00             150         35,950,990.83        6.59       6.681        356             80.74          739
20.01 - 30.00             304         92,694,400.98       16.99       6.611        356             78.11          737
30.01 - 40.00             552        181,903,550.34       33.35       6.586        357             79.30          726
40.01 - 50.00             494        158,419,518.33       29.04       6.581        357             80.74          724
50.01 - 60.00              14          3,459,583.31        0.63       6.738        356             80.00          729
75.01 - 80.00               1            540,250.00        0.10       6.875        352             65.00          767
85.01 - 88.19               2            547,320.00        0.10       6.669        355             55.03          748
------------------------------ --------------------- ----------- ------------ ---------- ----------------- ------------
Total                   1,792       $545,439,581.17     100.00%       6.638%       357            79.01%          729


                                                              Weighted      Weighted       Weighted
                                                               Average   Average Stated     Average     Weighted
                            Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
FRM/ARM       # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
ARM             1,792          $545,439,581.17     100.00%       6.638%        357            79.01%       729
---------------------- ------------------------ ------------- ------------ ---------- ----------------- ---------
Total           1,792          $545,439,581.17     100.00%       6.638%        357            79.01%       729

                                                                                 Weighted      Weighted       Weighted
                                                                                  Average   Average Stated     Average     Weighted
                                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Product                          # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
HYBRID 2 YRS FIXED LIBOR6M              1              $439,848.77      0.08%        8.875%         352          90.00%       751
HYBRID 3 YRS FIXED LIBOR1Y              1               274,014.28       0.05         6.625         358           74.19       779
HYBRID 3 YRS FIXED IO LIBOR1Y          23             8,433,151.09       1.55         6.425         357           73.45       735
HYBRID 3 YRS FIXED LIBOR6M              3               669,178.08       0.12         5.948         359           80.78       686
HYBRID 3 YRS FIXED IO LIBOR6M          55            15,676,757.64       2.87         6.307         358           77.31       729
HYBRID 5 YRS FIXED LIBOR1Y              6             2,670,467.27       0.49         6.853         356           71.34       690
HYBRID 5 YRS FIXED IO LIBOR1Y         439           144,063,343.14      26.41         6.557         356           78.43       732
HYBRID 5 YRS FIXED LIBOR6M             48            12,664,022.90       2.32         6.758         358           74.53       717
HYBRID 5 YRS FIXED IO LIBOR6M         546           164,850,335.17      30.22         6.686         358           77.11       723
HYBRID 7 YRS FIXED IO LIBOR1Y         356           107,003,800.23      19.62         6.645         355           84.37       737
HYBRID 7 YRS FIXED LIBOR6M              7             1,683,959.70       0.31         6.122         359           78.93       768
HYBRID 7 YRS FIXED IO LIBOR6M         200            52,761,864.63       9.67         6.829         357           76.25       726
HYBRID 10 YRS FIXED LIBOR1Y             2               461,185.93       0.08         6.929         355           99.99       719
HYBRID 10 YRS FIXED IO LIBOR1Y        105            33,787,652.34       6.19         6.590         355           82.12       738
------------------------------------------ ------------------------ ---------- ------------- ----------- --------------- ---------
Total                               1,792          $545,439,581.17    100.00%        6.638%         357          79.01%       729


                                                                   Weighted      Weighted       Weighted
                                                                    Average   Average Stated     Average     Weighted
                                 Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Interest Only      # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
-------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Interest Only           1,724       $526,576,904.24      96.54%       6.635%      357            79.13%       730
Not Interest Only          68         18,862,676.93        3.46       6.737       358             75.67       718
------------------------------ --------------------- ----------- ------------ --------- ----------------- -----------
Total                   1,792       $545,439,581.17     100.00%       6.638%      357            79.01%       729

                                 Annex A-1 - 4

                                                                              Weighted      Weighted       Weighted
                                                                               Average   Average Stated     Average     Weighted
Prepayment Penalty Original                 Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Term (months)                 # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
------------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Prepay Penalty:  N/A             1,753        $534,602,379.54      98.01%       6.624%       357            79.05%          730
Prepay Penalty:  6 months            1             172,950.00        0.03       8.990        352             79.98          706
Prepay Penalty:  7 months            1             161,476.54        0.03       6.875        352             80.00          768
Prepay Penalty: 12 months            9           2,451,902.55        0.45       7.284        353             78.81          686
Prepay Penalty: 24 months            8           2,235,548.76        0.41       7.540        352             81.29          708
Prepay Penalty: 36 months           18           4,928,573.78        0.90       7.214        353             74.93          679
Prepay Penalty: 60 months            2             886,750.00        0.16       7.307        352             70.03          738
--------------------------------------- ---------------------- ----------- ------------ ---------- ----------------- ------------
Total                            1,792        $545,439,581.17     100.00%       6.638%       357            79.01%          729

                                                              Weighted      Weighted       Weighted
                                                               Average   Average Stated     Average     Weighted
                            Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Lien          # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
First Lien        1,792       $545,439,581.17       100.00%       6.638%        357            79.01%        729
------------------------ --------------------- ------------- ------------ ---------- ----------------- ---------
Total             1,792       $545,439,581.17       100.00%       6.638%        357            79.01%        729


                                                                           Weighted      Weighted       Weighted
                                                                            Average   Average Stated     Average     Weighted
                                         Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Documentation Type         # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Full Documentation              611          $174,876,086.74     32.06%        6.499%     356            81.05%          731
Alternative Documentation        26             6,321,796.28       1.16         6.467     359             79.01          740
Reduced Documentation            49            12,482,409.31       2.29         7.139     353             74.03          698
SIVA                            820           272,739,540.55      50.00         6.641     357             78.83          731
SISA                             45            14,641,989.21       2.68         6.672     357             75.60          702
No Ratio                        123            33,829,114.86       6.20         6.835     357             78.34          733
No Documentation                118            30,548,644.22       5.60         7.015     357             73.37          725
------------------------------------ ------------------------ ---------- ------------- ------- ----------------- ------------
Total                         1,792          $545,439,581.17    100.00%        6.638%     357            79.01%          729


                                                                        Weighted      Weighted       Weighted
                                                                         Average   Average Stated     Average     Weighted
                                      Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Loan Purpose            # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Cash Out Refinance          349          $114,342,615.38        20.96%       6.546%       357         72.83%         725
Purchase                  1,184           324,810,401.15         59.55        6.727       357          83.40         731
Rate/Term Refinance         251           102,631,069.39         18.82        6.481       358          72.08         729
Construction                  8             3,655,495.25          0.67        6.076       347          76.83         750
-------------------------------- ------------------------ ------------- ------------ --------- -------------- -----------
Total                     1,792          $545,439,581.17       100.00%       6.638%       357         79.01%         729


                                 Annex A-1 - 5

                                                                 Weighted      Weighted       Weighted
                                                                  Average   Average Stated     Average     Weighted
                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Property Type    # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
------------------------ -------------------- ------------- -------------- ---------- ----------------- -----------
Single Family        751          $242,666,675.79      44.49%       6.637%         357            76.83%       727
PUD                  631           205,873,389.68       37.74        6.582         356             80.22       729
Condominium          366            84,375,966.44       15.47        6.754         357             83.05       734
2 to 4 Units          34            10,156,671.83        1.86        6.901         357             71.84       736
Townhouse              8             1,902,077.58        0.35        6.459         355             84.73       738
Coop                   2               464,799.85        0.09        6.182         359             83.41       727
------------------------- ------------------------ ----------- ------------ ----------- ----------------- ---------
Total              1,792          $545,439,581.17     100.00%       6.638%         357            79.01%       729



                                                                    Weighted      Weighted       Weighted
                                                                     Average   Average Stated     Average     Weighted
                                  Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Occupancy Status    # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Investor                  376         $76,400,343.32      14.01%       7.048%      357            74.21%         735
Primary                 1,197         410,689,786.98       75.30        6.538      357             78.96         727
Second Home               219          58,349,450.87       10.70        6.806      356             85.68         738
------------------------------ ---------------------- ----------- ------------ -------- ----------------- -----------
Total                   1,792        $545,439,581.17     100.00%       6.638%      357            79.01%         729



                                 Annex A-1 - 6


                                                                         Weighted      Weighted       Weighted
                                                                          Average   Average Stated     Average     Weighted
                                       Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
State                    # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
-------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
Florida                      559          $167,661,767.01        30.74%       6.698%        355       81.64%         733
California                   235           111,179,401.32         20.38        6.555        358        72.54         730
Georgia                      318            71,510,556.48         13.11        6.737        355        84.65         721
Washington                    94            25,584,878.99          4.69        6.564        358        78.57         730
North Carolina               110            24,742,700.63          4.54        6.646        356        88.38         739
Arizona                       72            21,524,268.49          3.95        6.673        358        75.16         736
Virginia                      68            19,448,108.21          3.57        6.474        358        76.95         725
Illinois                      54            16,365,955.01          3.00        6.746        358        78.13         721
Maryland                      44            13,540,746.33          2.48        6.351        358        77.22         713
Nevada                        35            11,746,554.40          2.15        6.409        358        77.24         744
New Jersey                    24             7,274,940.40          1.33        6.700        359        75.64         724
Oregon                        19             6,594,883.07          1.21        6.982        358        75.79         699
Hawaii                        10             4,544,243.67          0.83        6.704        359        79.26         708
Texas                         11             4,377,434.94          0.80        6.443        358        71.26         760
South Carolina                16             4,087,426.25          0.75        6.396        356        82.39         725
Utah                          10             3,890,325.66          0.71        6.699        358        78.32         728
District of Columbia           9             3,210,655.67          0.59        6.457        358        80.64         703
Colorado                      11             3,059,474.00          0.56        6.493        358        71.48         719
Michigan                      12             2,593,820.25          0.48        6.703        357        70.84         714
Massachusetts                 10             2,570,911.85          0.47        6.448        358        68.08         716
New York                       5             2,422,899.00          0.44        6.653        359        72.99         748
New Mexico                     4             2,235,664.79          0.41        6.503        357        66.09         745
Idaho                          8             2,215,821.48          0.41        6.332        358        78.00         773
Pennsylvania                   8             1,739,769.05          0.32        6.953        359        77.68         735
Alabama                        5             1,597,677.18          0.29        6.761        357        88.32         769
Minnesota                      5             1,221,034.83          0.22        6.790        359        79.00         742
Tennessee                      2             1,178,400.00          0.22        6.815        357        79.98         689
Missouri                       5             1,156,338.38          0.21        6.570        359        80.46         716
Rhode Island                   4               841,845.18          0.15        7.051        359        74.03         712
Vermont                        3               835,900.00          0.15        7.014        359        77.11         734
West Virginia                  3               804,250.00          0.15        6.934        359        83.16         710
Montana                        3               624,471.00          0.11        7.238        359        75.37         681
Connecticut                    2               562,380.00          0.10        6.001        357        89.54         711
Wisconsin                      1               550,000.00          0.10        6.625        359        72.37         692
Kansas                         2               451,900.00          0.08        6.038        359        79.99         780
Ohio                           4               442,898.31          0.08        6.787        356        73.90         728
Mississippi                    2               298,739.82          0.05        6.649        358        84.38         716
Arkansas                       2               296,939.52          0.05        7.505        355        91.73         732
Indiana                        2               229,600.00          0.04        7.294        353        80.00         694
Delaware                       1               224,000.00          0.04        6.500        359        80.00         776
--------------------------------- ------------------------ ------------- ------------ ---------- ------------ -----------
Total                      1,792          $545,439,581.17       100.00%       6.638%        357       79.01%         729


                                 Annex A-1 - 7


                                                                     Weighted      Weighted       Weighted
                                                                      Average   Average Stated     Average     Weighted
                                   Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Gross Margin (%)     # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
2.250 - 2.500           1,130          $335,798,387.95      61.56%       6.665%        356          80.38%         731
2.501 - 3.000             659           208,610,748.31       38.25        6.588        359           76.78         728
3.001 - 3.500               2               590,596.14        0.11        7.444        353           77.59         630
4.501 - 4.875               1               439,848.77        0.08        8.875        352           90.00         751
------------------------------ ------------------------ ----------- ------------ ---------- --------------- -----------
Total                   1,792          $545,439,581.17     100.00%       6.638%        357          79.01%         729


                                                                     Weighted      Weighted       Weighted
                                                                      Average   Average Stated     Average     Weighted
Minimum Interest                   Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Rate (%)             # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
---------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
2.250 - 2.500           1,123          $333,414,889.02        61.13%      6.656%       356            80.39%        731
2.501 - 3.000             662           209,131,502.23         38.34       6.591       359             76.79        728
3.001 - 3.500               5             2,110,371.14          0.39       8.074       354             78.48        699
4.501 - 5.000               1               439,848.77          0.08       8.875       352             90.00        751
6.501 - 6.875               1               342,970.01          0.06       6.875       354             77.78        642
------------------------------ ------------------------ ------------- ----------- --------- ----------------- ----------
Total                   1,792          $545,439,581.17       100.00%      6.638%       357            79.01%        729


                                                                      Weighted      Weighted       Weighted
                                                                       Average   Average Stated     Average     Weighted
Maximum Interest                    Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Rate (%)              # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
----------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
10.375 - 10.499              2          $1,123,000.00         0.21%      5.375%         359         67.06%         725
10.500 - 10.999             74          27,715,637.68          5.08       5.826         359          74.08         739
11.000 - 11.499            224          84,318,806.75         15.46       6.177         359          73.53         738
11.500 - 11.999            353         128,359,639.67         23.53       6.505         358          75.96         726
12.000 - 12.499            399         129,764,419.83         23.79       6.604         356          76.57         725
12.500 - 12.999            380          96,948,319.02         17.77       6.863         356          83.73         733
13.000 - 13.499            276          60,753,859.16         11.14       7.375         355          89.00         725
13.500 - 13.999             77          14,841,958.78          2.72       7.656         355          95.04         725
14.000 - 14.499              5           1,001,141.51          0.18       8.097         354          92.23         671
14.500 - 14.990              2             612,798.77          0.11       8.907         352          87.17         738
------------------------------- ---------------------- ------------- ----------- ----------- -------------- -----------
Total                    1,792        $545,439,581.17       100.00%      6.638%         357         79.01%         729


                                 Annex A-1 - 8

                                                                                 Weighted      Weighted       Weighted
                                                                                  Average   Average Stated     Average     Weighted
Initial Periodic                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Rate Cap (%)                     # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------------------------------- -------------- ---------- ----------------- ------------------------------------------
2.000                                   24         $7,250,367.33         1.33%      6.317%        357           73.96%       747
3.000                                   41         14,386,582.96          2.64       6.261        358            77.49       728
5.000                                1,644        500,510,675.37         91.76       6.649        357            79.30       730
5.125                                   11          2,502,350.22          0.46       6.875        355            78.64       708
5.250                                    9          2,370,995.06          0.43       6.750        355            79.77       686
5.375                                    7          2,334,550.00          0.43       6.625        356            79.55       716
5.500                                    5          1,706,343.22          0.31       6.500        356            62.42       765
5.625                                    7          2,168,036.06          0.40       6.375        356            78.80       690
5.750                                    2            836,150.00          0.15       6.250        356            86.38       685
5.875                                    2            400,250.49          0.07       6.125        355            66.11       720
6.000                                   36          9,800,630.46          1.80       7.068        352            73.58       712
6.125                                    2            572,650.00          0.10       5.875        356            76.89       702
6.250                                    2            600,000.00          0.11       5.750        357            71.11       730
------------------------------------------- --------------------- ------------- ----------- ---------- ---------------- ---------
Total                                1,792       $545,439,581.17       100.00%      6.638%        357           79.01%       729


                                                                        Weighted      Weighted       Weighted
                                                                         Average   Average Stated     Average     Weighted
Subsequent Periodic                   Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Rate Cap (%)            # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
1.000                      668          $208,832,900.20        38.29%      6.597%       358           76.81%           727
2.000                      944           299,176,398.62         54.85       6.599       356            80.76           733
5.000                      129            22,482,926.97          4.12       7.663       355            78.96           705
5.125                       11             2,502,350.22          0.46       6.875       355            78.64           708
5.250                        9             2,370,995.06          0.43       6.750       355            79.77           686
5.375                        7             2,334,550.00          0.43       6.625       356            79.55           716
5.500                        5             1,706,343.22          0.31       6.500       356            62.42           765
5.625                        7             2,168,036.06          0.40       6.375       356            78.80           690
5.750                        2               836,150.00          0.15       6.250       356            86.38           685
5.875                        2               400,250.49          0.07       6.125       355            66.11           720
6.000                        4             1,456,030.33          0.27       6.000       356            57.60           751
6.125                        2               572,650.00          0.10       5.875       356            76.89           702
6.250                        2               600,000.00          0.11       5.750       357            71.11           730
------------------------------- ------------------------ ------------- ----------- --------- ---------------- -------------
Total                    1,792          $545,439,581.17       100.00%      6.638%       357           79.01%           729
------------------------------- ------------------------ ------------- ----------- --------- ---------------- -------------


                                                                Weighted      Weighted       Weighted
                                                                 Average   Average Stated     Average     Weighted
                              Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Index           # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
----------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
1 YR LIBOR          932        $296,693,614.28        54.40%       6.592%        356          80.82%         734
6 MO LIBOR          860         248,745,966.89         45.60        6.694        358           76.86         724
------------------------ ---------------------- ------------- ------------ ---------- --------------- -----------
Total             1,792        $545,439,581.17       100.00%       6.638%        357          79.01%         729


                                 Annex A-1 - 9

                                                                 Weighted      Weighted       Weighted
                                                                  Average   Average Stated     Average     Weighted
                               Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Monts to Roll    # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
------------------------ -------------------- ------------- -------------- ---------- ----------------- -----------
16 - 18                 1           $439,848.77         0.08%       8.875%          352          90.00%         751
25 - 30                 4          1,060,900.00          0.19        6.923          354           80.78         737
31 - 36                78         23,992,201.09          4.40        6.315          358           75.86         730
37 - 42                 3          1,630,550.00          0.30        5.603          339           80.52         728
49 - 54               126         30,146,119.55          5.53        7.160          353           79.96         715
55 - 60               910        292,471,498.93         53.62        6.584          358           77.28         728
67 - 72                 1            354,400.00          0.06        6.250          345           79.78         792
73 - 78               105         27,750,049.28          5.09        6.976          354           84.51         725
79 - 84               457        133,345,175.28         24.45        6.643          356           81.07         735
109 - 114              24          5,852,936.83          1.07        6.779          354           94.73         721
115 - 117              83         28,395,901.44          5.21        6.557          356           79.81         741
-------------------------- --------------------- ------------- ------------ ------------ --------------- -----------
Total               1,792       $545,439,581.17       100.00%       6.638%          357          79.01%         729


                                                                    Weighted      Weighted       Weighted
                                                                     Average   Average Stated     Average     Weighted
Prepay Remaining                  Current Principal   Pct by Curr     Gross     Remaining Term      Orig      Averaged
Term (months)       # of Loans        Balance ($)    Prin Bal (%)   Coupon (%)    (months)         LTV (%)      FICO
--------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
0                    1,755          $534,936,806.08        98.07%     6.625%        357          79.05%            730
1                        1               231,000.00          0.04      7.000        349           79.99            756
4                        4             1,119,393.10          0.21      7.528        352           80.00            697
5                        1                65,999.97          0.01      7.375        353           76.74            773
6                        2               705,797.82          0.13      7.057        354           78.90            640
7                        1               329,711.66          0.06      7.125        355           74.16            681
15                       1               451,999.99          0.08      6.875        351           80.00            681
16                       6             1,423,548.77          0.26      7.857        352           82.03            729
17                       1               360,000.00          0.07      7.125        353           80.00            660
28                       8             1,962,419.06          0.36      7.113        352           75.39            697
29                       5             1,606,667.71          0.29      7.599        353           78.16            674
30                       5             1,359,487.01          0.25      6.905        354           70.46            657
52                       2               886,750.00          0.16      7.307        352           70.03            738
--------------------------- ------------------------ ------------- ---------- ---------- --------------- --------------
Total                1,792          $545,439,581.17       100.00%     6.638%        357          79.01%            729

                                                                       Weighted      Weighted       Weighted
                                                                        Average   Average Stated     Average     Weighted
                                                   Current Principal   Pct by Curr     Gross     Remaining Term    Orig   Averaged
Originator                            # of Loans       Balance ($)    Prin Bal (%)   Coupon (%)    (months)       LTV (%)   FICO
---------------------------------------- -------------------- ------------- -------------- ---------- ----------------- -----------
NATIONAL CITY                             749        $263,477,696.78      48.31%      6.511%           359         74.99%   730
HOMEBANC                                  929         248,952,765.04       45.64       6.695           355          83.89   731
WASHINGTON MUTUAL BANK                     62          19,844,884.90        3.64       7.154           354          72.49   720
FIRST NATIONAL BANK OF ARIZONA             21           6,204,785.80        1.14       7.165           352          77.45   713
GMAC-RFC                                    9           2,524,012.18        0.46       7.295           353          74.01   643
ALLIANCE BANCORP                            9           1,856,668.99        0.34       7.992           352          80.33   703
QUICKEN LOANS INC                          10           1,486,168.79        0.27       7.031           353          74.15   719
FRANKLIN WAREHOUSE BANK                     2             903,798.69        0.17       7.576           353          80.00   694
SILVER STATE FINANCIAL SERVICES, INC        1             188,800.00        0.03       8.375           352          80.00   747
---------------------------------------------- ---------------------- ----------- ----------- ------------- -------------- -----
Total                                   1,792        $545,439,581.17     100.00%      6.638%           357         79.01%   729



                                 Annex A-1 - 10

                                    Annex A-2

             Certain Characteristics of the Group II Mortgage Loans




                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Current Principal Balance ($)       # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
102,674.65 - 125,000.00                      4      $437,299.52       0.37%      8.696%          384        76.51%        699
125,000.01 - 150,000.00                      7       979,822.21        0.84       8.585          352         78.82        720
150,000.01 - 175,000.00                     19     3,007,707.93        2.58       8.280          354         79.87        722
175,000.01 - 200,000.00                     14     2,606,532.35        2.23       8.327          363         78.52        717
200,000.01 - 225,000.00                     20     4,242,255.80        3.63       8.266          366         76.69        716
225,000.01 - 250,000.00                     11     2,605,444.16        2.23       8.410          366         77.97        722
250,000.01 - 275,000.00                     12     3,093,155.09        2.65       8.377          365         80.98        713
275,000.01 - 300,000.00                     13     3,674,751.78        3.15       8.382          364         77.43        725
300,000.01 - 333,700.00                     24     7,630,152.21        6.54       8.425          374         78.34        712
333,700.01 - 350,000.00                      8     2,750,979.19        2.36       8.455          399         82.59        710
350,000.01 - 400,000.00                     36    13,456,312.32       11.53       8.339          374         77.53        719
400,000.01 - 500,000.00                     45    20,253,394.89       17.35       8.525          382         78.35        705
500,000.01 - 600,000.00                     37    20,081,424.91       17.20       8.305          390         78.08        713
600,000.01 - 700,000.00                     26    16,601,129.76       14.22       8.183          396         75.89        721
700,000.01 - 800,000.00                      8     6,037,030.86        5.17       8.363          385         77.79        719
800,000.01 - 900,000.00                      3     2,598,809.60        2.23       8.244          354         74.91        711
900,000.01 - 1,000,000.00                    2     1,906,695.78        1.63       8.563          415         75.00        737
1,000,000.01 - 1,439,236.59                  4     4,761,417.54        4.08       8.369          390         63.99        705
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293  $116,724,315.90     100.00%      8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Current Gross Rate (%)              # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
7.250 - 7.499                                3      $658,098.96       0.56%      7.334%          355        74.97%        699
7.500 - 7.749                               11     3,960,067.37        3.39       7.602          355         72.26        715
7.750 - 7.999                               37    17,136,356.15       14.68       7.837          369         77.46        721
8.000 - 8.249                               30    13,095,086.54       11.22       8.088          360         77.16        714
8.250 - 8.499                               71    25,729,199.28       22.04       8.336          367         78.12        713
8.500 - 8.749                               86    35,750,923.78       30.63       8.554          393         76.81        715
8.750 - 8.999                               35    14,619,178.72       12.52       8.769          428         77.42        714
9.000 - 9.000                               20     5,775,405.10        4.95       9.000          364         78.40        706
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293  $116,724,315.90     100.00%      8.358%          381        77.22%        715






                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
FICO                                # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
637 - 640                                    1      $408,237.28       0.35%      8.125%          350        88.89%        637
641 - 660                                    3     1,405,592.43        1.20       8.692          475         78.89        660
661 - 680                                   51    20,983,231.28       17.98       8.439          370         76.20        671
681 - 700                                   62    24,194,021.92       20.73       8.366          385         78.86        690
701 - 750                                  116    46,088,574.26       39.48       8.307          379         77.51        724
751 - 800                                   59    23,342,053.64       20.00       8.359          387         75.66        764
801 - 801                                    1       302,605.09        0.26       8.625          473         72.00        801
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293  $116,724,315.90     100.00%      8.358%          381        77.22%        715



                                  Annex A-2-1



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Original LTV (%)                    # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
40.55 - 45.00                                1     $522,068.87       0.45%       7.625%          355        40.55%        754
45.01 - 50.00                                2    2,045,101.07        1.75        8.662          439         46.58        695
55.01 - 60.00                                1      298,364.74        0.26        8.000          356         56.92        764
60.01 - 65.00                                6    2,429,085.04        2.08        8.296          373         62.57        731
65.01 - 70.00                               15    7,252,169.39        6.21        8.129          354         68.76        723
70.01 - 75.00                               49   20,430,662.57       17.50        8.358          383         74.42        714
75.01 - 80.00                              206   80,178,624.88       68.69        8.382          383         79.68        714
80.01 - 85.00                                1      144,373.48        0.12        8.250          344         84.50        694
85.01 - 90.00                               11    3,249,155.13        2.78        8.333          377         89.81        699
90.01 - 95.00                                1      174,710.73        0.15        7.875          349         95.00        791
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293  $116,724,315.90    100.00%       8.358%          381        77.22%        715



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
Combined Original LTV with                         Principal     Curr Prin      Gross     Remaining         Orig       Average
Silent 2nds (%)b                    # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
40.55 - 50.00                                3   $2,567,169.94       2.20%       8.451%          422        45.35%        707
50.01 - 60.00                                1      298,364.74        0.26        8.000          356         56.92        764
60.01 - 70.00                               18    7,748,784.38        6.64        8.226          360         66.97        724
70.01 - 75.00                               38   16,479,875.65       14.12        8.379          383         74.11        711
75.01 - 80.00                              134   50,193,230.42       43.00        8.353          376         79.46        715
80.01 - 85.00                               10    3,504,929.05        3.00        8.318          366         78.58        704
85.01 - 90.00                               88   35,757,250.99       30.63        8.388          392         79.99        714
90.01 - 95.00                                1      174,710.73        0.15        7.875          349         95.00        791
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Effective Original LTV(1)(%))       # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
40.55 - 50.00                                3   $2,567,169.94       2.20%       8.451%          422        45.35%        707
50.01 - 60.00                                1      298,364.74        0.26        8.000          356         56.92        764
60.01 - 70.00                              259  102,155,691.13       87.52        8.357          381         78.22        716
70.01 - 75.00                               19    7,270,930.61        6.23        8.327          384         73.59        706
75.01 - 80.00                               11    4,432,159.48        3.80        8.414          373         80.00        701
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715

(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Original Term (months)              # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
360                                        239  $90,587,562.52      77.61%       8.301%          355        77.29%        713
480                                         54   26,136,753.38       22.39        8.556          474         77.00        720
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                  Annex A-2-2


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Stated Remaining Term (months)      # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
344 - 360                                  239  $90,587,562.52      77.61%       8.301%          355        77.29%        713
361 - 476                                   54   26,136,753.38       22.39        8.556          474         77.00        720
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Debt to Income Ratio (%)            # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
N/A                                          1     $149,313.71       0.13%       8.500%          350        80.00%        765
10.01 - 20.00                                7    2,542,148.88        2.18        8.313          377         78.84        741
20.01 - 30.00                               40   12,855,395.68       11.01        8.296          375         76.64        706
30.01 - 40.00                              175   70,377,737.59       60.29        8.360          379         76.92        712
40.01 - 50.00                               65   28,726,044.69       24.61        8.390          391         77.87        722
50.01 - 55.00                                5    2,073,675.35        1.78        8.277          368         80.00        725
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
FRM/ARM                             # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
ARM                                        293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Product                             # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Negam MTA                                  293  116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293  116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Interest Only                       # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Not Interest Only                          293 $116,724,315.90     100.00%       8.358%          381        77.22%          715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%          715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
Prepayment Penalty                                  Principal     Curr Prin      Gross     Remaining         Orig       Average
Original Term (months)              # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Prepay Penalty:  N/A                        21   $7,817,464.33       6.70%       8.414%          381        80.99%        720
Prepay Penalty: 12 months                  115   51,973,656.53       44.53        8.352          391         76.56        717
Prepay Penalty: 24 months                   18    6,793,956.64        5.82        8.302          354         77.95        710
Prepay Penalty: 36 months                  139   50,139,238.40       42.96        8.364          375         77.23        712
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715

                                  Annex A-2-3


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Lien                                # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
First Lien                                 293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                          Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Documentation Type                  # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Full Documentation                          11   $3,585,261.93       3.07%       8.201%          380        73.58%        722
Reduced Documentation                        1      210,511.73        0.18        8.500          348         80.00        718
SIVA                                       281  112,928,542.24       96.75        8.363          381         77.34        714
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Loan Purpose                        # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Cash Out Refinance                         174  $67,976,090.86      58.24%       8.379%          381        76.61%        712
Rate/Term Refinance                         66   28,999,943.29       24.84        8.368          376         76.96        713
Purchase                                    53   19,748,281.75       16.92        8.272          391         79.71        726
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Property Type                       # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Single Family                              184  $71,177,550.28      60.98%       8.397%          379        78.06%        712
PUD                                         63   27,971,922.48       23.96        8.275          385         76.05        715
Condominium                                 32   10,376,114.21        8.89        8.344          381         78.90        727
2 Units                                     10    4,723,605.06        4.05        8.458          390         71.56        702
3 Units                                      1      684,636.47        0.59        7.875          354         75.00        752
4 Units                                      3    1,790,487.40        1.53        8.147          398         68.37        743
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Occupancy Status                    # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
Investor                                    53  $17,126,462.37      14.67%       8.361%          375        74.85%        728
Primary                                    231   97,838,590.50       83.82        8.358          383         77.57        712
Second Home                                  9    1,759,263.03        1.51        8.374          378         81.19        720
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                  Annex A-2-4



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
State                               # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
California                                 162  $74,538,609.23      63.86%       8.369%          389        77.26%        716
Florida                                     28    8,171,968.70        7.00        8.482          355         75.72        708
Arizona                                     21    5,995,687.68        5.14        8.247          355         77.34        711
Nevada                                      11    4,362,313.54        3.74        8.306          362         77.86        736
Washington                                  10    3,897,776.76        3.34        8.358          375         78.81        714
Virginia                                     9    3,762,338.75        3.22        8.283          402         80.45        704
Colorado                                     5    2,564,464.62        2.20        8.537          438         61.66        719
Maryland                                     6    2,385,037.71        2.04        8.281          354         78.28        709
New York                                     4    1,694,725.37        1.45        8.400          406         80.00        726
Hawaii                                       5    1,541,096.85        1.32        8.281          354         77.87        692
Missouri                                     6    1,187,217.61        1.02        8.542          353         80.07        742
Massachusetts                                3    1,024,981.42        0.88        8.375          353         74.26        687
Illinois                                     3      888,590.87        0.76        8.282          354         78.14        704
Utah                                         2      828,806.17        0.71        7.880          354         79.34        707
Oregon                                       2      595,877.83        0.51        8.085          355         80.00        739
New Jersey                                   2      582,948.01        0.50        8.050          350         90.72        683
Pennsylvania                                 2      547,566.81        0.47        7.877          355         80.00        693
Minnesota                                    2      439,564.63        0.38        8.365          356         80.00        676
Georgia                                      2      322,155.23        0.28        8.067          354         79.98        756
South Carolina                               1      275,412.84        0.24        8.375          355         80.00        695
New Mexico                                   1      248,005.76        0.21        8.625          354         75.00        753
Kentucky                                     1      185,755.72        0.16        8.500          354         80.00        775
Wisconsin                                    1      154,694.78        0.13        8.375          355         90.00        711
Michigan                                     1      152,504.93        0.13        8.000          355         80.00        666
Idaho                                        1      151,509.21        0.13        7.875          346         75.00        691
Delaware                                     1      122,030.22        0.10        9.000          355         80.00        693
North Carolina                               1      102,674.65        0.09        9.000          354         80.00        718
------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Gross Margin (%)                    # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
2.275 - 2.500                                3     $658,098.96       0.56%       7.334%          355        74.97%        699
2.501 - 3.000                               55   23,724,332.39       20.33        7.818          365         76.80        720
3.001 - 3.500                              101   39,393,626.56       33.75        8.291          369         77.91        714
3.501 - 4.000                              133   52,771,068.74       45.21        8.663          398         76.94        713
4.001 - 4.040                                1      177,189.25        0.15        9.000          352         75.00        663
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                  Annex A-2-5




                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Minimum Interest Rate (%)           # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
2.275 - 2.500                                3     $658,098.96       0.56%       7.334%          355        74.97%        699
2.501 - 3.000                               55   23,724,332.39       20.33        7.818          365         76.80        720
3.001 - 3.500                              101   39,393,626.56       33.75        8.291          369         77.91        714
3.501 - 4.000                              133   52,771,068.74       45.21        8.663          398         76.94        713
4.001 - 4.040                                1      177,189.25        0.15        9.000          352         75.00        663
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Maximum Interest Rate (%)           # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
9.950 - 9.999                              275 $109,878,432.31      94.13%       8.361%          382        77.30%        714
10.000 - 10.499                              3    1,211,150.30        1.04        8.537          354         78.68        737
10.500 - 10.999                              2      785,766.00        0.67        8.178          352         65.02        751
11.000 - 11.499                              1      283,254.53        0.24        8.500          354         80.00        776
11.500 - 11.999                              9    3,398,375.80        2.91        8.249          374         74.87        721
12.000 - 12.450                              3    1,167,336.96        1.00        8.369          373         83.04        692
-------------------------------------------------------------------------------------------------------------------------------
 Total                                     293 $116,724,315.90     100.00%       8.358%          381        77.22%        715



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Next Rate Adjustment Date           # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
05/01/07                                   293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                  Annex A-2-6




                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Net Amort Limit (%)                 # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
110                                         77  $26,912,081.33      23.06%       8.386%          357        76.94%        714
115                                        216   89,812,234.57       76.94        8.350          389         77.31        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Originator                          # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
INDYMAC                                    286 $114,737,234.77      98.30%       8.361%          382        77.02%        715
GMAC                                         6    1,776,569.40        1.52        8.145          373         90.24        696
COUNTRYWIDE                                  1      210,511.73        0.18        8.500          348         80.00        718
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Months to Payment Roll              # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
1                                            1     $210,511.73       0.18%       8.500%          348        80.00%        718
2                                            1      174,710.73        0.15        7.875          349         95.00        791
3                                            8    2,668,979.35        2.29        8.200          365         84.11        701
4                                            8    3,140,371.39        2.69        8.309          391         77.92        730
5                                           13    5,177,019.67        4.44        8.425          365         78.84        703
6                                           20    9,298,873.83        7.97        8.456          404         77.38        728
7                                           49   21,969,417.70       18.82        8.381          390         75.33        719
8                                          112   43,697,156.12       37.44        8.318          372         77.54        714
9                                           77   28,882,887.88       24.74        8.374          387         76.89        711
10                                           2      845,287.39        0.72        8.834          357         80.00        678
11                                           1      151,509.21        0.13        7.875          346         75.00        691
57                                           1      507,590.90        0.43        8.093          356         80.00        708
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
First Payment Adjustment Frequency                  Principal     Curr Prin      Gross     Remaining         Orig       Average
(months)                            # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
12                                         292 $116,216,725.00      99.57%       8.360%          381        77.21%        715
60                                           1      507,590.90        0.43        8.093          356         80.00        708
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
Subsequent Payment Adjustment Frequency             Principal     Curr Prin      Gross     Remaining         Orig       Average
(months)                            # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
12                                         293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                  Annex A-2-7



                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Index                               # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
1 MO MTA                                   293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
                                                    Principal     Curr Prin      Gross     Remaining         Orig       Average
Months to Roll                      # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
1                                          293 $116,724,315.90     100.00%       8.358%          381        77.22%        715
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715


                                                                                           Weighted
                                                                               Weighted     Average        Weighted
                                                     Current       Pct by      Average       Stated        Average     Weighted
Prepay Penalty Remaining                            Principal     Curr Prin      Gross     Remaining         Orig       Average
Term (months)                       # of Loans      Balance ($)     Bal (%)    Coupon (%)  Term (months)    LTV (%)       FICO
-------------------------------------------------------------------------------------------------------------------------------
0                                           22   $8,027,976.06       6.88%       8.416%          380        80.97%        720
2                                            2      586,931.06        0.50        8.407          350         80.00        707
4                                            6    2,699,983.44        2.31        8.247          376         80.00        712
5                                           14    7,417,980.74        6.36        8.433          409         76.48        732
6                                           12    7,263,787.56        6.22        8.422          408         71.63        717
7                                           53   21,964,683.51       18.82        8.315          377         76.86        711
8                                           27   11,829,778.49       10.13        8.346          401         78.04        720
14                                           1      595,831.20        0.51        8.000          350         80.00        720
16                                           2      529,152.74        0.45        8.584          352         78.33        714
17                                           1      453,390.93        0.39        8.625          353         80.00        702
18                                           2      578,056.34        0.50        8.383          354         76.20        689
19                                          10    3,953,201.09        3.39        8.248          355         78.88        718
20                                           3      828,697.82        0.71        8.360          354         73.06        674
22                                           1      151,509.21        0.13        7.875          346         75.00        691
26                                           1      164,775.53        0.14        7.875          350         69.08        774
27                                           6    2,651,749.99        2.27        8.340          389         76.51        731
28                                           4    1,738,807.03        1.49        8.628          352         77.07        686
29                                           5    1,427,502.16        1.22        8.524          389         81.22        716
30                                          31   12,708,639.54       10.89        8.326          384         77.02        718
31                                          41   14,015,692.47       12.01        8.310          364         78.01        716
32                                          47   16,290,901.60       13.96        8.387          378         76.41        705
33                                           2      845,287.39        0.72        8.834          357         80.00        678
-------------------------------------------------------------------------------------------------------------------------------
Total                                      293 $116,724,315.90     100.00%       8.358%          381        77.22%        715

                                  Annex A-2-8

                                   Annex B-1
                 Assumed Group I Mortgage Loan Characteristics


                                                            Gross         Cut-Off Date Balance     Original Term   Original IO
    Loan Type              Index Type    Total Fees (%)   Coupon (%)               ($)               (mos)             (mos)
----------------------------------------------------------------------------------------------------------------------------------
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.74850        6.62500              180,843.61            360                 0
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.74850        7.12500              280,342.32            360                 0
HYBRID 2 YRS FIXED         6 Mo LIBOR       1.43350        8.87500              439,848.77            360                 0
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.26850        6.62500              274,014.28            360                 0
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.26850        5.37500              305,312.68            360                 0
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.49114        6.42815              363,865.40            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.50000              226,616.34            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        6.87500              161,476.54            360                 0
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        6.87500              131,325.00            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.60305        6.87500              665,405.56            360                 0
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.54685        7.02733            1,641,200.18            360                 0
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.58615        6.53224              897,942.09            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.37500              407,330.51            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.65850        8.12500               82,867.85            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.26850        6.87500              223,186.60            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.26850        7.00000              130,895.43            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.80365        6.67371            1,545,767.50            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.51307        6.69427              785,175.61            360                 0
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.44113        6.69720            8,435,300.96            360                 0
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.48914        6.12243            1,683,959.70            360                 0
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.66522        6.78388            5,672,093.22            360                120
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.60075        6.56949            9,988,293.34            360                120
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.49758        6.56370           15,308,965.94            360                120
HYBRID 10 YRS FIXED        1 Yr LIBOR       0.60846        6.41901            2,818,299.84            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.65850        6.25000              464,300.00            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.42483        6.73426              858,111.01            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.52279        5.89291            3,081,270.08            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.26850        6.87500              358,000.00            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.56253        6.17343              812,720.00            360                120
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.65850        7.00000              335,000.00            360                36
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.26850        6.75000            1,137,500.00            360                36
HYBRID 3 YRS FIXED         1 Yr LIBOR       0.65850        7.09950            1,386,250.00            360                36
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.26850        7.87500              112,000.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.65850        8.12500              149,600.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.26850        8.25000              120,000.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.32487        7.25480            1,129,199.92            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.65850        6.62500              731,250.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.39346        6.51967            1,222,150.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.65850        6.50000              170,800.00            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.57025        6.24458            2,288,500.12            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.65850        5.73031              634,999.99            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.51950        6.07554            8,897,257.96            360                120
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.65850        7.25000               87,999.84            360                36
HYBRID 3 YRS FIXED         6 Mo LIBOR       0.26850        7.87500              132,999.81            360                36
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        6.87500              363,797.82            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        6.87500              210,000.00            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.39350        7.12500              329,711.66            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.46688        7.53495              892,776.76            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        8.99000              172,950.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.00000              231,000.00            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        6.87500              451,999.99            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        8.25000              132,000.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.72330        7.16143              652,750.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        7.12500              360,000.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.39350        6.87500              353,192.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        6.87500              174,000.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.71543        7.00588              866,319.82            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.50000              169,994.11            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        7.87500              543,798.69            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        7.00000              322,000.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.62500              207,999.92            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        6.87500              342,970.01            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        7.30734              886,750.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.26850        6.00000              334,450.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        8.12500              137,385.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        7.39597              684,874.99            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.59557        6.97447            8,894,582.27            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.40891        6.34470              882,836.90            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.60387        6.80984           25,822,087.01            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.65850        5.78837            1,556,460.75            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.61219        6.50334           29,437,505.43            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.47881        6.50981              644,600.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.65361        6.42033            8,127,884.02            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.43880        6.25408            6,444,100.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.43019        6.31026           46,309,048.69            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.65850        5.50000              646,100.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.65850        5.50000              650,000.00            360                120
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.78350        7.62500              108,000.00            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.39350        6.87500              862,570.00            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.39350        7.62500              305,596.15            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.60116        6.93344              793,100.00            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.39350        7.04912              606,700.00            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.60275        7.07406            4,618,824.41            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.59765        7.41489            4,576,256.04            360                60
HYBRID 5 YRS FIXED         1 Yr LIBOR       0.65850        6.12500              363,680.00            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        6.87500              229,800.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.39350        7.37500              452,736.82            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        7.26521              981,850.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.78350        6.87500              271,899.94            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.65850        8.04766              251,962.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.53575        7.64913            1,723,440.05            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.26850        7.96033              599,599.41            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.47023        7.51247            4,144,288.53            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.38555        6.60010              537,250.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.47194        6.91266            6,909,340.51            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.65850        8.00000              107,900.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.65850        6.86075            1,781,650.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.53899        6.76745            1,652,936.95            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.55230        6.54253           22,749,125.37            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.42217        6.88182            5,737,040.17            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.56095        6.57511          106,434,574.14            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.43538        6.87488            1,355,255.00            360                120
HYBRID 5 YRS FIXED         6 Mo LIBOR       1.13150        8.37500              213,477.00            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.26850        6.87500              307,500.00            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.40439        6.33145              861,000.00            360                60
HYBRID 5 YRS FIXED         6 Mo LIBOR       0.69774        6.92659            1,140,399.98            360                60
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        7.25000              342,000.00            360                84
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.65850        7.37500               65,999.97            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.65850        7.62500              198,950.00            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.26850        8.25000              256,693.68            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.25000              354,400.00            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.75000              287,611.19            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.75000              190,000.00            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.64587        6.89202           17,793,401.09            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.87500              320,000.00            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.59271        6.60713           33,314,774.90            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.45947        6.55456            1,546,349.08            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.58732        6.60227           36,170,246.06            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.31969              377,400.00            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.59128        6.19933            9,087,218.12            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.37500              787,500.00            360                120
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.48925        6.98821              530,000.00            360                84
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.30522        7.02048            3,414,799.79            360                84
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        7.66894            1,085,600.00            360                84
HYBRID 7 YRS FIXED         1 Yr LIBOR       0.65850        6.75000            1,402,500.00            360                84
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.26850        7.37500              103,990.97            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.41415        7.01592            1,044,277.91            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.26850        7.72396              502,155.60            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.38620        7.11162            3,020,169.08            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.43993        6.78859            1,205,727.84            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.39575        7.35573            6,314,737.60            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.34577        7.90442              491,850.00            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.49270        7.02058            5,990,894.51            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.41498        7.34015            1,362,549.45            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.51632        6.60846            6,252,598.14            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.51639        7.03495              502,200.00            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.52533        6.57956           24,837,869.88            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.65850        6.37500              345,600.00            360                120
HYBRID 7 YRS FIXED         6 Mo LIBOR       0.65850        6.37500              265,600.00            360                84


                                  Annex B-1
            Assumed Group I Mortgage Loan Characteristics (continued)



                                                                                 Months to  Rate Reset
                        Original Amort.   Remaining Amort. Term   Gross Margin   Next Rate   Frequency       Months to Next
    Loan Type              Term (mos)              (mos)                (%)        Reset       (mos)         Payment Reset
---------------------------------------------------------------------------------------------------------------------------------
HYBRID 10 YRS FIXED            360                   354               2.25000      114           12              115
HYBRID 10 YRS FIXED            360                   356               2.25000      116           12              117
HYBRID 2 YRS FIXED             360                   352               4.87500       16           6                17
HYBRID 3 YRS FIXED             360                   358               2.75000       34           12               35
HYBRID 3 YRS FIXED             360                   358               3.00000       34           6                35
HYBRID 3 YRS FIXED             360                   359               2.85728       35           6                36
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   352               2.25000       52           6                53
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   355               2.25000       55           12               56
HYBRID 5 YRS FIXED             360                   359               2.25000       59           12               60
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   354               2.25000       54           6                55
HYBRID 5 YRS FIXED             360                   356               2.75000       56           6                57
HYBRID 5 YRS FIXED             360                   357               2.75000       57           6                58
HYBRID 5 YRS FIXED             360                   358               2.75000       58           6                59
HYBRID 5 YRS FIXED             360                   359               2.75000       59           6                60
HYBRID 5 YRS FIXED             360                   359               2.75000       59           6                60
HYBRID 7 YRS FIXED             360                   359               2.75000       83           6                84
HYBRID 10 YRS FIXED            360                   354               2.25000      114           12              115
HYBRID 10 YRS FIXED            360                   355               2.25000      115           12              116
HYBRID 10 YRS FIXED            360                   356               2.25000      116           12              117
HYBRID 10 YRS FIXED            360                   357               2.25000      117           12              118
HYBRID 3 YRS FIXED             360                   354               2.25000       30           12               31
HYBRID 3 YRS FIXED             360                   355               2.25000       31           12               32
HYBRID 3 YRS FIXED             360                   356               2.25000       32           12               33
HYBRID 3 YRS FIXED             360                   358               2.25000       34           12               35
HYBRID 3 YRS FIXED             360                   359               2.25000       35           12               36
HYBRID 3 YRS FIXED             360                   353               3.00000       29           12               30
HYBRID 3 YRS FIXED             360                   357               2.25000       33           12               34
HYBRID 3 YRS FIXED             360                   358               2.63990       34           12               35
HYBRID 3 YRS FIXED             360                   354               2.25000       30           6                31
HYBRID 3 YRS FIXED             360                   354               2.25000       30           6                31
HYBRID 3 YRS FIXED             360                   355               2.25000       31           6                32
HYBRID 3 YRS FIXED             360                   355               2.25000       31           6                32
HYBRID 3 YRS FIXED             360                   356               2.25000       32           6                33
HYBRID 3 YRS FIXED             360                   356               2.25000       32           6                33
HYBRID 3 YRS FIXED             360                   357               2.25000       33           6                34
HYBRID 3 YRS FIXED             360                   358               3.00000       34           6                35
HYBRID 3 YRS FIXED             360                   359               3.00000       35           6                36
HYBRID 3 YRS FIXED             360                   359               2.95783       35           6                36
HYBRID 3 YRS FIXED             360                   357               2.75000       33           6                34
HYBRID 3 YRS FIXED             360                   359               2.75000       35           6                36
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   355               2.25000       55           12               56
HYBRID 5 YRS FIXED             360                   352               2.64426       52           6                53
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   349               2.25000       49           6                50
HYBRID 5 YRS FIXED             360                   351               2.75000       51           6                52
HYBRID 5 YRS FIXED             360                   352               2.25000       52           6                53
HYBRID 5 YRS FIXED             360                   352               2.50431       52           6                53
HYBRID 5 YRS FIXED             360                   353               2.25000       53           6                54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   352               2.25000       52           6                53
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   353               2.25000       53           6                54
HYBRID 5 YRS FIXED             360                   353               2.25000       53           6                54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           6                55
HYBRID 5 YRS FIXED             360                   353               2.25000       53           6                54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           6                55
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   340               2.25000       40           12               41
HYBRID 5 YRS FIXED             360                   352               2.25000       52           12               53
HYBRID 5 YRS FIXED             360                   353               2.66613       53           12               54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   355               2.25000       55           12               56
HYBRID 5 YRS FIXED             360                   355               2.25000       55           12               56
HYBRID 5 YRS FIXED             360                   356               2.25000       56           12               57
HYBRID 5 YRS FIXED             360                   356               2.25000       56           12               57
HYBRID 5 YRS FIXED             360                   357               2.25000       57           12               58
HYBRID 5 YRS FIXED             360                   357               2.25000       57           12               58
HYBRID 5 YRS FIXED             360                   358               2.25000       58           12               59
HYBRID 5 YRS FIXED             360                   359               2.25000       59           12               60
HYBRID 5 YRS FIXED             360                   339               2.25000       39           12               40
HYBRID 5 YRS FIXED             360                   339               2.25000       39           12               40
HYBRID 5 YRS FIXED             360                   351               2.25000       51           12               52
HYBRID 5 YRS FIXED             360                   352               2.25000       52           12               53
HYBRID 5 YRS FIXED             360                   353               3.25000       53           12               54
HYBRID 5 YRS FIXED             360                   353               2.25000       53           12               54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   354               2.25000       54           12               55
HYBRID 5 YRS FIXED             360                   355               2.25000       55           12               56
HYBRID 5 YRS FIXED             360                   358               2.25000       58           12               59
HYBRID 5 YRS FIXED             360                   350               2.75000       50           6                51
HYBRID 5 YRS FIXED             360                   351               2.75000       51           6                52
HYBRID 5 YRS FIXED             360                   352               2.75000       52           6                53
HYBRID 5 YRS FIXED             360                   353               2.25000       53           6                54
HYBRID 5 YRS FIXED             360                   354               2.25000       54           6                55
HYBRID 5 YRS FIXED             360                   354               2.25000       54           6                55
HYBRID 5 YRS FIXED             360                   355               2.25000       55           6                56
HYBRID 5 YRS FIXED             360                   355               2.25000       55           6                56
HYBRID 5 YRS FIXED             360                   356               2.25000       56           6                57
HYBRID 5 YRS FIXED             360                   356               2.27431       56           6                57
HYBRID 5 YRS FIXED             360                   357               2.25000       57           6                58
HYBRID 5 YRS FIXED             360                   357               2.50120       57           6                58
HYBRID 5 YRS FIXED             360                   358               2.75000       58           6                59
HYBRID 5 YRS FIXED             360                   358               2.75000       58           6                59
HYBRID 5 YRS FIXED             360                   359               2.75000       59           6                60
HYBRID 5 YRS FIXED             360                   359               2.75000       59           6                60
HYBRID 5 YRS FIXED             360                   360               2.75000       60           6                61
HYBRID 5 YRS FIXED             360                   351               2.75000       51           6                52
HYBRID 5 YRS FIXED             360                   358               2.75000       58           6                59
HYBRID 5 YRS FIXED             360                   358               2.75000       58           6                59
HYBRID 5 YRS FIXED             360                   359               2.75000       59           6                60
HYBRID 7 YRS FIXED             360                   354               2.25000       78           12               79
HYBRID 7 YRS FIXED             360                   353               2.25000       77           6                78
HYBRID 7 YRS FIXED             360                   352               2.25000       76           6                77
HYBRID 7 YRS FIXED             360                   352               2.25000       76           6                77
HYBRID 7 YRS FIXED             360                   345               2.25000       69           12               70
HYBRID 7 YRS FIXED             360                   349               2.25000       73           12               74
HYBRID 7 YRS FIXED             360                   354               2.25000       78           12               79
HYBRID 7 YRS FIXED             360                   354               2.25000       78           12               79
HYBRID 7 YRS FIXED             360                   355               2.25000       79           12               80
HYBRID 7 YRS FIXED             360                   355               2.25000       79           12               80
HYBRID 7 YRS FIXED             360                   356               2.25000       80           12               81
HYBRID 7 YRS FIXED             360                   356               2.25000       80           12               81
HYBRID 7 YRS FIXED             360                   357               2.25000       81           12               82
HYBRID 7 YRS FIXED             360                   357               2.25000       81           12               82
HYBRID 7 YRS FIXED             360                   358               2.25000       82           12               83
HYBRID 7 YRS FIXED             360                   353               2.25000       77           12               78
HYBRID 7 YRS FIXED             360                   354               2.25000       78           12               79
HYBRID 7 YRS FIXED             360                   355               2.25000       79           12               80
HYBRID 7 YRS FIXED             360                   356               2.75000       80           12               81
HYBRID 7 YRS FIXED             360                   353               2.25000       77           6                78
HYBRID 7 YRS FIXED             360                   353               2.25000       77           6                78
HYBRID 7 YRS FIXED             360                   354               2.25000       78           6                79
HYBRID 7 YRS FIXED             360                   354               2.25000       78           6                79
HYBRID 7 YRS FIXED             360                   355               2.25000       79           6                80
HYBRID 7 YRS FIXED             360                   355               2.25000       79           6                80
HYBRID 7 YRS FIXED             360                   356               2.25000       80           6                81
HYBRID 7 YRS FIXED             360                   356               2.25000       80           6                81
HYBRID 7 YRS FIXED             360                   357               2.25000       81           6                82
HYBRID 7 YRS FIXED             360                   358               2.75000       82           6                83
HYBRID 7 YRS FIXED             360                   359               2.75000       83           6                84
HYBRID 7 YRS FIXED             360                   359               2.75000       83           6                84
HYBRID 7 YRS FIXED             360                   360               2.75000       84           6                85
HYBRID 7 YRS FIXED             360                   359               2.75000       83           6                84



                                  Annex B-1
            Assumed Group I Mortgage Loan Characteristics (continued)




                       Subsequent Payment Reset    Initial Periodic Rate Cap  Next Periodic Rate
    Loan Type              Frequency (mos)                   (%)                   Cap (%)        Life Cap (%)    Life Floor (%)
--------------------------------------------------------------------------------------------------------------------------------
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         12.62500       2.25000
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         13.12500       2.25000
HYBRID 2 YRS FIXED                6                         3.00000                 1.00000         14.87500       4.87500
HYBRID 3 YRS FIXED                12                        2.00000                 2.00000         12.62500       2.75000
HYBRID 3 YRS FIXED                6                         3.00000                 1.00000         11.37500       3.00000
HYBRID 3 YRS FIXED                6                         2.42913                 1.00000         12.42815       2.85728
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.50000       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         12.87500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         12.87500       2.75000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.02733       2.26912
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.53224       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.37500       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 5.00000         13.12500       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.87500       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         12.00000       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.67371       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.69427       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.69720       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         11.12243       2.75000
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         12.78388       2.25000
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         12.56949       2.25000
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         12.56370       2.25000
HYBRID 10 YRS FIXED               12                        5.00000                 2.00000         12.41901       2.25000
HYBRID 3 YRS FIXED                12                        2.00000                 2.00000         12.25000       2.25000
HYBRID 3 YRS FIXED                12                        2.00000                 2.00000         12.73426       2.25000
HYBRID 3 YRS FIXED                12                        2.00000                 2.00000         11.89291       2.25000
HYBRID 3 YRS FIXED                12                        3.00000                 2.00000         12.87500       2.25000
HYBRID 3 YRS FIXED                12                        3.00000                 2.00000         12.17343       2.25000
HYBRID 3 YRS FIXED                12                        3.00000                 2.00000         13.00000       3.00000
HYBRID 3 YRS FIXED                12                        3.00000                 2.00000         12.75000       2.25000
HYBRID 3 YRS FIXED                12                        2.37656                 2.00000         13.09950       2.63990
HYBRID 3 YRS FIXED                6                         5.00000                 5.00000         12.87500       2.25000
HYBRID 3 YRS FIXED                6                         5.00000                 5.00000         13.12500       2.25000
HYBRID 3 YRS FIXED                6                         5.00000                 5.00000         13.25000       2.25000
HYBRID 3 YRS FIXED                6                         5.25722                 5.25722         12.51202       2.25000
HYBRID 3 YRS FIXED                6                         5.37500                 5.37500         12.00000       2.25000
HYBRID 3 YRS FIXED                6                         5.49970                 5.49970         12.01937       2.25000
HYBRID 3 YRS FIXED                6                         5.50000                 5.50000         12.00000       2.25000
HYBRID 3 YRS FIXED                6                         3.00000                 1.00000         12.24458       3.00000
HYBRID 3 YRS FIXED                6                         3.00000                 1.00000         11.73031       3.00000
HYBRID 3 YRS FIXED                6                         2.83133                 1.00000         12.07554       2.95783
HYBRID 3 YRS FIXED                6                         5.00000                 1.00000         12.25000       2.75000
HYBRID 3 YRS FIXED                6                         5.00000                 1.00000         12.87500       2.75000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.12500       2.25000
HYBRID 5 YRS FIXED                6                         5.78852                 1.00000         13.32347       2.64426
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         14.99000       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         13.00000       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         12.87500       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         14.25000       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.49138         13.16143       2.50431
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         12.12500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         12.87500       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.00588       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         13.50000       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         12.87500       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 2.00000         13.00000       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         12.62500       2.62500
HYBRID 5 YRS FIXED                6                         5.00000                 2.00000         11.87500       6.87500
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.30734       2.75000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.00000       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         13.12500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.39597       2.66613
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.97447       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.34470       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.77693       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.78837       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.48516       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.50981       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.15173       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.25408       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.31026       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.50000       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.50000       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.62500       2.62500
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.62500       3.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.93344       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.04912       2.25000
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.07406       2.28613
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         12.41489       2.54455
HYBRID 5 YRS FIXED                12                        5.00000                 2.00000         11.12500       2.25000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         12.87500       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.37500       2.75000
HYBRID 5 YRS FIXED                6                         6.00000                 1.00000         13.26521       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.87500       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 5.00000         13.04766       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 5.00000         12.64913       2.25000
HYBRID 5 YRS FIXED                6                         5.00000                 5.00000         12.96033       2.25000
HYBRID 5 YRS FIXED                6                         5.08141                 5.08141         12.59388       2.25000
HYBRID 5 YRS FIXED                6                         5.43741                 5.43741         12.03752       2.25000
HYBRID 5 YRS FIXED                6                         5.35678                 5.16226         12.26944       2.27431
HYBRID 5 YRS FIXED                6                         5.00000                 5.00000         13.00000       2.25000
HYBRID 5 YRS FIXED                6                         5.28064                 3.27104         12.14139       2.50120
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.76745       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.54253       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.88182       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.57511       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.87488       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         13.37500       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.87500       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.33145       2.75000
HYBRID 5 YRS FIXED                6                         5.00000                 1.00000         11.92659       2.75000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.25000       2.25000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         12.37500       2.25000
HYBRID 7 YRS FIXED                6                         6.00000                 2.00000         13.62500       2.25000
HYBRID 7 YRS FIXED                6                         6.00000                 2.00000         14.25000       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.25000       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.75000       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.75000       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.89202       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.87500       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.60713       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.55456       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.60227       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.31969       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.19933       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         11.37500       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         11.98821       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.02048       2.25000
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         12.66894       2.68110
HYBRID 7 YRS FIXED                12                        5.00000                 2.00000         11.75000       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         12.37500       2.25000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         12.01592       2.25000
HYBRID 7 YRS FIXED                6                         5.00000                 5.00000         12.72396       2.25000
HYBRID 7 YRS FIXED                6                         5.07942                 5.07942         12.19103       2.25000
HYBRID 7 YRS FIXED                6                         5.34411                 5.34411         12.13270       2.25000
HYBRID 7 YRS FIXED                6                         5.13856                 5.13856         12.49429       2.25000
HYBRID 7 YRS FIXED                6                         5.00000                 5.00000         12.90442       2.25000
HYBRID 7 YRS FIXED                6                         5.21322                 5.21322         12.23380       2.25000
HYBRID 7 YRS FIXED                6                         5.15515                 5.15515         12.49530       2.25000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         11.60846       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         12.03495       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         11.57956       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         11.37500       2.75000
HYBRID 7 YRS FIXED                6                         5.00000                 1.00000         11.37500       2.75000


                                   Annex B-2
                 Assumed Group II Mortgage Loan Characteristics




                          Total Fees   Gross         Cut-Off Date  Original Term  Original IO   Original Amort.   Remaining Amort.
Index Type  Max Neg Am       (%)      Coupon (%)      Balance ($)      (mos)       Term (mos)     Term (mos)         Term (mos)
----------------------------------------------------------------------------------------------------------------------------------
   MTA          115        0.44350      8.37500        262,535.18       360            0               480               470
   MTA          115        0.44350      7.87500        174,710.73       360            0               360               349
   MTA          115        0.44350      8.12500        312,573.38       360            0               360               350
   MTA          115        0.44350      7.87500        280,417.11       360            0               360               351
   MTA          115        0.97350      8.62500        209,076.46       360            0               360               352
   MTA          110        0.97350      9.00000        379,770.50       360            0               360               354
   MTA          115        0.97350      8.52983      1,039,163.76       360            0               360               354
   MTA          115        0.79508      8.53885      2,503,582.45       360            0               360               355
   MTA          115        0.39350      8.37500        441,100.87       360            0               360               356
   MTA          115        0.44350      8.37500        338,095.72       480            0               480               470
   MTA          115        0.97350      8.50000        208,204.29       480            0               480               471
   MTA          110        0.39350      8.62500        609,790.63       480            0               480               475
   MTA          115        0.97350      7.87500        650,205.97       480            0               480               475
   MTA          115        0.97350      8.50000        210,511.73       360            0               360               348
   MTA          115        0.97350      8.40680        586,931.06       360            0               360               350
   MTA          110        0.97350      8.50000        136,223.77       360            0               360               352
   MTA          115        0.71506      8.22938      2,022,859.44       360            0               360               352
   MTA          110        0.97350      8.75000        531,112.26       360            0               360               353
   MTA          115        0.53840      8.32136      3,395,583.54       360            0               360               353
   MTA          110        0.97350      8.35601        733,943.33       360            0               360               354
   MTA          115        0.71587      8.31037      3,233,540.78       360            0               360               354
   MTA          110        0.72274      8.05894      1,207,550.29       360            0               360               355
   MTA          115        0.81554      8.24393     16,692,761.33       360            0               360               355
   MTA          110        0.97350      8.62500        183,721.53       360            0               360               356
   MTA          115        0.95419      8.21437      6,678,542.23       360            0               360               356
   MTA          115        0.97350      8.67666        520,769.47       360            0               360               356
   MTA          115        0.97350      8.25000        540,900.23       480            0               480               472
   MTA          115        0.81258      8.49323      3,491,284.94       480            0               480               473
   MTA          115        0.66015      8.54716      3,296,303.45       480            0               480               474
   MTA          115        0.89536      8.68370      4,064,371.89       480            0               480               475
   MTA          115        0.92138      8.49290      4,446,745.26       480            0               480               476
   MTA          115        0.97350      8.00000        595,831.20       360            0               360               350
   MTA          110        0.97350      8.58428        529,152.74       360            0               360               352
   MTA          110        0.97350      8.62500        453,390.93       360            0               360               353
   MTA          110        0.39350      7.37500        219,461.71       360            0               360               354
   MTA          110        0.97350      8.16202      3,117,167.93       360            0               360               355
   MTA          115        0.97350      8.53278        532,066.19       360            0               360               355
   MTA          110        0.39350      8.12500        482,264.39       360            0               360               356
   MTA          110        0.97350      9.00000        358,594.63       360            0               360               354
   MTA          110        0.97350      8.62500        303,966.97       360            0               360               355
   MTA          110        0.39350      9.00000        202,059.95       360            0               360               356
   MTA          110        0.97350      9.00000        563,871.30       360            0               360               357
   MTA          115        0.97350      8.50000        281,416.09       360            0               360               357
   MTA          115        0.97350      7.87500        151,509.21       360            0               360               346
   MTA          115        0.39350      7.87500        164,775.53       360            0               360               350
   MTA          110        0.97350      8.25000        303,610.17       360            0               360               351
   MTA          115        0.71998      8.10180      1,518,090.96       360            0               360               351
   MTA          110        0.97350      8.75695      1,150,214.30       360            0               360               352
   MTA          115        0.39350      8.73300        399,952.11       360            0               360               353
   MTA          110        0.97350      8.45559      1,666,486.05       360            0               360               354
   MTA          110        0.97350      8.68416        615,586.94       360            0               360               354
   MTA          115        0.75079      8.19671      5,725,995.53       360            0               360               354
   MTA          110        0.86468      8.21491      5,515,559.60       360            0               360               355
   MTA          110        0.97350      9.00000        122,030.22       360            0               360               355
   MTA          115        0.94211      8.38306      4,820,540.99       360            0               360               355
   MTA          110        0.79827      8.46962      5,016,051.62       360            0               360               356
   MTA          115        0.82351      8.24965      6,042,733.02       360            0               360               356
   MTA          115        0.77850      9.00000        448,822.08       360            0               360               356
   MTA          115        0.97350      8.80941        830,048.86       480            0               480               471
   MTA          115        0.97350      8.62500        433,222.19       480            0               480               473
   MTA          115        0.97350      8.55260      3,210,855.67       480            0               480               474
   MTA          115        0.97350      8.62500        352,829.62       480            0               480               475
   MTA          115        0.90336      8.64513      3,011,521.79       480            0               480               476
   MTA          115        0.39350      8.37500        588,592.73       360            0               360               352
   MTA          115        0.97350      8.09300        507,590.90       360            0               360               356
   MTA          110        0.73886      8.27386        383,940.39       360            0               360               353
   MTA          115        0.97350      8.37500        210,387.47       360            0               360               353
   MTA          110        0.80613      8.27879        833,129.20       360            0               360               354
   MTA          115        0.97350      7.75000        656,586.15       360            0               360               354
   MTA          110        0.97350      8.19045      1,293,429.98       360            0               360               355
   MTA          115        0.97350      8.18665      1,258,929.19       360            0               360               355
   MTA          115        0.97350      8.02255      1,408,555.67       360            0               360               356
   MTA          115        0.97350      8.75000        652,372.87       480            0               480               475
   MTA          115        0.44350      8.12500        408,237.28       360            0               360               350





                                   Annex B-2
           Assumed Group II Mortgage Loan Characteristics (continued)




             Current Payment    Gross Margin   Months to Next      Rate Reset       Months to Next    Subsequent Payment
Index Type   and Interest ($)        (%)         Rate Reset      Frequency (mos)     Payment Reset    eset Frequency (mos)
--------------------------------------------------------------------------------------------------------------------------
   MTA             877.02          3.35000            1                  1                  3                  12
   MTA             722.02          2.85000            1                  1                  2                  12
   MTA            1209.07          3.10000            1                  1                  3                  12
   MTA            1088.16          2.95000            1                  1                  4                  12
   MTA             668.69          3.70000            1                  1                  5                  12
   MTA            1199.07          4.00000            1                  1                  7                  12
   MTA            3472.49          3.54773            1                  1                  7                  12
   MTA            7948.20          3.59663            1                  1                  8                  12
   MTA            1501.27          3.40000            1                  1                  9                  12
   MTA            1127.29          3.37500            1                  1                  3                  12
   MTA             614.74          3.50000            1                  1                  4                  12
   MTA            1588.81          3.65000            1                  1                  8                  12
   MTA            1721.49          2.87500            1                  1                  8                  12
   MTA             653.57          3.52500            1                  1                  1                  12
   MTA            1933.87          3.43180            1                  1                  3                  12
   MTA             487.17          3.55000            1                  1                  5                  12
   MTA            6362.67          3.24757            1                  1                  5                  12
   MTA            1672.53          3.80000            1                  1                  6                  12
   MTA           11059.47          3.33695            1                  1                  6                  12
   MTA            2368.97          3.37683            1                  1                  7                  12
   MTA           10513.03          3.33537            1                  1                  7                  12
   MTA            3851.00          3.05125            1                  1                  8                  12
   MTA           54011.60          3.26882            1                  1                  8                  12
   MTA             585.38          3.65000            1                  1                  9                  12
   MTA           21471.45          3.23693            1                  1                  9                  12
   MTA            1865.53          3.71674            1                  1                  9                  12
   MTA            1394.15          3.27500            1                  1                  5                  12
   MTA            9026.44          3.51389            1                  1                  6                  12
   MTA            8813.83          3.57216            1                  1                  7                  12
   MTA           11299.47          3.70070            1                  1                  8                  12
   MTA           11891.24          3.50666            1                  1                  9                  12
   MTA            1865.51          3.02500            1                  1                  3                  12
   MTA            1661.27          3.61431            1                  1                  5                  12
   MTA            1435.16          3.60000            1                  1                  6                  12
   MTA             697.96          2.35000            1                  1                  7                  12
   MTA            9915.02          3.19320            1                  1                  8                  12
   MTA            1820.53          3.58809            1                  1                  8                  12
   MTA            1543.87          3.15000            1                  1                  9                  12
   MTA            1132.17          4.00000            1                  1                  7                  12
   MTA             964.76          3.65000            1                  1                  8                  12
   MTA             643.28          4.00000            1                  1                  9                  12
   MTA            1801.18          4.00000            1                  1                 10                  12
   MTA             966.34          3.57500            1                  1                 10                  12
   MTA             505.68          2.87500            1                  1                 11                  12
   MTA             516.55          2.87500            1                  1                  3                  12
   MTA             951.73          3.30000            1                  1                  4                  12
   MTA            4919.32          3.16588            1                  1                  4                  12
   MTA            3607.51          3.76196            1                  1                  5                  12
   MTA            1259.22          3.75000            1                  1                  6                  12
   MTA            5276.34          3.46984            1                  1                  7                  12
   MTA            2234.05          3.69679            1                  1                  7                  12
   MTA           18520.39          3.28012            1                  1                  7                  12
   MTA           17561.51          3.22737            1                  1                  8                  12
   MTA             454.76          4.00000            1                  1                  8                  12
   MTA           16016.94          3.39438            1                  1                  8                  12
   MTA           16158.28          3.49887            1                  1                  9                  12
   MTA           20219.47          3.29083            1                  1                  9                  12
   MTA            1684.53          3.97500            1                  1                  9                  12
   MTA            2159.37          3.84969            1                  1                  4                  12
   MTA            1118.71          3.70000            1                  1                  6                  12
   MTA            8337.33          3.62760            1                  1                  7                  12
   MTA            1196.17          3.70000            1                  1                  8                  12
   MTA            8125.25          3.66699            1                  1                  9                  12
   MTA            1849.43          3.45000            1                  1                  5                  12
   MTA            1837.78          2.90000            1                  1                 57                  12
   MTA            1225.77          3.29886            1                  1                  6                  12
   MTA             663.38          3.45000            1                  1                  6                  12
   MTA            2640.67          3.27879            1                  1                  7                  12
   MTA            2568.29          2.72500            1                  1                  7                  12
   MTA            4112.31          3.19462            1                  1                  8                  12
   MTA            4178.03          3.25598            1                  1                  8                  12
   MTA            4710.09          3.06522            1                  1                  9                  12
   MTA            1688.39          3.57500            1                  1                  8                  12
   MTA            1580.48          3.12500            1                  1                  3                  12




                                   Annex B-2
           Assumed Group II Mortgage Loan Characteristics (continued)




                                             Payment
Index Type    Life Cap (%)   Life Floor (%)   Cap (%)
-----------------------------------------------------
   MTA           9.95000       3.35000          7.50
   MTA           9.95000       2.85000          7.50
   MTA           9.95000       3.10000          7.50
   MTA           9.95000       2.95000          7.50
   MTA           9.95000       3.70000          7.50
   MTA           9.99900       4.00000          7.50
   MTA          10.33067       3.54773          7.50
   MTA           9.95985       3.59663          7.50
   MTA           9.95000       3.40000          7.50
   MTA           9.95000       3.37500          7.50
   MTA          12.00000       3.50000          7.50
   MTA           9.99000       3.65000          7.50
   MTA           9.95000       2.87500          7.50
   MTA           9.95000       3.52500          7.50
   MTA           9.95000       3.43180          7.50
   MTA          11.95000       3.55000          7.50
   MTA          10.50829       3.24757          7.50
   MTA           9.99900       3.80000          7.50
   MTA           9.95000       3.33695          7.50
   MTA           9.97336       3.37683          7.50
   MTA           9.95000       3.33537          7.50
   MTA           9.97782       3.05125          7.50
   MTA          10.07576       3.26882          7.50
   MTA           9.99900       3.65000          7.50
   MTA          10.10797       3.23693          7.50
   MTA           9.99000       3.71674          7.50
   MTA           9.95000       3.27500          7.50
   MTA           9.95000       3.51389          7.50
   MTA           9.95000       3.57216          7.50
   MTA           9.97596       3.70070          7.50
   MTA           9.96369       3.50666          7.50
   MTA           9.95000       3.02500          7.50
   MTA           9.99900       3.61431          7.50
   MTA           9.99000       3.60000          7.50
   MTA           9.99900       2.35000          7.50
   MTA           9.99900       3.19320          7.50
   MTA           9.95000       3.58809          7.50
   MTA           9.99900       3.15000          7.50
   MTA           9.99900       4.00000          7.50
   MTA           9.99900       3.65000          7.50
   MTA           9.99900       4.00000          7.50
   MTA           9.99900       4.00000          7.50
   MTA           9.95000       3.57500          7.50
   MTA          10.95000       2.87500          7.50
   MTA           9.95000       2.87500          7.50
   MTA           9.99000       3.30000          7.50
   MTA           9.95000       3.16588          7.50
   MTA           9.99900       3.76196          7.50
   MTA           9.95000       3.75000          7.50
   MTA           9.99746       3.46984          7.50
   MTA           9.97424       3.69679          7.50
   MTA          10.26800       3.28012          7.50
   MTA           9.99871       3.22737          7.50
   MTA           9.99900       4.00000          7.50
   MTA           9.97991       3.39438          7.50
   MTA           9.99364       3.49887          7.50
   MTA          10.19569       3.29083          7.50
   MTA           9.99000       3.97500          7.50
   MTA           9.95000       3.84969          7.50
   MTA           9.95000       3.70000          7.50
   MTA           9.95000       3.62760          7.50
   MTA           9.95000       3.70000          7.50
   MTA          10.30428       3.66699          7.50
   MTA           9.95000       3.45000          7.50
   MTA           9.95000       2.90000          7.50
   MTA           9.99900       3.29886          7.50
   MTA           9.95000       3.45000          7.50
   MTA           9.99900       3.27879          7.50
   MTA           9.95000       2.72500          7.50
   MTA           9.98439       3.19462          7.50
   MTA          10.40351       3.25598          7.50
   MTA           9.96180       3.06522          7.50
   MTA           9.95000       3.57500          7.50
   MTA          12.45000       3.12500          7.50

                                    ANNEX C-1
                       CLASS I PRINCIPAL DECREMENT TABLES

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-1
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR        55% CPR         100% HAA
                        -------------------------------------------------------------------------------
Initial Percentage          100           100         100          100            100              100
    April 2008               78            68          46           25              0               54
    April 2009               59            40           6            0              0               17
    April 2010               42            17           0            0              0                0
    April 2011               26             0           0            0              0                0
    April 2012               12             0           0            0              0                0
    April 2013                0             0           0            0              0                0

-------------------------------------------------------------------------------------------------------
   MATURITY (1)            2.68          1.75        1.00         0.68           0.38             1.19
-------------------------------------------------------------------------------------------------------
     CALL (2)              2.68          1.75        1.00         0.68           0.38             1.19
-------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.



                                  Annex I-C - 1

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-2
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage           100        100        100            100             100             100
    April 2008               100        100        100            100              82             100
    April 2009               100        100        100             77              31             100
    April 2010               100        100         77             46               8              90
    April 2011               100         97         59             33               7              73
    April 2012               100         82         44             21               3              52
    April 2013                99         70         33             14               1              39
    April 2014                88         59         25              9               0              30
    April 2015                79         50         18              6               0              24
    April 2016                71         43         14              3               0              20
    April 2017                64         36         10              2               0              16
    April 2018                56         30          7              1               0              13
    April 2019                49         25          5              *               0              10
    April 2020                43         21          3              0               0               8
    April 2021                38         17          2              0               0               6
    April 2022                33         14          1              0               0               4
    April 2023                28         11          1              0               0               3
    April 2024                24          9          *              0               0               2
    April 2025                21          7          0              0               0               1
    April 2026                18          6          0              0               0               1
    April 2027                15          4          0              0               0               *
    April 2028                13          3          0              0               0               0
    April 2029                10          2          0              0               0               0
    April 2030                 8          1          0              0               0               0
    April 2031                 6          1          0              0               0               0
    April 2032                 5          *          0              0               0               0
    April 2033                 3          0          0              0               0               0
    April 2034                 2          0          0              0               0               0
    April 2035                 1          0          0              0               0               0
    April 2036                 0          0          0              0               0               0

------------------------------------------------------------------------------------------------------
   MATURITY (1)            13.28       9.42       5.53           3.68            1.87            6.46
------------------------------------------------------------------------------------------------------
     CALL (2)              12.52       8.66       4.99           3.31            1.71            5.80
------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.


                                 Annex I-C - 2

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-3
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage         100         100         100           100             100            100
April 2008                 100         100         100           100              66            100
April 2009                 100         100         100            55               0            100
April 2010                 100         100          54             0               0             80
April 2011                 100          95          19             0               0             47
April 2012                 100          65           0             0               0              6
April 2013                  98          41           0             0               0              0
April 2014                  77          21           0             0               0              0
April 2015                  60           3           0             0               0              0
April 2016                  44           0           0             0               0              0
April 2017                  29           0           0             0               0              0
April 2018                  14           0           0             0               0              0
April 2019                   1           0           0             0               0              0
April 2020                   0           0           0             0               0              0

-------------------------------------------------------------------------------------------------------
           MATURITY (1)    8.77        5.76        3.26          2.12            1.16           3.90
-------------------------------------------------------------------------------------------------------
             CALL (2)      8.77        5.76        3.26          2.12            1.16           3.90
-------------------------------------------------------------------------------------------------------


(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.



                                 Annex I-C - 3

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-4
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage         100          100         100          100             100            100
April 2008                 100          100         100          100             100            100
April 2009                 100          100         100          100              64            100
April 2010                 100          100         100           94              16            100
April 2011                 100          100         100           68              15            100
April 2012                 100          100          90           44               6            100
April 2013                 100          100          68           29               1             80
April 2014                 100          100          51           19               0             62
April 2015                 100          100          38           11               0             50
April 2016                 100           88          28            7               0             41
April 2017                 100           74          21            4               0             33
April 2018                 100           61          15            1               0             26
April 2019                 100           51          11            *               0             20
April 2020                  89           42           7            0               0             15
April 2021                  77           35           5            0               0             11
April 2022                  67           29           3            0               0              8
April 2023                  58           23           1            0               0              6
April 2024                  50           19           *            0               0              4
April 2025                  43           15           0            0               0              3
April 2026                  37           12           0            0               0              1
April 2027                  31            9           0            0               0              1
April 2028                  26            7           0            0               0              0
April 2029                  21            5           0            0               0              0
April 2030                  17            3           0            0               0              0
April 2031                  13            2           0            0               0              0
April 2032                  10            1           0            0               0              0
April 2033                   7            0           0            0               0              0
April 2034                   4            0           0            0               0              0
April 2035                   1            0           0            0               0              0
April 2036                   0            0           0            0               0              0

------------------------------------------------------------------------------------------------------
  MATURITY (1)            18.03        13.26        7.91         5.32            2.61           9.14
------------------------------------------------------------------------------------------------------
     CALL (2)             16.47        11.70        6.80         4.56            2.29           7.80
------------------------------------------------------------------------------------------------------


(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex I-C - 4

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-5
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------

Initial Percentage          100         100         100          100             100             100
Apr 2008                     89          84          74           63              42              77
Apr 2009                     80          71          54           39              16              59
Apr 2010                     71          59          39           23               4              46
Apr 2011                     64          49          30           17               4              37
Apr 2012                     57          42          22           11               1              26
Apr 2013                     50          36          17            7               *              20
Apr 2014                     45          30          13            5               0              15
Apr 2015                     40          26           9            3               0              12
Apr 2016                     36          22           7            2               0              10
Apr 2017                     32          18           5            1               0               8
Apr 2018                     29          15           4            *               0               6
Apr 2019                     25          13           3            *               0               5
Apr 2020                     22          10           2            0               0               4
Apr 2021                     19           9           1            0               0               3
Apr 2022                     17           7           1            0               0               2
Apr 2023                     14           6           *            0               0               1
Apr 2024                     12           5           *            0               0               1
Apr 2025                     11           4           0            0               0               1
Apr 2026                      9           3           0            0               0               *
Apr 2027                      8           2           0            0               0               *
Apr 2028                      6           2           0            0               0               0
Apr 2029                      5           1           0            0               0               0
Apr 2030                      4           1           0            0               0               0
Apr 2031                      3           *           0            0               0               0
Apr 2032                      2           *           0            0               0               0
Apr 2033                      2           0           0            0               0               0
Apr 2034                      1           0           0            0               0               0
Apr 2035                      *           0           0            0               0               0
Apr 2036                      0           0           0            0               0               0

-----------------------------------------------------------------------------------------------------
MATURITY (1)               8.07        5.65        3.30         2.20            1.13            3.87
-----------------------------------------------------------------------------------------------------
CALL (2)                   7.69        5.26        3.03         2.02            1.05            3.53
-----------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex I-C - 5

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-B-1
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage            100          100        100           100             100            100
Apr 2008                      100          100        100           100             100            100
Apr 2009                      100          100        100           100             100            100
Apr 2010                      100          100        100           100             100            100
Apr 2011                      100          100         63            36               0             78
Apr 2012                      100           89         47            23               0             56
Apr 2013                      100           75         35            14               0             42
Apr 2014                       95           64         27             1               0             33
Apr 2015                       86           54         20             0               0             26
Apr 2016                       77           46         14             0               0             22
Apr 2017                       69           39          4             0               0             17
Apr 2018                       61           32          0             0               0             10
Apr 2019                       53           27          0             0               0              3
Apr 2020                       46           22          0             0               0              0
Apr 2021                       41           18          0             0               0              0
Apr 2022                       35           14          0             0               0              0
Apr 2023                       31            7          0             0               0              0
Apr 2024                       26            1          0             0               0              0
Apr 2025                       23            0          0             0               0              0
Apr 2026                       19            0          0             0               0              0
Apr 2027                       16            0          0             0               0              0
Apr 2028                       10            0          0             0               0              0
Apr 2029                        4            0          0             0               0              0
Apr 2030                        0            0          0             0               0              0

-------------------------------------------------------------------------------------------------------
          MATURITY (1)     13.45         9.41       5.53          4.10            3.69           6.37
-------------------------------------------------------------------------------------------------------
            CALL (2)       13.01         9.01       5.25          3.93            2.90           6.04
-------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.


                                 Annex I-C - 6

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-B-2
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage           100         100           100        100              100           100
April 2008                   100         100           100        100              100           100
April 2009                   100         100           100        100              100           100
April 2010                   100         100           100        100              100           100
April 2011                   100         100            63         36                0            78
April 2012                   100          89            47         23                0            56
April 2013                   100          75            35          0                0            42
April 2014                    95          64            27          0                0            33
April 2015                    86          54            16          0                0            26
April 2016                    77          46             0          0                0            22
April 2017                    69          39             0          0                0             7
April 2018                    61          32             0          0                0             0
April 2019                    53          27             0          0                0             0
April 2020                    46          22             0          0                0             0
April 2021                    41          10             0          0                0             0
April 2022                    35           0             0          0                0             0
April 2023                    31           0             0          0                0             0
April 2024                    26           0             0          0                0             0
April 2025                    23           0             0          0                0             0
April 2026                    13           0             0          0                0             0
April 2027                     2           0             0          0                0             0
April 2028                     0           0             0          0                0             0

-----------------------------------------------------------------------------------------------------
           MATURITY (1)    13.11        9.10          5.32       3.93             3.38          6.12
-----------------------------------------------------------------------------------------------------
             CALL (2)      13.00        9.00          5.25       3.89             2.90          6.04
-----------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

                                 Annex I-C - 7

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-B-3
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage           100         100          100        100              100             100
April 2008                   100         100          100        100              100             100
April 2009                   100         100          100        100              100             100
April 2010                   100         100          100        100              100             100
April 2011                   100         100           63         36                0              78
April 2012                   100          89           47          9                0              56
April 2013                   100          75           35          0                0              42
April 2014                    95          64           25          0                0              33
April 2015                    86          54            0          0                0              24
April 2016                    77          46            0          0                0               2
April 2017                    69          39            0          0                0               0
April 2018                    61          32            0          0                0               0
April 2019                    53          26            0          0                0               0
April 2020                    46           4            0          0                0               0
April 2021                    41           0            0          0                0               0
April 2022                    35           0            0          0                0               0
April 2023                    31           0            0          0                0               0
April 2024                    24           0            0          0                0               0
April 2025                     6           0            0          0                0               0
April 2026                     0           0            0          0                0               0

------------------------------------------------------------------------------------------------------
           MATURITY (1)    12.75        8.80         5.12       3.78             3.27            5.85
------------------------------------------------------------------------------------------------------
             CALL (2)      12.75        8.80         5.12       3.78             2.90            5.85
------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.


                                 Annex I-C - 8

--------------------------------------------------------------------------------------------------------
                                                    CLASS I-A-2
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% HAA
                        --------------------------------------------------------------------------------
Initial Percentage          100           100         100           100           100            100
April 2008                  100           100         100           100           100            100
April 2009                  100           100         100           100           100            100
April 2010                  100           100         100           100           100            100
April 2011                  100           100          63            15             0             78
April 2012                  100            89          36             0             0             50
April 2013                  100            75          15             0             0             26
April 2014                   95            64           0             0             0             10
April 2015                   86            48           0             0             0              0
April 2016                   77            33           0             0             0              0
April 2017                   69            21           0             0             0              0
April 2018                   59             9           0             0             0              0
April 2019                   46             0           0             0             0              0
April 2020                   34             0           0             0             0              0
April 2021                   24             0           0             0             0              0
April 2022                   15             0           0             0             0              0
April 2023                    6             0           0             0             0              0
April 2024                    0             0           0             0             0              0

-----------------------------------------------------------------------------------------------------
           MATURITY (1)   11.63          7.92        4.57          3.40          3.14           5.16
-----------------------------------------------------------------------------------------------------
             CALL (2)     11.63          7.92        4.57          3.40          2.90           5.16
-----------------------------------------------------------------------------------------------------


(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.


                                 Annex I-C - 9

                                    ANNEX C-2
                       CLASS II PRINCIPAL DECREMENT TABLES

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-A-1
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100         100          100          100            100              100
 April 2008                  94          88           77           66             43               71
 April 2009                  88          77           59           42             17               46
 April 2010                  80          66           43           26              4               20
 April 2011                  71          55           31           18              4               12
 April 2012                  62          45           23           11              2                5
 April 2013                  55          37           17            7              *                3
 April 2014                  48          32           13            5              0                1
 April 2015                  42          27           10            3              0                1
 April 2016                  38          22            7            2              0                *
 April 2017                  33          19            5            1              0                0
 April 2018                  29          16            4            *              0                0
 April 2019                  26          13            3            *              0                0
 April 2020                  23          11            2            0              0                0
 April 2021                  20           9            1            0              0                0
 April 2022                  18           7            1            0              0                0
 April 2023                  15           6            *            0              0                0
 April 2024                  13           5            *            0              0                0
 April 2025                  11           4            0            0              0                0
 April 2026                  10           3            0            0              0                0
 April 2027                   8           3            0            0              0                0
 April 2028                   7           2            0            0              0                0
 April 2029                   6           1            0            0              0                0
 April 2030                   5           1            0            0              0                0
 April 2031                   4           1            0            0              0                0
 April 2032                   3           *            0            0              0                0
 April 2033                   2           *            0            0              0                0
 April 2034                   2           0            0            0              0                0
 April 2035                   1           0            0            0              0                0
 April 2036                   *           0            0            0              0                0
 April 2037                   0           0            0            0              0                0

------------------------------------------------------------------------------------------------------
MATURITY (1)               8.67        6.03         3.49         2.32           1.16             2.10
------------------------------------------------------------------------------------------------------
  CALL (2)                 8.26        5.63         3.22         2.13           1.09             1.99
------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex II-C - 1

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-A-2
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100          100         100          100            100             100
  April 2008                 94           88          77           66             43              71
  April 2009                 88           77          59           42             17              46
  April 2010                 80           66          43           26              4              20
  April 2011                 71           55          31           18              4              12
  April 2012                 62           45          23           11              2               5
  April 2013                 55           37          17            7              *               3
  April 2014                 48           32          13            5              0               1
  April 2015                 42           27          10            3              0               1
  April 2016                 38           22           7            2              0               *
  April 2017                 33           19           5            1              0               0
  April 2018                 29           16           4            *              0               0
  April 2019                 26           13           3            *              0               0
  April 2020                 23           11           2            0              0               0
  April 2021                 20            9           1            0              0               0
  April 2022                 18            7           1            0              0               0
  April 2023                 15            6           *            0              0               0
  April 2024                 13            5           *            0              0               0
  April 2025                 11            4           0            0              0               0
  April 2026                 10            3           0            0              0               0
  April 2027                  8            3           0            0              0               0
  April 2028                  7            2           0            0              0               0
  April 2029                  6            1           0            0              0               0
  April 2030                  5            1           0            0              0               0
  April 2031                  4            1           0            0              0               0
  April 2032                  3            *           0            0              0               0
  April 2033                  2            *           0            0              0               0
  April 2034                  2            0           0            0              0               0
  April 2035                  1            0           0            0              0               0
  April 2036                  *            0           0            0              0               0
  April 2037                  0            0           0            0              0               0

-----------------------------------------------------------------------------------------------------
 MATURITY (1)              8.67         6.03        3.49         2.32           1.16            2.10
-----------------------------------------------------------------------------------------------------
   CALL (2)                8.26         5.63        3.22         2.13           1.09            1.99
-----------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex II-C - 2

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-A-3
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage           100          100         100         100            100             100
    April 2008                94           88          77          66             43              71
    April 2009                88           77          59          42             17              46
    April 2010                80           66          43          26              4              20
    April 2011                71           55          31          18              4              12
    April 2012                62           45          23          11              2               5
    April 2013                55           37          17           7              *               3
    April 2014                48           32          13           5              0               1
    April 2015                42           27          10           3              0               1
    April 2016                38           22           7           2              0               *
    April 2017                33           19           5           1              0               0
    April 2018                29           16           4           *              0               0
    April 2019                26           13           3           *              0               0
    April 2020                23           11           2           0              0               0
    April 2021                20            9           1           0              0               0
    April 2022                18            7           1           0              0               0
    April 2023                15            6           *           0              0               0
    April 2024                13            5           *           0              0               0
    April 2025                11            4           0           0              0               0
    April 2026                10            3           0           0              0               0
    April 2027                 8            3           0           0              0               0
    April 2028                 7            2           0           0              0               0
    April 2029                 6            1           0           0              0               0
    April 2030                 5            1           0           0              0               0
    April 2031                 4            1           0           0              0               0
    April 2032                 3            *           0           0              0               0
    April 2033                 2            *           0           0              0               0
    April 2034                 2            0           0           0              0               0
    April 2035                 1            0           0           0              0               0
    April 2036                 *            0           0           0              0               0
    April 2037                 0            0           0           0              0               0

-----------------------------------------------------------------------------------------------------
   MATURITY (1)             8.67         6.03        3.49        2.32           1.16            2.10
-----------------------------------------------------------------------------------------------------
     CALL (2)               8.26         5.63        3.22        2.13           1.09            1.99
-----------------------------------------------------------------------------------------------------


(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex II-C - 3

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-1
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100           100         100         100             100           100
   April 2008               100           100         100         100             100           100
   April 2009               100           100         100         100             100           100
   April 2010               100           100         100         100             100           100
   April 2011               100           100          88          49              20            34
   April 2012               100           100          65          32               0            14
   April 2013               100           100          48          20               0             *
   April 2014               100            69          29           9               0             0
   April 2015                91            58          21           0               0             0
   April 2016                81            48          16           0               0             0
   April 2017                71            40          12           0               0             0
   April 2018                63            34           3           0               0             0
   April 2019                56            28           0           0               0             0
   April 2020                49            23           0           0               0             0
   April 2021                43            19           0           0               0             0
   April 2022                38            16           0           0               0             0
   April 2023                33            13           0           0               0             0
   April 2024                29            10           0           0               0             0
   April 2025                25             4           0           0               0             0
   April 2026                21             0           0           0               0             0
   April 2027                18             0           0           0               0             0
   April 2028                15             0           0           0               0             0
   April 2029                13             0           0           0               0             0
   April 2030                10             0           0           0               0             0
   April 2031                 4             0           0           0               0             0
   April 2032                 0             0           0           0               0             0
   April 2033                 0             0           0           0               0             0
   April 2034                 0             0           0           0               0             0
   April 2035                 0             0           0           0               0             0
   April 2036                 0             0           0           0               0             0
   April 2037                 0             0           0           0               0             0

----------------------------------------------------------------------------------------------------
  MATURITY (1)            14.11         10.07        6.30        4.50            3.87          3.85
----------------------------------------------------------------------------------------------------
    CALL (2)              13.49          9.51        5.95        4.23            3.07          3.66
----------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex II-C - 4

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-2
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage           100         100         100          100              100             100
    April 2008               100         100         100          100              100             100
    April 2009               100         100         100          100              100             100
    April 2010               100         100         100          100              100             100
    April 2011               100         100          88           49                0              34
    April 2012               100         100          65           32                0               8
    April 2013               100         100          48           20                0               0
    April 2014               100          69          29            0                0               0
    April 2015                91          58          21            0                0               0
    April 2016                81          48          14            0                0               0
    April 2017                71          40           1            0                0               0
    April 2018                63          34           0            0                0               0
    April 2019                56          28           0            0                0               0
    April 2020                49          23           0            0                0               0
    April 2021                43          19           0            0                0               0
    April 2022                38          16           0            0                0               0
    April 2023                33           6           0            0                0               0
    April 2024                29           0           0            0                0               0
    April 2025                25           0           0            0                0               0
    April 2026                21           0           0            0                0               0
    April 2027                18           0           0            0                0               0
    April 2028                14           0           0            0                0               0
    April 2029                 5           0           0            0                0               0
    April 2030                 0           0           0            0                0               0
    April 2031                 0           0           0            0                0               0
    April 2032                 0           0           0            0                0               0
    April 2033                 0           0           0            0                0               0
    April 2034                 0           0           0            0                0               0
    April 2035                 0           0           0            0                0               0
    April 2036                 0           0           0            0                0               0
    April 2037                 0           0           0            0                0               0

-------------------------------------------------------------------------------------------------------
   MATURITY (1)            13.88        9.85        6.15         4.38             3.53            3.76
-------------------------------------------------------------------------------------------------------
     CALL (2)              13.48        9.50        5.94         4.21             3.07            3.64
-------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.


                                 Annex II-C - 5

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-3
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100           100         100          100            100            100
    April 2008              100           100         100          100            100            100
    April 2009              100           100         100          100            100            100
    April 2010              100           100         100          100            100            100
    April 2011              100           100          88           49              0             34
    April 2012              100           100          65           32              0              0
    April 2013              100           100          48           20              0              0
    April 2014              100            69          29            0              0              0
    April 2015               91            58          21            0              0              0
    April 2016               81            48           0            0              0              0
    April 2017               71            40           0            0              0              0
    April 2018               63            34           0            0              0              0
    April 2019               56            28           0            0              0              0
    April 2020               49            23           0            0              0              0
    April 2021               43            19           0            0              0              0
    April 2022               38             0           0            0              0              0
    April 2023               33             0           0            0              0              0
    April 2024               29             0           0            0              0              0
    April 2025               25             0           0            0              0              0
    April 2026               21             0           0            0              0              0
    April 2027               13             0           0            0              0              0
    April 2028                0             0           0            0              0              0
    April 2029                0             0           0            0              0              0
    April 2030                0             0           0            0              0              0
    April 2031                0             0           0            0              0              0
    April 2032                0             0           0            0              0              0
    April 2033                0             0           0            0              0              0
    April 2034                0             0           0            0              0              0
    April 2035                0             0           0            0              0              0
    April 2036                0             0           0            0              0              0
    April 2037                0             0           0            0              0              0

-----------------------------------------------------------------------------------------------------
   MATURITY (1)           13.65          9.62        6.02         4.32           3.37           3.69
-----------------------------------------------------------------------------------------------------
     CALL (2)             13.49          9.49        5.95         4.21           3.07           3.62
-----------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

                                 Annex II-C - 6

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-4
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage            100        100         100           100           100              100
    April 2008                100        100         100           100           100              100
    April 2009                100        100         100           100           100              100
    April 2010                100        100         100           100           100              100
    April 2011                100        100          88            49             0               34
    April 2012                100        100          65            32             0                0
    April 2013                100        100          48             6             0                0
    April 2014                100         69          29             0             0                0
    April 2015                 91         58           9             0             0                0
    April 2016                 81         48           0             0             0                0
    April 2017                 71         40           0             0             0                0
    April 2018                 63         34           0             0             0                0
    April 2019                 56         28           0             0             0                0
    April 2020                 49         19           0             0             0                0
    April 2021                 43          *           0             0             0                0
    April 2022                 38          0           0             0             0                0
    April 2023                 33          0           0             0             0                0
    April 2024                 29          0           0             0             0                0
    April 2025                 25          0           0             0             0                0
    April 2026                 10          0           0             0             0                0
    April 2027                  0          0           0             0             0                0
    April 2028                  0          0           0             0             0                0
    April 2029                  0          0           0             0             0                0
    April 2030                  0          0           0             0             0                0
    April 2031                  0          0           0             0             0                0
    April 2032                  0          0           0             0             0                0
    April 2033                  0          0           0             0             0                0
    April 2034                  0          0           0             0             0                0
    April 2035                  0          0           0             0             0                0
    April 2036                  0          0           0             0             0                0
    April 2037                  0          0           0             0             0                0

------------------------------------------------------------------------------------------------------
   MATURITY (1)             13.39       9.41        5.89          4.28          3.27             3.65
------------------------------------------------------------------------------------------------------
     CALL (2)               13.38       9.40        5.88          4.21          3.07             3.62
------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

* If applicable, * indicates a number that is greater than zero but less than 0.5%.

                                 Annex II-C - 7

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-5
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100          100           100         100             100            100
    April 2008              100          100           100         100             100            100
    April 2009              100          100           100         100             100            100
    April 2010              100          100           100         100             100            100
    April 2011              100          100            88          49               0             34
    April 2012              100          100            65          30               0              0
    April 2013              100          100            48           0               0              0
    April 2014              100           69            17           0               0              0
    April 2015               91           58             0           0               0              0
    April 2016               81           48             0           0               0              0
    April 2017               71           40             0           0               0              0
    April 2018               63           34             0           0               0              0
    April 2019               56           15             0           0               0              0
    April 2020               49            0             0           0               0              0
    April 2021               43            0             0           0               0              0
    April 2022               38            0             0           0               0              0
    April 2023               33            0             0           0               0              0
    April 2024               17            0             0           0               0              0
    April 2025                1            0             0           0               0              0
    April 2026                0            0             0           0               0              0
    April 2027                0            0             0           0               0              0
    April 2028                0            0             0           0               0              0
    April 2029                0            0             0           0               0              0
    April 2030                0            0             0           0               0              0
    April 2031                0            0             0           0               0              0
    April 2032                0            0             0           0               0              0
    April 2033                0            0             0           0               0              0
    April 2034                0            0             0           0               0              0
    April 2035                0            0             0           0               0              0
    April 2036                0            0             0           0               0              0
    April 2037                0            0             0           0               0              0

------------------------------------------------------------------------------------------------------
   MATURITY (1)           12.95         9.06          5.67        4.14            3.20           3.58
------------------------------------------------------------------------------------------------------
     CALL (2)             12.95         9.06          5.67        4.14            3.07           3.58
------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

                                 Annex II-C - 8

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-6
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage           100        100           100           100           100               100
    April 2008               100        100           100           100           100               100
    April 2009               100        100           100           100           100               100
    April 2010               100        100           100           100           100               100
    April 2011               100        100            88            49             0                 7
    April 2012               100        100            65             0             0                 0
    April 2013               100        100            48             0             0                 0
    April 2014               100         69             0             0             0                 0
    April 2015                91         58             0             0             0                 0
    April 2016                81         48             0             0             0                 0
    April 2017                71         31             0             0             0                 0
    April 2018                63          5             0             0             0                 0
    April 2019                56          0             0             0             0                 0
    April 2020                49          0             0             0             0                 0
    April 2021                42          0             0             0             0                 0
    April 2022                21          0             0             0             0                 0
    April 2023                 2          0             0             0             0                 0
    April 2024                 0          0             0             0             0                 0
    April 2025                 0          0             0             0             0                 0
    April 2026                 0          0             0             0             0                 0
    April 2027                 0          0             0             0             0                 0
    April 2028                 0          0             0             0             0                 0
    April 2029                 0          0             0             0             0                 0
    April 2030                 0          0             0             0             0                 0
    April 2031                 0          0             0             0             0                 0
    April 2032                 0          0             0             0             0                 0
    April 2033                 0          0             0             0             0                 0
    April 2034                 0          0             0             0             0                 0
    April 2035                 0          0             0             0             0                 0
    April 2036                 0          0             0             0             0                 0
    April 2037                 0          0             0             0             0                 0

--------------------------------------------------------------------------------------------------------
   MATURITY (1)            12.28       8.55           5.40          3.93          3.15              3.45
--------------------------------------------------------------------------------------------------------
     CALL (2)              12.28       8.55           5.40          3.93          3.07              3.45
--------------------------------------------------------------------------------------------------------

(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

                                 Annex II-C - 9

--------------------------------------------------------------------------------------------------------
                                                    CLASS II-B-7
                        --------------------------------------------------------------------------------
                        10% CPR       15% CPR     25% CPR      35% CPR         55% CPR        100% OAA
                        --------------------------------------------------------------------------------
Initial Percentage          100          100          100          100              100           100
    April 2008              100          100          100          100              100           100
    April 2009              100          100          100          100              100           100
    April 2010              100          100          100          100              100           100
    April 2011              100          100           87           14                0             0
    April 2012              100          100           49            0                0             0
    April 2013              100          100           11            0                0             0
    April 2014              100           58            0            0                0             0
    April 2015               90           32            0            0                0             0
    April 2016               80           11            0            0                0             0
    April 2017               64            0            0            0                0             0
    April 2018               45            0            0            0                0             0
    April 2019               28            0            0            0                0             0
    April 2020               13            0            0            0                0             0
    April 2021                0            0            0            0                0             0
    April 2022                0            0            0            0                0             0
    April 2023                0            0            0            0                0             0
    April 2024                0            0            0            0                0             0
    April 2025                0            0            0            0                0             0
    April 2026                0            0            0            0                0             0
    April 2027                0            0            0            0                0             0
    April 2028                0            0            0            0                0             0
    April 2029                0            0            0            0                0             0
    April 2030                0            0            0            0                0             0
    April 2031                0            0            0            0                0             0
    April 2032                0            0            0            0                0             0
    April 2033                0            0            0            0                0             0
    April 2034                0            0            0            0                0             0
    April 2035                0            0            0            0                0             0
    April 2036                0            0            0            0                0             0
    April 2037                0            0            0            0                0             0

------------------------------------------------------------------------------------------------------
   MATURITY (1)           10.73         7.43         5.00         3.48             3.07          3.16
------------------------------------------------------------------------------------------------------
     CALL (2)             10.73         7.43         5.00         3.48             3.07          3.16
------------------------------------------------------------------------------------------------------


(1) In years, the weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)  To the optional termination date.

                                Annex II-C - 10

                                     Annex D

                        Hybrid and Option ARM Assumptions




              Hybrid ARM Prepayment       Option ARM Prepayment                    Hybrid ARM Prepayment       Option ARM Prepayment
 Period        Assumption (%) "HAA"       Assumption (%) "OAA"       Period         Assumption (%) "HAA"       Assumption (%) "OAA"
    1                 11.87                       10.90                48                  19.09                       43.26
    2                 14.21                       11.19                49                  19.01                       43.25
    3                 16.30                       11.48                50                  18.94                       43.24
    4                 18.01                       11.76                51                  18.93                       43.22
    5                 19.62                       12.08                52                  18.94                       43.21
    6                 20.62                       12.54                53                  19.09                       43.38
    7                 20.92                       14.83                54                  19.22                       43.59
    8                 21.30                       33.34                55                  19.75                       47.32
    9                 21.62                       33.38                56                  20.47                       61.29
   10                 22.07                       33.26                57                  22.32                       61.54
   11                 22.75                       33.15                58                  25.88                       61.51
   12                 23.32                       33.05                59                  38.73                       61.50
   13                 23.66                       32.96                60                  44.08                       61.49
   14                 23.51                       32.89                61                  43.66                       61.47
   15                 23.30                       32.83                62                  40.76                       61.46
   16                 23.09                       32.77                63                  36.95                       61.45
   17                 22.87                       33.22                64                  26.66                       61.44
   18                 22.65                       33.18                65                  24.66                       61.31
   19                 22.43                       33.20                66                  24.21                       61.13
   20                 22.20                       35.45                67                  23.79                       58.00
   21                 21.97                       35.15                68                  23.39                       40.68
   22                 21.51                       34.98                69                  23.04                       40.20
   23                 21.74                       34.68                70                  22.71                       40.19
   24                 21.28                       34.38                71                  22.51                       40.18
   25                 21.06                       34.09                72                  22.48                       40.18
   26                 20.87                       33.80                73                  22.32                       40.18
   27                 20.73                       33.51                74                  22.21                       40.17
   28                 20.60                       33.22                75                  22.24                       40.17
   29                 20.49                       32.80                76                  22.29                       40.16
   30                 20.40                       32.53                77                  22.45                       40.15
   31                 20.43                       38.59                78                  22.59                       40.15
   32                 20.57                       53.76                79                  22.75                       40.15
   33                 20.90                       54.11                80                  22.87                       40.14
   34                 21.37                       53.91                81                  22.96                       40.13
   35                 21.30                       53.74                82                  23.00                       40.13
   36                 21.61                       53.57                83                  22.90                       40.12
   37                 20.80                       53.40                84                  22.53                       40.12
   38                 20.39                       53.22                85                  22.05                       40.11
   39                 20.07                       53.05                86                  21.42                       40.11
   40                 19.81                       52.87                87                  20.86                       40.11
   41                 19.79                       52.71                88                  20.39                       40.11
   42                 19.70                       52.54                89                  19.94                       40.11
   43                 19.58                       50.56                90                  19.56                       40.10
   44                 19.46                       43.53                91                  19.25                       40.10
   45                 19.34                       43.26                92                  19.05                       40.10
   46                 19.23                       43.29                93                  18.88                       40.10
   47                 19.16                       43.28                94                  18.75                       40.10



              Hybrid ARM Prepayment       Option ARM Prepayment                    Hybrid ARM Prepayment       Option ARM Prepayment
 Period        Assumption (%) "HAA"       Assumption (%) "OAA"       Period         Assumption (%) "HAA"       Assumption (%) "OAA"
   95                 18.63                       40.10               147                  20.00                       40.07
   96                 18.58                       40.10               148                  20.00                       40.07
   97                 18.40                       40.10               149                  20.00                       40.07
   98                 18.24                       40.10               150                  20.00                       40.07
   99                 18.07                       40.10               151                  20.00                       40.07
  100                 17.92                       40.10               152                  20.00                       40.07
  101                 17.80                       40.10               153                  20.00                       40.07
  102                 17.68                       40.10               154                  20.00                       40.07
  103                 17.56                       40.10               155                  20.00                       40.07
  104                 17.46                       40.10               156                  20.00                       40.07
  105                 17.39                       40.09               157                  20.00                       40.07
  106                 17.35                       40.09               158                  20.00                       40.07
  107                 17.36                       40.09               159                  20.00                       40.07
  108                 17.44                       40.09               160                  20.00                       40.07
  109                 17.52                       40.09               161                  20.00                       40.07
  110                 17.62                       40.09               162                  20.00                       40.07
  111                 17.86                       40.09               163                  20.00                       40.07
  112                 18.09                       40.09               164                  20.00                       40.07
  113                 18.39                       40.09               165                  20.00                       40.07
  114                 18.67                       40.09               166                  20.00                       40.07
  115                 18.91                       40.09               167                  20.00                       40.07
  116                 19.12                       40.09               168                  20.00                       40.07
  117                 19.31                       40.09               169                  20.00                       40.07
  118                 19.46                       40.09               170                  20.00                       40.07
  119                 19.54                       40.09               171                  20.00                       40.07
  120                 20.00                       40.09               172                  20.00                       40.06
  121                 20.00                       40.09               173                  20.00                       40.06
  122                 20.00                       40.09               174                  20.00                       40.06
  123                 20.00                       40.09               175                  20.00                       40.06
  124                 20.00                       40.09               176                  20.00                       40.06
  125                 20.00                       40.08               177                  20.00                       40.06
  126                 20.00                       40.08               178                  20.00                       40.06
  127                 20.00                       40.08               179                  20.00                       40.06
  128                 20.00                       40.08               180                  20.00                       40.06
  129                 20.00                       40.08               181                  20.00                       40.06
  130                 20.00                       40.08               182                  20.00                       40.06
  131                 20.00                       40.08               183                  20.00                       40.06
  132                 20.00                       40.08               184                  20.00                       40.06
  133                 20.00                       40.08               185                  20.00                       40.06
  134                 20.00                       40.08               186                  20.00                       40.06
  135                 20.00                       40.08               187                  20.00                       40.06
  136                 20.00                       40.08               188                  20.00                       40.06
  137                 20.00                       40.08               189                  20.00                       40.06
  138                 20.00                       40.08               190                  20.00                       40.06
  139                 20.00                       40.08               191                  20.00                       40.06
  140                 20.00                       40.08               192                  20.00                       40.06
  141                 20.00                       40.08               193                  20.00                       40.06
  142                 20.00                       40.08               194                  20.00                       40.06
  143                 20.00                       40.08               195                  20.00                       40.06
  144                 20.00                       40.08               196                  20.00                       40.06
  145                 20.00                       40.08               197                  20.00                       40.06
  146                 20.00                       40.08               198                  20.00                       40.06



              Hybrid ARM Prepayment       Option ARM Prepayment                    Hybrid ARM Prepayment       Option ARM Prepayment
 Period        Assumption (%) "HAA"       Assumption (%) "OAA"       Period         Assumption (%) "HAA"       Assumption (%) "OAA"
  199                 20.00                       40.06               251                  20.00                       40.04
  200                 20.00                       40.06               252                  20.00                       40.04
  201                 20.00                       40.06               253                  20.00                       40.04
  202                 20.00                       40.05               254                  20.00                       40.04
  203                 20.00                       40.05               255                  20.00                       40.04
  204                 20.00                       40.05               256                  20.00                       40.04
  205                 20.00                       40.05               257                  20.00                       40.04
  206                 20.00                       40.05               258                  20.00                       40.04
  207                 20.00                       40.05               259                  20.00                       40.04
  208                 20.00                       40.05               260                  20.00                       40.04
  209                 20.00                       40.05               261                  20.00                       40.04
  210                 20.00                       40.05               262                  20.00                       40.04
  211                 20.00                       40.05               263                  20.00                       40.04
  212                 20.00                       40.05               264                  20.00                       40.04
  213                 20.00                       40.05               265                  20.00                       40.04
  214                 20.00                       40.05               266                  20.00                       40.04
  215                 20.00                       40.05               267                  20.00                       40.04
  216                 20.00                       40.05               268                  20.00                       40.04
  217                 20.00                       40.05               269                  20.00                       40.04
  218                 20.00                       40.05               270                  20.00                       40.04
  219                 20.00                       40.05               271                  20.00                       40.04
  220                 20.00                       40.05               272                  20.00                       40.04
  221                 20.00                       40.05               273                  20.00                       40.04
  222                 20.00                       40.05               274                  20.00                       40.04
  223                 20.00                       40.05               275                  20.00                       40.04
  224                 20.00                       40.05               276                  20.00                       40.04
  225                 20.00                       40.05               277                  20.00                       40.04
  226                 20.00                       40.05               278                  20.00                       40.04
  227                 20.00                       40.05               279                  20.00                       40.04
  228                 20.00                       40.05               280                  20.00                       40.03
  229                 20.00                       40.05               281                  20.00                       40.03
  230                 20.00                       40.05               282                  20.00                       40.03
  231                 20.00                       40.05               283                  20.00                       40.03
  232                 20.00                       40.05               284                  20.00                       40.03
  233                 20.00                       40.05               285                  20.00                       40.03
  234                 20.00                       40.05               286                  20.00                       40.03
  235                 20.00                       40.05               287                  20.00                       40.03
  236                 20.00                       40.05               288                  20.00                       40.03
  237                 20.00                       40.04               289                  20.00                       40.03
  238                 20.00                       40.04               290                  20.00                       40.03
  239                 20.00                       40.04               291                  20.00                       40.03
  240                 20.00                       40.04               292                  20.00                       40.03
  241                 20.00                       40.04               293                  20.00                       40.03
  242                 20.00                       40.04               294                  20.00                       40.03
  243                 20.00                       40.04               295                  20.00                       40.03
  244                 20.00                       40.04               296                  20.00                       40.03
  245                 20.00                       40.04               297                  20.00                       40.03
  246                 20.00                       40.04               298                  20.00                       40.03
  247                 20.00                       40.04               299                  20.00                       40.03
  248                 20.00                       40.04               300                  20.00                       40.03
  249                 20.00                       40.04               301                  20.00                       40.03
  250                 20.00                       40.04               302                  20.00                       40.03



              Hybrid ARM Prepayment       Option ARM Prepayment                    Hybrid ARM Prepayment       Option ARM Prepayment
 Period        Assumption (%) "HAA"       Assumption (%) "OAA"       Period         Assumption (%) "HAA"       Assumption (%) "OAA"
  303                 20.00                       40.03               332                  20.00                       40.03
  304                 20.00                       40.03               333                  20.00                       40.03
  305                 20.00                       40.03               334                  20.00                       40.03
  306                 20.00                       40.03               335                  20.00                       40.03
  307                 20.00                       40.03               336                  20.00                       40.03
  308                 20.00                       40.03               337                  20.00                       40.03
  309                 20.00                       40.03               338                  20.00                       40.03
  310                 20.00                       40.03               339                  20.00                       40.02
  311                 20.00                       40.03               340                  20.00                       40.02
  312                 20.00                       40.03               341                  20.00                       40.02
  313                 20.00                       40.03               342                  20.00                       40.02
  314                 20.00                       40.03               343                  20.00                       40.02
  315                 20.00                       40.03               344                  20.00                       40.02
  316                 20.00                       40.03               345                  20.00                       40.02
  317                 20.00                       40.03               346                  20.00                       40.02
  318                 20.00                       40.03               347                  20.00                       40.02
  319                 20.00                       40.03               348                  20.00                       40.02
  320                 20.00                       40.03               349                  20.00                       40.02
  321                 20.00                       40.03               350                  20.00                       40.02
  322                 20.00                       40.03               351                  20.00                       40.02
  323                 20.00                       40.03               352                  20.00                       40.02
  324                 20.00                       40.03               353                  20.00                       40.02
  325                 20.00                       40.03               354                  20.00                       40.02
  326                 20.00                       40.03               355                  20.00                       40.02
  327                 20.00                       40.03               356                  20.00                       40.02
  328                 20.00                       40.03               357                  20.00                       40.02
  329                 20.00                       40.03               358                  20.00                       40.02
  330                 20.00                       40.03               359                  20.00                       40.02
  331                 20.00                       40.03               360                  20.00                       40.02

                                                                         Annex E
National City
Mortgage

STATIC POOL DATA - ALT A ARM LOANS

------------------------------------------------------------------------------------------------------------------------------------
Product Characteristics                      Count And Balance                               Original Product Characteristics
-----------------------------   ------------------------------------------------     -----------------------------------------------
                                                                                     Wtd Avg
Vintage   Vintage     Vintage   Original    Original              Current            Mortgage           Minimum
 Yea
r     Month End    Period     Count     Pool Balance         Pool Balance       Interest Rate    Interest Rate
-----------------------------------------------------------------------------------------------------------------------------------
2006      2006-01-31      1         900          $ 265,782,203       $ 265,769,521         6.41%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-02-28      2        1,632         $ 474,248,664       $ 472,835,830         6.44%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-03-31      3        2,527         $ 739,973,973       $ 731,697,579         6.53%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-04-30      4        3,535        $ 1,044,942,635     $ 1,026,453,235        6.55%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-05-31      5        4,848        $ 1,442,405,795     $ 1,408,771,104        6.62%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-06-30      6        6,036        $ 1,795,411,428     $ 1,737,135,456        6.65%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-07-31      7        7,200        $ 2,151,753,381     $ 2,066,838,183        6.68%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-08-31      8        8,212        $ 2,467,972,619     $ 2,349,018,732        6.72%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-09-30      9        9,113        $ 2,750,082,887     $ 2,588,983,355        6.75%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-10-31     10        9,981        $ 3,041,003,046     $ 2,826,695,200        6.75%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-11-30     11       10,731        $ 3,283,320,239     $ 3,016,731,098        6.75%          5.12%
------------------------------------------------------------------------------------------------------------------------
2006      2006-12-31     12       11,654        $ 3,581,383,548     $ 3,260,613,390        6.73%          5.12%
------------------------------------------------------------------------------------------------------------------------
2005      2005-01-31      1         936          $ 207,744,782       $ 207,529,025         5.52%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-02-28      2        1,886         $ 416,078,208       $ 414,361,183         5.55%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-03-31      3        3,020         $ 667,877,534       $ 659,996,844         5.57%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-04-30      4        4,089         $ 913,269,302       $ 895,868,733         5.63%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-05-31      5        5,006        $ 1,127,480,822     $ 1,095,779,589        5.67%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-06-30      6        6,075        $ 1,380,783,514     $ 1,322,369,708        5.70%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-07-31      7        6,990        $ 1,611,562,393     $ 1,529,860,192        5.72%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-08-31      8        7,892        $ 1,847,201,264     $ 1,730,877,447        5.76%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-09-30      9        8,801        $ 2,080,598,056     $ 1,927,797,575        5.79%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-10-31     10        9,701        $ 2,321,837,346     $ 2,128,482,710        5.82%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-11-30     11       10,385        $ 2,507,083,921     $ 2,272,866,190        5.85%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2005-12-31     12       11,280        $ 2,756,277,038     $ 2,480,708,581        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-01-31     13       11,280        $ 2,756,277,038     $ 2,447,009,125        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-02-28     14       11,280        $ 2,756,277,038     $ 2,405,331,556        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-03-31     15       11,280        $ 2,756,277,038     $ 2,352,964,196        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-04-30     16       11,280        $ 2,756,277,038     $ 2,308,972,298        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-05-31     17       11,280        $ 2,756,277,038     $ 2,260,311,689        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-06-30     18       11,280        $ 2,756,277,038     $ 2,208,071,577        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-07-31     19       11,280        $ 2,756,277,038     $ 2,170,892,109        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-08-31     20       11,280        $ 2,756,277,038     $ 2,131,122,264        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-09-30     21       11,280        $ 2,756,277,038     $ 2,091,859,650        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-10-31     22       11,280        $ 2,756,277,038     $ 2,056,013,564        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-11-30     23       11,280        $ 2,756,277,038     $ 2,017,703,894        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2005      2006-12-31     24       11,280        $ 2,756,277,038     $ 1,980,813,403        5.89%          4.00%
------------------------------------------------------------------------------------------------------------------------
2004      2005-01-31      1          0                $ -                 $ -               N/A            N/A
------------------------------------------------------------------------------------------------------------------------
2004      2005-02-28      2          0                $ -                 $ -               N/A            N/A
------------------------------------------------------------------------------------------------------------------------
2004      2005-03-31      3          0                $ -                 $ -               N/A            N/A
------------------------------------------------------------------------------------------------------------------------
2004      2005-04-30      4          0                $ -                 $ -               N/A            N/A
------------------------------------------------------------------------------------------------------------------------
2004      2004-05-31      5          8            $ 2,116,670         $ 2,116,670          5.36%          4.50%
------------------------------------------------------------------------------------------------------------------------
2004      2004-06-30      6         234           $ 52,074,445       $ 51,595,263          5.71%          4.37%
------------------------------------------------------------------------------------------------------------------------
2004      2004-07-31      7         743          $ 157,970,964       $ 156,654,476         5.68%          4.37%
------------------------------------------------------------------------------------------------------------------------
2004      2004-08-31      8        1,641         $ 356,442,863       $ 353,340,671         5.54%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2004-09-30      9        2,867         $ 623,468,148       $ 614,446,887         5.47%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2004-10-31     10        4,023         $ 876,965,246       $ 857,605,749         5.45%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2004-11-30     11        5,087        $ 1,113,758,326     $ 1,081,867,513        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2004-12-31     12        6,260        $ 1,373,735,235     $ 1,325,745,996        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-01-31     13        6,260        $ 1,373,735,235     $ 1,309,930,736        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-02-28     14        6,260        $ 1,373,735,235     $ 1,290,073,893        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-03-31     15        6,260        $ 1,373,735,235     $ 1,253,477,993        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-04-30     16        6,260        $ 1,373,735,235     $ 1,223,952,755        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-05-31     17        6,260        $ 1,373,735,235     $ 1,192,914,909        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-06-30     18        6,260        $ 1,373,735,235     $ 1,151,999,808        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-07-31     19        6,260        $ 1,373,735,235     $ 1,111,678,492        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-08-31     20        6,260        $ 1,373,735,235     $ 1,069,123,661        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-09-30     21        6,260        $ 1,373,735,235     $ 1,032,051,505        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-10-31     22        6,260        $ 1,373,735,235     $ 1,002,291,527        5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-11-30     23        6,260        $ 1,373,735,235      $ 967,436,544         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2005-12-31     24        6,260        $ 1,373,735,235      $ 939,510,383         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-01-31     25        6,260        $ 1,373,735,235      $ 917,823,414         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-02-28     26        6,260        $ 1,373,735,235      $ 898,430,707         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-03-31     27        6,260        $ 1,373,735,235      $ 870,967,249         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-04-30     28        6,260        $ 1,373,735,235      $ 846,651,931         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-05-31     29        6,260        $ 1,373,735,235      $ 827,432,833         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-06-30     30        6,260        $ 1,373,735,235      $ 805,428,510         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-07-31     31        6,260        $ 1,373,735,235      $ 790,375,776         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-08-31     32        6,260        $ 1,373,735,235      $ 768,773,379         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-09-30     33        6,260        $ 1,373,735,235      $ 754,412,043         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-10-31     34        6,260        $ 1,373,735,235      $ 733,421,602         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-11-30     35        6,260        $ 1,373,735,235      $ 713,638,933         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------
2004      2006-12-31     36        6,260        $ 1,373,735,235      $ 697,056,460         5.44%          3.75%
------------------------------------------------------------------------------------------------------------------------


NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004






------------------------------------------------------------------------------------------------------------------------------------
Product                                                          Original Product Characteristics
Characteristics
---------------   ------------------------------------------------------------------------------------------------------------------
                 Maximum      Wtd Avg     Wtd Avg      Wtg Avg
Vintage          Interest     Original    Remaining    Loan-To-
 Year             Rate          Term       Term         Value          Wtd Avg FICO     Minimum FICO          Maximum FICO
-----------------------------------------------------------------------------------------------------------------------------
2006           8.87%        360        360         76%              727              580                     819
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        359         75%              727              580                     819
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        359         75%              727              580                     819
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        359         75%              728              580                     819
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        358         75%              728              580                     821
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        358         75%              728              569                     823
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        358         75%              729              569                     823
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        357         76%              728              569                     823
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        357         75%              728              557                     823
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        356         75%              728              557                     823
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        355         75%              728              557                     825
-----------------------------------------------------------------------------------------------------------------------------
2006          11.75%        360        355         75%              728              557                     825
-----------------------------------------------------------------------------------------------------------------------------
2005           7.12%        360        359         76%              726              624                     816
-----------------------------------------------------------------------------------------------------------------------------
2005           7.12%        360        358         76%              726              620                     816
-----------------------------------------------------------------------------------------------------------------------------
2005           7.37%        360        358         76%              727              620                     816
-----------------------------------------------------------------------------------------------------------------------------
2005           7.75%        360        357         76%              728              620                     817
-----------------------------------------------------------------------------------------------------------------------------
2005           8.12%        360        357         76%              729              620                     819
-----------------------------------------------------------------------------------------------------------------------------
2005           8.12%        360        356         76%              730              620                     820
-----------------------------------------------------------------------------------------------------------------------------
2005           8.12%        360        356         76%              730              620                     820
-----------------------------------------------------------------------------------------------------------------------------
2005           8.12%        360        356         76%              731              620                     820
-----------------------------------------------------------------------------------------------------------------------------
2005           8.12%        360        355         76%              731              620                     820
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        355         76%              731              620                     820
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        354         76%              731              600                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        355         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        354         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        353         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        352         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        351         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        350         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        349         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        348         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        347         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        346         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        345         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        344         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2005           8.25%        360        343         76%              730              561                     824
-----------------------------------------------------------------------------------------------------------------------------
2004            N/A         N/A        N/A         N/A              N/A              N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------------
2004            N/A         N/A        N/A         N/A              N/A              N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------------
2004            N/A         N/A        N/A         N/A              N/A              N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------------
2004            N/A         N/A        N/A         N/A              N/A              N/A                     N/A
-----------------------------------------------------------------------------------------------------------------------------
2004           5.75%        360        359         78%              713              653                     756
-----------------------------------------------------------------------------------------------------------------------------
2004           7.00%        360        359         76%              718              622                     816
-----------------------------------------------------------------------------------------------------------------------------
2004           7.00%        360        359         77%              720              622                     816
-----------------------------------------------------------------------------------------------------------------------------
2004           7.00%        360        358         76%              722              621                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.00%        360        358         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.00%        360        357         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.12%        360        357         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        357         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        356         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        355         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        354         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        353         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        352         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        351         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        350         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        349         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        348         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        347         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        346         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        346         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        345         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        344         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        343         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        342         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        341         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        340         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        339         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        338         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        337         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        336         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        335         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------
2004           7.25%        360        334         76%              723              620                     838
-----------------------------------------------------------------------------------------------------------------------------




NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                   Original Product Characteristics
---------------- ------------------------------------------------------------------------------------------------------------------
Vintage                    Primary
Year            REFI       Residence      State #1         State #2       State #3                State #4            State #5
----------------------------------------------------------------------------------------------------------------------------------
2006            34.00%        69.00%      CA - 25.78%    MD - 10.56%       VA - 9.56%            FL - 6.00%          WA - 5.44%
----------------------------------------------------------------------------------------------------------------------------------
2006            34.62%        67.22%      CA - 27.08%    MD - 10.36%       VA - 9.74%            FL - 6.13%          AZ - 6.07%
----------------------------------------------------------------------------------------------------------------------------------
2006            33.44%        66.28%      CA - 26.37%    MD - 10.31%       VA - 9.16%            FL - 7.14%          AZ - 6.23%
----------------------------------------------------------------------------------------------------------------------------------
2006            33.01%        66.11%      CA - 25.95%    MD - 10.24%       VA - 9.17%            FL - 7.45%          AZ - 7.02%
----------------------------------------------------------------------------------------------------------------------------------
2006            33.11%        65.99%      CA - 25.67%    MD - 10.10%       VA - 8.98%            FL - 8.17%          AZ - 7.19%
----------------------------------------------------------------------------------------------------------------------------------
2006            32.80%        65.87%      CA - 23.98%    MD - 9.51%        VA - 9.14%            FL - 8.60%          AZ - 7.50%
----------------------------------------------------------------------------------------------------------------------------------
2006            32.54%        65.90%      CA - 23.35%    MD - 9.63%        VA - 9.21%            FL - 8.65%          AZ - 7.65%
----------------------------------------------------------------------------------------------------------------------------------
2006            33.04%        66.04%      CA - 22.61%    MD - 9.62%        VA - 9.46%            FL - 8.61%          AZ - 7.93%
----------------------------------------------------------------------------------------------------------------------------------
2006            33.25%        65.47%      CA - 21.92%    VA - 9.69%        MD - 9.46%            FL - 8.80%          AZ - 7.92%
----------------------------------------------------------------------------------------------------------------------------------
2006            34.11%        65.40%      CA - 21.78%    VA - 9.78%        MD - 9.41%            FL - 8.83%          AZ - 8.00%
----------------------------------------------------------------------------------------------------------------------------------
2006            34.91%        65.48%      CA - 21.34%    VA - 9.97%        MD - 9.38%            FL - 8.94%          AZ - 8.04%
----------------------------------------------------------------------------------------------------------------------------------
2006            35.53%        65.57%      CA - 21.26%    VA - 10.03%       MD - 9.25%            FL - 8.84%          AZ - 7.99%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.26%        64.10%      CA - 13.78%    MD - 11.43%      VA - 10.68%            AZ - 7.80%          FL - 5.98%
----------------------------------------------------------------------------------------------------------------------------------
2005            23.33%        63.63%      CA - 15.86%    VA - 12.31%      MD - 10.40%            AZ - 8.86%          FL - 5.31%
----------------------------------------------------------------------------------------------------------------------------------
2005            23.61%        62.85%      CA - 15.64%    VA - 12.98%      MD - 10.92%            AZ - 8.96%          FL - 5.68%
----------------------------------------------------------------------------------------------------------------------------------
2005            23.40%        62.95%      CA - 14.86%    VA - 13.21%      MD - 11.63%            AZ - 8.33%          FL - 5.82%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.57%        62.70%      CA - 14.40%    VA - 13.28%      MD - 11.93%            AZ - 8.12%          FL - 5.83%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.93%        62.11%      CA - 14.08%    VA - 13.73%      MD - 12.10%            AZ - 7.69%          FL - 5.88%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.39%        62.17%      VA - 14.10%    CA - 13.87%      MD - 12.20%            AZ - 7.57%          FL - 5.69%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.14%        62.05%      VA - 14.00%    CA - 13.99%      MD - 12.13%            AZ - 7.70%          FL - 5.56%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.28%        62.10%      CA - 14.24%    VA - 13.79%      MD - 12.10%            AZ - 7.73%          FL - 5.51%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.15%        62.27%      CA - 14.54%    VA - 13.77%      MD - 12.06%            AZ - 7.53%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            21.60%        62.13%      CA - 14.38%    VA - 13.83%      MD - 12.08%            AZ - 7.40%          FL - 5.53%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2005            22.30%        62.41%      CA - 14.34%    VA - 13.86%      MD - 12.07%            AZ - 7.31%          FL - 5.50%
----------------------------------------------------------------------------------------------------------------------------------
2004            N/A            N/A           N/A            N/A              N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------------------------
2004            N/A            N/A           N/A            N/A              N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------------------------
2004            N/A            N/A           N/A            N/A              N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------------------------
2004            N/A            N/A           N/A            N/A              N/A                   N/A                  N/A
----------------------------------------------------------------------------------------------------------------------------------
2004            37.50%        25.00%      CA - 50.00%    OR - 25.00%      MD - 12.50%           WA - 12.50%
----------------------------------------------------------------------------------------------------------------------------------
2004            25.21%        44.44%      CA - 27.35%    VA - 11.54%       MD - 7.26%            FL - 5.13%          NV - 4.70%
----------------------------------------------------------------------------------------------------------------------------------
2004            20.32%        49.80%      CA - 23.58%    VA - 11.86%       MD - 8.09%            IL - 5.80%          AZ - 5.39%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.88%        56.31%      CA - 20.29%    VA - 11.31%       MD - 8.74%            AZ - 7.21%          NV - 5.38%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.10%        58.91%      CA - 19.39%    VA - 11.01%       MD - 9.85%            AZ - 7.36%          NV - 5.58%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.15%        59.91%      CA - 19.24%    VA - 11.50%       MD - 9.44%            AZ - 8.19%          NV - 5.70%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.55%        59.52%      CA - 18.47%    VA - 11.40%       MD - 9.72%            AZ - 8.35%          NV - 5.97%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------
2004            21.84%        60.05%      CA - 18.50%    VA - 11.57%      MD - 10.01%            AZ - 8.43%          NV - 5.96%
----------------------------------------------------------------------------------------------------------------------------------





NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
                               Current                                      30-59 Days                               60-89 Days
Vintage   ------------------------------------------------      ---------------------------------------------        ---------------
Year       Balance            # Of Accounts     % Of Count      Balance          # Of Accounts      % Of Count        Balance
------------------------------------------------------------------------------------------------------------------------------------
2006        $ 264,929,821           898            99.78%         $ 839,700            2               0.22%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2006        $ 467,393,012          1,613           99.14%        $ 5,145,453          13               0.80%          $ 297,365
------------------------------------------------------------------------------------------------------------------------------------
2006        $ 725,076,576          2,478           99.32%        $ 5,654,800          15               0.60%          $ 966,203
------------------------------------------------------------------------------------------------------------------------------------
2006        $1,015,117,785         3,436           99.08%        $ 9,896,747          27               0.78%          $ 472,500
------------------------------------------------------------------------------------------------------------------------------------
2006        $1,395,215,596         4,690           99.15%        $11,211,416          34               0.72%         $ 1,805,992
------------------------------------------------------------------------------------------------------------------------------------
2006        $1,711,252,330         5,777           98.85%        $23,935,026          61               1.04%         $ 1,514,000
------------------------------------------------------------------------------------------------------------------------------------
2006        $2,032,505,259         6,836           98.57%        $25,925,174          80               1.15%         $ 7,195,650
------------------------------------------------------------------------------------------------------------------------------------
2006        $2,309,571,357         7,740           98.66%        $27,461,646          75               0.96%         $ 5,040,379
------------------------------------------------------------------------------------------------------------------------------------
2006        $2,534,352,083         8,484           98.34%        $33,466,354          98               1.14%         $ 5,711,669
------------------------------------------------------------------------------------------------------------------------------------
2006        $2,749,727,384         9,143           97.81%        $48,007,520          138              1.48%         $12,292,429
------------------------------------------------------------------------------------------------------------------------------------
2006        $2,926,574,739         9,712           97.56%        $50,597,518          152              1.53%         $14,910,062
------------------------------------------------------------------------------------------------------------------------------------
2006        $3,155,354,578        10,439           97.26%        $58,188,398          178              1.66%         $12,877,026
------------------------------------------------------------------------------------------------------------------------------------
2005        $ 207,529,025           935           100.00%            $ -               0               0.00%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2005        $ 412,666,733          1,869           99.52%        $ 1,694,450           9               0.48%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2005        $ 657,578,057          2,978           99.67%        $ 2,418,787          10               0.33%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2005        $ 892,150,605          4,006           99.60%        $ 3,179,978          14               0.35%          $ 538,150
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,090,020,227         4,857           99.47%        $ 4,891,962          22               0.45%          $ 549,000
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,315,479,130         5,821           99.49%        $ 6,585,578          29               0.50%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,519,863,245         6,626           99.34%        $ 8,377,140          39               0.58%         $ 1,314,807
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,722,183,865         7,405           99.53%        $ 7,988,582          33               0.44%          $ 400,000
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,913,525,675         8,154           99.31%        $13,402,321          54               0.66%          $ 869,579
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,107,574,983         8,879           99.21%        $18,615,090          61               0.68%         $ 1,964,958
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,251,188,950         9,400           99.15%        $16,911,856          66               0.70%         $ 3,351,405
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,460,316,741        10,126           99.22%        $14,751,988          59               0.58%         $ 2,310,417
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,422,943,604         9,987           99.12%        $16,599,217          65               0.65%         $ 3,091,836
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,375,453,904         9,792           98.87%        $23,000,952          82               0.83%         $ 3,203,269
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,331,217,113         9,610           99.17%        $14,250,610          52               0.54%         $ 2,538,946
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,280,056,768         9,423           98.91%        $18,716,071          70               0.73%         $ 4,210,522
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,229,973,005         9,215           98.75%        $21,204,654          82               0.88%         $ 1,832,857
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,179,423,029         9,021           98.78%        $16,485,526          66               0.72%         $ 5,375,376
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,133,450,204         8,833           98.45%        $23,725,752          89               0.99%         $ 3,725,783
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,090,094,770         8,669           98.43%        $26,310,537          88               1.00%         $ 3,922,255
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,047,092,810         8,501           98.19%        $26,016,784          98               1.13%         $ 6,288,837
------------------------------------------------------------------------------------------------------------------------------------
2005        $2,003,167,596         8,326           97.81%        $30,522,545          114              1.34%         $ 6,455,653
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,962,308,342         8,154           97.61%        $28,169,766          112              1.34%         $ 8,142,656
------------------------------------------------------------------------------------------------------------------------------------
2005        $1,917,931,768         7,979           97.27%        $31,509,062          121              1.48%         $ 7,863,921
------------------------------------------------------------------------------------------------------------------------------------
2004             N/A                N/A             N/A              N/A              N/A               N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
2004             N/A                N/A             N/A              N/A              N/A               N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
2004             N/A                N/A             N/A              N/A              N/A               N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
2004             N/A                N/A             N/A              N/A              N/A               N/A              N/A
------------------------------------------------------------------------------------------------------------------------------------
2004         $ 2,116,670             8            100.00%            $ -               0               0.00%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2004         $ 51,595,263           233           100.00%            $ -               0               0.00%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 156,374,976           737            99.86%         $ 279,500            1               0.14%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 351,695,671          1,621           99.57%        $ 1,645,000           7               0.43%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 612,686,224          2,821           99.68%        $ 1,532,663           8               0.28%          $ 228,000
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 851,225,389          3,922           99.39%        $ 6,023,360          22               0.56%          $ 357,000
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,075,397,468         4,937           99.44%        $ 6,470,045          28               0.56%             $ -
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,319,090,259         6,036           99.41%        $ 6,227,662          34               0.56%          $ 428,075
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,299,177,069         5,958           99.17%        $ 9,747,803          45               0.75%         $ 1,005,864
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,276,887,193         5,869           99.05%        $12,112,163          50               0.84%         $ 1,074,537
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,246,847,437         5,760           99.52%        $ 5,865,652          24               0.41%          $ 374,151
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,215,546,888         5,631           99.31%        $ 7,262,115          33               0.58%          $ 533,924
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,182,851,093         5,500           99.24%        $ 9,009,236          35               0.63%          $ 549,861
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,142,499,496         5,319           99.22%        $ 6,608,919          31               0.58%         $ 2,476,818
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,098,130,107         5,144           98.98%        $10,419,925          42               0.81%         $ 1,121,238
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,055,118,444         4,963           98.92%        $ 9,313,789          37               0.74%         $ 2,428,240
------------------------------------------------------------------------------------------------------------------------------------
2004        $1,020,691,949         4,803           99.01%        $ 7,733,654          33               0.68%         $ 1,371,525
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 986,752,157          4,641           98.60%        $11,168,532          50               1.06%         $ 1,722,658
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 948,114,696          4,484           98.20%        $14,611,747          62               1.36%         $ 2,262,740
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 924,701,057          4,380           98.60%        $ 8,421,974          34               0.77%         $ 2,393,251
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 903,834,396          4,288           98.57%        $ 8,517,930          37               0.85%         $ 1,246,117
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 881,489,617          4,194           98.36%        $11,013,454          44               1.03%         $ 1,464,100
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 860,044,942          4,088           98.77%        $ 4,821,893          25               0.60%         $ 1,791,520
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 831,033,666          3,971           98.27%        $ 9,600,416          44               1.09%         $ 1,083,331
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 815,247,907          3,894           98.43%        $ 6,318,461          32               0.81%         $ 2,221,580
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 793,971,500          3,796           98.67%        $ 7,023,757          28               0.73%          $ 233,545
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 775,727,869          3,713           98.25%        $ 7,907,265          31               0.82%         $ 1,215,459
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 753,480,319          3,604           98.12%        $ 6,975,219          34               0.93%         $ 2,696,346
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 737,581,737          3,529           98.08%        $ 8,591,242          36               1.00%         $ 1,450,335
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 717,869,778          3,434           98.09%        $ 8,645,392          36               1.03%          $ 894,112
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 695,139,798          3,330           97.57%        $10,043,345          49               1.44%         $ 2,220,437
------------------------------------------------------------------------------------------------------------------------------------
2004        $ 677,296,606          3,250           97.36%        $ 9,137,053          46               1.38%         $ 3,379,101
------------------------------------------------------------------------------------------------------------------------------------






NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
            60-89 Days                        90-119 Days                                       120-149 Days
          -------------------    ---------------------------------               -----------------------------------------------
Vintage    # Of       % Of                       # Of         # Of                                # Of
Year      Accounts    Count       Balance       Accounts      Count              Balance          Accounts        % Of Count
--------------------------------------------------------------------------------------------------------------------------------
 2006         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006         1         0.06%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006         2         0.08%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006         3         0.09%         $ 966,203      2          0.06%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006         3         0.06%         $ 212,500      2          0.04%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006         4         0.07%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006        14         0.20%         $ 406,800      2          0.03%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006        15         0.19%        $5,336,250      9          0.11%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006        14         0.16%        $1,934,739      6          0.07%             $ 196,000            1            0.01%
--------------------------------------------------------------------------------------------------------------------------------
 2006        29         0.31%        $7,907,406      14         0.15%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2006        37         0.37%        $7,396,692      14         0.14%            $2,962,318            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2006        37         0.34%        $8,246,732      21         0.20%            $2,475,050            4            0.04%
--------------------------------------------------------------------------------------------------------------------------------
 2005         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         2         0.05%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         3         0.06%         $ 318,400      1          0.02%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         0         0.00%         $ 305,000      1          0.02%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         4         0.06%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         1         0.01%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         3         0.04%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         8         0.09%         $ 238,579      1          0.01%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         9         0.09%        $1,086,300      4          0.04%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2005         9         0.09%        $1,915,456      6          0.06%             $ 570,300            2            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2005         9         0.09%        $1,657,435      5          0.05%             $ 213,400            1            0.01%
--------------------------------------------------------------------------------------------------------------------------------
 2005        14         0.14%        $1,115,963      5          0.05%             $ 566,435            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2005         8         0.08%        $2,072,638      7          0.07%             $ 279,984            1            0.01%
--------------------------------------------------------------------------------------------------------------------------------
 2005        13         0.14%        $1,539,500      3          0.03%             $ 655,717            2            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2005         9         0.10%        $2,035,409      8          0.09%             $ 863,484            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2005        19         0.21%        $1,573,902      8          0.09%             $ 642,117            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2005        13         0.14%        $2,771,487      8          0.09%             $ 950,659            4            0.04%
--------------------------------------------------------------------------------------------------------------------------------
 2005        13         0.15%        $1,830,956      5          0.06%            $1,589,984            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2005        16         0.18%        $2,168,928      6          0.07%             $ 887,972            3            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2005        24         0.28%        $4,074,650      7          0.08%             $ 440,000            1            0.01%
--------------------------------------------------------------------------------------------------------------------------------
 2005        28         0.34%        $4,533,276      14         0.17%            $2,000,000            3            0.04%
--------------------------------------------------------------------------------------------------------------------------------
 2005        31         0.38%        $6,033,735      18         0.22%             $ 185,995            1            0.01%
--------------------------------------------------------------------------------------------------------------------------------
 2004        N/A         N/A             N/A        N/A          N/A                 N/A              N/A            N/A
--------------------------------------------------------------------------------------------------------------------------------
 2004        N/A         N/A             N/A        N/A          N/A                 N/A              N/A            N/A
--------------------------------------------------------------------------------------------------------------------------------
 2004        N/A         N/A             N/A        N/A          N/A                 N/A              N/A            N/A
--------------------------------------------------------------------------------------------------------------------------------
 2004        N/A         N/A             N/A        N/A          N/A                 N/A              N/A            N/A
--------------------------------------------------------------------------------------------------------------------------------
 2004         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         1         0.04%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         2         0.05%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         0         0.00%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         2         0.03%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.08%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         6         0.10%            $ -         0          0.00%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         2         0.03%         $ 390,753      2          0.03%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         3         0.05%         $ 395,075      2          0.04%             $ 214,753            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         4         0.07%         $ 147,881      1          0.02%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         8         0.15%         $ 72,300       1          0.02%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.10%         $ 285,644      2          0.04%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         9         0.18%         $ 403,847      3          0.06%             $ 137,763            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.10%         $ 916,971      5          0.10%             $ 176,000            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.11%         $ 457,200      2          0.04%             $ 327,881            2            0.04%
--------------------------------------------------------------------------------------------------------------------------------
 2004         8         0.18%         $ 320,000      1          0.02%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004        10         0.23%        $1,554,740      6          0.14%             $ 147,881            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.11%        $1,289,179      6          0.14%             $ 267,997            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         7         0.16%         $ 931,117      3          0.07%             $ 500,000            1            0.02%
--------------------------------------------------------------------------------------------------------------------------------
 2004         7         0.17%        $1,426,475      7          0.17%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         5         0.12%         $ 887,842      4          0.10%             $ 630,496            3            0.07%
--------------------------------------------------------------------------------------------------------------------------------
 2004        11         0.28%         $ 444,799      2          0.05%             $ 83,600             1            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2004         2         0.05%        $1,550,540      6          0.16%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004         7         0.19%         $ 480,000      2          0.05%            $1,087,740            3            0.08%
--------------------------------------------------------------------------------------------------------------------------------
 2004         8         0.22%         $ 978,889      5          0.14%             $ 500,000            1            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2004         4         0.11%        $1,946,992      6          0.17%             $ 500,000            1            0.03%
--------------------------------------------------------------------------------------------------------------------------------
 2004         6         0.17%         $ 427,744      2          0.06%             $ 563,883            2            0.06%
--------------------------------------------------------------------------------------------------------------------------------
 2004         8         0.23%        $1,027,912      5          0.15%                $ -               0            0.00%
--------------------------------------------------------------------------------------------------------------------------------
 2004        13         0.39%        $2,174,641      6          0.18%             $ 124,799            1            0.03%
--------------------------------------------------------------------------------------------------------------------------------




NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
                        150-179 Days                             180 + Days                     Delq. Bankruptcy
            ---------------------------------       ---------------------------------------     ------------------------------------
Vintage                  # Of          % Of                         # Of                                            # Of
 Year       Balance     Accounts       Count        Balance        Accounts      % Of Count        Balance         Accounts
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2006             $ -           0        0.00%            $ -          0           0.00%          $ 193,000            1
-----------------------------------------------------------------------------------------------------------------------------------
 2006          $ 863,302        1        0.01%        $4,954,758       5           0.06%         $1,021,000            3
-----------------------------------------------------------------------------------------------------------------------------------
 2006          $ 196,000        1        0.01%         $ 573,192       3           0.03%         $1,182,500            4
-----------------------------------------------------------------------------------------------------------------------------------
 2006          $ 934,547        3        0.03%         $ 769,192       4           0.04%         $1,430,500            5
-----------------------------------------------------------------------------------------------------------------------------------
 2006          $1,820,507       3        0.03%         $ 996,102       5           0.05%         $1,102,512            4
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%          $ 89,100             1
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%          $ 327,679            2
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%            $ -          0           0.00%          $ 431,679            3
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 276,000        1        0.01%            $ -          0           0.00%          $ 443,936            3
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 213,400        1        0.01%            $ -          0           0.00%          $ 339,936            2
-----------------------------------------------------------------------------------------------------------------------------------
 2005           $ 89,971        1        0.01%         $ 213,400       1           0.01%          $ 339,936            2
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%         $ 554,207       3           0.03%          $ 89,100             1
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 375,733        1        0.01%         $ 303,371       2           0.02%          $ 229,500            2
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 863,484        3        0.03%         $ 394,873       3           0.03%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 642,117        3        0.03%         $ 889,273       4           0.04%          $ 503,762            3
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 143,675        1        0.01%         $ 964,017       4           0.05%          $ 535,751            3
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%        $1,107,692       5           0.06%          $ 847,751            4
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $ 279,984        1        0.01%         $ 964,017       4           0.05%          $ 982,409            4
-----------------------------------------------------------------------------------------------------------------------------------
 2005             $ -           0        0.00%         $ 750,617       3           0.04%         $1,584,938            6
-----------------------------------------------------------------------------------------------------------------------------------
 2005          $1,712,649       3        0.04%         $ 750,617       3           0.04%         $2,136,986            8
-----------------------------------------------------------------------------------------------------------------------------------
 2004             N/A          N/A        N/A             N/A         N/A           N/A              N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2004             N/A          N/A        N/A             N/A         N/A           N/A              N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2004             N/A          N/A        N/A             N/A         N/A           N/A              N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2004             N/A          N/A        N/A             N/A         N/A           N/A              N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%          $ 137,763            1
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%          $ 123,200            1
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%          $ 123,200            1
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%          $ 123,200            1
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%            $ -          0           0.00%          $ 79,966             1
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 176,000        1        0.02%            $ -          0           0.00%          $ 369,659            2
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 327,881        2        0.04%         $ 176,000       1           0.02%          $ 555,605            4
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 180,000       1           0.02%          $ 475,639            3
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 147,881        1        0.02%         $ 180,000       1           0.02%          $ 475,639            3
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 316,067        2        0.05%         $ 180,000       1           0.02%          $ 427,569            2
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 500,000        1        0.02%         $ 147,881       1           0.02%          $ 550,471            3
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 500,000        1        0.02%            $ -          0           0.00%         $1,345,705            5
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 676,000        2        0.05%            $ -          0           0.00%          $ 732,879            4
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 500,000        1        0.03%         $ 176,000       1           0.03%             $ -               0
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 176,000       1           0.03%         $1,376,594            9
-----------------------------------------------------------------------------------------------------------------------------------
 2004          $ 190,940        1        0.03%         $ 176,000       1           0.03%         $1,623,403            7
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 176,000       1           0.03%          $ 867,721            4
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 176,000       1           0.03%         $1,273,040            4
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 176,000       1           0.03%         $1,531,449            5
-----------------------------------------------------------------------------------------------------------------------------------
 2004             $ -           0        0.00%         $ 176,000       1           0.03%          $ 897,035            4
-----------------------------------------------------------------------------------------------------------------------------------




NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
        Delq. Bankruptcy                Net Delinquency                  Pre-Sale Foreclosure                   Gross Delinquency
        ---------------    ------------------------------------      -------------------------------           --------------------
Vintage    % Of                               # Of       # Of                      # Of        % Of
Year       Count           Balance          Accounts    Count       Balance       Accounts     Count            Balance
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%          $ 839,700          2       0.22%          $ -          0          0.00%             $ 839,700
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $ 5,442,818        14       0.86%          $ -          0          0.00%            $ 5,442,818
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $ 6,621,003        17       0.68%          $ -          0          0.00%            $ 6,621,003
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $11,335,450        32       0.92%          $ -          0          0.00%            $ 11,335,450
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $13,229,908        39       0.82%       $ 325,600       1          0.02%            $ 13,555,508
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $25,449,026        65       1.11%       $ 434,100       2          0.03%            $ 25,883,126
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.00%         $33,527,624        96       1.38%       $ 805,300       3          0.04%            $ 34,332,924
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.01%         $38,031,275        100      1.27%      $ 1,416,100      5          0.06%            $ 39,447,375
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.03%         $48,147,822        128      1.48%      $ 6,483,450     15          0.17%            $ 54,631,272
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.04%         $70,159,047        189      2.02%      $ 6,808,769     16          0.17%            $ 76,967,816
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.05%         $79,000,829        218      2.19%      $11,155,530     25          0.25%            $ 90,156,359
------------------------------------------------------------------------------------------------------------------------------------
 2006       0.04%         $85,706,327        252      2.35%      $19,552,485     42          0.39%            $105,258,812
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%             $ -             0       0.00%          $ -          0          0.00%                $ -
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 1,694,450         9       0.48%          $ -          0          0.00%            $ 1,694,450
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 2,418,787        10       0.33%          $ -          0          0.00%            $ 2,418,787
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 3,718,128        16       0.40%          $ -          0          0.00%            $ 3,718,128
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 5,759,362        26       0.53%          $ -          0          0.00%            $ 5,759,362
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 6,890,578        30       0.51%          $ -          0          0.00%            $ 6,890,578
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 9,691,947        43       0.64%       $ 305,000       1          0.01%            $ 9,996,947
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $ 8,388,582        34       0.46%       $ 305,000       1          0.01%            $ 8,693,582
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $14,271,900        57       0.69%          $ -          0          0.00%            $ 14,271,900
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.01%         $20,907,727        71       0.79%          $ -          0          0.00%            $ 20,907,727
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.02%         $21,677,240        81       0.85%          $ -          0          0.00%            $ 21,677,240
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.03%         $19,979,840        79       0.77%       $ 412,000       1          0.01%            $ 20,391,840
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.03%         $22,281,824        84       0.83%      $ 1,783,697      5          0.05%            $ 24,065,521
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.02%         $28,439,955        107      1.08%      $ 1,437,697      5          0.05%            $ 29,877,652
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.02%         $19,785,485        72       0.74%      $ 1,961,598      8          0.08%            $ 21,747,083
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.01%         $25,765,117        92       0.97%      $ 3,150,413     12          0.13%            $ 28,915,530
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.02%         $26,845,008        107      1.15%      $ 3,493,676     10          0.11%            $ 30,338,684
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.00%         $25,335,278        102      1.12%      $ 3,313,270      9          0.10%            $ 28,648,548
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.03%         $33,208,833        124      1.38%      $ 4,233,072     15          0.17%            $ 37,441,905
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.03%         $35,297,175        117      1.33%      $ 5,730,319     21          0.24%            $ 41,027,494
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.05%         $37,317,964        132      1.52%      $ 7,448,876     25          0.29%            $ 44,766,840
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.05%         $43,719,258        155      1.82%      $ 9,126,710     31          0.36%            $ 52,845,968
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.07%         $45,181,253        166      1.99%      $10,214,299     34          0.41%            $ 55,395,552
------------------------------------------------------------------------------------------------------------------------------------
 2005       0.10%         $50,192,965        185      2.26%      $12,688,670     39          0.48%            $ 62,881,635
------------------------------------------------------------------------------------------------------------------------------------
 2004        N/A              N/A            N/A       N/A           N/A         N/A          N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
 2004        N/A              N/A            N/A       N/A           N/A         N/A          N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
 2004        N/A              N/A            N/A       N/A           N/A         N/A          N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
 2004        N/A              N/A            N/A       N/A           N/A         N/A          N/A                 N/A
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%             $ -             0       0.00%          $ -          0          0.00%                $ -
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%             $ -             0       0.00%          $ -          0          0.00%                $ -
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%          $ 279,500          1       0.14%          $ -          0          0.00%             $ 279,500
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 1,645,000         7       0.43%          $ -          0          0.00%            $ 1,645,000
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 1,760,663         9       0.32%          $ -          0          0.00%            $ 1,760,663
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 6,380,360        24       0.61%          $ -          0          0.00%            $ 6,380,360
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 6,470,045        28       0.56%          $ -          0          0.00%            $ 6,470,045
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 6,655,737        36       0.59%          $ -          0          0.00%            $ 6,655,737
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $10,753,667        50       0.83%          $ -          0          0.00%            $ 10,753,667
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $13,186,700        56       0.95%          $ -          0          0.00%            $ 13,186,700
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 6,630,556        28       0.48%          $ -          0          0.00%            $ 6,630,556
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 8,405,867        39       0.69%          $ -          0          0.00%            $ 8,405,867
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.02%         $ 9,844,741        41       0.74%       $ 219,075       1          0.02%            $ 10,063,816
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.02%         $ 9,281,237        41       0.76%       $ 219,075       1          0.02%            $ 9,500,312
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.02%         $11,950,007        50       0.96%      $ 1,598,378      3          0.06%            $ 13,548,385
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.02%         $12,406,839        51       1.02%      $ 1,598,378      3          0.06%            $ 14,005,217
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.02%         $10,278,116        45       0.93%      $ 1,081,440      3          0.06%            $ 11,359,556
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.04%         $14,221,930        62       1.32%      $ 1,317,440      4          0.08%            $ 15,539,370
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.09%         $18,253,973        78       1.71%      $ 1,067,875      4          0.09%            $ 19,321,848
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.07%         $13,173,485        55       1.24%      $ 1,635,841      7          0.16%            $ 14,809,326
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.07%         $12,124,743        54       1.24%      $ 1,864,275      8          0.18%            $ 13,989,018
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.05%         $14,832,307        60       1.41%      $ 2,108,783     10          0.23%            $ 16,941,090
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.07%         $ 9,238,240        44       1.06%      $ 1,684,067      7          0.17%            $ 10,922,307
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.12%         $14,047,790        62       1.53%      $ 1,570,475      8          0.20%            $ 15,618,265
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.10%         $10,477,319        52       1.31%      $ 1,707,607     10          0.25%            $ 12,184,926
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.00%         $ 9,483,842        38       0.99%      $ 1,973,168     13          0.34%            $ 11,457,010
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.24%         $12,243,058        53       1.40%      $ 2,404,849     13          0.34%            $ 14,647,907
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.19%         $13,140,797        57       1.55%      $ 2,152,263     12          0.33%            $ 15,293,060
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.11%         $13,532,290        52       1.45%      $ 3,298,016     17          0.47%            $ 16,830,306
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.11%         $11,980,171        51       1.46%      $ 3,571,653     16          0.46%            $ 15,551,824
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.15%         $14,999,143        68       1.99%      $ 3,499,992     15          0.44%            $ 18,499,135
------------------------------------------------------------------------------------------------------------------------------------
 2004       0.12%         $15,888,629        71       2.13%      $ 3,871,225     17          0.51%            $ 19,759,854
------------------------------------------------------------------------------------------------------------------------------------





NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004



------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
                Gross Delinquency                      Active Grant Total                       FC Completed          Released
          -------------------------     ----------------------------------------    ------------------------     ------------------
Vintage     # Of       % Of                             # Of           % Of          # Of          % Of           # Of
  Year     Accounts    Count            Balance        Accounts         Count       Accounts       Count        Accounts
---------------------------------------------------------------------------------------------------------------------------------
2006          2          0.22%         $ 265,769,521        900          100.00%           0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2006         14          0.86%         $ 472,835,830       1,627         99.69%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2006         17          0.68%         $ 731,697,579       2,495         98.73%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2006         32          0.92%         $1,026,453,235      3,468         98.10%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2006         40          0.85%         $1,408,771,104      4,730         97.57%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2006         67          1.15%         $1,737,135,456      5,844         96.82%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2006         99          1.43%         $2,066,838,183      6,935         96.32%            0          0.00%          2
---------------------------------------------------------------------------------------------------------------------------------
2006         105         1.34%         $2,349,018,732      7,845         95.53%            0          0.00%          7
---------------------------------------------------------------------------------------------------------------------------------
2006         143         1.66%         $2,588,983,355      8,627         94.67%            0          0.00%         13
---------------------------------------------------------------------------------------------------------------------------------
2006         205         2.19%         $2,826,695,200      9,348         93.66%            0          0.00%         25
---------------------------------------------------------------------------------------------------------------------------------
2006         243         2.44%         $3,016,731,098      9,955         92.77%            0          0.00%         30
---------------------------------------------------------------------------------------------------------------------------------
2006         294         2.74%         $3,260,613,390      10,733        92.10%            0          0.00%         33
---------------------------------------------------------------------------------------------------------------------------------
2005          0          0.00%         $ 207,529,025        935          99.89%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2005          9          0.48%         $ 414,361,183       1,878         99.58%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2005         10          0.33%         $ 659,996,844       2,988         98.94%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2005         16          0.40%         $ 895,868,733       4,022         98.36%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2005         26          0.53%         $1,095,779,589      4,883         97.54%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2005         30          0.51%         $1,322,369,708      5,851         96.31%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2005         44          0.66%         $1,529,860,192      6,670         95.42%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2005         35          0.47%         $1,730,877,447      7,440         94.27%            0          0.00%          1
---------------------------------------------------------------------------------------------------------------------------------
2005         57          0.69%         $1,927,797,575      8,211         93.30%            0          0.00%          2
---------------------------------------------------------------------------------------------------------------------------------
2005         71          0.79%         $2,128,482,710      8,950         92.26%            0          0.00%          3
---------------------------------------------------------------------------------------------------------------------------------
2005         81          0.85%         $2,272,866,190      9,481         91.30%            0          0.00%          7
---------------------------------------------------------------------------------------------------------------------------------
2005         80          0.78%         $2,480,708,581      10,206        90.48%            0          0.00%         12
---------------------------------------------------------------------------------------------------------------------------------
2005         89          0.88%         $2,447,009,125      10,076        89.33%            0          0.00%         12
---------------------------------------------------------------------------------------------------------------------------------
2005         112         1.13%         $2,405,331,556      9,904         87.80%            0          0.00%         14
---------------------------------------------------------------------------------------------------------------------------------
2005         80          0.83%         $2,352,964,196      9,690         85.90%            0          0.00%         19
---------------------------------------------------------------------------------------------------------------------------------
2005         104         1.09%         $2,308,972,298      9,527         84.46%            0          0.00%         19
---------------------------------------------------------------------------------------------------------------------------------
2005         117         1.25%         $2,260,311,689      9,332         82.73%            0          0.00%         21
---------------------------------------------------------------------------------------------------------------------------------
2005         111         1.22%         $2,208,071,577      9,132         80.96%            0          0.00%         39
---------------------------------------------------------------------------------------------------------------------------------
2005         139         1.55%         $2,170,892,109      8,972         79.54%            1          0.01%         42
---------------------------------------------------------------------------------------------------------------------------------
2005         138         1.57%         $2,131,122,264      8,807         78.08%            2          0.02%         43
---------------------------------------------------------------------------------------------------------------------------------
2005         157         1.81%         $2,091,859,650      8,658         76.76%            2          0.02%         49
---------------------------------------------------------------------------------------------------------------------------------
2005         186         2.19%         $2,056,013,564      8,512         75.46%            2          0.02%         52
---------------------------------------------------------------------------------------------------------------------------------
2005         200         2.39%         $2,017,703,894      8,354         74.06%            3          0.03%         54
---------------------------------------------------------------------------------------------------------------------------------
2005         224         2.73%         $1,980,813,403      8,203         72.72%            3          0.03%         58
---------------------------------------------------------------------------------------------------------------------------------
2004         N/A          N/A               N/A             N/A            N/A            N/A          N/A          N/A
---------------------------------------------------------------------------------------------------------------------------------
2004         N/A          N/A               N/A             N/A            N/A            N/A          N/A          N/A
---------------------------------------------------------------------------------------------------------------------------------
2004         N/A          N/A               N/A             N/A            N/A            N/A          N/A          N/A
---------------------------------------------------------------------------------------------------------------------------------
2004         N/A          N/A               N/A             N/A            N/A            N/A          N/A          N/A
---------------------------------------------------------------------------------------------------------------------------------
2004          0          0.00%          $ 2,116,670          8           100.00%           0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2004          0          0.00%          $ 51,595,263        233          99.57%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2004          1          0.14%         $ 156,654,476        738          99.33%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2004          7          0.43%         $ 353,340,671       1,628         99.21%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2004          9          0.32%         $ 614,446,887       2,830         98.71%            0          0.00%          0
---------------------------------------------------------------------------------------------------------------------------------
2004         24          0.61%         $ 857,605,749       3,946         98.09%            0          0.00%          2
---------------------------------------------------------------------------------------------------------------------------------
2004         28          0.56%         $1,081,867,513      4,965         97.60%            0          0.00%          2
---------------------------------------------------------------------------------------------------------------------------------
2004         36          0.59%         $1,325,745,996      6,072         97.00%            0          0.00%          2
---------------------------------------------------------------------------------------------------------------------------------
2004         50          0.83%         $1,309,930,736      6,008         95.97%            0          0.00%          4
---------------------------------------------------------------------------------------------------------------------------------
2004         56          0.95%         $1,290,073,893      5,925         94.65%            0          0.00%          4
---------------------------------------------------------------------------------------------------------------------------------
2004         28          0.48%         $1,253,477,993      5,788         92.46%            0          0.00%          9
---------------------------------------------------------------------------------------------------------------------------------
2004         39          0.69%         $1,223,952,755      5,670         90.58%            0          0.00%          9
---------------------------------------------------------------------------------------------------------------------------------
2004         42          0.76%         $1,192,914,909      5,542         88.53%            0          0.00%          9
---------------------------------------------------------------------------------------------------------------------------------
2004         42          0.78%         $1,151,999,808      5,361         85.64%            0          0.00%         21
---------------------------------------------------------------------------------------------------------------------------------
2004         53          1.02%         $1,111,678,492      5,197         83.02%            0          0.00%         21
---------------------------------------------------------------------------------------------------------------------------------
2004         54          1.08%         $1,069,123,661      5,017         80.14%            0          0.00%         22
---------------------------------------------------------------------------------------------------------------------------------
2004         48          0.99%         $1,032,051,505      4,851         77.49%            0          0.00%         28
---------------------------------------------------------------------------------------------------------------------------------
2004         66          1.40%         $1,002,291,527      4,707         75.19%            0          0.00%         29
---------------------------------------------------------------------------------------------------------------------------------
2004         82          1.80%         $ 967,436,544       4,566         72.94%            0          0.00%         32
---------------------------------------------------------------------------------------------------------------------------------
2004         62          1.40%         $ 939,510,383       4,442         70.96%            0          0.00%         32
---------------------------------------------------------------------------------------------------------------------------------
2004         62          1.43%         $ 917,823,414       4,350         69.49%            0          0.00%         37
---------------------------------------------------------------------------------------------------------------------------------
2004         70          1.64%         $ 898,430,707       4,264         68.12%            0          0.00%         40
---------------------------------------------------------------------------------------------------------------------------------
2004         51          1.23%         $ 870,967,249       4,139         66.12%            1          0.02%         41
---------------------------------------------------------------------------------------------------------------------------------
2004         70          1.73%         $ 846,651,931       4,041         64.55%            2          0.03%         41
---------------------------------------------------------------------------------------------------------------------------------
2004         62          1.57%         $ 827,432,833       3,956         63.19%            2          0.03%         41
---------------------------------------------------------------------------------------------------------------------------------
2004         51          1.33%         $ 805,428,510       3,847         61.45%            2          0.03%         48
---------------------------------------------------------------------------------------------------------------------------------
2004         66          1.75%         $ 790,375,776       3,779         60.37%            2          0.03%         43
---------------------------------------------------------------------------------------------------------------------------------
2004         69          1.88%         $ 768,773,379       3,673         58.67%            3          0.05%         45
---------------------------------------------------------------------------------------------------------------------------------
2004         69          1.92%         $ 754,412,043       3,598         57.48%            3          0.05%         48
---------------------------------------------------------------------------------------------------------------------------------
2004         67          1.91%         $ 733,421,602       3,501         55.93%            3          0.05%         49
---------------------------------------------------------------------------------------------------------------------------------
2004         83          2.43%         $ 713,638,933       3,413         54.52%            3          0.05%         53
---------------------------------------------------------------------------------------------------------------------------------
2004         88          2.64%         $ 697,056,460       3,338         53.32%            4          0.06%         53
---------------------------------------------------------------------------------------------------------------------------------



NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004


------------------------------------------------------------------------------------------------------------------------------------
Product
Characteristics                                           Current Product Characteristics
--------------- --------------------------------------------------------------------------------------------------------------------
           Released        Paid in Full             Prepay Information                                Loss Information
          ---------    ------------------      -----------------------    ---------------------------------------------------------
                                               Conditional
Vintage    % Of        # Of          % Of      Prepayment     Pool        Monthly     Cumulative        Monthly
 Year      Count      Accounts       Count         Rate       Factor      Net Loss      Net Loss        Severity
----------------------------------------------------------------------------------------------------------------------------------
2006         0.00%         0            0.00%      0.00%        100.00%        $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.00%         5            0.31%      5.51%        99.70%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.00%         32           1.27%     12.18%        98.88%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.03%         66           1.87%     13.29%        98.23%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.02%        117           2.41%     15.41%        97.67%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.02%        191           3.16%     18.20%        96.75%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.03%        263           3.65%     16.30%        96.05%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.09%        360           4.38%     15.56%        95.18%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.14%        473           5.19%     16.42%        94.14%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.25%        608           6.09%     18.32%        92.95%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.28%        746           6.95%     19.01%        91.88%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2006         0.28%        888           7.62%     18.62%        91.04%         $ -              $ -         0%
------------------------------------------------------------------------------------------------------------------------
2005         0.00%         1            0.11%      0.00%        99.90%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.00%         8            0.42%      8.19%        99.59%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.00%         32           1.06%     14.27%        98.82%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.00%         67           1.64%     15.56%        98.09%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.02%        122           2.44%     16.69%        97.19%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.02%        223           3.67%     25.24%        95.77%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.01%        319           4.56%     19.08%        94.93%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.01%        451           5.71%     23.71%        93.70%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.02%        588           6.68%     21.87%        92.66%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.03%        748           7.71%     22.10%        91.67%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.07%        897           8.64%     19.92%        90.66%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.11%       1,062          9.41%     19.05%        90.00%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.11%       1,192          10.57%     0.00%        88.78%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.12%       1,362          12.07%    18.43%        87.27%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.17%       1,571          13.93%    22.30%        85.37%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.17%       1,734          15.37%    20.18%        83.77%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.19%       1,927          17.08%    22.33%        82.01%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.35%       2,109          18.70%    22.27%        80.11%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.37%       2,265          20.08%    17.82%        78.76%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.38%       2,428          21.52%    19.63%        77.32%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.43%       2,571          22.79%    18.70%        75.89%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.46%       2,714          24.06%    18.28%        74.59%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.48%       2,869          25.43%    20.12%        73.20%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2005         0.51%       3,016          26.74%    19.40%        71.87%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004          N/A         N/A            N/A        N/A           N/A          N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004          N/A         N/A            N/A        N/A           N/A          N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004          N/A         N/A            N/A        N/A           N/A          N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004          N/A         N/A            N/A        N/A           N/A          N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.00%         0            0.00%      0.00%        100.00%        N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.00%         1            0.43%      0.00%        99.08%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.00%         5            0.67%     14.44%        99.17%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.00%         13           0.79%     11.90%        99.13%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.00%         37           1.29%     13.80%        98.55%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.05%         75           1.86%     16.13%        97.79%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.04%        120           2.36%     15.85%        97.14%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.03%        186           2.97%     15.39%        96.51%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.06%        248           3.96%     13.12%        95.36%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.06%        331           5.29%     16.54%        93.91%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.14%        463           7.40%     28.28%        91.25%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.14%        581           9.28%     24.67%        89.10%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.14%        709           11.33%    26.33%        86.84%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.34%        878           14.03%    32.78%        83.86%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.34%       1,042          16.65%    34.61%        80.92%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.35%       1,221          19.50%    37.09%        77.83%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.45%       1,381          22.06%    32.66%        75.13%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.46%       1,524          24.35%    29.38%        72.96%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.51%       1,662          26.55%    33.81%        70.42%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.51%       1,786          28.53%    29.43%        68.39%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.59%       1,873          29.92%     0.00%        66.81%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.64%       1,956          31.25%    21.64%        65.40%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.65%       2,079          33.21%    30.75%        63.40%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.65%       2,176          34.76%    28.49%        61.63%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.65%       2,261          36.12%    23.84%        60.23%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.77%       2,363          37.75%    25.74%        58.63%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.69%       2,436          38.91%    21.25%        57.53%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.72%       2,539          40.56%    27.50%        55.96%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.77%       2,611          41.71%    19.40%        54.92%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.78%       2,707          43.24%    28.43%        53.39%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.85%       2,791          44.58%    26.56%        51.95%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------
2004         0.85%       2,865          45.77%    24.52%        50.74%         N/A              N/A         N/A
------------------------------------------------------------------------------------------------------------------------





NOTES:
  LOSS DATA NOT AVAILABLE FOR VINTAGES PRIOR TO 2006.
  ALT A ARM PRODUCTION COMMENCED Q2 2004




------------------------------------------------------------------------------------------------------------------------------------
Product Characteristics         Count And Balance                                       Original Product Characteristics
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      Loss Information
           ---------------------------------------------------------------------------------------------------
Vintage    Cumulative     Avg. Net Loss on    Monthly        Conditional       Loss Factor        Loss Factor
 Year      Severity         All Assets       Default Rate     Default Rate     % of Count           % of UPB
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2006          0%                $ -              0%                 0%               0%                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2005          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                N/A
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                N/A
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                N/A
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                N/A
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------
2004          N/A               N/A              N/A                N/A             N/A                0%
-----------------------------------------------------------------------------------------------------------------------


Prospectus

                         Lares Asset Securitization Inc.
                                    Depositor
                         Luminent Mortgage Capital, Inc.
                                     Sponsor
                    Mortgage-Backed Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 9 in this prospectus.

Your securities will represent obligations of the related issuing entity only and will not represent interests in or obligations of Lares Asset Securitization, Inc., the sponsor or any of their affiliates. Neither your securities nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

The Securities

Lares Asset Securitization Inc. from time to time may form separate issuing entities to issue mortgage-backed pass-through certificates or mortgage-backed notes in one or more series with one or more classes.

o Each issuance of securities will have its own series designation.
o Each class of securities will evidence either the ownership interest in the assets of an issuing entity (or some portion thereof) or a debt obligation of an issuing entity secured by the assets of that issuing entity.
o Holders of the securities will receive distributions or payments of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans and other assets in their issuing entity.
o Each class of securities may be entitled to the benefit of one or more types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement, specifically including:
     o Excess interest and overcollateralization
     o Subordination and the application of realized losses
     o Reserve funds or accounts
     o Various types of insurance policies or guarantees
     o Letters of credit
     o Derivative agreements such as guaranteed investment contracts, interest rate hedge agreements (including cap, corridor and floor agreements) and currency exchange swap agreements.
o No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each Issuing Entity and its Assets

As specified in the related prospectus supplement, each issuing entity will be established to hold assets transferred to it by Lares Asset Securitization, Inc., which will consist primarily of the following assets:

o mortgage loans secured by one- to four-family residential properties;
o mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;
o mortgage loans secured by mixed residential and commercial real estate properties;
o apartment cooperative loans; or
o closed-end or revolving home equity loans or balances secured by one- to four-family residential properties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                February 28, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS..................................................................10

   Risks Related to Prepayment and Yield......................................10
   Risks Related to the Securities............................................13
   Risks Related to Mortgage Loans............................................19

THE SPONSOR...................................................................29

THE DEPOSITOR.................................................................30

STATIC POOL INFORMATION.......................................................32

USE OF PROCEEDS...............................................................33

DESCRIPTION OF THE SECURITIES.................................................34

   General....................................................................34
   Principal and Interest Payments............................................37
   Allocation of Realized Losses..............................................39
   Optional Redemption or Termination.........................................41
   Definitive Securities......................................................41
   Book-Entry Securities and Procedures.......................................42
   Certain U.S. Federal Income Tax Documentation Requirements.................49

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS.................................52

   Maturity and Prepayment Considerations.....................................52
   Yield Considerations.......................................................53

THE ISSUING ENTITIES..........................................................55

   Assignment of Assets.......................................................55
   The Assets.................................................................56
   Mortgage Loan Information in Prospectus Supplements........................61
   Payment Provisions of the Mortgage Loans...................................62
   Substitution of Mortgage Loans.............................................62
   Pre-Funding Account........................................................64
   Other Accounts.............................................................65
   Investment of Funds........................................................65
   Cash Flow Agreements and Derivative Instruments............................67

CREDIT ENHANCEMENT............................................................70

   Subordinate Securities.....................................................70
   Overcollateralization......................................................70
   Cross-Support Provisions...................................................71
   Excess Interest............................................................71
   Letter of Credit...........................................................71
   Reserve Fund or Accounts...................................................71
   Guarantee..................................................................72
   Securities Insurance Policy................................................72
   Primary Mortgage Insurance.................................................72

   Pool Insurance.............................................................74
   Hazard Insurance Policies..................................................74
   Borrower Bankruptcy Insurance on the Assets................................76
   Fidelity Bonds and Errors and Omissions Insurance..........................77

ORIGINATION AND SALE OF ASSETS................................................78

   General....................................................................78
   Origination of the Assets and Underwriting Standards.......................78
   Qualifications of Unaffiliated Originators.................................82
   Representations and Warranties; Repurchases................................82

SERVICING OF THE ASSETS.......................................................85

   General....................................................................85
   Remittance of Payments on Mortgage Loans...................................86
   Advances...................................................................86
   Withdrawals from the Payment Account.......................................87
   Collection and Other Servicing Procedures..................................89
   Custody....................................................................90
   Interim Servicers..........................................................90
   Subservicers...............................................................91
   Maintenance of Insurance Policies; Insurance Claims and Other
     Realization upon Defaulted Mortgage Loans................................91
   Evidence as to Servicing Compliance........................................92
   Servicer Compensation......................................................93

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT, THE
    TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE........................95

   The Agreements.............................................................95
   The Trustee................................................................95
   Administration of the Issuing Entity.......................................96
   Master Servicer............................................................96
   Master Servicer Events of Default..........................................97
   Rights Upon Master Servicer Event of Default...............................98
   Servicer Events of Default.................................................99
   Rights Upon Servicer Event of Default.....................................100
   Limitation on Liability and Indemnification...............................101
   Amendment.................................................................101
   Termination...............................................................102
   Certain Terms of the Indenture............................................103
   Limitation of Suits.......................................................106
   Discharge of the Indenture................................................106

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS..................................107

   General...................................................................107
   Mortgage Loans............................................................107
   Interest in Real Property.................................................107
   Foreclosure...............................................................108
   Cooperative Loans.........................................................110
   Consumer Protection Laws with respect to Assets...........................112
   Anti-Deficiency Legislation and Other Limitations on Lenders..............113
   Servicemembers Civil Relief Act and Similar State-Enacted Legislation.....114

   Environmental Considerations..............................................115
   "Due-on Sale" Clauses.....................................................116
   Enforceability of Prepayment and Late Payment Fees........................117
   Equitable Limitations on Remedies.........................................118
   Secondary Financing; Due-on-Encumbrance Provisions........................118
   Alternative Mortgage Instruments..........................................119
   Forfeitures in Drug and RICO Proceedings..................................119

FEDERAL INCOME TAX CONSIDERATIONS............................................121

   General...................................................................122
   REMIC Certificates........................................................122
   Grantor Trusts............................................................159
   Debt Securities and Partnership Trusts....................................167
   Taxation of Debt Securityholders..........................................168
   Taxation of Owners of Partnership Securities..............................168

STATE TAX CONSIDERATIONS.....................................................175

ERISA CONSIDERATIONS.........................................................175

   General...................................................................175
   Plan Assets...............................................................175
   Possible Exemptive Relief.................................................177
   Underwriters' Exemption...................................................177
   Consultation with Counsel.................................................183
   Certain Required Representations..........................................184

LEGAL INVESTMENT CONSIDERATIONS..............................................185

PLAN OF DISTRIBUTION.........................................................188

RATINGS......................................................................188

REPORTS TO SECURITYHOLDERS...................................................189

ADDITIONAL INFORMATION.......................................................190

   Financial Information.....................................................190

LEGAL MATTERS................................................................190

INDEX OF TERMS...............................................................I-1

              Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement
              -----------------------------------------------------

     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

     o the principal amount, interest rate and authorized denominations of each class of securities;
     o  the timing and priority of interest and principal payments;
     o  statistical
        and other information about the specific assets of your issuing entity;
     o  information about credit enhancement, if any, for each class;
     o  the ratings for each class; and
     o  the method for selling your securities.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

     If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can also find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page I-1 in this prospectus.

                              SUMMARY OF PROSPECTUS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities..................... Either mortgage-backed pass-through certificates or mortgage-backed notes, which securities will be issued from time to time in series and in classes.

Originator..................... Each of the entities that originate mortgage loans or other assets that are transferred to the sponsor, either directly or indirectly, which originators may include affiliates of the sponsor.

Sponsor........................ Luminent Mortgage Capital, Inc., a Maryland
                                corporation and an affiliate of the depositor, or such other entity as specified in the related prospectus supplement which may include affiliates of the depositor, will serve as the sponsor for each series of securities and will sell the mortgage loans or other assets to the depositor.

Depositor...................... Lares Asset Securitization Inc., a Delaware
                                corporation, will act as depositor for each series of securities. The depositor will acquire the mortgage loans from the sponsor and will transfer the mortgage loans or other assets to the issuing entity. It is not expected that the depositor will have any business operations other than offering securities and related activities.

Issuing Entity................. A trust created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or a trust agreement, in connection with the issuance of notes.

Trustee/Indenture Trustee...... Each trustee or indenture trustee under the applicable pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, and named as such in the related prospectus supplement. The trustee or indenture trustee generally will be responsible under each pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the accompanying prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

                                The trustee may service securities that serve as collateral for a series of securities.

Servicer(s).................... Mortgage loans generally will be serviced by one or more servicers as identified in the
                                prospectus supplement. Each servicer will perform certain servicing functions relating to the mortgage loans or other assets serviced by it in accordance with the related pooling and servicing agreement, transfer and servicing agreement or underlying servicing agreement. A servicer's primary compensation generally will come from the periodic payment to it of a portion of the interest payment on each mortgage loan.

Master Servicer................ A master servicer may supervise the servicing of the assets of a trust for certain series. The master servicer, upon the default of a servicer, generally will assume the primary servicing responsibilities with respect to the assets serviced by a defaulting servicer or engage a successor servicer. The master servicer may be an affiliate of a servicer and/or an originator.

                                Unless otherwise specified in the related prospectus supplement, the master servicer's compensation with respect to a mortgage loan or other assets generally will come from the periodic payment to it of a portion of the interest payment on each mortgage loan or from investment earnings on various accounts, or some combination thereof. The accompanying prospectus supplement will describe the amount or formula for calculating the servicer's and master servicer's compensation in connection with the servicing of the related mortgage loans or other assets.

Assets......................... Your trust primarily may include assets of the following types:

 o  Single-Family Mortgage Loans Mortgage loans secured by mortgage liens on one- to four-family residential properties;

 o Multifamily Mortgage Loans.. Mortgage loans secured by mortgage liens on multifamily (five or more families) residential properties;

 o Apartment Cooperative Loans. Mortgage loans secured by shares issued by housing cooperatives and related leases and occupying agreements;

 o Mixed Use Mortgage Loans.... Mortgage loans secured by mortgage liens on mixed commercial/residential use properties;

 o Home Equity Loans........... Closed-end and/or revolving home equity loans or balances thereof secured by mortgage liens on one-to four-family residential properties;

Important Dates................ The following are certain significant dates and periods related to your securities;

 o Payment Date................ The business day set forth in the related prospectus supplement on which payments are made to the securityholders. In connection with the issuance of certificates, this day may be referred to as the "distribution date";

 o Servicer Remittance Date.... The business day set forth in the related prospectus supplement on which the servicer remits collections on the assets and advances, if any, to the master servicer or the trustee;

 o Determination Date.......... The business day set forth in the related prospectus supplement on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities;

 o Record Date................. Unless otherwise specified in the prospectus supplement, with respect to any payment date and fixed rate securities, the last business day of the month preceding such payment date. With respect to any payment date and floating rate securities, the business day preceding such payment date;

 o Accrual Period.............. Unless otherwise specified in the prospectus supplement, with respect to any payment date and fixed rate securities, the calendar month preceding such payment date, and with respect to any payment date and floating rate securities, the period from the preceding payment date through the calendar day preceding such payment date;

 o Due Period.................. Unless otherwise specified in the prospectus supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs; and

 o Prepayment Period........... As specified in the related prospectus supplement, either the calendar month preceding the calendar month in which the payment date occurs, or a period beginning in the middle of the previous calendar month and ending in the middle of the calendar month in which the payment date occurs, or some combination with respect to full and partial prepayments.

Credit Enhancement............. If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets may be provided to one or more classes of securities in the form of excess interest or overcollateralization, and/or the subordination of one or more other classes of securities of such series. In addition, credit enhancement may include non-mortgage assets, such as a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or certain financial instruments or another type of credit enhancement identified in this prospectus, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. See "Risk Factors--Risks Related to the Securities--Credit enhancement may not cover all losses on your securities" in this prospectus.

Advances....................... A servicer may be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on assets. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to assets. Neither the depositor nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer with respect to any asset will be reimbursable generally from subsequent recoveries in respect of such asset and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the assets included in your trust. See "Servicing of the Mortgage Loans" in this prospectus.

Optional Termination or
Redemption..................... If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets of your issuing entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the principal amount of a specified class or classes of securities to a specified percentage or amount, or on and after a date specified in such prospectus supplement, the party specified in such prospectus supplement will solicit bids for the purchase of all of the assets of the related trust, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the sponsor, the trustee, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more "real estate mortgage investment conduits," any optional termination or redemption will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)
                                (4)(A) of the Internal Revenue Code of 1986, as amended. See "Risk Factors--Risks Related to the Securities--Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities" and "Description of the Securities--Optional Redemption or Termination" in this prospectus.

Substitution of Mortgage
Loans.......................... Provided the mortgage loans meet certain requirements, within three months of the settlement date or as otherwise specified in the related prospectus supplement, the depositor or the sponsor may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in your issuing entity. Only like-kind collateral may be substituted. In addition, if stated in the related prospectus supplement, if the sponsor or depositor discovers or receives notice of any material breach of its representations and warranties relating to a mortgage loan which breach adversely affects the securityholders, within two years of the date of the initial issuance of the securities, or other period as may be specified in the related prospectus supplement, the sponsor or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan.

Optional Repurchase............ If so provided in the related prospectus supplement, the depositor or sponsor may repurchase, or substitute for, a limited number of mortgage loans under circumstances described in the related prospectus supplement. In addition, the sponsor or an affiliate or originator may direct the Servicer in connection with the foreclosure of delinquent mortgage loans, including the repurchase by it of delinquent mortgage loans.

Book-Entry Securities.......... If so provided in the related prospectus supplement, one or more classes of the
                                securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person's interest except in the event that definitive securities or notes, as applicable, are issued under the limited circumstances described herein. See "Risk Factors--Risks Related to the Securities- -Book-Entry registration may affect the liquidity of your securities" and "Description of the Securities--Book-Entry Procedures and Definitive securities" in this prospectus.

Tax Status of the Securities... The federal income tax consequences to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs (as defined in this prospectus) under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The prospectus supplement for each series of securities will specify whether such an election will be made. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See "Federal Income Tax Considerations--General" in this prospectus.

                                   o If an election is made to treat all or a portion of the issuing entity relating to a series of securities as one or more REMICs, each class of securities of such series generally will constitute, in whole or in part, "regular interests" in a REMIC or the "residual interest" in a REMIC.

                                   o A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a prorata undivided interest in each of the assets of the issuing entity.

                                   o  If notes are issued by an owner trust,
                                      such notes generally will be treated as
                                      indebtedness for federal income tax
                                      purposes.

                                   o  If an issuing entity is classified as a
                                      partnership for federal income tax
                                      purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable owner trust agreement are complied with and the statutory and regulatory requirements are satisfied.

                                If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

                                The federal income tax considerations for investors associated with the purchase, ownership and disposition of the securities are set forth in this prospectus under "Federal Income Tax Considerations." The federal income tax considerations for investors associated with the purchase, ownership and disposition of the securities offered pursuant to this prospectus and the related prospectus supplement will be set forth under the heading "Federal Income Tax Considerations" in the related prospectus supplement. See "Federal Income Tax Considerations" in this prospectus.

ERISA Considerations........... A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code or any federal, state or local law that is substantially similar to the foregoing provisions of ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, the Code or similar law.
                                See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment............... The prospectus supplement will specify which, if any, of the classes of offered securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Securities designated as qualifying as "mortgage related securities" will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                Classes of securities that qualify as "mortgage related securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See "Legal Investment Considerations" in this prospectus and in the related prospectus supplement.

Ratings........................ It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                                  RISK FACTORS

     An investment in the securities involves significant risks. You should consider the following information and the information under the caption "Risk Factors" in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

     The timing and amount of prepayments on the assets may reduce your yield to maturity.

     Prepayment
     ----------

     Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

               o the extent of prepayments on the underlying mortgage loans in your issuing entity;

               o how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement;

               o if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option;

               o the rate and timing of payment defaults and losses on the mortgage loans in your issuing entity;

               o the extent to which amounts in any pre-funding account have not been used to purchase additional mortgage loans for your issuing entity; and

               o repurchases of mortgage loans in your issuing entity as a result of material breaches of representations and warranties made by the depositor, the originator, the servicer or the sponsor.

     The mortgage loans included in your issuing entity generally may be prepaid at any time, although sometimes only with a prepayment penalty. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the mortgage loans in your issuing entity are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay. If the mortgage loans in your issuing entity are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal available to reinvest and by having your investment dollars remain invested in the securities for a longer than expected period.

     Yield
     -----

     In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities' sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

     The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.

     The difference between end of the accrual period and the related payment date may reduce the effective yield of your securities.

     Interest payable on the securities on any payment date will include all interest accrued during the related accrual period. The accompanying prospectus supplement will specify the accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated coupon rate.

     The overcollateralization provisions of the offered securities, if any, will affect the yields to maturity of the offered securities.

     If a particular series involves overcollateralization, that will affect the weighted average lives of the offered securities and consequently the yields to maturity of the offered securities. If the overcollateralization level is reduced below the required level due to realized losses on the mortgage loans, any payments to the securities to maintain overcollateralization would have the effect of reducing the weighted average lives of the offered securities. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal on the offered securities in order to restore or maintain the required amount of overcollateralization.

     Timing of prepayments on the mortgage loans may result in interest shortfalls on the securities.

     When a mortgage loan is prepaid in full, the underlying obligor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When an asset is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are paid to securityholders. To partially mitigate this reduction in yield, the pooling and servicing agreement or transfer and servicing agreement relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each payment date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the payment date resulting from those principal prepayments by borrowers and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the payment date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of securities as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any assets. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate securityholders or any other credit support arrangements described in this prospectus.

     The interest rates or pass-through rates on the offered securities may be capped depending on movements of the indices on the mortgage loans.

     The adjustable rate mortgage loans for a series may have interest rates that adjust at different times or adjust based on an index other than the index that is used to determine the pass-through rates on the offered securities. In a rising interest rate environment, the interest rates on the offered securities may rise before the interest rates on the adjustable rate mortgage loans. Even if all the indices move in the same direction, one index may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

     In addition, in any of these interest rate environments, the interest rates or pass-through rates on the offered securities may be limited by the available funds rate or the weighted average adjusted net asset rate or available funds rate described in the related prospectus supplement. Any shortfalls arising from the application of the available funds rate or the weighted average adjusted net asset rate or available funds rate or "basis risk shortfalls," respectively, will be carried over as described in the related prospectus supplement with accrued interest at the then-applicable pass-through rate (computed without regard to the weighted average adjusted net asset rate or available funds rate) and paid to the extent of excess cashflow available therefor on later distribution dates.

     To provide limited protection to the offered securities, the issuing entity may enter into a cap or other agreement that may provide additional funds to pay the offered securities. However, we can give you no assurance that amounts, if any, received under such agreements will be adequate to protect the offered securities against interest shortfalls because (a) such agreement will generally provide for payments based upon a specified pass-through rate of the offered securities and (b) the amount paid under such agreement will be calculated based on a notional amount that may be less than the aggregate scheduled principal balance of the mortgage loans. In addition, any such agreement may terminate after the distribution date specified in the related prospectus supplement and the issuing entity will not receive any further cap payments thereafter.

Risks Related to the Securities

     Limited liquidity for securities may affect your ability to resell your securities.

     The liquidity of your securities may be limited. You should consider that:

     o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the securities of any series;

     o the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in those securities, but no underwriter will be obligated to do so; and

     o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

     As a result, you may not be able to sell your securities or you may not be able to sell your securities at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk (such as securities that receive only payments of principal or interest or subordinate securities), or that have been structured to meet the investment requirements of limited categories of investors.

     An investment in the offered securities may not be appropriate for some investors.

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of securities, certain securities of a series may not be an appropriate investment for you. This may be the case because, among other things:

     o if you purchase your securities at a price other than par, your yield to maturity will be especially sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of securities. Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate as high as the applicable interest rate or your expected yield;

     o a secondary market for the securities may not develop or provide you with liquidity of investment; and

     o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     Book-entry registration may affect the liquidity of your securities.

     Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository Trust Company ("DTC"), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

     The assets of your issuing entity are the only source of payments for your securities.

     Your securities will be payable solely from the assets of your issuing entity (or a portion thereof), including any specified credit enhancement, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Unless otherwise provided in the related prospectus supplement, your securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the servicer, the originator, any of their affiliates, or any other person.

     Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

     Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, the sponsor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.

         In addition, certain amounts remaining in certain funds or accounts, including the Payment or Distribution Account, the Custodial Account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

     Certain transaction participants are entitled to indemnification for costs and expenses prior to payment on the offered securities.

     Certain transaction participants are entitled to indemnification for costs and expenses incurred by them with respect to the trust and the assets prior to the payment of any amounts on the offered securities. Any such payments could result in a reduction of payments made on the offered securities.

     If amounts in any pre-funding account are not used to purchase assets, you may receive a prepayment on the related securities.

     The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be paid as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

     Credit enhancement may not cover all losses on your securities.

     Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

     An issuing entity may include one or more financial instruments, such as guaranteed investment contracts, interest rate hedge agreements, currency exchange hedge agreements, letters of credit, guarantees and insurance, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

     The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities or the application of realized losses to such class, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

     A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses or prepayments on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the sponsor, the master servicer, the originator, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

     Losses on the mortgage loans may have a greater impact on holders of subordinate securities.

     The rights of subordinate securityholders to receive payments to which they would otherwise be entitled with respect to the mortgage loans will be subordinate to the rights of the servicer, master servicer and the trustee, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

     The yields on the subordinate securities may be extremely sensitive to the loss experience of the mortgage loans in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

     The subordination of other classes to your class may not protect you from all losses.

     The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

     You may experience delays or reductions of payments on your securities if the transfer of assets to your issuing entity is not considered a sale in the event of bankruptcy.

     In an offering of certificates, it is expected that the sponsor and the depositor will treat each conveyance of assets by the sponsor to the depositor and by the depositor to the issuing entity, as a sale of those assets. In an offering of notes, the sponsor may treat the overall transaction as a financing for accounting purposes, in which case the transfer of assets by the sponsor to the depositor or, in the case of subsequently conveyed assets, the issuing entity, nevertheless will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness. In each case, the depositor will treat each conveyance of assets from the depositor to the issuing entity as a sale of those assets.

     Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the issuing entity as a sale for contractual and legal purposes, in the event that the sponsor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the sponsor secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the issuing entity to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

     Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.

     Your issuing entity may be subject to optional termination prior to the stated maturity of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your issuing entity or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.

     If one or more REMIC elections are made for your issuing entity, then your issuing entity also may be terminated and your securities retired upon a determination; however, any such optional termination or redemption will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

     The termination of your issuing entity and the early retirement of securities may adversely affect your yield.

     There is a possibility that, upon an optional termination of the issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

     Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

     Certain certificates may have adverse tax consequences.

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receipt of the related cash payments.

     In addition, if an election is made to treat your issuing entity, or one or more segregated pools of assets, as one or more REMICs, holders of the related REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Considerations" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder's share of a REMIC's taxable income may be treated as excess inclusion income to the holder, which:

        o generally, will not be subject to offset by losses from other activities;

        o for a tax-exempt holder, will be treated as unrelated business taxable income; and

        o for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See "Federal Income Tax Considerations" in this prospectus.

     ERISA plans that invest in the securities must follow technical benefit plan regulations.

     If you are buying the securities on behalf of or with the assets of an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law that is substantially similar to ERISA or the Code, special rules apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See "ERISA Considerations" in this prospectus.

     The ratings provided by the rating agencies do not purport to address all risks contained in your investment.

     Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not downgrade, withdraw or qualify its rating in the future. The rating agency could downgrade, withdraw or qualify its rating due to:

          o any decrease in the adequacy of the value or payment performance of the underlying assets or any related credit enhancement; or

          o any adverse change in the financial or other condition of any credit enhancement provider.

     In the event any rating is downgraded, withdrawn, or qualified the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Mortgage Loans

     The payment performance of your securities will relate to the payment performance of your mortgage loans, and certain types of mortgage loans may involve greater risks of loss.

     Certain mortgage loans may have a greater likelihood of delinquency, foreclosure and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your issuing entity, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with certain types of mortgage loans that may be included in your issuing entity.

     Negatively Amortizing Loans
     ---------------------------

     Some mortgage loans may be subject to negative amortization, if the borrower (or someone else on his or her behalf) is not obligated to pay the entire amount of accrued interest in a month. This could occur with respect to a mortgage loan where the interest rate is adjusted monthly or more often than the payment amount. In addition, the adjustment of the payment amount could be subject to caps not applicable to interest rate adjustments. In such event, the amount of accrued and unpaid interest is added to the principal amount of the mortgage loan. Although there will typically be limitations on the amount of negative amortization on any mortgage loan, the principal balance of a mortgage loan could be increased to an amount in excess of the value of the underlying mortgaged property. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans, and resultant losses are not covered by credit support, you could suffer a loss on your securities.

     Buydown Mortgage Loans
     ----------------------

     Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the sponsor of the mortgaged property or another source and placed in a custodial account, together with investment earnings. Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower's portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, you could suffer a loss on your securities.

     Balloon Loans
     -------------

     Certain mortgage loans may not be fully amortizing--or may not amortize at all--over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower's equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

     Interest-Only Loans
     -------------------

     The mortgage loans owned by an issuing entity may have interest-only periods. During this period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan's scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered certificates may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

     The scheduled monthly payment on mortgage loans with an initial interest-only period will increase substantially after the expiration of such period, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any realized losses, to the extent not covered by credit enhancement, may be allocated to the securities in reduction of their respective principal balances as described in the related prospectus supplement.

     Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. A general decline in housing prices where the related mortgaged property is located could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

     The presence of these mortgage loans will, absent other considerations such as increased prepayments resulting from refinancings, result in longer weighted average lives of the securities than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered security at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a mortgage as a disincentive to prepayment during that period.

     Adjustable Rate Mortgage Loans
     ------------------------------

     The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower's monthly payment may change. If it does, a borrower may be unable to continue to pay the mortgage loan as interest rates rise. If the monthly payment does not adjust, the payment amount may be insufficient to pay the interest due, resulting in negative amortization. In either case, borrowers with adjustable rate mortgage loans may be more likely to default on their obligations than borrowers with mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

     Junior Liens
     ------------

     Some of the assets serving as collateral for your series of securities may be secured by junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.

     Hybrid Mortgage Loans
     ---------------------

     The mortgage loans included in an issuing entity may be hybrid mortgage loans, which have a fixed interest rate typically for a period of up to ten years following origination, and then convert to an adjustable interest rate. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. A failure by the borrower to refinance the mortgage loan may result in delinquencies or defaults that may disrupt interest payments on the mortgage loan, and if the proceeds from the sale of the related mortgaged property are insufficient to pay the mortgage loan, realized losses may occur.

     Limited Recourse and Non-Recourse Obligations
     ---------------------------------------------

     Some or all of the mortgage loans included in your issuing entity may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

     Non-Conforming Loans
     --------------------

     Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac. Mortgage loans included in an issuing entity may conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as "jumbo" loans. In addition, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or Freddie Mac. Also, other loan characteristics, such as loan-to-value ratio and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

     Collateral Securing Cooperative Loans May Diminish in Value

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

     Varying underwriting standards of originators may present a greater risk of loss.

     Mortgage loans included in your issuing entity will have been purchased by the depositor from one or more originators or transferors. These mortgage loans generally will have been originated in accordance with underwriting standards acceptable to the sponsor and generally described in this prospectus and in the accompanying prospectus supplement. However, in some cases, particularly those involving various originators, the underwriting standards used in the origination of the mortgage loans may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may mean that the performance of the pool of mortgage loans included in your issuing entity may not be as good as the performance of pools of mortgage loans included in other issuing entities, and any greater losses on the mortgage loans in your issuing entity may adversely affect the yield to maturity of your securities.

     Failure of the originator or sponsor to repurchase or replace a mortgage loan may result in losses.

     Each originator or transferor will make representations and warranties in respect of the mortgage loan sold by it. In addition, the sponsor or an affiliate will typically make limited representations and warranties with respect to the mortgage loans. In the event of a breach of an originator's, transferor's or sponsor's representations or warranties that materially and adversely affects your interests, the originator or transferor (or sponsor, in certain circumstances), will be obligated to cure the breach or repurchase or replace the mortgage loan. An originator, transferor or sponsor may not have the resources to honor its obligation to cure the breach or repurchase or replace any mortgage loan as to which such a breach of a representation or warranty arises. An originator's, transferor's or sponsor's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

     In instances where an originator, transferor or sponsor is unable or disputes its obligation to repurchase affected mortgage loans, the servicer or trustee may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage loans. A settlement could lead to losses on the mortgage loans, which would be borne by the securities. None of the depositor, the sponsor, the master servicer or the servicer will be obligated to purchase an a mortgage loan if an originator defaults on this obligation; provided, however, that the sponsor may have limited obligations to make representations and warranties with respect to the mortgage loans and to undertake repurchase obligations to the extent of a breach thereof that materially and adversely affects your interests. We cannot assure you that originators or the sponsor will carry out their repurchase obligations. A default by an originator is not a default by the depositor, the sponsor, the master servicer or the servicer, and a default by the sponsor is not a default by the depositor, the master servicer or the servicer. Any affected mortgage loan not repurchased or substituted for shall remain in your issuing entity and losses shall be allocated first to the reduction of credit support and next to the classes of securities.

     Unless otherwise specified in the related prospectus supplement, the representations and warranties of an originator or transferor in respect of a mortgage loan generally will have been made as of the date on which that originator sold the asset to the sponsor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in that asset. Since the representations and warranties of an originator or transferor do not address events that may occur following the sale of a mortgage loan by that originator or transferor, the originator's or transferor's repurchase and substitution obligation will not arise if, during the period commencing on the date of sale of a mortgage loan by that originator to the sponsor or an affiliate, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period could lead to losses that, to the extent not covered by representations and warranties made by the sponsor or by other credit enhancement, may adversely affect the yield to maturity of your securities.

     Economic downturns and the decline in the value of mortgaged properties could result in losses.

     An investment in the securities may be affected by a decline in real estate values and changes in borrowers' financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers' timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your issuing entity. If residential real estate values decline and the balances of the mortgage loans in your issuing entity exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

     Servicing transfer may result in payment delays or losses.

     If specified in the prospectus supplement for a series, the owner of the right to service the assets may transfer the servicing from the existing servicer to a successor servicer. Any servicing transfer will involve notifying borrowers to remit payments to the successor servicer, transferring physical possession of the loan files and records to the successor servicer, and entering loan and borrower data on the information management systems of the successor servicer. Such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on assets are likely to temporarily increase, and may increase significantly, during the transition to a successor servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults, and losses on assets at least until all of the related borrowers are informed of such transfer, the successor servicer has received all of the related loan files and records, and all relevant data has been entered on the successor servicer's management information systems. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults, or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in transfer of servicing may result in increased delinquencies, defaults

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

and losses on the assets. To the extent that any such loss is not otherwise covered by the credit support, securityholders will experience a loss on their securities.

     Following the occurrence of a servicer event of default under a pooling and servicing agreement or transfer and servicing agreement, the trustee or master servicer for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer, as applicable, and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or other parties will be entitled to reimbursement of their costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related issuing entity if the predecessor fails to pay. In the event that such reimbursement is made from the issuing entity, the resulting shortfall will be borne by holders of the related securities, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, borrowers of the related assets may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

     Consumer protection laws may adversely affect your issuing entity's assets.

    The mortgage loans in your issuing entity may be subject to federal and state laws relating to the origination and underwriting of loans. These laws

          o require certain disclosures to prospective borrowers regarding the terms of the loans;

          o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

          o regulate the use and reporting of information related to the borrower's credit experience; and

          o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The mortgage loans may also be subject to federal laws that impose additional disclosure requirements on lenders with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the issuing entity, as assignee of the lender, would generally be subject to all claims and defenses that the borrower could assert against the lender, including the right to rescind the loan.

     If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The issuing entity also could be subject to damages and administrative enforcement.

     The failure to comply with consumer protection laws may create liabilities for your issuing entity.

     A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your issuing entity. These liabilities could include a reduction in the amount payable under the mortgage loans, the inability to foreclose on the mortgaged property, or liability of your issuing entity to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your issuing entity's interest in any mortgage loan would create an obligation on the part of the originator to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator to repurchase the defective mortgage loan or pay the liability could expose your issuing entity to losses.

     In addition, some violations of consumer protection laws may subject the issuing entity to damages and administrative enforcement. If so provided in the related prospectus supplement, each originator will be required to indemnify the sponsor or an affiliate (which indemnification obligation will be assigned to the issuing entity) for any liability arising from a violation of consumer protection laws. However, the failure of an originator to pay such indemnification obligation may result in your issuing entity suffering a loss.

     Geographic concentration of mortgage loans may adversely affect the offered securities.

     The mortgage loans owned by an issuing entity may be secured by mortgaged properties located predominantly in one state or region of the United States. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

          o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

          o declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or

          o a region's economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

     A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in the southeast portion of the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

     Effects of military action.

     The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the interest rates of the assets in the trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a loan in excess of 6.0% per annum during the period of the borrower's active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered securities.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations. Any adverse impact resulting from these events could be borne by the holders of the offered securities. Neither the master servicer nor the servicer will make advances in respect of such interest shortfalls.

     State law may limit a servicer's ability to foreclose on assets in a manner that maximizes your return.

     Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property or other secured property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property or other secured property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or other secured property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any secured properties fail to provide adequate security for the related assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

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

     Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of assets with lower principal balances than of assets with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for assets with lower principal balances, as compared with the percentage recovery for assets with higher principal balances.

     The liquidation proceeds of mixed use loans may take longer to recover.

     Due to the limited market for the type of properties securing multifamily and mixed use loans, in the event of a foreclosure on such properties, we expect that it will take longer to recover proceeds from the liquidation of a property securing a multifamily or mixed use loan than it would for a loan secured by a one- to four-family dwelling.

     The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on "owners" and "operators" of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner's or operator's ability to sell the property. Mortgage loans contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent an originator does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

                                   THE SPONSOR

     Luminent Mortgage Capital, Inc. will be the sponsor of the transaction (the "sponsor"). The sponsor is a Maryland corporation which was incorporated in April 2003 and commenced operations in June 2003. Its common stock is traded on the New York Stock Exchange, or NYSE, under the trading symbol "LUM", and its headquarters and executive offices are located at 101 California St., 13th Floor, San Francisco, California 94111, Telephone: (415) 217-4500.

     The sponsor has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, and its business objective is to invest primarily in mortgage-backed securities and other mortgage-related assets, to finance its investments in the capital markets and to use the related financing to generate an attractive return on its stockholders' equity. The sponsor manages all of its mortgage-related assets.

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

     The purpose of the sponsor's asset-backed securities transactions is to use securitization as a form of long-term financing for mortgage loan assets in which the sponsor invests. The sponsor has been engaged in the securitization of mortgage loans since November 2005. Consequently, the sponsor has limited experience in securitizing mortgage loans.

     The sponsor purchases mortgage loans in which it wishes to invest from originators or others in the secondary market, directly or indirectly through its affiliates, and finances those assets for an interim period pending their securitization. The sponsor determines whether it wishes to invest in particular mortgage loan assets by analyzing the pricing, terms and credit quality of those assets, the cost and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the other information available with respect to those assets. The sponsor determines whether to securitize the mortgage loans in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset-backed securities transaction. The sponsor does not originate any of the mortgage loans that it securitizes.

     In its asset-backed securities transactions, the sponsor participates in structuring the transactions, pools the mortgage loan assets to be securitized and receives the net cash proceeds of the related securitizations. The sponsor also makes certain representations and warranties as to those assets for the period during which they were held by the sponsor, and it agrees either to cure a breach of any such representation or warranty having a material adverse effect or to repurchase the mortgage loan asset as to which such breach occurred. The sponsor generally does not service the mortgage loan assets in its asset-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to "special foreclosure" rights and "clean-up call" rights. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

     Luminent Mortgage Capital, Inc. is an affiliate of the Depositor. The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

                                  THE DEPOSITOR

     Lares Asset Securitization, Inc. (the "Depositor") was incorporated in Delaware in June 2006, and is a wholly owned, limited-purpose securitization subsidiary of Luminent Mortgage Capital, Inc., a Maryland corporation. The Depositor's principal executive office is located at 101 California St., 13th Floor, San Francisco, California 94111, Telephone: (415) 978-3000. The Depositor has authorized capital stock consisting of 250 shares of $0.01 par value Common Stock, all of which have been issued and currently are held by the sponsor.

     The Depositor was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. It is not expected that the Depositor will have any business operations other than offering asset-backed pass-through securities and related activities. The Depositor's Certificate of Incorporation limits its business to the foregoing and places certain other restrictions on the Depositor's activities.

     The Depositor will have limited obligations and rights under each Pooling and Servicing Agreement or Transfer and Servicing Agreement after the closing date for any series. Except with respect to its authority to convey the mortgage loans, the Depositor generally will not make any representations with respect to the mortgage loans.

     The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Transfer and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any series.

                             STATIC POOL INFORMATION

     Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at www.luminentcapital.com/phoenix.zhtml?c=142466jp=debtABS. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an Issuing Entity will include information, to the extent material, presented in periodic increments, relating to:

          o  payment delinquencies of the mortgage loans or other assets;

          o cumulative losses with respect to the mortgage loans or other assets; and

          o  prepayments of the mortgage loans or other assets.

     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.

     Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any Issuing Entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any Issuing Entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.

     Static pool information made available via an internet website in connection with an offering of Securities of any series will remain available on that website for at least five years following commencement of the offering.

     In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

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

                                 USE OF PROCEEDS

     Substantially all of the net proceeds from the sale of each series of Securities will be applied by the Depositor to purchase the assets sold to the Issuing Entity underlying each series, and to pay for certain expenses incurred in connection with such acquisition of assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE SECURITIES

General

     The Securities will be issued from time to time in series offered by this prospectus and the related prospectus supplements and may be sold in amounts, at prices and on terms determined at the time of sale as set forth in the related prospectus supplement. A particular series of Securities will consist of certificates (the "Certificates") or notes (the "Notes") and, as applicable, may include one or more separate classes, (each, a "Class") of Certificates or Notes. Certificates may be styled as "mortgage pass-through certificates," "pass-through certificates," "asset-backed certificates," "collateralized mortgage obligations" or another similar name. Notes may be styled "mortgage-backed notes," "asset-backed notes" or another similar name.

     Each series of Certificates will be issued pursuant to a pooling agreement or pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Trustee (as defined herein), the Sponsor, and if applicable, the servicer (the "Servicer"), the master servicer (the "Master Servicer") and/or securities administrator (the "Securities Administrator"). The issuing entity of a series of Notes will be a trust established by the Depositor for the sole purpose of issuing the series of Notes (the "Issuing Entity") pursuant to an owner trust agreement among the Depositor, an issuing entity administrator (the "Issuing Entity Administrator") and the owner trustee (the "Owner Trustee") (each, an "Owner Trust Agreement"). Each series of Notes will be issued pursuant to an indenture among an Issuing Entity, the indenture trustee (the "Indenture Trustee") and, if applicable, the Master Servicer and/or Securities Administrator (each, an "Indenture") and a transfer and servicing agreement among an Issuing Entity, the Depositor, the Indenture Trustee, the Sponsor, and if applicable, the Servicer, the Master Servicer and/or Securities Administrator (each, a "Transfer and Servicing Agreement"). In either case, the servicing provisions may be contained in servicing agreements separate from the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     For purposes of the discussion in this prospectus, each of a Pooling and Servicing Agreement, an Indenture, a Transfer and Servicing Agreement and an Owner Trust Agreement is referred to as an "Agreement" in certain instances and each of the trustee, the Indenture Trustee and the Owner Trustee is referred to as "Trustee" in certain instances. The Sponsor, Master Servicer, Servicer, Securities Administrator, Trustee, Indenture Trustee and Owner Trustee, as applicable, will be named in the accompanying prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued and the nature of the Issuing Entity. Forms of the Pooling and Servicing Agreement, the Indenture, the Transfer and Servicing Agreement and the Owner Trust Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

     The following summaries describe the material provisions common to each series of Securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the Agreements. When particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this prospectus.

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture for a series generally will provide that Securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

          o one or more classes of senior Securities entitled to certain preferential rights to payments of principal and interest,

          o  one or more classes of subordinate Securities,

          o one or more classes representing an interest only in a specified portion of interest payments on the mortgage loans in the related Issuing Entity and that may have no principal balance, a nominal principal balance or a notional principal balance ("Interest Only Class," "IO Class" or "Strip Class"),

          o one or more classes representing an interest only in payments of principal on the mortgage loans in the related Issuing Entity ("Principal Only Class" or "PO Class"),

          o one or more classes upon which interest will accrue but will not be paid until certain other classes of that series have received their final distribution (each "Accrual Securities"),

          o one or more classes entitled to prepayment penalties with respect to the mortgage loans ("P Class"),

          o one or more classes entitled to control the servicing of the mortgage loans ("ES Class"),

          o one or more classes entitled to specified amounts of principal ("TAC Classes"),

          o one or more classes entitled to payments from specified portions of the mortgage loans in the related Issuing Entity, and

          o one or more classes entitled to fixed or targeted principal payments under certain conditions ("PAC Classes"), and companion classes thereto, referred to as companion classes.

     Some series or classes of Securities may be covered by insurance policies, letters of credit or other forms of credit enhancement, in each case as described in "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     As to each series of Certificates, one or more elections may be made to treat the related Issuing Entity or designated portions thereof as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any federal income tax considerations to applicable securityholders that are not otherwise described in this prospectus. If such an election is made with respect to a series of Certificates, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code (the "Residual Certificates"). In the case of multiple REMIC elections, one class of Certificates may be designated as evidencing all "residual interests" in certain REMICs and a second class of Certificates may be designated as evidencing all "residual interests" in the remaining REMICs. All other classes of Certificates in such a series will constitute, at least in part, "regular interests" in the related REMIC as defined in the Code and will be generally referred to as the "REMIC Regular Certificates." See "Federal Income Tax Considerations--REMIC Certificates" in this prospectus.

     With respect to a series of Notes, the ownership of the equity of an Issuing Entity will be represented by equity Certificates issued under the Owner Trust Agreement. Any equity Certificate will be subordinate to the Notes of the same series.

     The Securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Inc. or Dominion Bond Rating Service. In addition to the Securities being offered pursuant to this prospectus and the related prospectus supplement, the Depositor may sell to investors one or more classes of a series of Securities in transactions not requiring registration under the Securities Act of 1933, as amended.

     The Securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will make payments of principal and interest to each class of Securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of Securities in certificated form will be made only upon presentation and surrender of such Securities at the corporate trust office of the Trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related Agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of Securities by wire transfer of "immediately available" or "next day" funds. Payments with respect to Securities in book-entry form will be made as set forth below. See "Description of the Securities--Book-Entry Procedures and Definitive Securities" in this prospectus.

Principal and Interest Payments

     The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the mortgage loans in the related Issuing Entity with respect to the due date in the current month, and the amount of principal prepaid during the applicable prepayment period, net of applicable servicing, Trustee, administrative, guarantee and other fees and indemnities, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of Securities of your series--including any Securities not offered through this prospectus--in the proportion and order of application found in the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts collected as interest on the assets may be paid as principal on the Securities and amounts collected as principal on the assets may be paid as interest on the Securities.

     The final scheduled payment date or distribution date for each class of Securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the Issuing Entity for that series, as set forth in the related prospectus supplement.

     Payments of Interest

     Interest will accrue on the aggregate principal balance (or, in the case of Securities entitled only to payments allocable to interest, the aggregate notional amount) of each class of Securities entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of Securities entitled to interest (other than Accrual Securities) will be payable on the business day set forth in the related prospectus supplement on which payments or distributions are made to the securityholders (the "Payment Date") until the aggregate principal balance of that class of Securities has been paid in full or, in the case of Securities entitled only to payments allocable to interest, until the aggregate notional amount of those Securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of Securities will equal the aggregate payments allocable to principal to which that security is entitled. Payments allocable to interest on each security that is not entitled to payments allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to payments allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the Securities of a series on a Payment Date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a Payment Date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that Payment Date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     The interest rate on the Securities could be fixed or variable. If variable, it could be based upon one of a number of indices, or it simply could reflect the pass-through rate of the underlying assets, net of expenses payable out of interest payable on the assets (the "Pass-Through Rate"). The interest rate could be based upon the London Interbank Offered Rate ("LIBOR") for one, three or six-month dollar deposits; or the prime rate of a particular bank or as reported by a specified source, in any case as specified in the related prospectus supplement. In addition, the interest rate may be variable, but may be subject to a cap such as the Pass-Through Rate, or a cap based upon the funds available to pay on the Securities. In certain cases, the difference between the variable rate (on an uncapped basis) and a lower cap rate will still be payable on the Securities, but only after certain other payments are made, and only to the extent of available funds. The Depositor may seek to mitigate the effect of any interest rate cap through the use of one or more derivative instruments.

     If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given Payment Date will be added to the aggregate principal balance of that class of Accrual Securities on that Payment Date. Payments of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until payment of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each Payment Date by the amount of interest that accrued on that class of Securities during the preceding accrual period (the "Accrual Period") but was not paid to that class on that Payment Date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

     Payments of Principal

     The related prospectus supplement will specify the method by which the amount of principal to be paid on the Securities on each Payment Date will be calculated and the manner in which principal will be allocated among the classes of Securities entitled to payments of principal. The aggregate principal balance of any class of Securities entitled to payments of principal generally will be the initial aggregate principal balance of that class of Securities specified in the related prospectus supplement, reduced by all payments reported to the holders of those Securities as allocable to principal and,

          o in the case of Accrual Securities, increased by all interest accrued but not then payable on the Accrual Securities, and

          o in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of Securities will have the effect of accelerating the amortization of those Securities while increasing the interests evidenced by one or more other classes of Securities. Increasing the interests of the other classes of Securities relative to that of specific Securities is intended to preserve the availability of the subordination provided by the other Securities. See "Credit Enhancement--Subordinate Securities" in this prospectus.

     Unscheduled Payments

     If specified in the related prospectus supplement, the Securities will be subject to receipt of payments before the next scheduled Payment Date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the Trustee will be required to make unscheduled payments on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage loans, the Trustee or the Servicer determines that the funds available or anticipated to be available from the Payment Account and, if applicable, any reserve account, may be insufficient to make required payments on the Securities on that Payment Date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid as principal on the Securities on the next Payment Date. The applicable prospectus supplement may specify whether unscheduled payments will include interest, but if it does not, unscheduled payments will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     Residual Certificates

     Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Payment Account on any Payment Date after allocation of scheduled payments to all other outstanding classes of Certificates of that series and after all required deposits have been made into any related reserve funds.

Allocation of Realized Losses

     A "Realized Loss", or collectively, "Realized Losses", unless otherwise defined in your prospectus supplement, means

          o the amount of any loss realized by an Issuing Entity in respect of any related liquidated mortgage loan, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the Servicer for previously unreimbursed advances, minus net liquidation proceeds in respect of the liquidated asset,

          o the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the secured property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

          o any other amount of a loss realized by an Issuing Entity in respect of any mortgage loan, which has been allocated to the mortgage loan in accordance with its terms as described in the prospectus supplement.

     With respect to a series that includes one or more classes of subordinate Certificates, the senior Certificates generally will not bear any Realized Losses on the related mortgage loans in the related Issuing Entity until the subordinate Certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit, until the principal amount of the subordinate Certificates has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or until both of the foregoing have occurred. With respect to a series that includes a class of subordinate Certificates, any shortfall may result in a reallocation of amounts otherwise payable to less senior Certificates for payment to more senior Certificates.

     Realized Losses will not reduce the principal amount of any Notes issued by your Issuing Entity. However, in the event that the aggregate principal balance of the assets is reduced below the aggregate principal balance of the related Notes, you may experience a loss on your investment.

     Payments of interest on Certificates may be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to prepayment interest shortfalls on the assets. "Prepayment Interest Shortfall" means, for any asset that is prepaid in full or in part, or liquidated on any date other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or in part, or liquidation had the asset not been prepaid or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the applicable due period with respect to such Payment Date. Payments of interest on Certificates may also be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to a "Relief Act Reduction" on the assets, which is a shortfall in respect of an asset resulting from application of the federal Servicemembers Civil Relief Act or similar state laws.

Optional Redemption or Termination

     To the extent and under the circumstances specified in the related prospectus supplement, the Securities of any series may be redeemed and/or the Issuing Entity terminated, prior to the final scheduled payment date of the Securities of any series at the option of the Sponsor, the Servicer, the Master Servicer or another party or parties as specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of Securities or the purchase of the mortgage loans of the Issuing Entity. The right to redeem the Securities generally will be conditioned upon

          o the passage of a certain date specified in the prospectus supplement, or

          o the scheduled principal balance of the mortgage loans in the Issuing Entity, or the outstanding principal amount of a specified class of Securities at the time of purchase, aggregating less than a percentage specified in the prospectus supplement of the initial asset value of the mortgage loans in the Issuing Entity or the initial principal amount of the applicable class of Securities.

     In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal the unpaid principal amount of the mortgage loans, together with accrued and unpaid interest therein, unpaid expenses of the Issuing Entity and the fair market value of any real estate owned by the Issuing Entity; provided that with respect to a series of Notes, such purchase price may not be less than 100% of the outstanding principal amount of the Notes, together with accrued and unpaid interest thereon. With respect to a series of Certificates, this amount may not be sufficient to pay off in full the entire aggregate principal amount of Securities, together with accrued and unpaid interest thereon. Notice of the redemption of the Securities of any series will be given to related securityholders as provided in the related Pooling and Servicing Agreement or Indenture.

     In addition, in the case of an Issuing Entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a "qualified liquidation" under Section 860F of the Code, as specified in the related Pooling and Servicing Agreement. See "Federal Income Tax Considerations--REMIC Certificates--Liquidation of the REMIC" in this prospectus.

     Definitive Securities

     If so specified in the related prospectus supplement, Securities of a series may be issued as definitive securities ("Definitive Securities"). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the applicable Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement. The Definitive Securities of a series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee (or Securities Administrator) or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee (or Securities Administrator) or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

     In the event that an election is made to treat the Issuing Entity (or one or more pools of segregated assets therein) as a REMIC, the Residual Certificates thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Certificate may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "Federal Income Tax Considerations--Tax Treatment of Residual Certificates" in this prospectus.

Book-Entry Securities and Procedures

     Persons acquiring beneficial ownership interests ("Beneficial Owners") in the book-entry securities (the "Book-Entry Securities")), will hold their Securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each Class of the Book-Entry Securities of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "securityholder" of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Security will be entitled to receive a Definitive Security representing that person's interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Unless and until Definitive Securities are issued, securityholders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because of time zone differences, credits of Securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in Securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see "--Certain U.S. Federal Income Tax Documentation Requirements" below and "Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in this prospectus.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing. Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup Withholding" in this prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

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

     Definitive Securities will be issued to Beneficial Owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable Beneficial Owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or Certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of those Definitive Securities as securityholders under the Pooling and Servicing Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issued in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear Purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Book-Entry Securities that is not a "U.S. Person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a Book-Entry Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

          (i) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or


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

     reduced rate) based on a treaty, a duly completed and executed Internal Revenue Service ("IRS") Form W-8BEN (or any successor form);

          (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          (iii) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

          (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Securities):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name, permanent residence address and
               employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under
               Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (3) certifying that, with respect to accounts it identifies on its withholding statement, the Qualified Intermediary is not acting for its own account but is acting as a Qualified Intermediary, and

                    (4) providing any other information, certifications, or
               statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
               regulations; or

               (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,


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

                    (2) certifying that the non-Qualified Intermediary is not
               acting for its own account,

                    (3) certifying that the non-Qualified Intermediary has
               provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's Beneficial Owners, and

                    (4) providing any other information, certifications or
               statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or


          (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

          (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

          (b) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. Person; or

          (c) can be treated as a "exempt recipient" within the meaning of
     Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g, a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities.


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


                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Maturity and Prepayment Considerations

     The prepayment experience on the mortgage loans will affect

          o the average life of the Securities and each class thereof issued by the related Issuing Entity,

          o the extent to which the final distribution for each class occurs prior to its final scheduled payment date, and

          o  the effective yield on each class of such Securities.

     The "Weighted Average Life" of a class of Securities in a series is the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Weighted Average Life will be influenced by the rate at which principal on the assets comprising or underlying the assets in the Issuing Entity is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Because prepayments will be passed through to the holders of Securities as payments or payments of principal on such Securities, it is likely that the actual final payments on the classes of Securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the assets of an Issuing Entity experience significant prepayments, the actual final payments on the Securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the Weighted Average Life of each class of such series.

     In addition, the Weighted Average Life of the Securities may be affected by the varying maturities of the mortgage loans of an Issuing Entity. If any mortgage loans in a particular Issuing Entity have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage loans will, to some extent, be a function of the mix of mortgage loan rates and maturities of the mortgage loans. Other factors affecting Weighted Average Life include the types of asset, defaults, foreclosures, refinancings and inclusion of due-on-sale clauses.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model ("CPR") or the Standard Prepayment Assumption prepayment model ("SPA"), each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month


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

thereafter during the life of the loans, 100% of SPA assumes a CPR of 6% per annum each month. It is unlikely that the prepayment of the assets of any Issuing Entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement. The assumption with respect to any particular series may use one model for fixed rate mortgage loans and another for adjustable rate mortgage loans.

     No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans. The rate of principal payments on mortgage loans included in an Issuing Entity will be affected by the amortization schedules of the mortgage loans and by the rate of Principal Prepayments--including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the Servicer. The rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an Issuing Entity, such assets are likely to be the subject of higher Principal Prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

Yield Considerations

     Payments of interest on the Securities generally will include interest accrued through the last day of the Accrual Period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your Securities, because payments to you will not be made until the Payment Date following the applicable Accrual Period.

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related Issuing Entity. The prospectus supplement with respect to any series of Securities will specify the interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of any mortgage loan on the interest rate of one or more classes of Securities.

     The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from the price at which a security will yield its coupon, after giving effect to any payment delay (the "Parity Price"), calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of prepayments on the assets may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an



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

underlying mortgage loan, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher--or lower--than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction--or increase--in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage loans and the suitability of the applicable Securities to their investment objectives. See "--Maturity, Prepayment and Yield Considerations" in this prospectus.

     The yield on your Securities also will be affected by Realized Losses, Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to your Securities. If Realized Losses, Prepayment Interest Shortfalls and Relief Act Shortfalls are not absorbed by Securities subordinate to your Securities or by other forms of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your Securities. Losses on your Securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See "Description of the Securities--Allocation of Realized Losses" in this prospectus.

                              THE ISSUING ENTITIES

Assignment of Assets

     In connection with the issuance of Certificates, the Depositor will cause the assets to be sold, assigned and transferred to the Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Pooling and Servicing Agreement. The Trustee will, in exchange for the mortgage loans, deliver to the Depositor Certificates of a series in authorized denominations registered in the names that the Depositor requests, representing the beneficial ownership interest in the assets.

     In connection with the issuance of Notes by an Issuing Entity that is an owner trust, the Depositor will cause the assets to be assigned and transferred to the Owner Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Transfer and Servicing Agreement. The Issuing Entity of the Notes, typically a Delaware statutory trust, will pledge all of its rights in and to the assets to a Trustee pursuant to an Indenture. The Issuing Entity will direct the Trustee to deliver Notes of a series secured by a first priority security interest in the assets. The Notes will be issued in authorized denominations registered in the names requested by the Depositor.

     Each mortgage loan included in your Issuing Entity will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement or Transfer and Servicing Agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan as of the cut-off date and its interest rate, original principal balance and other information.

     The assets for your series will be assigned and transferred to your Issuing Entity and/or pledged to your Issuing Entity's Indenture Trustee for the sole benefit of securityholders. If so provided in the related prospectus supplement, the assets for your series may be segregated into one or more pools that serve as collateral for different Securities issued by your Issuing Entity.

     Mortgage Loans

     The Depositor will deliver or cause to be delivered to your Trustee of the Issuing Entity the related mortgage note endorsed in blank or to the order of the Trustee, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the Trustee as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the "MERS System")), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, the Depositor or the related Sponsor or Servicer must deliver to MERS the original recorded assignment or assignments showing a complete chain of assignments. To the extent required by the applicable rating agencies, the Depositor or the related Sponsor or Servicer will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records within one year following the settlement date for an offering. The original mortgage documents (other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System) will be held by the Trustee or a custodian, except to the extent released to a Servicer from time to time in connection with servicing the mortgage loan. The Servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the Trustee or MERS and instruments concerning your Issuing Entity's assets.

The Assets

     Your prospectus supplement will describe the type of assets that will be transferred to your Issuing Entity. The assets may include the following asset types, each of which is more fully described in this prospectus:

          o mortgage loans secured by one-to four-family residential properties;

          o mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

          o mortgage loans secured by mixed residential and commercial real estate properties;

          o  apartment cooperative loans;

          o closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

          o other assets evidencing interests in loans secured by residential property; and

          o  all payments on these items.

     Mortgage Loans

     Mortgage loans that are assets of your Issuing Entity will consist of one or more of the following:

          o mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties;

          o mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other multifamily residential properties;

          o mortgage loans secured by shares issued by housing cooperatives and related leases and occupancy agreements; and

          o closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

With the potential exception of mortgage loans acquired with funds deposited into a pre-funding account at the issuance of related Securities, or upon the substitution of a mortgage loan in respect of a breach of a representation or


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

warranty, all mortgage loans will be purchased by the Depositor, either directly or through an affiliate, from one or more originators. The originators will have either originated the mortgage loans or purchased the mortgage loans from other lenders. As more fully described in the related prospectus supplement, the mortgage loans may be "conventional" mortgage loans, mortgage loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration ("FHA") or Department of Veterans Affairs ("VA") or non-conforming mortgage loans.

     All of the mortgage loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the mortgage loans to be included in an Issuing Entity will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement.

          o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic payment and rate limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate of the mortgage loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

          o Principal may be payable in equal installments over the term of the mortgage loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger "balloon" payment upon final maturity) or on an interest rate that is different from the loan's specified interest rate, or may not be payable during all or a portion of the original term. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o The mortgage loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment premium, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans

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

             may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment premium in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a premium unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related originator or Servicer.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related properties as described in the related prospectus supplement.

     If provided for in the applicable prospectus supplement, the mortgage rate on some of the adjustable rate loans will be convertible from an adjustable rate to a fixed rate at the option of the mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the unaffiliated originator from which convertible adjustable rate loans were acquired will be obligated to repurchase from the Issuing Entity any adjustable rate loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Payment Account and will be paid to the securityholders on the Payment Date in the month following the month of the exercise of the conversion option. The obligation of the unaffiliated originator to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related mortgaged property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. Buy-Down Loans included in an Issuing Entity will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of the mortgage loans.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments by the borrower during the early years of the related mortgage note are less than the amount of interest that would otherwise be payable on the mortgage note, with the interest not so paid added to the outstanding principal balance of the mortgage loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the rating agency rating the related series to fund the GPM Fund.

     Mortgage loans may be secured by a first lien or second lien on the related mortgaged property, as provided in the related prospectus supplement. Also as provided in the related prospectus supplement, the mortgage rate on some of the mortgage loans may provide for a fixed interest rate for a fixed period of up to ten years following origination, and then convert to an adjustable interest rate ("Hybrid Mortgage Loans"). The mortgage loans included with respect to any series may also include loans that are not fully amortizing or may not amortize at all, over their terms to maturity and will require substantial payments of principal at their stated maturity ("Balloon Mortgage Loans"). The mortgage loans included with respect to any series may also include loans whereby only interest is payable for a specified number of years ("Interest-Only Mortgage Loans"). The residential mortgage market regularly develops new mortgage products and these will be described, as applicable, in the related prospectus supplement.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans where the interest rate adjusts more often than the payment rate and/or the payment rate adjustments are subject to caps not applicable to interest rate adjustments ("Option ARMs"). If the interest accrued on these mortgage loans is more than the amount paid, the difference will be added to the principal. Conversely, if the interest accrued on these mortgage loans is less than the amount paid, the amortization of the mortgage loans may increase. These features may make the timing and amount of principal payable more uncertain than conventional mortgage loans.

     The properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, cooperative apartments, individual units in planned unit developments, and some other one- to four-family dwelling units ("Single Family Properties"). The properties relating to mixed use loans will consist of other multifamily properties and structures, which include residential dwelling units and space used for retail, professional or other commercial uses ("Mixed Use Properties"). The properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other territory of the United States.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

               o the making of a representation by the borrower at origination of the loan that the underlying property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the property as a primary residence, or

               o a finding that the address of the underlying property is the borrower's mailing address.


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

     Multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties typically is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be more sensitive to adverse economic conditions than residential mortgage loans. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     Home Equity Loans

     Some of the loans included in your Issuing Entity may be non-purchase money loans secured by the borrower's equity in his or her home ("Home Equity Loans"). These Home Equity Loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan by its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 480 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

     The applicable prospectus supplement may provide that all or a portion of the principal collections on any revolving credit line loans may be applied by the Trustee to the acquisition of subsequent revolving credit line loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

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Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the mortgage loans, which may include:

          o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

          o  the type of property securing the mortgage loans;

          o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

          o  the weighted average coupon of the mortgage loans;

          o  the weighted average credit score of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the range of the loan-to-value ratios at origination of the mortgage loans;

          o the rates or range of rates and the weighted average rate borne by the mortgage loans;

          o the state or states in which most of the mortgaged properties or other secured properties are located;

          o information with respect to the prepayment provisions, if any, of the assets;

          o with respect to mortgage loans with adjustable rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable rates;

          o information regarding the payment characteristics of the mortgage loans, including without limitation, prepayment penalties balloon payment and other amortization provisions; and

          o a description of the underwriting criteria used to originate the mortgage loans.

     If specific information respecting the mortgage loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be filed as part of a current report on Form 8-K with the U.S. Securities and Exchange Commission ("SEC") within 15 days after initial issuance.


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

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o have individual principal balances at origination of not less than $25,000;

          o  have original terms to maturity of not more than 40 years; and

          o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed rate or a different adjustable rate, or from a fixed to an adjustable rate, from time to time pursuant to an election or as otherwise specified on the related note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Mortgage Loans

     The Depositor or the Sponsor may, within three months of the closing date or as otherwise specified in the related prospectus supplement, deliver to the Trustee other mortgage loans in substitution for any one or more mortgage loans initially included in your Issuing Entity. In general, substitute mortgage loans must, on the date of substitution,

          o  be of the same type as the replaced mortgage loan,

          o have an unpaid principal balance not greater than the unpaid principal balance of the replaced mortgage loan,

          o have an applicable interest rate not less than, and not more than two percentage points in excess of, the applicable interest rate of the replaced mortgage loan,

          o have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced mortgage loan, and

          o comply with each representation and warranty relating to the mortgage loans and, if the Sponsor is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the mortgage loans to the Depositor.

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

     In addition, the substitute mortgage loan must have a loan-to-value ratio as of the substitution date not greater than the loan-to-value ratio of the replaced mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

          o have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the replaced mortgage loan,

          o have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the replaced mortgage loan,

          o provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the replaced mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the replaced mortgage loan,

          o have a gross margin not less than the gross margin of the replaced mortgage loan,

          o have a periodic rate cap equal to the periodic rate cap on the replaced mortgage loan,

          o have a next interest adjustment date that is the same as the next interest adjustment date for the replaced mortgage loan or occurs not more than two months prior to the next interest adjustment date for the replaced mortgage loan, and

          o not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the replaced mortgage loan is so convertible.

     In the event that more than one mortgage loan is substituted for a replaced mortgage loan, one or more of the preceding characteristics may be applied on a weighted average basis as described in the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture.

Pre-Funding Account

     If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your Securities (the "Pre-Funded Amount") will be deposited into a pre-funding account to be established with the Trustee (the "Pre-Funding Account"), which will be used to acquire additional assets from time to time during the time specified in the prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional assets, the Pre-Funded Amount may be invested in one or more eligible investments.

     During any Pre-Funding Period, the Depositor will be obligated, subject only to availability, to transfer to your Issuing Entity additional assets from time to time during the Pre-Funding Period. Additional assets will be required


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to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the assets included in your Issuing Entity on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

     Use of a Pre-Funding Account with respect to any issuance of Securities will be conditioned upon the following:

          o the Pre-Funding Period will not exceed a period specified in the related prospectus supplement, which for a REMIC will not exceed three months from the settlement date;

          o the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the assets included in the Issuing Entity on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement; and

          o the Pre-Funded Amount will not exceed a specified percentage of the principal amount of the Securities issued, which for a REMIC will not exceed 25% of the principal amount of the Securities issued.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of Securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

     Information regarding additional assets acquired by your Issuing Entity during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within 15 days following the end of the Pre-Funding Period.

Other Accounts

     For each Issuing Entity, the Trustee or the Servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which assets are held.

     Custodial Account

     With respect to a Payment Date, each Servicer will deposit into a custodial account (the "Custodial Account") all payments of principal and interest on the mortgage loans for the period from the second day of the calendar month preceding the calendar month in which the Payment Date occurs through the first day of the calendar month in which the Payment Date occurs ("Due Period") and

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all unscheduled prepayments received during the principal prepayment period, unless otherwise specified in the prospectus supplement. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the Servicer shall remit to the Securities Administrator or Trustee all amounts deposited in the Custodial Account for the related Due Period and Prepayment Period; provided that the Servicer may retain any fees owing to such Servicer with respect to the related Payment Date.

     Escrow Account

     Each Servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period for any loans for which the obligors escrow their taxes and insurance premiums. Unless otherwise specified in the related prospectus supplement, any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers shall be retained by the Servicer.

     Payment Account

     The Trustee or its designee will maintain a payment account (the "Payment Account") into which it will deposit all amounts received from the Servicers or the Master Servicer on any Servicer Remittance Date and any payments received in respect of any financial asset. The Payment Account will be an eligible account as required by the rating agencies. On the related Payment Date, the Trustee or its designees will make payments of amounts in the Payment Account as set forth in the prospectus supplement.

Investment of Funds

     Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the Trustee, as directed by the Depositor, in certain investments approved by the rating agencies rating your series. Eligible investments may include any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee, the Master Servicer or any of their respective affiliates, provides services or receives compensation):

          o  cash;

          o obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States;

          o demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company--or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company--are then rated in the


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

             security rating category required to support the then-highest rating assigned to any class of Securities in your series;

          o certain unleveraged repurchase obligations with an institution with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series; or

          o interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the rating agencies.

     Unless otherwise specified in the related prospectus supplement, eligible investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from Standard & Poor's which includes the subscript "p," "pi," "q," "r" or "t", or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

     Eligible investments will include only obligations or securities that mature on or before the date when the Payment Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series and may be paid to one or more transaction parties as additional compensation. Reinvestment income from eligible investments may be payable to the Servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Cash Flow Agreements and Derivative Instruments

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

     If so provided in the related prospectus supplement, the Issuing Entity may include one or more of the following agreements: guaranteed investment contracts, interest rate hedge agreements and currency exchange swap agreements. In such event, the prospectus supplement will disclose the information required by Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115), including the principal terms of any such cash flow agreement or derivative instrument, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof. In addition, the prospectus supplement for the related series will provide descriptive and financial information about any counterparty under a cash flow agreement or derivative instrument whose maximum probable exposure under the cash flow agreement is a "significant percentage," as that term is defined under the rules and regulations promulgated by the SEC, of the Securities for a series.

     Guaranteed Investment Contract

     If specified in the accompanying prospectus supplement, your series of Securities may have the benefit of one or more guaranteed investment contracts provided by one or more financial institutions or insurance company. Under the terms of a guaranteed investment contract, a financial institution or insurance company will provide for a specified return on an investment deposited by the trust with the financial institution or insurance company.

     Interest Rate Hedge Agreement

     To mitigate the effects of fluctuations of prevailing interest rates, if so specified in accompanying prospectus supplement, your series of Securities may have the benefit of one or more interest rate hedge agreements. Under each hedge agreement, the Issuing Entity (or the Trustee on behalf of the trust) will enter into a bilateral agreement with a financial institution on the closing date pursuant to which, based upon a notional balance, the parties will exchange interest payments for a set length of time. The amount of each counterparty's interest payment will be determined pursuant to a formula established in the hedge agreement. One party's entire payment or a portion thereof may be paid at the outset of the agreement, either as a lump sum or in set payments. In addition, the parties may agree to certain other upfront payments that will result in future payments that differ from the expected payments in the absence of such upfront payment. Unless otherwise stated in your prospectus supplement, the interest rate hedge agreements will be documents on standard forms and using definitions established by the International Swap Dealers Association ("ISDA").

     As set forth in the prospectus supplement for any series that has the benefit of an interest rate hedge agreement, in the event the agreement is terminated, the parties will calculate a termination payment. Generally, this payment will either represent (a) an estimate of the cost to enter into a new interest rate hedge agreement with another counterparty on the remaining term of the contract, or (b) the amount of loss, including benefit of the bargain, that each party sustains. It is possible, unless the terms of the hedge agreement dictates otherwise, that both parties are obligated to make termination payments, and such payments may be netted. To the extent the trust (or the Trustee on the trust's behalf) must make a payment to the counterparty upon termination of the interest rate hedge agreement, such payment will be subject to the priority of payments or other limitations as set forth in the related prospectus supplement.


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               (i) Interest Rate Exchange or Swap Agreement

     Under an interest rate exchange or swap agreement, one party will agree to pay an amount of interest on each payment date at a fixed rate based upon the notional balance of the interest rate exchange or swap agreement. In return, the other counterparty will pay an amount of interest on each payment date at floating rate based upon the notional balance of the exchange or swap agreement.

               (ii) Interest Rate Cap Agreement

     Under an interest rate cap agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments on agreed payment dates to the other party, based upon the positive difference between the then-current interest rate and the agreed strike rate. In certain interest rate cap agreements, the current interest rate may be subject to a ceiling, above which current interest rates are deemed to be at such ceiling rate.

               (iii) Interest Rate Floor Agreement

     Under an interest rate floor agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments to the first party, on agreed payment dates, based upon the positive difference between the agreed strike rate and the then current interest rate. In certain interest rate cap agreements, the current interest rate may be subject to a floor, below which the then-current interest rates are deemed to be at such floor rate.

               (iv) Interest Rate Corridor Agreement

     Under an interest rate corrider agreement, one party, typically the Issuing Entity (or the Trustee on behalf of the Issuing Entity) will (a) enter into a interest rate cap agreement at a strike rate above which it will receive future payments, and (b) contemporaneously enter into another interest rate cap agreement at a higher strike rate above which it will make future payments. Such an arrangement may be documented in the same agreement or in separate agreements. For certain series of Securities, the interest rate corrider agreement might consist of two interest rate cap agreements entered into with different parties but having the same overall economic effect as a single agreement.

     Currency Exchange Swap Agreement

     Unless otherwise defined in your prospectus supplement, your series of Securities may be supported by a currency exchange swap agreement. A currency exchange swap agreement is (a) an agreement between two parties to exchange cash flows in two currencies or (b) the exchange and re-exchange of two currencies for different value dates. Typically, the exchange is the sale of one currency for another in the spot market with the simultaneous repurchase of the first currency in the forward market, however, currency exchange swaps also can be made against two forward rates. Unless otherwise specified in the prospectus supplement for your series, currency exchange swap agreements will be documented on forms and using definitions developed by ISDA.


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

                               CREDIT ENHANCEMENT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related Issuing Entity may be provided to one or more classes of Securities in the related series. Credit support may be in the form of the subordination of one or more classes of Securities, cross-support, overcollateralization, letters of credit, insurance policies, guarantees, cash flow agreements and derivative instruments as described herein, the establishment of one or more reserve funds, cash flow agreements or derivative instruments, or the delivery of additional assets, or any combination of the foregoing. The credit enhancement will not provide protection against all risks of loss and may not guarantee repayment of the entire balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies.

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. ss. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordinate Securities

     If so specified in the related prospectus supplement, one or more classes of Securities of a series may be subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate Securities to receive payments of principal and interest on any Payment Date will be subordinated to the rights of the holders of senior Securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

     If stated in the related prospectus supplement, the principal balance of the Securities may be less than the aggregate scheduled principal balance of the mortgage loans. In such event, the Securities will be said to be "overcollateralized," and payments on the mortgage loans may be used to pay down the Securities faster than would otherwise be the case. In addition, the overcollateralization may be used to absorb realized losses on the mortgage loans.


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Cross-Support Provisions

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit enhancement may be provided by cross-support provisions requiring that payments be made on senior Securities evidencing interests in one group of assets prior to payments on subordinate Securities evidencing interests in a different group of assets within the Issuing Entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Excess Interest

     If stated in the related prospectus supplement, interest collections on the assets included in an Issuing Entity may exceed interest payments on the Securities issued by such Issuing Entity for the related Payment Date. To the extent such excess interest is applied as Principal Prepayments on the related Securities, the effect will be to reduce the principal balance of such Securities relative to the outstanding balance of the related assets, thereby creating overcollateralization and additional protection to the securityholders.

Letter of Credit

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit issued by a bank or financial institution (each, an "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of Securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses or shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Issuing Entity.

Reserve Fund or Accounts

     The Depositor may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the Trustee to make payments of principal or interest on your Securities to the extent funds are not otherwise available, if so provided in the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute assets of your Issuing Entity. The Depositor may have certain rights on a Payment Date to cause the Trustee to make withdrawals from the


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reserve fund and to pay these amounts in accordance with the instructions of the
Depositor, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Guarantee

     If so specified in the related prospectus supplement, some or all of the payments of principal and interest on one or more classes of Securities of a series may be guaranteed by a transaction party or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement.

Securities Insurance Policy

     If specified in the accompanying prospectus supplement, your series of Securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Securities insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your Securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K following the issuance of your Securities.

Primary Mortgage Insurance

     If so specified in the related prospectus supplement for a series of Securities, each primary mortgage insurance ("PMI") policy covering any mortgage loans in your trust will be issued by a mortgage insurer under its master policy. The Depositor or issuer, and the Trustee as assignee of the Depositor or issuer under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The Servicer will cause a PMI policy to be maintained in full force and effect on each covered mortgage loan and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

     The amount of a claim for benefits under a PMI policy generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

          o all rents or other payments collected or received by the insured--other than the proceeds of hazard insurance--that are derived from or are in any way related to the mortgaged property,

          o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

          o amounts expended by the Servicer but not approved by the mortgage insurer, and

          o  unpaid premiums.

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     As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured generally will be required to, in the event of default by the borrower

          o advance or discharge all hazard insurance premiums and, as necessary and approved in advance by the mortgage insurer,

               o  real estate property taxes,

               o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

               o  property sales expenses,

               o  any outstanding liens on the mortgaged property, and

               o foreclosure costs, including court costs and reasonable attorneys' fees,

          o in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

          o tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each PMI policy generally will provide that:

          o no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer;

          o written notice must be given to the mortgage insurer within ten days after the insured becomes aware that a borrower is delinquent in the payment of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower's interest in the mortgaged property have been commenced;

          o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

          o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the

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             mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount;

          o the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected;

          o the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; and

          o under most policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts--including error or omission--by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer.

Pool Insurance

     If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, the Depositor may obtain a pool insurance policy to cover loss by reason of default by the borrowers of all or a portion of the mortgage loans included in your Issuing Entity to the extent not covered by a PMI policy. The Servicer must maintain the pool insurance policies, if any, for your series and will present claims to the insurer on your behalf.

     The amount and principal terms of the pool insurance policy, if any, will be specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

Hazard Insurance Policies

     Standard Hazard Insurance Policies

     The Servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the Servicer under any standard hazard insurance policy--less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer--will be deposited to the Custodial Account or the Payment Account.

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     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans' standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by the U.S. Department of Housing and Urban Development ("HUD") pursuant to the National Flood Insurance Act of 1968, the Servicer will cause flood insurance to be maintained for such properties.

     The standard hazard insurance policies covering mortgaged properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage--generally 80% to 90%--of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of the actual cash value--the replacement cost less physical depreciation--of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     Any losses incurred with respect to mortgage loans due to uninsured risks--including earthquakes, mudflows and floods--or insufficient hazard insurance proceeds may reduce the value of the assets included in your Issuing Entity to the extent these losses are not covered by the special hazard insurance policy and could affect payments to you.

     Special Hazard Insurance Policy

     A special hazard insurance policy may be obtained with respect to the mortgage loans included in your Issuing Entity. The amount and principal terms of any such coverage will be set forth in the prospectus supplement. A special hazard insurance policy generally will protect you from

          o loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your Issuing Entity caused by certain hazards--including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows--not covered by the standard hazard insurance policies, and


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          o  loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

     Any special hazard insurance policy, however, generally will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

     The Servicer will be obligated to maintain the special hazard insurance policy in full force and effect. The Servicer also will be required to present claims, on behalf of the Trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See "Servicing of the Assets--Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Assets" in this prospectus.

     Partially or entirely in lieu of a special hazard insurance policy, the Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the Trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to Issuing Entities for other series of Securities or that secure other asset-backed securities obligations issued by the Depositor or one of its affiliates. However, the extension of coverage--and the corresponding assignment of the special hazard insurance policy--to any other series or other Securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of any outstanding Securities of your series. The Depositor may also elect to insure against special hazard losses by the delivery of additional assets to your Issuing Entity rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Assets

     In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the secured property of the borrower at an amount less than the then-outstanding principal balance of the asset secured by the secured property. The amount of the secured debt could be reduced to this value, and the holder of the asset would become an unsecured creditor to the extent the outstanding principal balance of asset exceeds the value so assigned to the secured property by the bankruptcy court. In addition, other modifications of the terms of an asset can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Assets--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

     Losses resulting from a bankruptcy proceeding affecting assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a downgrading, withdrawal or qualification of the credit rating of your Securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus

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supplement, must be acceptable to each rating agency rating your Securities.
Subject to the terms of the borrower bankruptcy insurance, the Issuing Entity may have the right to purchase any asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, the Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your Securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the Trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your Issuing Entity. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a downgrade, withdrawal or qualification of the credit rating of any Securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on assets assigned to Issuing Entities for other series of Securities or that secure other asset-backed Securities issued by the Depositor or one of its affiliates. However, the extension of coverage--and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund--to any other series or Securities may not result in the downgrading, withdrawal or qualification of the credit rating of any Securities of your series. The Depositor may elect to deposit or cause to be deposited additional assets to your Issuing Entity in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Fidelity Bonds and Errors and Omissions Insurance

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement or Transfer and Servicing Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Pooling and Servicing Agreement or Transfer and Servicing Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Pooling and Servicing Agreement or Transfer and Servicing Agreement are met.

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                         ORIGINATION AND SALE OF ASSETS

General

     The Sponsor or its affiliates have purchased the assets, directly or indirectly, from various lenders that have originated the assets (the "Originator" or "Originators"). The assets that the Depositor acquires will have been originated in accordance with the underwriting criteria specified under "-- Origination of the Assets and Underwriting Standards" below or such other underwriting criteria as are specified in the related prospectus supplement.

     If any Originator or group of affiliated Originators originated 10% or more of the mortgage loans or other assets in an Issuing Entity, the applicable prospectus supplement will disclose the identity of the Originator, and, if such Originator or group of affiliated Originators originated 20% or more of the mortgage loans or other assets, the applicable prospectus supplement will provide information about the Originator's form of organization and, to the extent material, a description of the Originator's origination program and how long it has been engaged in originating mortgage loans or other assets of the same type.

     An Originator or an affiliate may act as a Servicer of assets included in your Issuing Entity or an unrelated party may act as Servicer.

Origination of the Assets and Underwriting Standards

     Underwriting Standards for Mortgage Loans

     The Depositor expects that the Originator of each of the mortgage loans will have applied, consistent with applicable federal, state and local laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The Depositor expects that any FHA loan or VA loan will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the Originators of the mortgage loans included in a pool may vary significantly among Originators. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the Depositor, that were applied by the Originators of the mortgage loans. In most cases, the Depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

     The underwriting standards of any particular Originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.


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     Mortgage loans may have been originated over the internet, or acquired by the Depositor or the Sponsor pursuant to a purchase that was arranged over the internet.

     Single Family and Multifamily Mortgage Loans
     --------------------------------------------

     Except as provided below or in the related prospectus supplement, the mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie Mae regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for cooperative loans follows a procedure that generally complies with applicable federal and state laws and regulations and applicable Fannie Mae regulations and guidelines, except for the loan amounts and qualifying ratios and documentation requirements. The Originator of a mortgage loan generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification generally is obtained from the prospective borrower's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she may be required to submit copies of signed tax returns. The prospective borrower may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets Fannie Mae requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

          o  a statistical valuation;

          o  a broker's price opinion;

          o  the tax assessment; or

          o  a drive-by appraisal or other certification of value.

     Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations on the proposed loan and other expenses related to the


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residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GPM Loans, Payment Option ARMs with potential negative amortization, and Interest-Only Loans provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

     To the extent specified in the related prospectus supplement, the Depositor may purchase mortgage loans for inclusion in an Issuing Entity that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a "limited documentation" program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the Originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or cooperative dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     Other examples of underwriting standards that may be less stringent than traditional underwriting standards include standards applied to investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories. Loans with high loan-to-value ratios and no primary mortgage insurance are underwritten with an emphasis on the creditworthiness of the related borrower and with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     The loan-to-value ratio of a mortgage loan will be equal to:


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          o  the original principal amount of the mortgage loan divided by the lesser of the "appraised value" or the sales price for the mortgaged property; or

          o  such other ratio as described in the related prospectus supplement.

     The underwriting standards for mortgage loans secured by multifamily properties will be described in the related prospectus supplement.

     Mixed Use Mortgage Loans
     ------------------------

     The underwriting procedures and standards for mixed use mortgage loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third parties and acquired by the Sponsor or its affiliates directly or through its affiliates in negotiated transactions.

     The majority of Originators of mixed use mortgage loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     If stated in the related prospectus supplement, the adequacy of a mixed use property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with pre-established guidelines established by or acceptable to the loan Originator. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

     No assurance can be given that values of any Mixed Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Mixed Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any mixed use mortgage loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the forms of credit enhancement described in this prospectus, they will be borne by the securityholders of the series. Even where credit enhancement covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience


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on the related mortgage loans, thus shortening Weighted Average Life and affecting yield to maturity.

Qualifications of Unaffiliated Originators

     Each Originator unaffiliated with the Depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations and Warranties; Repurchases

     Unless otherwise specified in the prospectus supplement, each Originator that sells assets directly or indirectly to the Sponsor will make certain representations and warranties in respect of the mortgage loans sold by that Originator. These representations and warranties generally will include, among other things:

          o that the Originator had good and marketable title to each mortgage loan sold by it;

          o that the mortgage loan was underwritten in accordance with the underwriting guidelines disclosed to the Sponsor;

          o that each mortgage loan was originated in material compliance with all applicable laws, rules and regulations;

          o that each mortgage loan was originated by the Originator or a banking institution supervised by a federal or state authority, or by a mortgagee approved as such by HUD;

          o that the Originator did not use adverse selection procedures in determining which mortgage loans to sell to the Sponsor;

          o that each mortgage loan and related security agreement are enforceable against the borrower;

          o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of sale of the mortgage loan to the Sponsor;

          o with respect to each mortgaged property or other secured property, that each mortgage or security interest constituted a valid first lien, or, if applicable, a more junior lien, on such property, subject only to customary or immaterial exceptions;


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          o  with respect to each mortgaged property or other secured party, that there were no mechanics liens, tax liens or other liens or assessments on the property at the time of sale;

          o to the best of the Originator's knowledge, the mortgaged property or other secured property was free from damage and in good repair on the date of sale;

          o no residential mortgage loan asset had a loan-to-value ratio in excess of 100% at the time of origination;

          o that no asset was more than some number of days delinquent as of the date of sale; and

          o that the borrower holds good and marketable title to the mortgaged property or other secured property;

     With respect to a cooperative loan, the Originator will represent and warrant that:

          o the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the cooperative loan, subject to the right of the related cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related cooperative for unpaid assessments representing the borrower's pro rata share of the cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

          o the related cooperative apartment was free from damage and was in good repair.

     The representations and warranties of an Originator in respect of an asset generally will have been made as of the date on which that Originator sold the asset to the Sponsor or its affiliate. A substantial period of time may have elapsed between such date and the cut-off with respect to an issuance of a series of Securities evidencing an interest in that asset. In connection with the assignment of the Originator's representations and warrantees for the benefit of a series of Securities, the Sponsor generally will "bring down" those representations that could involve a change in condition due to the lapse of time. In addition, the Sponsor may make limited representations that duplicate those of the Originator. Other than as to its authority to sell the assets, the Depositor generally will not make representations and warranties with respect to the mortgage loans.


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     Upon the discovery of the breach of any representation or warranty made by an Originator or the Sponsor in respect of a mortgage loan that materially and adversely affects the interests of the securityholders of the related series, the Originator or the Sponsor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the scheduled principal balance thereof at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the asset, to the first day of the month following the repurchase, and the amount of any unreimbursed advances made with regard to that mortgage loan. The Trustee, or the Securities Administrator or Master Servicer on behalf of the Trustee, will be required to enforce this obligation for the benefit of the securityholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the Originator or the Sponsor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the securityholders of the related series for a breach of representation or warranty by an Originator or the Sponsor.

     If stated in the related prospectus supplement, if the Originator, the Sponsor or Depositor discovers or receives notice of any breach of the representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the Securities, or other period as may be specified in the related prospectus supplement, the Originator, the Sponsor or Depositor may remove that mortgage loan from the trust fund, rather than repurchase the asset as provided above, and substitute in its place a substitute asset. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the Trustee for any breach of representation.

     No assurance can be given that Originators or the Sponsor will carry out their respective repurchase obligations with respect to mortgage loans. Neither the Depositor nor the Sponsor will be obligated to repurchase mortgage loans if the Originator fails to do so unless it has also breached a representation with respect to that mortgage loan.


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                             SERVICING OF THE ASSETS

General

     One or more Servicers will provide customary servicing functions with respect to the assets pursuant to the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or separate servicing agreements, as set forth in the related prospectus supplement which will be assigned to the Trustee. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliations with the other parties to the securitization transaction, (iii) each Servicer that services 10% or more of the mortgage loans and (iv) any other material Servicer that is responsible for performing an aspect of the servicing on which the performance of the related mortgage loans or Securities are materially dependent.

     For certain series, a Master Servicer may oversee the performance of the Servicers. Upon the default of any Servicer for any such series, the Master Servicer will assume, or cause another Servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted Servicer. For purposes of the following discussion, the Master Servicer is deemed to be a Servicer. The Servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage loans they service.

     Each Servicer generally will be approved by Fannie Mae or Freddie Mac. In addition, the Servicer likely will be evaluated by the Master Servicer, who will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and will evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer has been evaluated, the Master Servicer, if any, will continue to monitor on a regular basis the financial position and servicing performance of the Servicer.

     The duties to be performed by the Servicers include collection and remittance of principal and interest payments on the assets, administration of escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the assets. Each Servicer also will provide necessary accounting and reporting services to the Trustee, and if applicable, the Master Servicer. Each Servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the Master Servicer, some servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

     A Master Servicer may administer and supervise the performance by the Servicers of their duties and responsibilities. The Master Servicer may be entitled to receive a portion of the interest payments on the assets included in your Issuing Entity to cover its fees as Master Servicer. In addition or in the alternative, the Master Servicer may be entitled to the investment earnings on one or more accounts established with respect to the Trust Fund.

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Remittance of Payments on Mortgage Loans

     Each Servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the Servicer will deposit within two Business Days payments of principal and interest received with respect to mortgage loans serviced by it. These amounts will include Principal Prepayments (may include Prepay Penalties), insurance proceeds and liquidation proceeds, any advances by the Servicer, and proceeds of any mortgage loans repurchased from your Issuing Entity for defects in documentation, breach of representations or warranties or otherwise.

     The amount on deposit in any Custodial Account will be invested in eligible investments, typically for the account of the Servicer establishing the Account.

     On each Servicer Remittance Date, which will be identified in the accompanying prospectus supplement, each Servicer will be required to remit to the Account amounts advanced by the Servicer that were due during the applicable Due Period, Principal Prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the Servicer. To the extent that a borrower prepays an asset in full or an asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the Servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the servicing fee which is owed to the Servicer, as applicable (any such payment shall constitute a "Compensating Interest Payment"). The Master Servicer will withdraw from the Custodial Account and remit to the Payment Account those amounts allocable to the available distribution for the Payment Date. In addition, there will be deposited in the Payment Account for your series advances of principal and interest made by the Servicer or the Master Servicer and any insurance, guarantee or liquidation proceeds--including amounts paid in connection with the purchase of defective assets from your Issuing Entity--to the extent these amounts were not deposited in the custodial account or received and applied by the Servicer or the Master Servicer.

     On each Determination Date, the Servicer will furnish to the Trustee a statement setting forth required information concerning the assets included in your Issuing Entity.

Advances

     Unless otherwise specified in the related prospectus supplement, each Servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan,

          o delinquent payments of principal and interest on the mortgage loans,

          o delinquent payments of taxes, insurance premiums, and other escrowed items, and

          o  foreclosure costs, including reasonable attorneys' fees.


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The Servicer or any other party will not be obligated to make advances with respect to the final payment of any Balloon Mortgage Loan or any shortfall of interest on a mortgage loan resulting from the servicemember's Civil Relief Act or a deficient valuation in connection with a borrower's bankruptcy. The failure of a Servicer to make advances may constitute a default for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the Trustee may be required to make advances to the extent necessary to make required payments on your Securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, the Depositor may obtain an endorsement to a pool insurance policy that obligates the insurer to advance delinquent payments of principal and interest. The insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the Servicer fails to make a required advance. The Servicer may agree to reimburse the insurer for any sums the insurer pays under an endorsement.

     The advance obligation of the Servicer, Master Servicer, Trustee or the insurer may be further limited to an amount specified by the rating agencies rating your Securities. Any advances by the Servicers, the Trustee or the insurer, as the case may be, must be deposited into the Custodial Account or the Payment Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced will be reimbursable out of future payments on the assets, insurance proceeds and liquidation proceeds of the assets for which these amounts were advanced. If an advance made by a Servicer, Master Servicer or the Trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement, a Servicer, Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Custodial Account or the Payment Account (including collections in respect of other assets) prior to the distribution of payments to you.

     Any advances made by a Servicer, Master Servicer or the Trustee are intended to enable the Trustee to make timely payment of the scheduled payments of principal and interest on your Securities. However, none of the Servicer, the Master Servicer or the Trustee will insure or guarantee your Securities or the assets included in your Issuing Entity.

Withdrawals from the Payment Account

     A Trustee (or other entity acting in such capacity) may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the Payment Account for each Issuing Entity for any of the following purposes:

     (i)  to make payments to the securityholders on each Payment Date;

     (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Servicing of the Assets--Advances," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees) and principal of the particular assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such assets, to the extent not previously withdrawn by the Servicer from the Custodial Account;

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     (iii)  to reimburse a Servicer and Master Servicer for unpaid servicing fees and master servicing fees, respectively, earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such assets and properties, to the extent not previously withdrawn by the Servicer from the Custodial Account;

     (iv) to reimburse the Trustee, a Servicer or Master Servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Trustee's, Servicer's or Master Servicer's, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets to the extent not previously withdrawn by the Servicer from the Custodial Account;

     (v) to reimburse a Servicer, Master Servicer or other transaction parties, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

     (vi) if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Master Servicer's or other transaction parties' fees;

     (vii) to pay itself interest earned on funds deposited in the Custodial Account;

     (viii) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property or secured personal property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (ix) if one or more elections have been made to treat the Issuing Entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Issuing Entity or its assets or transactions, as and to the extent described under "Federal Income Tax Considerations--REMIC Certificates" in this prospectus;

     (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted asset or a property acquired in respect thereof in connection with the liquidation of such asset or property;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of securityholders;

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     (xii)  to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

     (xiii) to pay the person entitled thereto any amounts deposited in the Payment Account in error, including amounts received on any asset after its removal from the Issuing Entity whether by reason of purchase or substitution;

     (xiv) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Transfer and Servicing Agreement; and

     (xv) to clear and terminate the Payment Account at the termination of the Issuing Entity.

     The Servicer shall keep and maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from Custodial Account.

Collection and Other Servicing Procedures

     Each Servicer, directly or through other Servicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your Issuing Entity and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

          o the terms of the related Servicing Agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related Issuing Entity;

          o  applicable law; and

          o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The Servicer may waive, modify, or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any homeowner if in the Servicer's reasonable and prudent determination, consistent with accepted servicing practices, such waiver, modification, postponement or indulgence is not materially adverse to the Issuing Entity or the securityholders; provided, however, the Servicer shall not extend the due dates for scheduled monthly payments on a mortgage loan beyond the final maturity for the related Securities.

     The note or security instrument used in originating a conventional mortgage loan may contain a "due-on-sale" clause. The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which


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mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the Servicer will be authorized, on behalf of the Trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the Servicer, on behalf of the Trustee as holder of the note, will release the original borrower from liability under the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the Servicer as additional servicing compensation.

     Each Servicer will, to the extent permitted by law and required by the related loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some Servicers may provide insurance coverage acceptable to the Servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the Servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The Servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Custody

     Unless otherwise specified in the prospectus supplement, the files and documents related to the mortgage loans will be held by an entity independent of the Sponsor and the Depositor. The custodian will be identified in the related prospectus supplement, and will be obligated to retain custody of the mortgage loan files (except when required for servicing) in secure and fire-resistant facilities.

Interim Servicers

     A Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement may provide for certain interim servicers. Each interim servicer will service the mortgage loans for such period of time and pursuant to such terms as specified in the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement. Each interim servicer will be entitled to such compensation as designated in the related servicing agreement.

     In the event an interim servicer meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. ss. 229.1108).

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Subservicers

     A Servicer may delegate its servicing obligations in respect of the mortgage loans to subservicers, but such Servicer will remain obligated under the related servicing agreement. Each subservicing agreement between a Servicer and a subservicer must be consistent with the terms of the related Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement and must provide that, if for any reason the Servicer for the related series of Securities is no longer acting in such capacity, the Trustee, Master Servicer or any successor Master Servicer may assume the Servicer's rights and obligations under such agreement.

     Unless otherwise provided in the related prospectus supplement, the Servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the Servicer's compensation pursuant to the related servicing agreement is sufficient to pay such fees.

     In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. ss. 229.1108). In the event that such appointment occurs after the issuance of the related series of Securities, the Depositor will report such appointment on Form 8-K.

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Mortgage Loans

     The Servicer will maintain a standard hazard insurance policy on each mortgaged property or secured personal property in full force and effect as long as the coverage is required and will pay the premium on a timely basis.

     If applicable, the Servicer will be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your Issuing Entity, subject to payment of premiums by the Trustee. The Servicer will be required to notify the Trustee to pay from amounts in your Issuing Entity the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the Master Servicer or the Trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the Master Servicer or the Trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your Securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

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     The Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower's cooperative dwelling or this cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     The Servicer, Master Servicer or Trustee will present claims to the insurer under any insurance policy applicable to the assets and will take reasonable steps as are necessary to permit recovery under the insurance policies.

     If any property securing a defaulted asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property or other secured property to the condition to permit recovery under the mortgage insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

     If recovery under a mortgage insurance policy or from additional assets is not available, the Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the Servicer will sell the mortgaged property pursuant to foreclosure, Trustee's sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your Issuing Entity such that you may not receive payments of principal and interest on your Securities in full.

Evidence as to Servicing Compliance

     Each Servicer, Master Servicer and Securities Administrator, as applicable, will deliver annually to the Trustee, Securities Administrator or Master Servicer, as applicable, on or before the date specified in the applicable servicing agreement, an officer's certificate stating that (i) a review of the Servicer's, Master Servicer's or Securities Administrator's activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer, Master Servicer or Securities Administrator has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or underlying servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and/or other assets comprising a trust fund will deliver annually to the Depositor and the Trustee


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(or the Securities Administrator), a report that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. ss. 229.1122) (an "Assessment of Compliance"). Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria (an "Attestation Report").

     The Assessment of Compliance must contain the following:

     o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     o the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     o a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Servicer Compensation

     Unless otherwise specified in the related prospectus supplement, the Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Issuing Entity property. Since a Servicer's primary compensation is a percentage of the principal balance of each mortgage loan, such amounts will decrease in accordance with the amortization of such mortgage loan. The prospectus supplement with respect to a series of Securities evidencing interests in an Issuing Entity that includes mortgage loans may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment penalties collected from borrowers and any interest or other income which may be earned on funds held in any account held by any Servicer pursuant to the Pooling and Servicing Agreement, Transfer and Servicing Agreement or Servicing Agreement.

     The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Issuing Entity property, including, without limitation, payment of the fees and disbursements of the independent accountants and payment of expenses incurred in connection with payments and reports to securityholders. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Issuing Entity.


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     If and to the extent provided in the related prospectus supplement, the
Servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any assets in the related Issuing Entity during the Prepayment Period prior to their due dates therein.


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              CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT,
             THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

     The following discussion summarizes the material provisions of the Pooling and Servicing Agreement (with respect to a series of Certificates) and the Transfer and Servicing Agreement and Indenture (with respect to a series of Notes). When particular provisions or terms used in the agreements are referred to, the actual provisions are incorporated by reference in this prospectus as part of these discussions.

The Trustee

     The Trustee under each Pooling and Servicing Agreement, Transfer and Servicing Agreement or Indenture will be named in the related prospectus supplement. The Trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The Trustee must be an institution insured by the FDIC, have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Servicer, the Depositor or a Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Servicer within 90 days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the Pooling and Servicing Agreement or Indenture. If at any time the Trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, or the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Owner Trustee under an Owner Trust Agreement will be named in the related prospectus supplement.

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     The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Pooling and Servicing Agreement or Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such agreement, unless such securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Administration of the Issuing Entity

     The Trustee, Master Servicer, or a designee shall act as administrator of an Issuing Entity and therefore will be responsible under the applicable agreement for providing general administrative services to an Issuing Entity including, among other things:

          o  oversight of payments received on assets;

          o monitoring the amounts on deposit in various Issuing Entity accounts;

          o calculation of the amounts payable to securityholders on each Payment Date;

          o preparation of periodic reports to the Trustee(s) or the securityholders with respect to the foregoing matters;

          o preparation of federal, state and local, if applicable, tax and information returns; and

          o  preparation of reports, if any, required under the Exchange Act.

Master Servicer

     The Pooling and Servicing Agreement or the Transfer and Servicing Agreement may designate a person to act as Master Servicer with respect to each series of Securities. In respect of transactions in which Notes are issued, such parties may be designated in separate agreements. The entity serving as Master Servicer may be an affiliate of the Depositor or the Trustee and may have normal business relationships with the Depositor or the Depositor's affiliates.

     In the event that a Servicer is terminated or resigns, the Master Servicer is responsible to perform or cause to be performed the servicing obligations of the former Servicer until a successor Servicer is appointed. The Master Servicer's obligations to act as a Servicer following the termination of a servicing agreement will not, however, require the Master Servicer to purchase assets from the Issuing Entity due to a breach by the Servicer of a representation or warranty under its servicing agreement, purchase from the Issuing Entity any converted asset, or advance payments of principal and interest on a delinquent asset or make servicing advances in respect of the assets in excess of the Master Servicer's independent advance obligation under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     The Master Servicer will be required to supervise and administer the performance of one or more Servicers. In addition, the Master Servicer may be obligated to make advances of delinquent payments of principal and interest on


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the assets or servicing advances to the extent that the related Servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the Master Servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance.

     The compensation of the Master Servicer with regard to a particular series will be set forth in the related prospectus supplement. The Master Servicer's compensation may be derived from a portion of the interest payable on the assets or from interest earned on various accounts, or some combination of the foregoing.

     The Master Servicer for a series may resign from its obligations and duties under the Pooling and Servicing Agreement, Transfer and Servicing Agreement, servicing agreement or other governing document with respect to such series with the consent of the Depositor, or if the Trustee or the Master Servicer determines that the Master Servicer's duties under the Agreement(s) are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties. If specified in the prospectus supplement for a series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the Master Servicer.

Master Servicer Events of Default

     Unless otherwise provided in the related prospectus supplement, Master Servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the Master Servicer in respect of a series will include, among other things,

          o any default in the performance or breach of any covenant, agreement, representation or warranty of the Master Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of Securities entitled to at least 2/3% of the aggregate voting rights,

          o any failure by the Master Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, including any advances, and such failure continues for at least two business days,

          o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer, if any, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations, and

          o a dissolution of the Master Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Master Servicer under

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             the Pooling and Servicing Agreement or Transfer and Servicing
             Agreement, assignment of rights of the Master Servicer thereunder or an assignment or a delegation of the rights or duties of the Master Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of securityholders entitled to at least 2/3% of the voting rights.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 45 days after the occurrence of any event which constitutes an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor of the applicable series notice of such occurrence, unless such default shall have been cured or waived. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Master Servicer Event of Default

     So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Master Servicer's obligations, as applicable, remains unremedied, the Trustee may, and at the direction of the holders of a series entitled to at least 2/3 of the voting rights, as specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Master Servicer's obligations, terminate all of the rights and obligations of the Master Servicer under the applicable agreement. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such agreement (except that if the Trustee is to so succeed the Master Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the Master Servicer's obligations, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $25,000,000 to act as successor to the Master Servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade, withdrawal or qualification of the then-current rating of the Securities of the related series. The Trustee and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.


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     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

          o such holder previously has given to the Trustee written notice of default and the continuance thereof,

          o the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

          o the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority of the outstanding principal balance of such class.

Servicer Events of Default

     Unless otherwise provided in the related prospectus supplement, Servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the Servicer in respect of a series will include, among other things,

          o any default in the performance or breach of any covenant, agreement, representation or warranty of the Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Servicer by the Trustee or by the Master Servicer,

          o any failure by the Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, including any advances, and such failure continues for two business days,

          o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer, if any, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations,

          o a dissolution of the Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Servicer under the Pooling and Servicing Agreement or Transfer and Servicing Agreement, assignment of rights


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             of the Servicer thereunder or an assignment or a delegation of the rights or duties of the Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder,

          o a failure by the Servicer to comply with various licensing requirements, including its eligibility as a servicer under Fannie Mae or Freddie Mac guidelines, and

          o a failure of the Servicer to provide reports and certifications as required pursuant to SEC Rules.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Servicer Event of Default

     So long as an event of default with respect to the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the Servicer's obligations, as applicable, remains unremedied, the Master Servicer or the Trustee may terminate all of the rights and obligations of the Servicer under the applicable agreement. Upon termination, the Master Servicer or the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreement (except that if either is to so succeed the Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. If either the Master Servicer or the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the Servicer's obligations, so request in writing, it or the Depositor shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution to act as successor to the Servicer under the applicable agreement. The Depositor and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the applicable Agreement.

     In certain cases, the Depositor may retain the ownership rights with respect to the servicing of the mortgage loans. In such event, it may retain a portion of the servicing compensation, and may remove the Servicer at any time.

     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless


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          o  such holder previously has given to the Trustee written notice of default and the continuance thereof,

          o the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

          o the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, and

          o no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority of the outstanding principal balance of such class.

Limitation on Liability and Indemnification

     The transaction parties and their respective directors, officers, employees or agents generally shall not be liable to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment. The transaction parties and their respective directors, officers, employees or agents generally shall be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the related Securities other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties.

Amendment

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may be amended without the consent of securityholders, for the purpose of, among other things,

          o  curing any ambiguity or mistake,

          o correcting any defective provision or supplementing any inconsistent provisions,

          o  adding to the duties of the Depositor, Servicer or Master Servicer,

          o modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Issuing Entity as a REMIC under the Code, if applicable, or

          o adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the Issuing Entity that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the

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             agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

     Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the Trustee written notification from each rating agency that rated the applicable Securities to the effect that such amendment or supplement will not cause any rating agency to downgrade, withdraw or qualify the then current rating assigned to such Securities.

     However, with respect to any series of Certificates as to which one or more REMIC elections are to be made, the Trustee will not consent to any amendment of a Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the imposition of any tax on any REMIC or the certificate holders, or cause any REMIC elected pursuant to such Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture may also be amended by the parties thereto with the consent of the holders of outstanding Securities holding at least a majority (or such other percentage as defined in the prospectus supplement) of the voting rights of a series; provided, that no such amendment will (i) reduce the amount of, or delay the timing of, payments on the Securities without the consent of each securityholder affected thereby, (ii) adversely affect in any other manner the interests of the securityholders absent the consent of at least 66% of the affected securityholders, or (iii) reduce the aforesaid percentages required to consent to any amendment.

     Voting rights with respect to any series may be allocated to specific classes of Securities without regard to such classes' outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding.

Termination

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

          o the purchase of all the assets in the Issuing Entity and the related secured properties acquired in respect thereof, if the related prospectus supplement so provides, or

          o the later of the final payment or other liquidation of the last asset remaining in the Issuing Entity or the disposition of all secured properties acquired in respect thereof.

     Written notice of termination of the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or Indenture will be given to each securityholder, and the final distribution will be made only upon surrender and


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cancellation of the Securities at the corporate trust office of the Trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Issuing Entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Issuing Entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In addition, in the case of a trust fund for which one or more REMIC elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. See "Federal Income Tax Considerations--REMIC Certificates--Liquidation of the REMIC" in this prospectus.

Certain Terms of the Indenture

     With respect to any series of Notes, the Trustee, the Issuing Entity and an Issuing Entity Administrator will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the Notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

     Removal, Replacement or Resignation of Trustee

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Servicer at least 90 days before the date of resignation specified in the notice. If at any time the Trustee shall cease to be eligible to continue as such under the Indenture, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Trustee may be removed. Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

     Indenture Events of Default

     Unless otherwise specified in the related prospectus supplement, events of default under the Indenture for each series of Notes include:


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          o  a default for 5 days (or such other number of days specified in such prospectus supplement) or more in the payment of any current interest on any note of such series;

          o a default in the failure to pay required principal on a Payment Date or upon final maturity;

          o failure to perform any other covenant of the Issuing Entity in the Indenture which continues for a period of 30 days (or such other number of days specified in such prospectus supplement) after notice thereof has been given to the Issuing Entity by the Trustee or by holders of Securities entitled to at least 25% of the aggregate voting rights;

          o any representation or warranty made by the Depositor or the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o if the Issuing Entity becomes subject to federal income tax as a taxable asset pool or otherwise;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity; or

          o any other event of default provided with respect to Notes of that series.

     If an indenture event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an indenture event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may:

          o institute proceedings for the collection of all amounts payable on the Notes;

          o exercise any remedies of a secured party under the uniform commercial code, including selling all or any part of the assets of such series;

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provided, however, that absent a payment default, the Trustee may not sell or otherwise liquidate the assets for a series unless:

          o  the proceeds of such sale would be sufficient to repay the Notes;
             or

          o it is determined that the assets will not continue to provide sufficient funds to continue making payment on the Notes absent acceleration, and the Trustee receives written direction from noteholders evidencing at least 66-2/3% of the voting rights.

Notwithstanding the foregoing, the Trustee may elect to maintain possession of the assets.

     In the event that the Trustee liquidates the assets in connection with an indenture event of default involving a default for 30 days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an indenture event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders after the occurrence of such an indenture event of default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an indenture event of default shall occur and be continuing with respect to a series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

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Limitation of Suits

     No noteholder has any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy, unless:

          o such noteholder has previously given written notice to the Trustee of a continuing event of default;

          o noteholders evidencing at least 25% of the then-outstanding Notes have made written request to the Trustee to institute such proceeding;

          o such noteholder or noteholders have offered reasonable indemnity to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

          o the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

          o directions inconsistent with such written request have not been given to the Trustee during such 60-day period by noteholders evidencing a majority of the then-outstanding Notes.

Discharge of the Indenture

     The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Issuing Entity will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.


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                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

     The following discussion contains summaries of the material legal aspects of the mortgage loans that are general in nature. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, these summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the assets is situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the assets. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

     The mortgage loans, other than cooperative loans, will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the Depositor or the Sponsor will make certain representations and warranties with respect to any assets that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the prospectus supplement.


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Foreclosure

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings often are not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages also may be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the Trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the Trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the Trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally


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accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the Trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the Trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "Credit Enhancement--Primary Mortgage Insurance," "--Pool Insurance" and "--Hazard Insurance Policies" in this prospectus.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     Rights of Reinstatement and Redemption

     In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.


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     If one or more REMIC elections are made with respect to your Issuing
Entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the Issuing Entity acquired the property. The Pooling and Servicing Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Cooperative Loans

     The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all of the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease. Similarly, upon non-payment of the land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an

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individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Realizing Upon Cooperative Loan Security

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.


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     Recognition agreements also typically provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Consumer Protection Laws with respect to Assets

     Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the Originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both Originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the contracts against either the Originators or assignees.

     Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.

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Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

     Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

     In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy Code"), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment

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schedule. Court decisions have applied this relief to claims secured by the debtor's principal residence. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the Servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

          o are entitled to have interest rates reduced and capped at 6% per annum on obligations--including mortgage loans--incurred prior to the commencement of military service for the duration of military service,

          o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and

          o may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandate interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on an asset included in your Issuing Entity is relieved pursuant to the Servicemembers Civil Relief Act or similar state laws, neither the Servicer nor the Trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on assets included in your Issuing Entity resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.

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Environmental Considerations

     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site

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at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. Each of the Originators will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you. However, no representations or warranties are made by the Depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.

     Generally, a servicer is not permitted to foreclose on any mortgaged property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property is, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged property is determined to be contaminated or affected.

"Due-on Sale" Clauses

     The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. Over the years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses

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in many states. However, effective October 15, 1982, Congress enacted the
Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Garn-St Germain Act are enforceable within limitations identified in the Garn-St Germain Act and its regulations.

     By virtue of the Garn-St Germain Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

          o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

          o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

          o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

          o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

          o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

          o other transfers set forth in the Garn-St Germain Act and its regulations.

As a result, a lesser number of mortgage loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St Germain Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See "Description of the Securities--Maturity, Prepayment and Yield Considerations" in this prospectus.

Enforceability of Prepayment and Late Payment Fees

     The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which


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a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Unless otherwise stated in the related prospectus supplement, late charges and prepayment fees may be retained by the Servicers as additional servicing compensation to the extent permitted by law and not waived by the Servicers.

Equitable Limitations on Remedies

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     The assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

     Some of the assets may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the assets may preclude secondary financing--by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the secured property or in some other fashion--or may require the


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consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

     Where the borrower encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans, or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration ("NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision ("OTS"), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject the applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The

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government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Considerations" if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, REITs, investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the Securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the Securities as capital assets--generally, property held for investment--within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the United States Department of the Treasury (the "Treasury"), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local or foreign income tax consequences to investors of owning and disposing of the Securities.


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Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the Securities.

General

     Many aspects of the federal income tax treatment of the Securities will depend upon whether an election is made to treat your Issuing Entity, or one or more segregated pools of assets of such Issuing Entity, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your Issuing Entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to Lares Asset Securitization, Inc., will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the Issuing Entity--or one or more segregated pools of assets--will qualify as one or more REMICs (each, a "Series REMIC"). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the Issuing Entity will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the "Grantor Trust Securities"), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the "Partnership Securities"), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue Notes (the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

     Each REMIC certificate will be classified as either a REMIC regular certificate (for purposes of the REMIC provisions, a ("REMIC Regular Certificate")), which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC Regular Certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a "domestic building and loan association" generally will constitute a "regular or residual interest in a REMIC," as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . .. secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered "real estate assets" with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC's assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the


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REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC Regular Certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies ("RICs") in any case.

     Tax Treatment of REMIC Regular Certificates

     Payments received by holders of REMIC Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC Regular Certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC Regular Certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The Trustee, the Master Servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC Regular Certificate holders each taxable year (the "Tax Administrator").

     A "single-class REMIC", in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under temporary Treasury regulations, holders of REMIC Regular Certificates issued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's "allocable investment expenses"--i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums--and
(ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses--including Section 212 expenses--only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC--either directly or through a pass-through entity--will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of

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itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either
Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of Certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

     Original Issue Discount

     Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the "stated redemption price at maturity" of the REMIC Regular Certificate--generally, its principal amount--over its "issue price." Holders of REMIC Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

     The amount of original issue discount required to be included in a REMIC regular certificateholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC Regular Certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) a reasonable assumed prepayment rate for the related mortgage collateral based on prepayment rates for comparable transactions and a reasonable assumed reinvestment rate on amounts held pending distribution
(the "Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code
Section 1272(a)(6) (the "OID Regulations"), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC Regular Certificates. The Tax Administrator will account for income on certain REMIC Regular Certificates that provide for one or more contingent payments as described in "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Prospective purchasers should be aware that neither the Depositor, the Trustee nor any Servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.


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     The amount of original issue discount on a REMIC Regular Certificate is an amount equal to the excess, if any, of the certificate's stated redemption price at maturity over its issue price. Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than qualified stated interest (the "Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property--other than debt instruments of the Issuing Entity--at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "Federal Income Tax Considerations--REMIC Certificates--Variable Rate Certificates" in this prospectus. Thus, in the case of any REMIC Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

     Since a certificate that is part of an Accrual Security generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

     The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction or related transactions--determined based on all the facts and circumstances--generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single Issuing Entity to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash--or property traded on an established market--to parties who are not related to the Issuing Entity or holder and who do not purchase other debt instruments of the same Issuing Entity in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC Regular Certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC Regular Certificates for purposes of reporting to securityholders.

     Under a de minimis rule, a REMIC Regular Certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the denominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC Regular Certificate will be computed using the Pricing Prepayment Assumptions. A REMIC Regular Certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon


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disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC Regular Certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC Regular Certificate, under the constant yield method used to account for original issue discount (an "All OID Election").

     REMIC Regular Certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more Accrual Periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

     The holder of a REMIC Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC Regular Certificate, of the "daily portions" of the original issue discount on such certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any Accrual Period the certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Certificate is computed using the Pricing Prepayment Assumptions and the certificate's original yield to maturity--adjusted to take into account the length of the particular Accrual Period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the Accrual Period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC Regular Certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

     The yield to maturity of a REMIC Regular Certificate is calculated based on
(i) the Prepayment Assumptions and (ii) any contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of mandatory redemptions, that


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are taken into account by the parties in pricing the REMIC Regular Certificate typically will be subsumed in the Prepayment Assumptions and thus will be reflected in the certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a class of REMIC Regular Certificates is more likely than not to occur is binding on each holder of a REMIC Regular Certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

     In many cases, REMIC Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If the Depositor is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the Depositor will not be presumed to exercise its option to redeem the certificates because a redemption by the Depositor would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, the Depositor may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether the Depositor will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the Depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

     A REMIC Regular Certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See "Federal Income Tax Considerations--REMIC Certificates--Amortizable Premium" in this prospectus. If the subsequent holder's adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted

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basis of a REMIC Regular Certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

     The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC Regular Certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC Regular Certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Considerations--REMIC Certificates--Market Discount" in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Considerations--REMIC Certificates--Amortizable Premium" in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

     If the interval between the issue date of a current interest certificate and the first Payment Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate's stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

     Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full Accrual Period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a "Rate Bubble Certificate") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by

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which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the "Pre-Issuance Accrued Interest Rule", if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective interest rate during the First
Distribution Period will be less than its stated interest rate. Thus, a REMIC Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

     It is not entirely clear how income should be accrued with respect to a REMIC Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates"). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.


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     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

     Variable Rate Certificates

     A REMIC Regular Certificate may pay interest at a variable rate (a "Variable Rate Certificate"). A Variable Rate Certificate that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) ..015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (iii) the qualified floating rate or the objective rate in effect during an Accrual Period is set at a current value of that rate--i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

     Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the Issuing Entity of the debt instrument or for Issuing Entities in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor,

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or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

     An objective rate is a rate--other than a qualified floating rate--that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the Issuing Entity--or a related party--or is unique to the circumstances of the Issuing Entity or related party, such as dividends, profits, or the value of the Issuing Entity's or related party's stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the Issuing Entity. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

     If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

     All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the related hypothetical fixed rate certificate.

     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified


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floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the hypothetical equivalent fixed rate certificate.

     The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate--other than an initial fixed rate that is intended to approximate the subsequent variable rate--is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate--or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC Regular Certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and Servicing Agreement ("Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     REMIC Regular Certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Certificates"). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans--or other interest bearing assets--held by the related

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REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

     Interest Weighted Certificates and Non-VRDI Certificates

     The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to
Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC Regular Certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

     The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC Regular Certificates that are Contingent Payment Obligations is consistent with Code
Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC Regular Certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

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     Anti-Abuse Rule

     Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

     Market Discount

     A subsequent purchaser of a REMIC Regular Certificate at a discount from its outstanding principal amount--or, in the case of a REMIC Regular Certificate having original issue discount, its adjusted issue price--will acquire such certificate with "market discount." The purchaser generally will be required to recognize the market discount--in addition to any original issue discount remaining with respect to the certificate--as ordinary income. A person who purchases a REMIC Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus. A REMIC Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of
(i) 0.25% of the remaining principal amount of the certificate--or in the case of a REMIC Regular Certificate having original issue discount, the adjusted issue price of such certificate--multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC Regular Certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC Regular Certificate purchased with market discount. See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus.

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     Until the Treasury promulgates applicable regulations, the purchaser of a
REMIC Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Prepayment Assumptions must be used to calculate the accrual of market discount.

     A certificateholder who has acquired any REMIC Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable--e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Certificate subject to optional redemption by the Depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC Regular Certificates. Prospective investors in REMIC Regular Certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.


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     Amortizable Premium

     A purchaser of a REMIC Regular Certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Certificate will be calculated using the Prepayment Assumptions.
Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     Amortizable premium on a REMIC Regular Certificate that is subject to redemption at the option of the Issuing Entity generally must be amortized as if the optional redemption price and date were the certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC Regular Certificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable--e.g., based on a constant yield to maturity.

     Consequences of Realized Losses

     Under Section 166 of the Code, both corporate holders of REMIC Regular Certificates and noncorporate holders that acquire REMIC Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC Regular Certificates become wholly or partially worthless as the result of one or more


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Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC Regular Certificate becomes wholly worthless--i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in payments attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

     The Tax Administrator will adjust the accrual of original issue discount on REMIC Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC Regular Certificates.

     Gain or Loss on Disposition

     If a REMIC Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     If the holder of a REMIC Regular Certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income

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with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

     A holder of a REMIC Regular Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

     Tax Treatment of Residual Certificates

     Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Issuing Entity or one or more segregated pools of assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Considerations--REMIC Certificates--REMIC Qualification" in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes--i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests--i.e., REMIC Regular Certificates. As described in "Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of REMIC Regular Certificates" in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC Regular Certificates will generate interest and original issue discount deductions for the REMIC. Each Issuing Entity for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses.


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In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income--i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles--which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

     A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC Regular Certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Considerations--REMIC Certificates--REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in "Federal Income Tax Considerations--REMIC Certificates--Special Considerations for Certain Types of Investors--Individuals and Pass-Through Entities" in this prospectus.

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     The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter--or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of payments made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

     Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC Regular Certificates. In general, the issue price of a REMIC Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC Regular Certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Considerations--REMIC Certificates--Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in


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later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Treasury regulations concerning the federal income tax treatment of inducement fees received by transferees of noneconomic residual interests require that inducement fees be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

     A portion of the REMIC's taxable income may be subject to special treatment. That portion ("Excess Inclusion Income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "Federal Income Tax Considerations--REMIC Certificates--Special Considerations for Certain Types of Investors" in this prospectus.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price


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of the Residual Certificate, increased by the amount of the daily accruals of
REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT's taxable income, will be allocated among the shareholders of the Issuing Entity in proportion to the dividends received by the shareholders from the Issuing Entity, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT's taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Residual Certificates" in this prospectus.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a noneconomic residual interest to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,--i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

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     Treasury regulations provide for a safe harbor for transfers of REMIC
Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

     Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) as stated in the preceding paragraph, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer. In addition, for purposes of the computations above, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate.

     Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to
(i), (ii) and (iii) above, (a) the transferee's gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an "eligible corporation" as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

     A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC
Certificates--Residual Certificates" in this prospectus.

     Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any

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foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization--other than a farmers' cooperative described in Section 521 of the Code--that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee,
(ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term "agent" includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

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     Third, the Code imposes an annual tax on any pass-through entity--i.e.,
RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381--that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required payments. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" within the meaning of Section 860E(c) of the Code holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

     The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Trustee. The Trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a Disqualified Organization and
(ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

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     Special Considerations for Certain Types of Investors

     Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Residual Certificates" in this prospectus.

     Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.


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     Employee Benefit Plans. See "Federal Income Tax Considerations--REMIC
Certificates--Special Considerations for Certain Types of Investors--Tax-Exempt Entities" and "ERISA Considerations" in this prospectus.

     REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Considerations--REMIC Certificates--Special Considerations for Certain Types of Investors--Foreign Residual Certificateholders" and "Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of Residual Certificates--Taxation of Residual Certificateholders" in this prospectus.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

     Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.


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     Partnerships. Partners in a partnership (other than an "electing large partnership") that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an "electing large partnership," see "Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of Residual Certificates--Ownership of Residual Certificates by Disqualified Organizations" in this prospectus.

     Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Residual Certificates" in this prospectus.

     Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

     Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Considerations--REMIC Certificates--Disposition of Residual Certificates" in this prospectus.

     Disposition of Residual Certificates

     A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized--or the fair market value of any property--received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Considerations--REMIC Certificates--Special Considerations for Certain Types of Investors" in this prospectus.

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     A special version of the wash sale rules will apply to dispositions of
Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

     Liquidation of the REMIC

     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation" under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

     Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

     Original Issue Discount. Generally, the REMIC's deductions for original issue discount expense on its REMIC Regular Certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus, without regard to the de minimis rule described therein.

     Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.


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     Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under "Federal Income Tax Considerations--REMIC Certificates-Amortizable Premium" in this prospectus, a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     REMIC-Level Taxes

     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of


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regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

     To the extent that a REMIC derives certain types of income from foreclosure property--generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

     The organizational documents governing the REMIC Regular Certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

     REMIC Qualification

     The Issuing Entity underlying a series, or one or more designated pools of assets held by the Issuing Entity, will qualify under the Code as a REMIC in which the REMIC Regular Certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

     Asset Composition

     In order for an Issuing Entity, or one or more designated pools of assets held by an Issuing Entity, to be eligible for REMIC status, substantially all of the assets of the Issuing Entity must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments. A qualified


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mortgage is any obligation if (i) it is principally secured by an interest in real property, including a regular interest in another REMIC, (ii) is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter, and (iii) any increase in the principal amount of the obligation is (a) attributable to an advance made to the obligor pursuant to the original terms of the obligation,
(b) occurs after the startup day of the REMIC and (c) is purchase by the REMIC pursuant to a fixed price contract in effect on the startup day. Under the REMIC regulations, a qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will be treated as qualified mortgages.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price contract or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50 percent of the aggregate fair market value of all assets of the REMIC on the startup day. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reser+ve Fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.


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     Investors' Interests

     In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified ten-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which payments are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC Regular Certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC Regular Certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC Regular Certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.

     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC's qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in "Federal Income Tax Considerations--REMIC Certificates--Variable Rate Certificates" in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates--e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the

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restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.

     The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Considerations--REMIC Certificates--Taxation of Residual Certificates--Ownership of Residual Interests by Disqualified Organizations" in this prospectus. Series REMICs will be structured to provide for such arrangements.

     Consequences of Disqualification

     If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Considerations--REMIC Certificates--Taxable Mortgage Pools" in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC--i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Certificates and any administrative expenses of the REMIC--would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC Regular Certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC Regular Certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations


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with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

     Taxation of Certain Foreign Holders of REMIC Certificates

     REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as portfolio interest and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the Trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Considerations--REMIC Certificates--Backup Withholding" in this prospectus.

     Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and
(iii) the certificateholder meets the requirements listed under "Federal Income Tax Considerations--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--REMIC Regular Certificates" in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than

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otherwise provided where necessary to prevent avoidance of tax--i.e., where the
Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

     The Internal Revenue Service issued temporary regulations on August 1, 2006 (the "Temporary Regulations") modifying the general rule that excess inclusions from a Residual Certificate are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a Residual Certificate first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

     In the case of Residual Certificates held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership's taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the Residual Certificate. A disposition in whole or in part of the foreign partner's indirect interest in the Residual Certificate may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     In the case of a Residual Certificate held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

     The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Under the REMIC Regulations, a transfer of a Residual Certificate that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Prepayment Assumption. See
"Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 200_, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

     Backup Withholding

     Under federal income tax law, a certificateholder may be subject to backup withholding under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the Trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to reportable payments which include interest payments and principal payments to the extent of accrued original issue discount, as well as payments of proceeds from the sale of REMIC Regular Certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult


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your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

     Reporting and Tax Administration

     REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC Regular Certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. The Depositor, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement

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identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

     Treatment of the Issuing Entity for Federal Income Tax Purposes

     With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a grantor trust under Subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets assigned to your Issuing Entity for federal income tax purposes.

     Tax Treatment of the Grantor Trust Security

     The types of Grantor Trust Securities offered in a series may include:

          o Grantor Trust Securities evidencing ownership interests only in the interest payments on the assets, net of certain fees, ("IO Securities"),

          o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets ("PO Securities"),

          o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets ("Ratio Securities"), and

          o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities ("Strip Securities") will be determined in part by
Section 1286 of the Code. Moreover, where there is a retained interest with respect to the assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

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     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets would qualify for such treatment.

     The assets constituting certain Grantor Trusts may include Buy-Down Loans. The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buy-Down Loans.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

     Treatment of Pass-Through Securities

     The holder of a Pass-Through Security ("Pass-Through Securityholder") generally will be treated as owning a pro rata undivided interest in each of the assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the


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taxable year in question, exceeds 2% of its adjusted gross income. In addition,
Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount--will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC Regular Certificates. See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Variable Rate Certificates," "-- Market Discount" and "-- Amortizable Premium" in this prospectus.

     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

          o  a single constant yield to maturity, and

          o  the Prepayment Assumptions.

As in the case of REMIC Regular Certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC Regular Certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator's position.

     It is anticipated that most or all of the assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through Securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. See "Federal Income Tax Considerations--REMIC


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Certificates--Original Issue Discount," "-- Market Discount" and "-- Amortizable
Premium" in this prospectus.

     Treatment of Strip Securities

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the assets or that represent an ownership interest in the assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the assets also falls within this category. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity--or, in the case of a stripped coupon, the amount payable on the due date of such coupon--over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

          o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

          o an aggregation approach similar to the Aggregation Rule may be applied, and

          o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.


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In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Considerations--Grantor Trusts--Determination of Income With Respect to Strip Securities" in this prospectus.

     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

          o in the case of an IO Security, each interest payment due on the assets to be treated as a separate debt instrument;

          o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount--i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets--to be treated as a separate debt instrument; and

          o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security's purchase price to each separate payment on the assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

     Determination of Income with Respect to Strip Securities

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Variable Rate Certificates," "-- Interest Weighted Certificates and Non-VRDI Securities," "-- Anti-Abuse Rule," "-- Market Discount" and "-- Amortizable

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Premium" in this prospectus will apply. PO Securities, and certain classes of
Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC Regular Certificate is subject to the same tax accounting considerations applicable to the REMIC Regular Certificate to which it corresponds. As described in "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC Regular Certificate. See "Federal Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Considerations--REMIC Certificates--Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount" in this prospectus, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Considerations--REMIC Certificates--Amortizable Premium" in this prospectus.

     Purchase of Complementary Classes of Strip Securities

     Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.


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     Possible Alternative Characterizations

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate paid from the Issuing Entity taking into account all of the Securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

          o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

          o the Contingent Payment Regulations should not apply to the IO Securities, or

          o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

     Limitations on Deductions With Respect to Strip Securities

     The holder of a Strip Security will be treated as owning an interest in each of the assets and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Considerations--Grantor Trusts--Treatment of Pass-Through Securities" in this prospectus.

     Sale of a Grantor Trust Security

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC Regular Certificate. See "Federal Income Tax Considerations--REMIC Certificates--Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or


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short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Considerations--REMIC Certificates--Gain or Loss on Disposition" in this prospectus.

     Taxation of Certain Foreign Holders of Grantor Trust Securities

     Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that

          o such interest is not effectively connected with a trade or business in the United States of the securityholder,

          o the Trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

          o the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

          o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest--including original issue discount--paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate--or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Considerations--Grantor Trusts--Possible Alternative Characterizations" in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to securityholders who are foreign persons. However, because the scope of those provisions is not


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entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

     Backup Withholding

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC Regular Certificates. See "Federal Income Tax Considerations--REMIC Certificates--Backup Withholding" in this prospectus.

     Reporting and Tax Administration

     On January 24, 2006 and December 29, 2006, the IRS published final regulations that establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

Debt Securities and Partnership Trusts

     Classification of Debt Securities and Partnership Trusts

     With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the "Partnership Trust") will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the Issuing Entity is not a publicly traded partnership or the nature of the income of the Issuing Entity will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization of Investments in Partnership Securities and Debt
Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust's capital interest in the Partnership Trust.


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Taxation of Debt Securityholders

     Treatment of the Debt Securities as Indebtedness

     The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Securities. See "Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of REMIC Regular Certificates" and "-- Gain or Loss on Disposition" in this prospectus.

Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust as a Partnership

     If so specified in the applicable prospectus supplement, the Depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the Depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

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     Partnership Taxation

     As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet paid; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash payments of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or


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trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Partnership Trust.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Market Discount" and "-- Amortizable Premium" in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

     Discount and Premium

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Market Discount" and "-- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

     Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed paid to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

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     Gain or Loss on Disposition of Partnership Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any payments received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     Allocations Between Transferors and Transferees

     In general, the Partnership Trust's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The Depositor will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Payments

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money paid with respect to such security does not exceed the adjusted basis of


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such securityholder's interest in the security. To the extent that the amount of money paid exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

     Section 754 Election

     In the event that a securityholder sells its Partnership Securities at a profit (or loss), the purchasing securityholder will have a higher (or lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial


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institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the TMP in the Pooling and Servicing Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

     Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be paid to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered portfolio interest. As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless


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reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

     Backup Withholding

     Payments made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a backup withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations" in this prospectus, you should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

General

     ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans as defined in Section 3(3) of ERISA and on certain other plans as defined in Section 4975(e) of the Code and arrangements, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans and on persons who hold (or are deemed to hold) the assets of such plans.

     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as "parties in interest" or "disqualified persons" who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

     A Plan's investment in Certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") as modified by
Section 3(42) of ERISA (the "Plan Asset Regulation") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by benefit plan investors (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is



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not significant. This treatment could cause certain transactions concerning the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

     Under the Plan Asset Regulation, an Issuing Entity's assets will not be considered plan assets of a Plan if the Securities are considered debt. For this purpose, the Securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the Securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of Securities may tell you whether the Issuing Entity believes the Securities are debt for ERISA purposes. To the extent that the Securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Exchange Act, is freely transferable and is part of a class of Securities that is held by more than 100 unrelated investors (the "publicly offered exception"), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors (within the meaning of the Plan Asset Regulation) do not own 25% or more of the value of any class of equity interests in the Issuing Entity (the "insignificant participation exception"). If the Securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Asset Regulation will apply.

     However, without regard to whether the Securities are treated as an equity interest or as debt, the acquisition or holding of Securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Issuing Entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Securities.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a fiduciary of the Plan and thus subject to the fiduciary responsibility provisions of ERISA and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of Certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:


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          o  Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts;

          o PTCE 96-23, regarding investment decisions by in-house asset managers;

          o PTCE 91-38, regarding investments by bank collective investment funds;

          o PTCE 90-1, regarding investments by insurance company pooled separate accounts;

          o PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

          o PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools;

          o Prohibited Transaction Statutory Exemption under Section 408(b)(17) of ERISA, regarding transactions with certain service providers; and

          o  various underwriter exemptions.

Underwriters' Exemption

     For purposes of the "ERISA Considerations" section of this prospectus, the term "underwriter" includes (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an underwriter and where the trust and the offered Securities meet certain specified conditions, several of which are set forth below. Amendments to these individual exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000)
and 67 Fed. Reg. 54487 (August 22, 2002) (the individual exemptions, as amended, collectively, or individually referred to as the "Exemption"). The Exemption provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

     The Exemption also sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

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          o  the acquisition of certificates by a Plan must be on terms
             (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o if the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

          o the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a "designated transaction") by a Rating Agency;

          o one- to four-family residential and Home Equity Loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

          o the Trustee may not be an affiliate of any other member of the Restricted Group, other than any underwriter;

          o the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the Master Servicer and any other Servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

          o the Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

          o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

     In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of an Issuing Entity only if the transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase Securities issued by the Issuing Entity.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a)


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and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an Issuing Entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more Issuing Entities containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not a Plan that is sponsored by a member of the Restricted Group, which consists of the Trustee, each underwriter, any insurer of the Issuing Entity, the Sponsor, each Servicer, any obligor with respect to obligations included in the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons (an "Excluded Plan").

     A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating under the Exemption, the certificate will no longer be eligible for exemptive relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60 if the applicable conditions of PTCE 95-60 are satisfied.

     If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. It is expected that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of

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ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

          o the ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%;

          o all assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the Issuing Entity, which terms and conditions have been approved by at least one Rating Agency;

          o the transfer of the Subsequent Assets to the Issuing Entity during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the Issuing Entity;

          o the weighted average annual percentage interest rate for all of the assets in the Issuing Entity at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the Issuing Entity on the closing date;

          o in order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the Issuing Entity:

             (1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the Depositor; or (2) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the Issuing Entity as of the closing date;

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          o  the pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs);

          o amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain eligible investments;

          o the prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the Issuing Entity; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

          o the related agreement must describe the eligible investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

     The Exemption also permits "eligible yield supplement agreements" to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the Issuing Entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("Cap Agreement"). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. ("ISDA") form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

          o  the Cap Agreement is denominated in U.S. dollars;

          o the trust fund pays or receives, on or immediately prior to the respective payment or Payment Date for the class of Securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g, LIBOR) or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

          o payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;


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          o  the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee;

          o the Cap Agreement is entered into between the Issuing Entity and an "eligible counterparty" which means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

          o the notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

     The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Issuing Entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Issuing Entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

     In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 and the prohibited transaction statutory exemption set forth under Section 408(b)(17) of ERISA. However, even if the conditions specified in any of these PTCEs or the statutory exemption are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

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

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

     A purchaser of Securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain Issuing Entities. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Issuing Entity or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of Securities from, or the sale of Securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or Sponsor in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the Sponsor. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. None of the Depositor, the Trustee, the Servicer or any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became applicable on July 5, 2001.

     Government plans and certain church plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans or certain church plans. If you are considering investing in Securities on behalf of a government plan or a church plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

     Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the Securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting for or on behalf of any Plan or to any other person investing (or deemed to be investing) plan assets to effect the acquisition will not be registered by the Trustee unless the transferee provides the Depositor with a "Benefit Plan Opinion." A Benefit Plan Opinion is an opinion of counsel in form and substance satisfactory to the Securities Administrator (and upon which the Depositor, the Trustee, the TMP, the Securities Administrator and their respective counsel are authorized to rely) that the ownership of a security of such class:


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

          o will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law, and

             o will not give rise to any obligation or liabilities on the part of the Depositor, the Trustee, the Servicer, the TMP or other specified parties (including any obligations or liabilities under ERISA or the Code) in addition to those undertaken in the related pooling and servicing agreement.

     A Benefit Plan Opinion will not be required with respect to the purchase of Book-Entry Securities. Any purchaser of a Book-Entry Security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities for or on behalf of, or with assets of, any Plan or (b) the purchase of the security by or on behalf of, or with assets of a Plan will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law (and, if applicable, meets the conditions required for exemptive relief under a specific prohibited transaction exemption).

     This discussion is a general discussion of some of the rules that apply to Plans and similar entities. Prior to making an investment in Securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans, church plans and related investment vehicles, any similar law considerations, and the potential consequences in their specific circumstances.


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

                         LEGAL INVESTMENT CONSIDERATIONS

     The accompanying prospectus supplement describes whether the Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). To the extent that any Securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the Securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Securities; and national banks may purchase the Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage-related securities."

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered Securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation


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

obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered Securities will not be treated as high-risk under the policy statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered Securities, may be subject to significant interpretive uncertainties.

     The Depositor will make no representations as to the proper characterization of the offered Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered Securities) may adversely affect the liquidity of the offered Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

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                              PLAN OF DISTRIBUTION

     The Depositor may sell the Securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your Securities, including the name or names of the underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the Securities will be determined.

     Your Securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the accompanying prospectus supplement, if any are purchased. If Securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of these Securities.

     This Prospectus may be used, to the extent required, by any underwriter in connection with offers and sales related to market making transactions.

     The place and time of delivery for your Securities is set forth in the accompanying prospectus supplement.

     The Depositor or certain of its affiliates may retain certain of the Securities but may offer such Securities for sale from time to time in the future.

     Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by the Depositor and deposited by the Depositor to be part of the estate of a new Issuing Entity. In addition, other securities issued by affiliates of the Depositor or persons unaffiliated with the Depositor may be acquired by the Depositor and deposited to new Issuing Entities to be part of the Issuing Entity estate for Securities issued pursuant to this prospectus and a related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (a "Rating Agency").

     Any ratings on the Securities address the likelihood of receipt by you of all collections on the underlying assets to which you are entitled. These ratings address the structural, legal and Issuing Entity-related aspects associated with your Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of Principal Prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result,


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

you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                           REPORTS TO SECURITYHOLDERS

     The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the Issuing Entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to Lares Asset Securitization, Inc., 101 California St., 13th Floor, San Francisco, California 94111, Attention: President.

     The monthly statement generally will set forth, among other things, the following information, if applicable:

          o the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer or the Master Servicer;

          o the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer or the Master Servicer;

          o in the case of a series of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

          o the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that Payment Date;

          o the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the Payment Date after giving effect to payments of principal distributed to securityholders on the Payment Date;

          o the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

          o the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and

          o the remaining balance, if any, in the Pre-Funding Account.


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

                             ADDITIONAL INFORMATION

     The Depositor is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports. With respect to each series of Securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Securities, that relate specifically to the related series of Securities. Reports and other information filed by the Depositor with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC's public reference facilities may be obtained by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a public access site on the internet through the "world wide web" at which any electronic filings, reports, information statements and other information regarding the Depositor may be viewed. The internet address of the SEC's site is http://www.sec.gov.

     This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits the Depositor has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to the Depositor, Attention:
President.

Financial Information

     A new Issuing Entity will be formed with respect to each series of Securities and no Issuing Entity will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Issuing Entity will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the Securities and certain federal income tax matters in connection with the Securities will be passed on for the Depositor by Hunton & Williams LLP.


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                                 INDEX OF TERMS

1996 Lender Liability Act....................................................115
30% Test.....................................................................157
Accrual Period.............................................................3, 38
Accrual Securities............................................................35
Aggregation Rule.............................................................125
Agreement.....................................................................34
All OID Election.............................................................126
AMT..........................................................................124
Applicable Amount............................................................124
Assessment of Compliance......................................................93
Asset Qualification Test.....................................................152
Attestation Report............................................................93
Balloon Mortgage Loans........................................................59
Bankruptcy Code..............................................................113
Beneficial Owners.............................................................42
Benefit Plan Opinion.........................................................184
Book-Entry Securities......................................................6, 42
Buy-Down Fund.................................................................58
Buy-Down Loans................................................................58
Cap..........................................................................131
Cap Agreement................................................................181
CERCLA.......................................................................115
Certificates..................................................................34
Class.........................................................................34
Code.......................................................................6, 36
compensating interest payment.................................................86
Complementary Securities.....................................................164
Contingent Payment Obligations...............................................133
Contingent Payment Regulations...............................................133
Converted Mortgage Loan.......................................................58
CPR...........................................................................52
Crime Control Act............................................................120
Current Recognition Election.................................................135
Custodial Account.............................................................65
Debt Securities..............................................................122
Deemed Principal Payments....................................................125
Definitive Securities.........................................................41
Depositor.....................................................................30
Determination Date.............................................................3
Disqualified Organization....................................................144
distribution date..............................................................3
DOL..........................................................................175
Due Period.................................................................3, 65
due-on-sale..................................................................116
ERISA.....................................................................8, 160
ES Class......................................................................35
Euroclear Operator............................................................45
European Depositaries.........................................................42
excess inclusion income......................................................141
Excess Premium...............................................................130
Exchange Act..................................................................44
Excluded Plan................................................................179
Exemption....................................................................177
FHA...........................................................................57
Financial Intermediary........................................................42
First Distribution Period....................................................128
Floor........................................................................131
foreign person...............................................................155
foreign person certification.................................................155
Garn-St Germain Act..........................................................117
Governor.....................................................................131
GPM Fund......................................................................59
GPM Loans.....................................................................58
Grantor Trust................................................................159
Grantor Trust Securities.....................................................122
Home Equity Loans.............................................................60
HUD...........................................................................75
Hybrid Mortgage Loans.........................................................59
Indenture.....................................................................34
Indenture Trustee..........................................................1, 34
Indirect Participants.........................................................42
insignificant participation exception........................................176
Interest Only Class...........................................................35
Interest Weighted Certificate................................................129
Interest-Only Mortgage Loans..................................................59
Inverse Floater Certificates.................................................133
IO Class......................................................................35
IO Securities................................................................159
IRS...........................................................................49
ISDA.........................................................................181
Issuing Entity.................................................................1
Issuing Entity Administrator..................................................34
L/C Bank......................................................................71
LIBOR.........................................................................38
Mark-to-Market Regulations...................................................146
Master Servicer............................................................2, 34
MERS System...................................................................55
Mixed Use Properties..........................................................59

Model Law....................................................................186
mortgage related securities..................................................185
Multiple Rate VRDI Certificate...............................................132
NCUA.........................................................................119
Net Series Rate..............................................................165
Non-U.S. Holder...............................................................49
Non-VRDI Certificate.........................................................133
Notes.........................................................................34
OID Regulations..............................................................124
Option ARMs...................................................................59
Ordinary Ratio Security......................................................164
Originators...................................................................78
OTS..........................................................................119
Owner Trust Agreement.........................................................34
Owner Trustee.................................................................34
P Class.......................................................................35
PAC Classes...................................................................35
Parity Price..................................................................53
Participants..................................................................42
Partnership Securities.......................................................122
Partnership Trust............................................................167
Pass-Through Rate.............................................................38
Pass-Through Securities......................................................159
Pass-Through Securityholder..................................................160
Payment Account...............................................................65
Payment Date...............................................................3, 37
Plan Asset Regulation........................................................175
Plans........................................................................175
PMI...........................................................................72
PO Class......................................................................35
PO Securities................................................................159
Pooling and Servicing Agreement...............................................34
portfolio interest...........................................................155
Pre-Funded Amount.............................................................64
Pre-Funding Account...........................................................64
Pre-Funding Limit............................................................180
Pre-Funding Period............................................................64
Pre-Issuance Accrued Interest................................................129
Pre-Issuance Accrued Interest Rule...........................................129
Prepayment Assumptions.......................................................124
Prepayment Interest Shortfall.................................................40
Prepayment Period..............................................................4
Principal Only Class..........................................................35
Principal Prepayments.........................................................39
PTCE.........................................................................177
publicly offered exception...................................................176
Qualified Intermediary........................................................49
Qualified Reserve Fund.......................................................152
Qualifying REIT Interest.....................................................147
Rate Bubble Certificate......................................................129
Rating Agency................................................................188
Ratio Securities.............................................................159
Realized Loss.................................................................39
Record Date....................................................................3
Relevant Depositary...........................................................42
Relief Act Reduction..........................................................41
REMIC.........................................................................36
REMIC Regular Certificate....................................................122
REMIC Regular Certificates....................................................36
REMIC Regulations............................................................121
Residual Certificates.........................................................36
Restricted Group.............................................................179
RICO.........................................................................119
RICs.........................................................................123
Rules.........................................................................43
SEC...........................................................................62
Securities Administrator......................................................34
Series REMIC.................................................................122
Servicer...................................................................2, 34
Servicer Remittance Date.......................................................3
Single Family Properties......................................................59
Single Rate VRDI Certificate.................................................131
single-class REMIC...........................................................123
SMMEA.....................................................................8, 185
SPA...........................................................................52
sponsor.......................................................................29
Strip Class...................................................................35
Strip Securities.............................................................159
Stripping Regulations........................................................162
Subsequent Assets............................................................180
Superpremium Certificates....................................................129
TAC Classes...................................................................35
Tax Administrator............................................................123
Taxable Mortgage Pools.......................................................154
Teaser Certificates..........................................................126
TIN..........................................................................157
Title VIII...................................................................119
TMP..........................................................................158
Transfer and Servicing Agreement..............................................34
Treasury.....................................................................121
True Discount................................................................126
Trustee.......................................................................34

U.S. Withholding Agent........................................................49
UBTI.........................................................................139
underwriter..................................................................177
VA............................................................................57
Variable Rate Certificate....................................................130
VRDI.........................................................................130
WAM..........................................................................125
Weighted Average Certificates................................................132
Weighted Average Life.........................................................52

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Mortgage-Backed Certificates and Notes being registered under this Registration Statement, other than underwriting discounts and commission:

        SEC Registration.............................................$267,500
        Printing and Engraving.......................................$125,000
        Accounting Fees and Expenses.................................$375,000
        Legal Fees and Expenses......................................$375,000
        Trustee Fees and Expenses....................................$187,500
        Rating Agency Fees...........................................$750,000
        Miscellaneous ...............................................$120,000

                  TOTAL............................................$2,200,000

        ____________________________


Item 15. Indemnification of Directors and Officers.

     The Certificate of Incorporation of Luminent Securitization, Inc. requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority vote of disinterested directors, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) under certain circumstances, independent legal counsel in a written legal opinion or (d) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that such person is not entitled to be indemnified for such expenses incurred in such proceeding.

     The Certificate of Incorporation of Luminent Securitization, Inc. includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

     Luminent Mortgage Capital, Inc. carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

     Reference is made to the forms of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  Part II - 1

Item 16. Exhibits.

1.1      Form of Underwriting Agreement (Notes Offering)(1)
1.2      Form of Underwriting Agreement (Certificates Offering)(1)
3.1      Articles of Incorporation of Registrant(1)
3.2      By-Laws of Registrant(1)
4.1      Form of Pooling and Servicing Agreement(1)
4.2      Form of Indenture(1)
4.3      Form of Transfer and Servicing Agreement(1)
5.1      Legality Opinion of Hunton & Williams LLP
8.1      Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure
8.2      Tax Opinion of Hunton & Williams LLP re: REMIC Certificates
8.3      Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates
8.4      Tax Opinion of Hunton & Williams LLP re: Notes
23.1     Consent of Hunton & Williams LLP is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4
24.1     Power of Attorney (contained on page II-6 of this Registration Statement)
99.1     Form of Mortgage Loan Purchase and Interim Servicing Agreement(1)
99.2     Form of Owner Trust Agreement(1)
________________________
(1)      Incorporated by reference from Registration Statement on Form S-3 (File No. 333-135084)

Item 17. Undertakings.

     (a)  Rule 415 Offering.

     The  undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) except as otherwise provided by Item 512(a) of Regulation S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) except as otherwise provided by Item 512(a) of Regulation S-K, to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iv) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



                                  Part II - 2
          provided, however, that:

          (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5)  that,  for  the  purpose  of  determining   liability  under  the
     Securities Act of 1933 to any purchaser:

               (i) If the registrant is relying on Rule 430B:

          (A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

          (B) each  prospectus  required to be filed pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by
          Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability

                                  Part II - 3
          purposes of the issuer and any person who that is at the date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (6) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for

                                  Part II - 4
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

     (d) Undertaking in Respect of Qualification of Trust Indenture Under the Trust Indenture Act of 1939.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

     (e) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f)  Filings  Regarding   Asset-Backed   Securities  That  Provide  Certain
Information Through an Internet Web Site.

     The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.




                                  Part II - 5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 12, 2007.

                                                Lares Asset Securitization, Inc.
                                                            (Registrant)


                                               /s/ S. Trezvant Moore
                                               --------------------------
                                               Name:   S. Trezvant Moore
                                               Title:  President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Trezvant Moore, Megan L. Mahoney and
Christopher J. Zyda and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Form S-3 registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the securities and exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                Capacity                                Date

            /s/ S. Trezvant Moore               President                                 February 12, 2007
            ---------------------               (Principal Executive Officer)
            S. Trezvant Moore


                                                Director                                  February __, 2007
            ---------------------
            Thomas M. Strauss

            /s/ Christopher J. Zyda             Director and                              February 12, 2007
            -----------------------             Chief Financial Officer
            Christopher J. Zyda                 (Principal Financial Officer)



            /s/ Karen Chang                     Director and                              February 12, 2007
            -------------------                 Chief Accounting Officer
            Karen Chang                         (Principal Accounting Officer)




                                   Part II - 6

                                  EXHIBIT INDEX

Exhibit
No.      Exhibits.

1.1      Form of Underwriting Agreement (Notes Offering)(1)
1.2      Form of Underwriting Agreement (Certificates Offering)(1)
3.1      Articles of Incorporation of Registrant(1)
3.2      By-Laws of Registrant(1)
4.1      Form of Pooling and Servicing Agreement(1)
4.2      Form of Indenture(1)
4.3      Form of Transfer and Servicing Agreement(1)
5.1      Legality Opinion of Hunton & Williams LLP
8.1      Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure
8.2      Tax Opinion of Hunton & Williams LLP re: REMIC Certificates
8.3      Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates
8.4      Tax Opinion of Hunton & Williams LLP re: Notes
23.1     Consent of Hunton & Williams LLP is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4
24.1     Power of Attorney (contained on page II-6 of this Registration Statement)
99.1     Form of Mortgage Loan Purchase and Interim Servicing Agreement(1)
99.2     Form of Owner Trust Agreement(1)
________________________
(1)      Incorporated by reference from Registration Statement on Form S-3 (File No. 333-135084)

                                  $657,045,520
                                  (Approximate)

                         LUMINENT MORTGAGE TRUST 2007-2
            Mortgage-Backed Pass-Through Certificates, Series 2007-2



                        Lares Asset Securitization, Inc.
                                    Depositor




                              PROSPECTUS SUPPLEMENT


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

[CITI LOGO]                                              [RBS Greenwich Capital]


                                 April 30, 2007